   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               NATIONSRENT, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                             7353                            31-1570069
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)           Identification Number)

                                                                       JAMES L. KIRK
                                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER
            450 EAST LAS OLAS BOULEVARD                         450 EAST LAS OLAS BOULEVARD
             FORT LAUDERDALE, FL 33301                           FORT LAUDERDALE, FL 33301
                  (954) 760-6550                                      (954) 760-6550
(Address, Including Zip Code, and Telephone Number,  (Name, Address, Including Zip Code, and Telephone
  Including Area Code, of Registrant's Principal     Number, Including Area Code, of Agent for Service)
                Executive Offices)

                             ---------------------
                                   COPIES TO:
                          STEPHEN K. RODDENBERRY, ESQ.

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                       ONE S.E. THIRD AVENUE, 28TH FLOOR
                                MIAMI, FL 33131
                                 (305) 374-5600
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                               PROPOSED
                                        AMOUNT                 MAXIMUM                 PROPOSED               AMOUNT OF
     TITLE OF EACH CLASS                TO BE               OFFERING PRICE             MAXIMUM               REGISTRATION
OF SECURITIES TO BE REGISTERED        REGISTERED             PER NOTE(1)            OFFERING PRICE               FEE
------------------------------------------------------------------------------------------------------------------------------
10 3/8% Senior Subordinated
  Notes due 2008..............       $175,000,000                100%                $175,000,000              $48,650
------------------------------------------------------------------------------------------------------------------------------
Guarantees(2).................           (3)                     (3)                                             (3)
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2) The Company's wholly-owned domestic subsidiaries, listed in the table on the following page (the "Guarantors"), have guaranteed on a senior unsecured basis, jointly and severally, the payment of the principal of, premium, if any, and interest on the 10 3/8% Senior Subordinated Notes due 2008 being registered hereby (the "Guarantees"). The Guarantors are registering the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to the Guarantees.
(3) Not applicable.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                            TABLE OF CO-REGISTRANTS

                                                             PRIMARY STANDARD
                                                                INDUSTRIAL      I.R.S. EMPLOYER
                                                STATE OF      CLASSIFICATION    IDENTIFICATION
       NAME OF ADDITIONAL REGISTRANT          INCORPORATION        CODE              CODE
       -----------------------------          -------------  ----------------   ---------------
A-Action Rental, Inc........................  Pennsylvania          7353         25-1213243
Acme Rental, Inc............................  Michigan              7359         38-2196609
A to Z Rents It, Inc........................  Texas                 7359         74-2375781
A to Z Rents It, Inc. #2....................  Texas                 7359         74-2587622
Central Alabama Rental Center, Inc..........  Alabama               7353         63-0911089
Gabriel Trailer Manufacturing Company,
  Inc.......................................  Ohio                  7353         31-0788963
Gold Coast Aerial Lift, Inc.................  Florida               7353         59-2652858
High Reach Company, Inc.....................  Florida               7353         59-1871216
NationsRent of Alabama, Inc.................  Delaware              7353         65-0857655
NationsRent of California, Inc..............  Delaware              7353          pending
NationsRent of Florida, Inc.................  Delaware              7353         65-0822618
NationsRent of Georgia, Inc.................  Delaware              7353         65-0857652
NationsRent of Indiana, Inc.................  Delaware              7353         31-1579278
NationsRent of Kentucky, Inc................  Delaware              7353         61-1316067
NationsRent of Louisiana, Inc...............  Delaware              7353         65-0857650
NationsRent of Michigan, Inc................  Delaware              7353         65-0857648
NationsRent of New Hampshire, Inc...........  Delaware              7353         65-0872984
NationsRent of Ohio, Inc....................  Delaware              7353         31-1578491
NationsRent of Tennessee, Inc...............  Delaware              7353         65-0857647
NationsRent of Texas, Inc...................  Delaware              7353         65-0843067
NationsRent of West Virginia, Inc...........  Delaware              7353         31-1579293
NRI/LEC Merger Corp., Inc...................  Delaware              7353         65-0872986
Raymond Equipment Company...................  Kentucky              7353         61-0509732
Sam's Equipment Rental, Inc.................  Ohio                  7353         31-1373557
Southeast Rental & Leasing, Inc.............  Florida               7353         59-3132678
Tennessee Tool & Supply, Inc................  Tennessee             5084         62-1263696
The Bode-Finn Company.......................  Ohio                  5084         31-0207079
The J. Kelly Co., Inc.......................  Michigan              5084         38-2309159
Titan Rentals, Inc..........................  West Virginia         7353         55-0696220

                                      (ii)

                 SUBJECT TO COMPLETION, DATED DECEMBER 24, 1998

                               OFFER TO EXCHANGE

          10 3/8% SENIOR SUBORDINATED NOTES DUE 2008, WHICH HAVE BEEN
              REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL
             OUTSTANDING 10 3/8% SENIOR SUBORDINATED NOTES DUE 2008
                       WHICH HAVE NOT BEEN SO REGISTERED
                                       OF

                               NATIONSRENT, INC.
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
     NEW YORK CITY TIME, ON                         , 1999, UNLESS EXTENDED
                             ---------------------
     NationsRent, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $175,000,000 aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount at maturity of the issued and outstanding 10 3/8% Senior Subordinated Notes due 2008 (the "Old Notes," and, together with the New Notes, the "Notes") from the holders (the "Holders") thereof. The terms of the New Notes are substantially identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. We issued $175,000,000 aggregate principal amount of Old Notes on December 11, 1998, pursuant to exemptions from, or transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws (the "Private Debt Offering"). The New Notes will be issued pursuant to an indenture dated as of December 11, 1998 between the Company and The Bank of New York (the "Trustee"). Set forth below is a summary of the terms of the Notes offered by this Prospectus. For more detail see "Description of Notes."

* INTEREST
  The Notes have a fixed annual rate of 10 3/8% which will be paid every six months on June 15 and December 15.

* MATURITY
  The Notes will mature on December 15, 2008.

* GUARANTEES
  If we cannot make payments on the Notes when they are due, our existing subsidiaries have guaranteed the Notes and must make payments instead. Certain of our future subsidiaries will also guarantee the Notes.

  The Notes are unsecured obligations of our Company and the Guarantees are unsecured obligations of the guarantor subsidiaries.

* MANDATORY OFFER TO REPURCHASE
  If we sell certain assets or experience specific kinds of changes in control, we must offer to repurchase the Notes.

* RANKING
  The Notes and the Guarantees are subordinated to certain of our current debts and certain of our future debts that we are permitted to incur under our senior credit facilities and the indenture governing the Notes.

  If we or any guarantor subsidiary goes into bankruptcy, payments on the Notes will only be made after our senior debt or the senior debt of such guarantor subsidiary has been paid in full.

* REDEMPTION
  At any time on or after December 15, 2003, we may, at our option, redeem the Notes at the prices set forth in this Prospectus.

  At any time on or prior to December 15, 2001, we may redeem up to 35% of the principal amount of the Notes and of any additional notes issued under the indenture governing the Notes with the proceeds of certain equity offerings by our Company.

                             ---------------------

     THIS INVESTMENT INVOLVES RISKS. SEE THE RISK FACTORS SECTION BEGINNING ON PAGE 13.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is                     , 1998

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THIS PROSPECTUS IS DELIVERED IN FINAL FORM. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

     The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future senior debt of the Company. The Notes rank equal to any future senior subordinated indebtedness of the Company and rank senior in right of payment to all other subordinated obligations of the Company. The Notes are unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by all of our existing and certain future subsidiaries (the "Guarantors"). The Guarantees are general unsecured obligations of the Guarantors and are subordinated in right of payment to all existing and future senior debt of the Guarantors. The Guarantees rank equal to any future senior subordinated indebtedness of the Guarantors and rank senior in right of payment to all other subordinated obligations of the Guarantors. The Indenture permits us to incur additional indebtedness, including senior debt under our senior credit facilities. See "Description of the Notes."

     For each Old Note accepted for exchange, the Holder thereof will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes from the most recent date to which interest has been paid to the date of exchange thereof for New Notes. Old Notes accepted for exchange will cease to accrue interest upon issuance of the New Notes. Holders of Old Notes accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes.

     The New Notes are being offered hereunder in order to satisfy certain obligations of ours contained in a Registration Rights Agreement between us and the initial purchasers of the Old Notes. We are making the Exchange Offer pursuant to the Registration Statement of which this Prospectus is a part in reliance upon the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters addressed to other parties in other transactions. However, we have not sought our own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Based on the interpretations by the staff of the Commission set forth in these no-action letters, we believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the Holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act subject to certain conditions. Such conditions include that the New Notes may not be offered for resale, resold or otherwise transferred by the Holders thereof to (1) any such Holder that is an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 under the Securities Act; (2) an initial purchaser or Holder of Old Notes who acquired the Old Notes directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act; or (3) a broker-dealer who acquired the Old Notes as a result of market making or other trading activities. Furthermore, such New Notes may only be acquired in the ordinary course of such Holder's business and such Holder may not be participating in and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make the Prospectus available to any broker-dealer for use in connection with any such resale for up to 120 days after the Expiration Date (as defined). See "Plan of Distribution."

     We will not receive any proceeds from the Exchange Offer. We will pay numerous expenses in connection with the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to
            , 1999, (the "Expiration Date"). The Registration Statement of which this Prospectus constitutes a part will remain in effect until the consummation of the Exchange Offer, which will occur promptly after the Expiration Date. If we terminate the Exchange Offer and do not accept for exchange any Old Notes, we will promptly return the Old Notes to the Holders thereof. See "The Exchange Offer."

     There is no existing trading market for the New Notes and we cannot assure you that a market for the New Notes will develop in the future. Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities LLC,

BT Alex. Brown and BancBoston Robertson Stephens Inc. (collectively, the "Initial Purchasers") have advised us that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. To the extent that a market for the New Notes does develop, the market value of the New Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, our financial condition and other conditions. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors -- Trading Market for the Notes." We do not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market or register or qualify the New Notes for offer and sale in any jurisdiction (other than the registration of the New Notes under the Securities Act).

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a Registration Statement on Form S-4 that we filed with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to our company and the New Notes offered by this Prospectus, please refer to the Registration Statement. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, we urge you to refer to the copy of such document filed as an exhibit to the Registration Statement otherwise filed with the Commission. All of our statements concerning such documents are qualified in their entirety by such reference.

     We comply with the informational requirements of the Exchange Act, and, in accordance therewith, are required to file reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits forming a part thereof and the reports and other information filed by us with the Commission may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the following regional offices of the
Commission: 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. You may obtain information on the Public Reference Section by calling the Commission at 1-800-SEC-0330. You may also inspect these materials at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or on the Commission's site on the World Wide Web at http://www.sec.gov.

     We have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, we will furnish to the Holders and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K as if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports in each case within the time periods set forth in the Commission's rules and regulations.

     We have not authorized any dealer, salesperson or other individual to give any information or to make any representations other than those contained in this Prospectus. You may not rely on any such information or representations other than those set forth in this Prospectus.

     THIS PROSPECTUS IS NOT AN OFFER TO SELL THE NEW NOTES AND IT IS NOT SOLICITING AN OFFER TO BUY THE NEW NOTES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS PROHIBITED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THE TERMS DESCRIBED HEREIN SHALL IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE AFTER THE DATE HEREOF.

                                    SUMMARY

     The following summary contains basic information about this Offering. It likely does not contain all the information that is important to you in making a decision to invest in our Company. For a more complete understanding of this Offering, we encourage you to read this entire document and other documents to which we refer.

     The term "Consolidated Financial Statements" means the consolidated financial statements and accompanying notes contained in this Prospectus. The term "Guarantees" means the agreements made by all of our existing and certain of our future subsidiaries to make payments on the Notes when such payments are due in the event that we cannot make such payments. The term "Guarantors" refers to those subsidiaries providing the Guarantees. The term "Offering" means the offering of the New Notes pursuant to this Prospectus. Unless the context otherwise requires, all references to "NationsRent," the "Company," "we," "us" or "our" include NationsRent, Inc. and its subsidiaries. Unless otherwise indicated (1) the description of our business reflects all businesses which we have acquired as of December 21, 1998 (collectively, the "Acquisitions") and (2) all historical share information contained in this Prospectus has been adjusted to reflect a 2,500 for 1 split of our common stock, par value $0.01 (the "Common Stock"), which occurred on June 2, 1998 (the "Stock Split").

                                  THE COMPANY

WHO WE ARE

     NationsRent is one of the fastest growing equipment rental companies in the United States. We have acquired a platform of equipment rental businesses concentrated in selected markets and are building a network of nationally branded locations. We have become a leading provider of rental equipment as a result of our strategy to expand our fleet of rental equipment, acquire core businesses and open or acquire additional locations concentrated around those businesses. We believe that this "cluster" strategy enables us to increase profitability in our acquired stores and achieve profitability in our newly opened locations more quickly than our competitors. By implementing the cluster strategy and expanding our fleet of rental equipment, we are able to provide a full range of rental equipment to customers with a wide variety of equipment rental needs.

WHAT WE DO

     We offer a comprehensive line of equipment for rental primarily to a broad range of construction and industrial customers, including heavy highway contractors, general contractors, subcontractors, manufacturing plants and distribution centers. We also sell used and new equipment, spare parts and supplies, and provide maintenance and repair services. Our locations offer a full range of high quality, well-maintained rental equipment, including the following:

* backhoes                                             * aerial lifts and work platforms
* bulldozers                                           * compressors and generators
* skid steer loaders                                   * specialized hand tools

HOW WE HAVE DONE

     Since our formation in August 1997, we have acquired 32 equipment rental businesses operating in 20 states and we currently operate 135 locations. For the twelve months ended September 30, 1998, on a pro forma basis assuming completion of the Acquisitions, we had approximate revenue of $441.4 million, EBITDA of $153.5 million and an EBITDA margin of 34.8%.

                               INDUSTRY OVERVIEW

     We are capitalizing on the current dynamics in the equipment rental industry. According to industry sources, the United States equipment rental industry grew from an estimated $614.0 million in revenue in

1982 to an estimated $20.0 billion in 1997, which represents a compound annual growth rate of more than 26%. Construction and industrial companies primarily have driven this growth by increasingly outsourcing their equipment needs to reduce investment in non-core assets and convert costs from fixed to variable. According to industry sources, the United States equipment rental industry is expected to grow to an estimated $40.0 billion in annual revenue over the next five years due to the overall growth in the economy and a continuing trend to rent rather than buy equipment. In addition, the United States equipment rental industry is highly fragmented, with more than 20,000 companies. According to industry sources, in 1997 the 100 largest equipment rental companies in the United States had a combined market share of less than 20%, no single equipment rental company in the United States had a market share greater than 3% and more than 90% of equipment rental companies had ten or fewer locations. We believe that recent consolidation has increased the market share of the ten largest equipment rental companies in the United States and that the largest equipment rental company in the United States currently has a market share of approximately 6%. We are taking advantage of the fragmentation in the equipment rental industry and the absence of an equipment rental company with significant market share by creating an integrated network of nationally branded locations offering broad product selection and superior customer service.

                             COMPETITIVE STRENGTHS

     We believe we have several competitive strengths that will enable us to continue to increase growth and profitability, including the following:

          Strong Market Position. We have achieved a leading market position in selected markets and expect to continue to increase revenue as a result of our cluster strategy. We believe this strategy enables us to more effectively serve our customers, broaden our customer base, pool rental equipment inventory, offer a broader selection and greater availability of equipment and maintain a high rental equipment utilization rate. By offering a full range of rental equipment from each location, we believe that customers who currently use multiple rental equipment providers will prefer to fill their rental needs through the NationsRent network of locations. In addition, we believe that we have other advantages relative to smaller operators, including greater purchasing power and a lower cost of capital.

          Full Range of Rental Equipment. By offering a full range of rental equipment, we can serve a diverse customer base and respond to customer demand across each geographic region in which we operate. We offer a comprehensive selection of light, medium and heavy rental equipment serving the short-, medium- and long-term requirements of contractors, commercial customers and industrial customers. Since January 1, 1998, we have added approximately $147.0 million of new equipment to our rental equipment inventory. As a result, in part, of the capital expenditures made at the 25 locations we have owned since January 1, 1998, our rental revenue on a pro forma basis from these locations has increased more than 40% for the nine month period ended September 30, 1998 as compared to the same period for 1997.

          National Brand. We have entered selected markets with the goal of establishing a nationally recognized brand throughout the United States. Since our formation in August 1997, we have expanded into 20 states in the regions set forth below:

                                                                                 NUMBER OF
REGION                                 STATES WITH NATIONSRENT LOCATIONS         LOCATIONS
------                                 ---------------------------------         ---------
Midwest........................  Indiana, Kentucky, Michigan, Ohio, West              45
                                 Virginia
Southeast......................  Alabama, Florida, Georgia, Tennessee                 35
Central........................  Louisiana, Texas                                     33
Northeast......................  Maine, Massachusetts, New Hampshire, New York,       17
                                 Pennsylvania, Rhode Island, Vermont
West...........................  California, Nevada                                    5
                                                                                   -----
                                 TOTAL                                               135
                                                                                   =====

     The expansion into these regions provides us with a substantial base from which to roll out our branding strategy. This strategy includes expanding our fleet of rental equipment, implementing standard operating procedures and best practices and creating a distinctive store format and marketing program. We believe that we are able to increase revenue by offering an extensive inventory of rental equipment in a customer-oriented atmosphere and a brand name known for consistent quality. We believe this branding strategy enables us to expand our customer base and attract a broader range of customers, including large customers with operations in a variety of geographic markets.

          Distinctive Operating Format. We have designed and are implementing a format for our locations which we believe differentiates us from our competitors. Distinguishing characteristics of this format include drive-through lanes, clearly marked equipment aisles and attractive, well organized and clean store facilities. Our larger locations are typically on a six to 12 acre site in a heavily trafficked area with a 20,000 to 40,000 square foot facility housing a repair and maintenance center and a broad selection and extensive inventory of equipment and supplies. Our smaller locations are typically on a two to six acre site in a high-visibility commercial area with a 7,500 to 11,000 square foot facility, with maintenance and delivery capabilities and inventory and supplies targeted to the customer base in that area.

          Focus on Customer Service. We are differentiating ourself from our competitors with innovations designed to increase customer satisfaction. We generally offer more convenient access, faster check-in and check-out procedures and shorter required lead time for rentals than our competitors. We also offer on-time equipment delivery and pick-up, on-site repair service, 24-hour customer assistance and written instruction materials for equipment usage and safety. In addition, as part of our plan to provide one-stop shopping to customers, each location sells parts and supplies to complement equipment rentals and sales.

          Customized Management Information System. We are installing a customized management information system (the "System") capable of monitoring operations at several thousand locations. The System is designed to track customer purchasing patterns and demographics for use in gaining market share in new and existing markets, consolidating equipment purchases, maximizing utilization rates and reducing overhead expenditures. The System will provide our management with real time revenue, inventory, financial and customer information, facilitating rapid and well informed decision making. In addition, the System will be designed to permit our customers to reserve and rent equipment and access their account information from their own computer terminals via our Internet website. To develop our System, we assembled a team of management information specialists who have previously developed systems for several Fortune 500 companies. The System has been developed to ensure that it is Year 2000 compliant.

          Experienced Management Team. We believe that we have one of the most experienced and growth-oriented executive management teams among publicly-traded companies in the equipment rental industry. James L. Kirk, our Chairman and Chief Executive Officer, founded OHM Corporation ("OHM"), a New York Stock Exchange ("NYSE") listed company, in 1969 and served in various senior executive positions with OHM, growing it into a leading environmental construction company with an inventory of heavy and light equipment having an original cost of over $100 million. Recently, Don R. O'Neal joined us as President and Chief Operating Officer. Prior to joining us, Mr. O'Neal served as President of Ray L. O'Neal, Inc. ("RLOI") and Arenco, LLC ("ALLC" and operating with RLOI as "A-1 Rentals") in Fort Worth, Texas, one of the largest independent equipment rental businesses in the United States, substantially all the assets of which were acquired by us in October 1998. Mr. O'Neal was a second-generation owner of A-1 Rentals and has been in the equipment rental business for over 30 years. In addition, we benefit from the experience of H. Wayne Huizenga, one of our directors and principal investors, who serves as Chairman and Co-Chief Executive Officer of Republic Industries, Inc. ("Republic") and who co-founded and served in various senior executive positions with Waste Management, Inc. ("Waste Management") and Blockbuster Entertainment Corporation ("Blockbuster"), each of which is a leading consolidator in its respective industry. The other members of our senior management team have previously worked closely with Mr. Kirk in senior management positions at OHM, and other key employees and consultants have worked with Mr. Huizenga in various positions at Republic, Waste Management or Blockbuster. The NationsRent management team is supported by operating, marketing and business development managers with an average of more than 15 years of experience in the equipment rental industry.

                                GROWTH STRATEGY

     Our objectives are to increase revenue, profitability, market share and cash flow by building a nationally branded network of locations that offer a comprehensive selection of high quality rental equipment in convenient and accessible locations to customers in the construction and industrial markets. Key elements of our growth strategy are as follows:

          Enhance Operations.  We enhance the operations at our locations by:

           * increasing the breadth and depth of rental inventory and sharing rental equipment among locations;

           * implementing the NationsRent customer service approach;

           * linking locations to the NationsRent management information System; and

           * branding locations and rental inventory with the NationsRent logo, colors and distinctive store appearance.

          Expand National Presence. We expect to continue to acquire leading companies to implement our cluster strategy and position NationsRent to achieve significant market share. We target businesses that have one or more of the following characteristics:

           Sstrong positions in their geographic market;

           * experienced local management teams that will continue to work with us following the acquisition;

           * high quality equipment rental inventory; and

           * physical and operating characteristics that are suited to conversion to the NationsRent format.

     Once we have entered a particular market, we seek to acquire additional rental businesses in that market or adjacent markets with locations and equipment selection that complement our existing operations, thus enabling us to further penetrate that market.

          Open New Rental Locations. Once we have established a presence in a particular market, we seek to open new locations in that geographic area or adjacent areas to enable us to offer a greater selection and availability of equipment, maximize our equipment inventory utilization rates and achieve economies of scale. We believe that this strategy allows our new locations to achieve profitability at a faster rate than our competitors because these locations (1) generate revenue more quickly as a result of the pre-existing market presence, name recognition and referrals from existing locations and (2) have lower overhead costs due to the sharing of service, maintenance, administrative functions and personnel with our already-established locations. Since August 1997, we have opened six new locations.

          Further Penetrate Industrial Rental Market. We believe that the equipment needs of industrial customers are underserved by the existing equipment rental market in the United States and that there are significant opportunities to further penetrate this market segment. We also believe that by offering a comprehensive selection and available supply of rental equipment throughout an integrated nationally branded network of locations, industrial customers will become increasingly aware of the advantages of equipment rental relative to ownership. Such advantages include reduced capital investment, reduced storage and maintenance expense and greater access to the most modern equipment.

                              RECENT DEVELOPMENTS

     In October 1998, we acquired substantially all of the assets of A-1 Rentals, which has 13 locations serving the Dallas/Fort Worth and Austin, Texas markets. In December 1998, we acquired Logan Equipment Corp. and substantially all of the assets of certain of its affiliated companies ("Logan"), which have 16 locations throughout the Northeast. We also acquired in December 1998 substantially all of the assets of River City Rentals, Inc. ("River City"), which has five locations in California and Nevada.

     NationsRent was incorporated in the State of Delaware in August 1997. Our principal executive offices are located at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 and our telephone number is (954) 760-6550.

                              THE INITIAL OFFERING

     Pursuant to a Purchase Agreement dated as of December 8, 1998 (the "Purchase Agreement"), we sold the Old Notes in an aggregate principal amount of $175.0 million to the Initial Purchasers on December 11, 1998. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The net proceeds from the Private Debt Offering, of approximately $168.8 million after deducting discounts to the Initial Purchasers and estimated offering expenses, were used to repay certain subordinated acquisition debt and outstanding indebtedness under our senior credit facilities.

     The Old Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. As a condition to their purchase of the Old Notes, the Initial Purchasers requested that we agree to commence the Exchange Offer following the Private Debt Offering.

                               THE EXCHANGE OFFER

NOTES OFFERED...................   We are offering for exchange up to
                                   $175,000,000 aggregate principal amount of
                                   10 3/8% Senior Subordinated Notes due 2008, which we have registered under the Securities
                                   Act. The terms of the New Notes and the Old
                                   Notes are substantially identical in all material respects, except that:

                                        * the New Notes have been registered
                                          under the securities Act;

                                        * the Old Notes have certain transfer
                                          restrictions and registration rights;
                                          and

                                        * the New Notes will not contain certain
                                          provisions relating to additional
                                          interest to be paid to the Holders of
                                          Old Notes under certain circumstances
                                          relating to the timing of the Exchange
                                          Offer.

EXCHANGE OFFER..................   We are offering to exchange the New Notes for
                                   the Old Notes that are properly tendered and accepted for exchange. We will issue the New
                                   Notes promptly after the Expiration Date. If you were not prohibited from participating in the Exchange Offer and you did not tender your Old Notes, you will have no further exchange rights under the Registration Rights
                                   Agreement with respect to such non-tendered
                                   Old Notes once the Exchange Offer is
                                   consummated. Accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon.

TENDERS, EXPIRATION DATE;
WITHDRAWAL; EXCHANGE DATE.......   The Exchange Offer will expire at 5:00 p.m.,
                                   New York City time, on           , 1999, or
                                   on a later extended date and time as we may decide, provided that the Exchange Offer shall not be extended beyond 30 calendar days from the date of this Prospectus. You may withdraw and retender any Old Notes tendered pursuant to the Exchange Offer at any time prior to the expiration date of the Exchange
                                   Offer. We will return to you any of your tendered Old Notes not accepted for exchange for any reason without expense as promptly as practicable after the expiration or termination of the Exchange Offer. The date of acceptance for exchange of all Old Notes properly tendered and not withdrawn for New Notes (the "Exchange
                                   Date") will be the first business day
                                   following the expiration date of the Exchange
                                   Offer or as soon as practicable thereafter.

SHELF REGISTRATION STATEMENT....   If you (other than by reason of being an
                                   affiliate of the Company within the meaning of Rule 405 under the Securities Act) are not eligible under applicable securities laws to participate in the Exchange Offer and you have provided information regarding yourself and the distribution of your Old Notes to us, we have agreed to register the Old Notes with a shelf registration statement and use our best efforts to cause such registration statement to be declared effective by the Commission within certain time periods after the consummation of the Exchange Offer. We have agreed to maintain the effectiveness of the shelf registration statement for, under certain circumstances, a maximum of two years to cover resales of the Old Notes held by such holders.

ACCRUED INTEREST ON THE NEW
NOTES...........................   Each New Note will bear interest from the
                                   most recent date to which interest has been paid on the Old Note or, if no such payment has been made, from December 11, 1998.
                                   Interest on the Old Notes accepted for
                                   exchange will cease to accrue upon issuance of the New Notes.

PROCEDURES FOR TENDERING OLD
NOTES...........................   If you want to accept the Exchange Offer, you
                                   must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with either certificates for the Old Notes or a book-entry confirmation of such Old Notes into the book-entry transfer facility, if such procedure is available, and any other required documentation, to The Bank of New
                                   York, as Exchange Agent (the "Exchange
                                   Agent"), at the address set forth herein and in the Letter of Transmittal.

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS...............   Any beneficial owner of Old Notes whose Old
                                   Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes for exchange should contact the registered Holder and instruct such registered Holder to tender such Old Notes on the beneficial owner's behalf. If such beneficial owner wishes to tender its Old
                                   Notes on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old
                                   Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered
                                   Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration
                                   Date.

GUARANTEED DELIVERY
PROCEDURES......................   If you want to tender your Old Notes for
                                   exchange and your Old Notes are not
                                   immediately available or you cannot deliver the Old Notes or any other documents required by the Letter of Transmittal to the Exchange
                                   Agent, you must tender your Old

                                   Notes according to the delivery procedures set forth in "The Exchange
                                   Offer -- Guaranteed Delivery Procedures" section of this Prospectus.

CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS................   The exchange pursuant to the Exchange Offer
                                   will not result in the recognition of income, gain or loss to you or our Company for federal income tax purposes.

USE OF PROCEEDS.................   We will not receive any proceeds from the
                                   Exchange Offer.

EXCHANGE AGENT..................   The Bank of New York, the trustee under the
                                   Indenture, is serving as Exchange Agent in connection with the Exchange Offer.

                    CONSEQUENCES OF NOT EXCHANGING OLD NOTES

     If you do not exchange your Old Notes for New Notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend on such notes as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell your Old Notes unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Old Notes under the Securities Act.

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The terms of the New Notes and the Old Notes are substantially identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain provisions relating to additional interest to be paid to the Holders of Old Notes under certain circumstances relating to the timing of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes."

NOTES OFFERED...................   We are offering for exchange up to
                                   $175,000,000 aggregate principal amount of our Company's 10 3/8% Senior Subordinated
                                   Notes due 2008, which we have registered under the Securities Act.

MATURITY DATE...................   The New Notes will mature on December 15,
                                   2008.

INTEREST........................   We will pay interest on the New Notes at an
                                   annual rate of 10 3/8%. We will pay the
                                   interest due on the New Notes every six
                                   months on June 15 and December 15. We will make the first payment on June 15, 1999.

GUARANTEES......................   If we cannot make payments on the New Notes
                                   when they are due, our existing subsidiaries have guaranteed the New Notes and must make payments instead. Certain of our future subsidiaries will also guarantee the New
                                   Notes.

RANKING.........................   The New Notes are unsecured senior
                                   subordinated debt of the Company:

                                       * The New Notes will rank behind all of
                                         our existing and future debts that do
                                         not expressly provide that they rank
                                         equally with, or are subordinated to,
                                         the Notes.

                                       * The New Notes will rank ahead of all of
                                         our existing and future debts that
                                         expressly provide that they are
                                         subordinated to the Notes.

                                   The Guarantees are unsecured senior
                                   subordinated debts of the Guarantors:

                                       * The Guarantees will rank behind all of
                                         each Guarantor's existing and future
                                         debts that do not expressly provide
                                         that they rank equally with, or are
                                         subordinated to, the Guarantees.

                                       * The Guarantees will rank ahead of all
                                         of each Guarantor's existing and future
                                         debts that expressly provide that they
                                         are subordinated to the Guarantees.

                                   As of September 30, 1998, on a pro forma basis after giving effect to the Acquisitions, certain borrowings under our senior credit facilities, certain senior subordinated supplier debt, the conversion to equity of certain subordinated acquisition debt, the Private Debt Offering and the application of the proceeds from such offering, there would be approximately:

                                          - $272.2 million of outstanding debt
                                            ranking ahead of the New Notes;

                                          - $96.0 million of outstanding debt
                                            ranking ahead of the Guarantees;

                                          - $26.5 million of outstanding debt
                                            ranking equally with the New Notes;
                                            and

                                          - $85.2 million of outstanding debt
                                            ranking behind the New Notes.

OPTIONAL REDEMPTION.............   At any time on or after December 15, 2003, we
                                   may redeem some or all of the New Notes at the redemption prices described under
                                   "Description of Notes" plus any interest that is due and unpaid on the date we redeem the New Notes.

                                   At any time on or prior to December 15, 2001, we may redeem up to 35% of the principal amount of the New Notes and of any additional notes issued under the indenture governing the New Notes with the proceeds from certain equity offerings by our Company at a redemption price equal to 110 3/8% of the face amount of the New Notes, plus any interest that is due and unpaid on the date we redeem the New Notes.

MANDATORY REPURCHASE............   Following certain asset sales or changes of
                                   control, we must offer to repurchase the New
                                   Notes at the prices set forth under
                                   "Description of Notes."

CERTAIN COVENANTS...............   We will issue the New Notes under an
                                   indenture with The Bank of New York as
                                   trustee. The indenture will, among other things, restrict our ability and the ability of the Guarantors to:

                                       * borrow money;

                                       * pay dividends on stock or make certain
                                         other restricted payments;

                                       * use assets as security in other
                                         transactions;

                                       * make investments; and

                                       * sell certain assets or merge with other
                                         companies.

EXCHANGE OFFER; REGISTRATION
RIGHTS..........................   Holders of New Notes (other than as set forth
                                   below) are not entitled to any registration rights with respect to the New Notes.
                                   Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers, the Company agreed to file an exchange offer registration statement with respect to an offer to exchange the Old
                                   Notes for the New Notes. The Registration
                                   Statement of which this Prospectus is a part constitutes such exchange offer registration statement. Under certain circumstances, certain Holders of Old Notes (including
                                   Holders of Old Notes who may not participate in the Exchange Offer) may in certain circumstances require us to file, and cause to become effective, a shelf registration statement under the Securities Act which would cover resales of Old Notes by such Holders.

USE OF PROCEEDS.................   We will receive no proceeds from the Exchange
                                   Offer.

                                  RISK FACTORS

     You should carefully consider all the information in this Prospectus. In particular, you should evaluate the specific risk factors set forth under "Risk Factors," beginning on page 13, for a discussion of certain risks involved in making an investment in the New Notes.

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

                                          HISTORICAL(1)                                            PRO FORMA AS ADJUSTED
                                          -------------                    HISTORICAL(1)    -----------------------------------
                                            AUGUST 14       PRO FORMA      -------------        NINE
                                           (INCEPTION)     AS ADJUSTED      NINE MONTHS        MONTHS          TWELVE MONTHS
                                             THROUGH        YEAR ENDED         ENDED            ENDED              ENDED
                                          DECEMBER 31,     DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,      SEPTEMBER 30,
                                              1997           1997(2)           1998            1998(2)           1998(2)(3)
                                          -------------    ------------    -------------    -------------    ------------------
                                                           (UNAUDITED)      (UNAUDITED)      (UNAUDITED)        (UNAUDITED)
                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total revenue...........................     $ 9,305         $400,974        $112,728         $336,767            $441,399
Gross profit(4).........................       3,892          152,028          45,888          137,304             178,571
Operating income(4).....................       2,527           71,502          20,670           68,697              87,050
Interest expense........................         760           51,450           9,391           41,985              55,300
Income before provision for income
  taxes.................................       1,767           21,222          11,817           27,342              32,127
Net income..............................       1,001           12,309           6,854           15,859              18,634

OTHER DATA:
EBITDA(5)...............................     $ 4,337         $135,564        $ 37,694         $119,718            $153,520
EBITDA Margin(6)........................        46.6%            33.8%           33.4%            35.5%               34.8%
Ratio of EBITDA to interest expense.....                          2.6x                                                 2.8x
Rental equipment purchases(7)...........     $ 2,461         $170,741        $ 76,816         $175,309            $220,211
Amortization of goodwill(4).............         166           11,597           1,961            8,698              11,597
Depreciation and other amortization.....       1,644           51,295          14,525           41,693              54,496

                                                                  HISTORICAL              PRO FORMA
                                                              ------------------         AS ADJUSTED
                                                                    AS OF                   AS OF
                                                              SEPTEMBER 30, 1998    SEPTEMBER 30, 1998(2)
                                                              ------------------    ---------------------
                                                                 (UNAUDITED)             (UNAUDITED)
                                                                        (DOLLARS IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
Rental equipment, net.......................................       $316,824              $  420,591
Goodwill, net...............................................        244,935                 462,386
Total assets................................................        662,850               1,036,065
Total debt..................................................        389,841                 654,917
Stockholders' equity........................................        188,759                 275,689

---------------

(1)The Acquisitions have been accounted for as purchases and, accordingly, the operations of the acquired businesses are included in the statement of operations data and other data from the date of acquisition.
(2)The pro forma as adjusted statement of operations data for the year ended December 31, 1997 and the nine and twelve months ended September 30, 1998 and the pro forma as adjusted selected balance sheet data as of September 30, 1998 give effect to the Acquisitions, an additional equity contribution of $17.4 million from the Company's founders (the "Founders' Additional Contribution"), a $27.6 million private placement of shares of Common Stock (the "Common Stock Private Placement"), the Company's $104.0 million initial public offering of Common Stock (the "Initial Public Offering"), the conversion to equity of certain subordinated acquisition debt in the original principal amount of $50.0 million (the "Debt Conversion"), certain borrowings under the Company's senior credit facilities (the "Senior Borrowings") and certain senior subordinated supplier debt in the original principal amount of $25.0 million (the "Equipment Debt", and together with the Debt Conversion and the Senior Borrowings, "Changes in Outstanding Indebtedness"), the Private Debt Offering, and the application of the net proceeds of the Private Debt Offering as described in the "Pro Forma Consolidated Financial Statements" as if such transactions had occurred on the first day of the period presented, and in the case of the pro forma as adjusted balance sheet data, as of September 30, 1998. See "Use of Proceeds," "Risk
   Factors -- Substantial Debt," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Relationships and Transactions" and the Company's pro forma and historical financial statements and related notes.
(3)The unaudited pro forma as adjusted statement of operations data for the twelve months ended September 30, 1998 includes the historical results of the Company for the twelve months ended September 30, 1998 and the results of the Acquisitions from the effective date of their acquisition by the Company, and gives effect to the applicable 1997 Pro Forma Combined Acquisitions and the applicable 1998 Pro Forma Combined Acquisitions described in "Unaudited Pro Forma Consolidated Financial Statements," as if these transactions had occurred on October 1, 1997. The results of the Acquisitions subsequent to the dates of their acquisition are included in the historical results of the Company.

   In addition, the unaudited pro forma as adjusted consolidated statement of operations data for the twelve months ended September 30, 1998 gives additional effect to the following, as if such transactions had occurred on October 1, 1997:

    a. Adjustment to historical lease expense on rental equipment resulting from the termination of certain leases which occurred in connection with the Acquisitions (decrease of $2.9 million in cost of revenue).

    b. Adjustment to the historical rental equipment depreciation recorded to conform to the Company's accounting policies. Adjustment is based on the estimated fair value of rental equipment acquired using estimated useful lives ranging from two to ten years on the straight-line method with salvage values ranging from zero to ten percent of cost (decrease of $20.9 million in rental depreciation expense).

    c. Adjustment to reduce historical compensation and benefits of certain former owners and executives of the businesses acquired in the Acquisitions to amounts consistent with employment agreements entered into between the certain owners and executives and the Company, as well as the elimination of certain private company business expenses that will not be incurred by the Company (decrease of $11.8 million in selling, general and administration expenses).

    d. Adjustment to historical facility lease expense to reflect the increase in current lease payments in excess of historical amounts (increase of $0.6 million in selling, general and administrative expenses).

    e. Adjustment to historical property and equipment depreciation recorded to conform to the Company's accounting policies. Adjustment is based on the estimated fair value of property and equipment acquired using estimated useful lives ranging from three to 39 years on the straight-line method (decrease of $0.8 million in depreciation and amortization of non-rental property and equipment).

    f. Adjustment to recognize the amortization of goodwill and non-compete agreements using an estimated useful life of 40 and five years, respectively. Management believes that 40 years is a reasonable life for goodwill in light of the characteristics of the equipment rental industry such as the lack of dependence on technological change, the many years that the industry has been in existence, the current trend towards the outsourcing of equipment, the recent double digit annual growth rate and the stable nature of the customer base. In addition, the Company has focused on acquiring well-established businesses that have been in existence for many years (increase of $9.3 million in non-rental property and equipment, depreciation and amortization).

    g. Adjustment to record interest on borrowings under the Company's senior credit facilities (the "Credit Facilities") which consist of a revolving line of credit and a term loan in an aggregate principal amount of up to $435.0 million, with a minimum of $260.0 million under the revolving line of credit, and notes issued to former owners of the acquired businesses, net of interest related to debt not assumed or paid off at acquisition. The interest rate on the Credit Facilities is determined using a base rate plus a spread based on certain financial performance ratios. Based on current market rates, an incremental borrowing rate of 8.1% was used to determine interest expense. A change of one-eighth of a percent would result in a $0.3 million reduction or increase in the pro forma adjustment to annual interest expense (increase of $20.7 million in interest expense).

    h. To eliminate historical gains related to assets not acquired (increase of $0.3 million in other (income)/expense).

    i. To record a provision (benefit) for income taxes at an expected effective rate of 42%.

    j. To record interest expense and amortization of debt issuance cost related to the Private Debt Offering (increase of $5.1 million in interest expense).

    These pro forma adjustments represent, in the opinion of management, all adjustments necessary to present fairly the Company's pro forma results of operations for the twelve months ended September 30, 1998, and are based upon available information and certain assumptions considered reasonable under the circumstances. The unaudited pro forma consolidated financial data presented herein does not purport to present what the Company's results of operations would actually have been had such events leading to the pro forma adjustments in fact occurred at the beginning of the period indicated or to project the Company's financial position or results of operations for any future date or period.

(4) The amortization period for rental equipment depreciation ranges from two to ten years. The amortization period for goodwill is 40 years.
(5) EBITDA represents earnings before interest expense, taxes, depreciation and amortization. EBITDA is used by certain investors as an indicator of a company's historical ability to service debt. However, EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (i) operating income (as determined by generally accepted accounting principles ("GAAP")), as an indicator of operating performance or (ii) cash flows from operating, investing and financing activities (as determined by GAAP) and is thus susceptible to varying calculations. EBITDA as presented may not be comparable to other similarly titled measures of other companies.
(6) EBITDA margin represents EBITDA as a percentage of total revenue.
(7) Rental equipment purchases represent the purchase price of rental equipment inventory acquired during the period.

                                  RISK FACTORS

     An investment in the Notes involves a high degree of risk. You should carefully consider the risk factors set forth below, as well as the other information appearing elsewhere in this Prospectus, before making an investment in the Notes.

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including in particular the statements about our plans, strategies and prospects under the headings "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth below and elsewhere in this Prospectus. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth below.

HOLDERS RESPONSIBLE FOR COMPLIANCE WITH EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO
EXCHANGE

     We will issue the New Notes in exchange for the Old Notes pursuant to this Exchange Offer only after we have received such Old Notes timely, along with a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your Old Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to the tender of Old Notes for exchange. The Exchange Offer will expire at 5:00 p.m. New York City
time on                1999, or on a later extended date and time as we may
decide (the "Expiration Date"). Old Notes that are not tendered or are tendered but not accepted for exchange will, following the Expiration Date and the consummation of this Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act or except pursuant to an exemption from or in a transaction not subject to, the Securities Act. In addition, if you are still holding an Old Note after the Expiration Date and the Exchange Offer has been consummated, subject to certain exceptions, you will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to limited exceptions, if applicable). We do not currently anticipate that we will register the Old Notes under the Securities Act.

     The New Notes and any Old Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Indenture.

REQUIREMENTS FOR TRANSFER OF NEW NOTES

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that you are not an "Affiliate" of ours within the meaning of Rule 405 under the Securities Act and, provided that such New Notes are acquired in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of such New Notes. However, we have not submitted a no-action letter to the Commission regarding this Exchange Offer and we cannot assure you that the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. If you are an affiliate of the Company, are engaged in or intend to engage in or have any arrangement or understanding with respect to a distribution of the New Notes to be acquired pursuant to the Exchange Offer, you (i) may not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of such New Notes. The Letter of

Transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes where the Old Notes exchanged for such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the Expiration Date, and ending on the close of business 120 days after the Expiration Date or, if earlier, when all New Notes held by a participating broker-dealer have been disposed of, it will make this Prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available.

SUBSTANTIAL DEBT

     We have, and will continue to have after this Offering, a significant amount of debt. After giving pro forma effect to the Debt Conversion, the Senior Borrowings and the Equipment Debt (collectively, the "Changes in Outstanding Indebtedness"), the Acquisitions, the Private Debt Offering and the application of proceeds of such offering, we would have had total debt, stockholders' equity and a ratio of earnings to fixed charges at the dates and for the periods set forth in the table below:

                                                                               FOR THE TWELVE MONTH
                                                                                   PERIOD ENDED
                                                                          ------------------------------
                                                    AT SEPTEMBER 30,      DECEMBER 31,    SEPTEMBER 30,
                                                          1998                1997             1998
                                                 ----------------------   -------------   --------------
                                                 (DOLLARS IN THOUSANDS)
Total debt.....................................         $654,917                  --               --
Stockholders' equity...........................          275,689                  --               --
Ratio of earnings to fixed charges.............               --                 1.4x             1.5x

     We and our subsidiaries will be permitted to incur substantial additional debt in the future. See "Capitalization," "Selected Historical and Pro Forma Financial Information and Operations Data" and "Description of Notes."

     Our debt could have important consequences to you, including:

          * making it more difficult for us to satisfy our obligations with respect to the Notes;

          * increasing our vulnerability to adverse general economic and industry conditions;

          * limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and other general corporate requirements;

          * requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions or other general corporate purposes;

          * limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

          * placing us at a competitive disadvantage compared to our less leveraged competitors.

     In addition, the financial and other restrictive covenants in our debt may limit our ability to, among other things, borrow additional funds, and any failure by us to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us. See "Description of Notes -- Change of Control" and "Description of Certain Indebtedness -- Credit Facilities."

ACQUISITION AND INTEGRATION RISKS

     Generally. Since our inception in August 1997, we have acquired 32 equipment rental businesses with 132 operating locations. We intend to continue this growth by making additional acquisitions, opening new locations and converting acquired locations to the NationsRent format. We cannot assure you that we will be able to identify suitable acquisition candidates or suitable new locations or obtain financing for acquisitions or internal expansion on satisfactory terms, or at all. If suitable acquisition candidates are not identifiable or if acquisitions are prohibitively expensive, we may be forced to alter our growth strategy. Our growth strategy presents certain risks inherent in (1) assessing the value, strengths and weaknesses of acquisition candidates, (2) evaluating the costs and uncertain returns of expanding our operations, and (3) integrating acquisitions with existing operations. We expect our growth strategy may affect short-term cash flow and net income as we increase our indebtedness and incur expenses to open new locations, make acquisitions and expand rental inventory. As a result, revenue and operating results may fluctuate. We cannot assure you that we will successfully expand, that any acquired businesses will be successfully integrated into our operations or that any expansion will result in profitability. The failure to successfully implement our growth strategy may have a material adverse effect on our business, financial condition, results of operations or prospects.

     Demands on NationsRent's Resources Due to Growth. Our anticipated growth may place significant demands on our management and our operational, financial and marketing resources. In connection with acquisitions and the opening of new locations, we anticipate expanding the number of our employees, the scope of our operating and financial systems and the geographic area of our operations. We believe this growth will increase the complexity of our operations and the level of responsibility exercised by both existing and new management personnel. To manage this expected growth, we intend to invest further in our operating and financial systems and to continue to expand, train and manage our employee base. We cannot assure you that we will be able to attract and retain qualified management and employees. We also cannot assure you that our current operating and financial systems and controls will continue to be adequate as we grow or that any steps taken to improve such systems and controls will be sufficient. Our failure to successfully integrate and manage our growth may have a material adverse effect on our business, financial condition, results of operations or prospects.

     Liabilities Associated with Acquisitions. There may be liabilities that we fail or are unable to discover in the course of performing due diligence investigations on each company or business we have acquired or seek to acquire in the future. Such liabilities could include those arising from employee benefits contribution obligations of a prior owner or non-compliance with applicable federal, state or local environmental requirements by prior owners for which we, as a successor owner, may be responsible. We try to minimize these risks by conducting such due diligence, including employee benefit and environmental reviews, as we deem appropriate under the circumstances. However, we cannot assure you that we have identified, or in the case of future acquisitions, will identify, all existing or potential risks. We also generally require each seller of acquired businesses or properties to indemnify us against undisclosed liabilities. In some cases this indemnification obligation may be supported by deferring payment of a portion of the purchase price or other appropriate security. However, we cannot assure you that the indemnification, even if obtained, will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business or property acquired. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition, results of operations or prospects.

DEPENDENCE ON ADDITIONAL CAPITAL FOR FUTURE GROWTH

     Our ability to remain competitive, sustain our growth and expand our operations through new locations and acquisitions largely depends on our access to capital. In addition, we must make ongoing capital expenditures to update and maintain the condition of our rental equipment inventory in order to provide our customers with high-quality equipment. To date, we have financed capital expenditures and acquisitions primarily through private equity, bank financing, financing from equipment suppliers, the proceeds of our $104.0 million initial public offering of Common Stock (the "Initial Public Offering") and the issuance of promissory notes. As of the date of this Prospectus, our senior credit facilities (the "Credit Facilities") consist of a revolving line of credit (the "Revolving Line of Credit") and a term loan (the "Term Loan") in an aggregate principal amount of up to $435.0 million, with a minimum of $260.0 million under our Revolving Line of Credit. See "Description of Certain Indebtedness -- Credit Facilities." To assist our growth strategy and meet our capital needs, we plan to issue additional equity securities and incur additional indebtedness in the future and in particular may request increases to our Credit Facilities from time to time. We cannot assure you that any of these increases or any additional capital, if and when required, will be available on terms acceptable to us, or at all. If we fail to obtain sufficient additional capital in the future, we could be forced to curtail our growth or delay capital expenditures, which could have a material adverse effect on our business, financial condition, results of operations or prospects.

     Our ability to finance future acquisitions, new locations and internal growth is also limited by the covenants contained in the Credit Facilities and will be limited by the covenants contained in the Indenture. As a result of these covenants, our ability to respond to changing business and economic conditions and to secure additional financing may be significantly restricted, and we may be prevented from engaging in transactions, including acquisitions, that might be considered important to our growth strategy or otherwise beneficial to us. Any breach of these covenants could cause a default under other debt and the Notes. As a result, a substantial portion of our debt then may become immediately due and payable. We are not certain whether we would have, or would be able to obtain, sufficient funds to be able to make these accelerated payments, including payments on the Notes. Such covenants may also limit our ability to finance future operations and capital needs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Business -- Growth Strategy" and "Description of Certain Indebtedness."

COMPETITION

     The equipment rental industry is highly competitive. Our competitors include large national rental companies, equipment manufacturers, regional corporations, smaller independent businesses and equipment vendors and dealers who both sell and rent equipment to customers. Some of our competitors have greater financial resources, are more geographically diverse and have greater name recognition than we have. We may encounter increased competition from existing competitors or new market entrants, such as equipment manufacturers, that may be significantly larger and have greater financial and marketing resources than we have. See "Business -- Competition."

LIMITED OPERATING HISTORY

     We were formed in August 1997 and commenced operations in September 1997 with our acquisition of Sam's Equipment Rental, Inc. and Gabriel Trailer Manufacturing Company, Inc. (collectively, "Sam's" or the "Predecessor Company"). Accordingly, you can only evaluate us, our growth strategy and our prospects based upon our limited operating history. You must evaluate the Company's prospects in light of the risks, expenses and difficulties frequently encountered by companies in the early stages of development. Although we have recently experienced growth in revenue and net income, we cannot assure you that this growth can or will be sustained or that our strategy of building a network of nationally branded equipment rental locations will lead to continued growth in revenue and net income.

SUBORDINATION OF NOTES AND GUARANTEES

     The Notes and the Guarantees will be subordinated in right of payment to all of our and the Guarantors' existing and future debt which does not expressly provide that it ranks equal with, or is subordinated in right of payment to, the Notes and the Guarantees. As a result of the subordination provisions in the indenture with The Bank of New York, as Trustee, governing the Notes (the "Indenture"), upon certain liquidation, dissolution or bankruptcy events, debt that ranks ahead of the Notes and the Guarantees will be entitled to be paid in full in cash before any payment may be made with respect to the Notes or that Guarantor's Guarantee. In addition, the subordination provisions of the Indenture will provide that payments with respect to the Notes and the Guarantees will be prohibited in the event of a payment default on debt that ranks ahead of the Notes or the Guarantees. Further, in the event of certain non-payment defaults on debt that ranks ahead of the Notes or the Guarantees, payments with respect to the Notes and the Guarantees will be prohibited for up to 179 days from the date written notice of the default is received. Only one such prohibition period with respect to a non-payment default can be commenced within any 360 consecutive days. In the event of a bankruptcy, liquidation or reorganization of the Company or any Guarantor, holders of the Notes will participate ratably with all holders of subordinated debt of the Company and such Guarantor that is deemed to be of the same class as the Notes or the Guarantees, and potentially with all other general creditors of the Company and such Guarantor, based upon the respective amounts owed to each holder or creditor, in the Company's or such Guarantor's remaining assets. In any of the foregoing events, we cannot assure you that we would have sufficient assets to pay amounts due on the Notes. As a result, holders of Notes may receive less, ratably, than the holders of senior debt of the Company and the Guarantors.

     As of September 30, 1998, on a pro forma basis after giving effect to the Acquisitions, Changes in Outstanding Indebtedness, the Private Debt Offering and the application of the proceeds of such offering, the aggregate amount of debt that ranks ahead of the Notes and Guarantees (including borrowings under our Credit Facilities) would have been approximately $368.2 million, and approximately $169.6 million would have been available for additional borrowing under our Revolving Line of Credit. The Indenture and the Credit Facilities will permit us and the Guarantors to incur substantial additional debt, including debt that ranks ahead of the Notes.

POTENTIAL INABILITY TO FUND A CHANGE OF CONTROL OFFER

     Upon a change of control, we will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, we cannot assure you that we will have sufficient funds at the time of any change of control to make any required repurchase of the Notes or that restrictions in our Credit Facilities will allow us to make such required repurchases.

ASSET ENCUMBRANCES

     The Notes will not be secured by any of our assets. Our obligations under the Credit Facilities, however, are secured by a first priority security interest in substantially all of our assets. If we become insolvent or are liquidated, or if payment under the Credit Facilities is accelerated, the lenders under the Credit Facilities would be entitled to exercise the remedies available to a secured lender. Accordingly, these lenders will have a claim on substantially all of our assets that will have priority over any claim for payment under the Notes or the Guarantees. In any such event, because the Notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which claims of the holders of the Notes could be satisfied or, if any assets remained, they might be insufficient to satisfy such claims fully. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Certain Indebtedness," "Description of Notes" and the Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Indenture restricts, among other things, our ability to:

           * borrow money;

           * pay dividends on stock or make certain other restricted payments;

           * use assets as security in other transactions;

           * make investments;

           * enter into certain transactions with our affiliates; and

           * sell certain assets or merge with other companies.

If we fail to comply with these covenants, we would be in default under the Indenture, and the principal and accrued interest on the Notes would become due and payable. See "Description of Notes -- Certain Covenants."

     In addition, the Credit Facilities contain many restrictive covenants similar to the Indenture's covenants which, among other things, impose certain limitations on us. The Credit Facilities contain restrictive covenants which are generally more restrictive than those contained in the Indenture. The Credit Facilities also require us to maintain specified consolidated financial ratios and satisfy certain consolidated financial tests. Our ability to meet those financial ratios and financial tests may be affected by events beyond our control, and we cannot assure you that we will meet those tests. If we fail to meet those tests or breach any of the covenants, the lenders under the Credit Facilities could declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If we are unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We cannot assure you that our assets would be sufficient to repay in full such indebtedness or any other indebtedness, including the Notes.

     In addition, if we default under the Indenture, the Credit Facilities or certain instruments governing our other indebtedness, that default could constitute a cross-default under the Indenture, the Credit Facilities or the instruments governing our other indebtedness, as applicable. See "Description of Notes" and "Description of Certain Indebtedness."

FRAUDULENT CONVEYANCE

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if, among other things, any Guarantor, at the time it incurred the debt evidenced by its Guarantee of the Notes:

          * (1) was insolvent or rendered insolvent by reason of such incurrence, or (2) was engaged in a business or transaction for which that Guarantor's remaining assets constituted unreasonably small capital, or (3) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; and

          * that Guarantor received less than reasonably equivalent value or fair consideration for the incurrence of such debt;

then the Guarantee of that Guarantor could be voided, or claims by holders of the Notes under that Guarantee could be subordinated to all other debts of that Guarantor. In addition, any payment by that Guarantor pursuant to its Guarantee could be required to be returned to that Guarantor, or to a fund for the benefit of the creditors of that Guarantor.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a Guarantor would be considered insolvent if:

          * the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets at a fair valuation; or

          * the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

          * it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each Guarantor, after giving effect to the debt incurred by that Guarantor in connection with the Private Debt Offering, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. However, we cannot assure you as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

HOLDING COMPANY STRUCTURE

     The Company is a holding company with no significant assets other than its investments in its subsidiaries. Accordingly, the Company must rely entirely upon distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes. The ability of the subsidiaries of the Company to pay dividends or to make other payments or advances to the Company will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any indebtedness of such subsidiaries (including the Credit Facilities). Although the Indenture limits the ability of such subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments to the Company, such limitations are subject to a number of significant qualifications. See "Description of Notes -- Certain Covenants -- Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries."

SEASONALITY AND OTHER FLUCTUATIONS IN REVENUE AND OPERATING RESULTS

     Our revenue and operating results have varied throughout the year and are expected to continue to fluctuate in the future due to a number of factors, including (1) adverse weather conditions, (2) general economic conditions in the markets where we operate, including changes in national, regional or local construction or industrial activity or increases in prevailing interest rates,
(3) timing of acquisitions and new location openings and related costs, (4) the effectiveness of integrating acquired businesses and new locations, (5) rental patterns of our customers and (6) price changes in response to competitive factors. In addition, we incur various costs in integrating newly acquired or opening locations, and the profitability of a new location is generally expected to be lower in the initial months of operation.

LIABILITY AND INSURANCE

     Our business exposes us to possible claims for personal injury or death resulting from the use of the equipment we rent or sell and from injuries caused in motor vehicle accidents in which our delivery and service personnel are involved. We carry comprehensive insurance, subject to deductibles, at levels we believe are sufficient to cover existing and future claims. Although we have not experienced any material losses that were not covered by insurance, we cannot assure you that existing or future claims will not exceed the level of our insurance or that such insurance will continue to be available on economically reasonable terms, or at all.

ENVIRONMENTAL AND SAFETY REGULATION

     Our equipment, facilities and operations are subject to certain federal, state and local laws and regulations relating to environmental protection and occupational health and safety. These include, among other things, laws and regulations governing wastewater discharges, the use, treatment, storage and disposal of solid and hazardous wastes and materials, air quality and the remediation of contamination associated with the release of hazardous substances. Some of our existing and former locations use and have used, substances, and currently generate or have generated or disposed of wastes, which are or may be considered hazardous or otherwise are subject to applicable environmental requirements.

     In particular, we store and dispense, or have in the past stored and dispensed, petroleum products from above-ground storage tanks and, in certain cases, underground storage tanks at our locations. We also use hazardous materials, including solvents, to clean and maintain equipment, and generate and dispose of solid and hazardous wastes, including batteries, used motor oil, radiator fluid and solvents. In connection with such activities, we have incurred minimal capital expenditures and other compliance costs which are expensed on a current basis and which, to date, have not been material to our financial condition. Based on currently available information, we believe that it is unlikely that we will have to incur material capital expenditures or other material compliance or remediation costs for environmental and safety matters in the foreseeable future. However, we cannot assure you that environmental and safety requirements will not become more stringent or be interpreted and applied more stringently in the future, or that we will not identify adverse environmental conditions that are not currently known to us. Such future changes or interpretations, or the identification of such adverse environmental conditions, could result in additional environmental compliance or remediation costs not currently anticipated by us, which could have a material adverse effect on our business, financial condition, results of operations or prospects. See "Business -- Environmental and Safety Regulation."

DEPENDENCE ON EXECUTIVE OFFICERS AND DIRECTORS

     Our future success depends to a significant extent on retaining the services of certain executive officers and directors. We do not maintain key man insurance. The loss of the services of key employees or directors (whether such loss is through resignation or other causes) or the inability to attract additional qualified personnel could have a material adverse effect on our business, financial condition, results of operations or prospects.

SIGNIFICANT STOCKHOLDERS

     As of December 21, 1998, our executive officers and directors, including H. Wayne Huizenga, beneficially owned approximately 36.5% of our Common Stock. In addition, H. Family Investments, Inc., a Florida corporation controlled by H. Wayne Huizenga, Jr., Mr. Huizenga's son, owned approximately 21.5% of our outstanding Common Stock. As a result, our executive officers and directors are, together with H. Family Investments, Inc., able to exercise controlling influence over the outcome of matters submitted to our stockholders for approval, including the election of directors.

EFFECTS OF YEAR 2000 ISSUE

     Our management information System is being developed to ensure that it is Year 2000 compliant. Although we do not anticipate any material adverse effects from the Year 2000 issue, we cannot assure you that we, or any business we acquire, or any of our customers or vendors will not experience interruptions of operations because of Year 2000 problems. We expect to convert all of the information systems of the businesses we acquire to our System as soon as practicable after each acquisition is completed. However, we cannot assure you that all such systems will be converted prior to December 31, 1999. Although we do not expect to incur significant expense to address the Year 2000 issue beyond our capital investment in the System, Year 2000 problems might require us to incur unanticipated expenses and such expenses could have a material adverse effect on our business, financial condition, results of operations or prospects.

TRADING MARKET FOR THE NOTES

     Prior to this Offering, there has been no trading market for the Notes. We have been advised by the Initial Purchasers that they currently intend to make a market in the Notes; however, the Initial Purchasers are not obligated to do so. Any market-making may be discontinued at any time, and we cannot assure you that an active trading market for the Notes will develop or, if a trading market develops, that it will continue. Further, the liquidity of, and trading market for the Notes may be adversely affected by declines and volatility in the market for high yield securities generally. The liquidity of and trading market for the Notes also may be adversely affected by any changes in our financial performance or prospects or in the prospects for the companies in our industry. We expect that the Notes will be eligible for trading in the PORTAL market. We do not intend to list the Notes or the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), we will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City
time, on           , 1999; provided, however, that if the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $175.0 million aggregate principal amount at maturity of the Old Notes is outstanding. This Prospectus, together
with the Letter of Transmittal, is first being sent on or about   , 1999, to all
Holders of Old Notes known to the Company. Our obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "-- Conditions of the Exchange Offer" below.

     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the Holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder as promptly as practicable after the expiration or termination of the Exchange Offer.

     Old Notes tendered in the Exchange Offer must be in denominations of principal amount at maturity of $1,000 and any integral multiple thereof.

     We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "-- Conditions of the Exchange Offer." The Company will give written or oral notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

RESALE OF NEW NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, including "Shearman & Sterling" (available July 2, 1993), "K-III Communications Corporation" (available May 14,
1993), "Morgan Stanley & Co. Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991) and "Exxon Capital Holdings Corporation" (available May 13, 1988), the Company believes that, except as described below, the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder of such Notes (other than any such Holder which is a broker-dealer or an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that, (i) such New Notes are acquired in the ordinary course of such Holder's business, (ii) such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes, and (iii) such Holder is not engaged in, and does not intend to engage in, a distribution of such New Notes. The Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such other circumstances. By tendering Notes for New Notes, each Holder will represent to the Company, that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes and if such Holder is not a broker-dealer, neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act and
(iii) neither the Holder nor any such person is an affiliate of the Company or the Guarantors as defined in Rule 405 under the Securities Act. In the event that any Holder of Old Notes cannot make the requisite representations to the Company, such Holder cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act. This Prospectus may be used for an offer to resell, resale or other transfer of New Notes only as specifically set forth herein.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes, and that it has not entered into any arrangements or understanding with the Company or any affiliate of the Company to distribute New Notes in connection with any resale of such New Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest at 10 3/8% per annum. Interest on the New Notes will be payable semi-annually, in arrears, on June 15 and December 15 of each year, commencing on June 15, 1999. Holders of New Notes will receive interest on June 15, 1999 from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes from the most recent date to which interest has been paid to the date of exchange thereof for New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal or (in the case of a book-entry transfer) an Agent's Message (as defined) in lieu of such letter of Transmittal, to The Bank of New York (the "Exchange Agent") at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date with the Letter of Transmittal or an Agent's Message in lieu of such Letter of Transmittal, or (iii) the Holder must comply with the guaranteed delivery procedures described below. "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant. THE METHOD OF DELIVERY OF OLD NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined). In the event that signatures on a Letter of Transmittal or a notice of withdrawal as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Note not properly tendered or not accept any particular Old Note which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Note either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Note either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company nor the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney, in either case signed by the registered Holder or Holders exactly as the name or names of the registered Holder or Holders appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "-- Conditions of the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

     For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, (ii) a properly completed and duly executed Letter of Transmittal or an Agent's Message in lieu thereof and (iii) all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder wishes to exchange, such unaccepted or non-exchange Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer promptly after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. Such participant using the Book-Entry Transfer Facility's procedures for transfer should transmit its acceptance to the Book-Entry Transfer Facility on or prior to the Expiration Date or comply with the guaranteed delivery procedures described below. The Book-Entry Transfer Facility will verify such acceptance, execute a book-entry transfer of the tendered Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility and then send to the Exchange Agent confirmation of such book-entry transfer, including the Agent's Message confirming that the Book-Entry Transfer Facility has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce the Letter of Transmittal against such participant. However, although delivery of Old Notes may be effected through book-entry transfer at the

Book-Entry Transfer facility, an Agent's Message and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or there must be compliance with the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If a Holder of Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of the Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of the execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed appropriate Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such Old Notes), (iii) contain a statement that such Holder is withdrawing his election to have such Old Notes exchanged, (iv) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender and (v) specify the name in which such Old Notes are registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may retendered by following the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is not conditioned upon any minimum principal amount at maturity of the Old Notes being tendered for exchange. However, notwithstanding any other provisions of the Exchange Offer, the Company will not be required to accept for exchange, or exchange any New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of any Old Notes for exchange, if:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's sole judgment, might materially impair the ability of the Company to proceed with the Exchange Offer;

     (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statue, rule or regulation is interpreted by the staff of the Commission, which, in the Company's sole judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

     (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders who tendered such Old Notes to withdraw their tendered Old Notes, or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver or any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

EXCHANGE AGENT

     The Bank of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                     BY MAIL:                                        OVERNIGHT COURIER:

               The Bank of New York                                 The Bank of New York
                 Corporate Trust                                       Corporate Trust
            101 Barclay Street -- 21 W                           101 Barclay Street -- 21 W
             New York, New York 10286                             New York, New York 10286
              Attention: Remo Reale                                 Attention: Remo Reale

               BY HAND IN NEW YORK
                 (AS DROP AGENT):
               The Bank of New York
                 Corporate Trust
            101 Barclay Street -- 21 W
             New York, New York 10286
              Attention: Remo Reale

             FACSIMILE TRANSMISSION:                               CONFIRMED BY TELEPHONE:

                   212-815-5915                                         212-815-3703

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses of the Company to be incurred in connection with the Company's performance and completion of the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or on any other persons) will be payable by the tendering Holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the old Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or (iv) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. The Company does not currently anticipate that it will register under the Securities Act the resale of any Old Notes that remain outstanding after consummation of the Exchange Offer (subject to limited exceptions, if applicable).

     Holders of the Old and New Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Indenture.

     Upon consummation of the Exchange Offer, Holders of Old Notes will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Exchange Offer; Registration Rights."

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Old Notes in the Private Debt Offering were approximately $168.8 million (after deducting discounts to the Initial Purchasers and estimated Private Debt Offering expenses). The Company will not receive any proceeds from the Exchange Offer. The net proceeds from the sale of the Old Notes in the Private Debt Offering was used to repay certain acquisition related subordinated debt and repay certain outstanding indebtedness under the Credit Facilities. See "Description of Certain Indebtedness -- Credit Facilities."

                                 CAPITALIZATION

     The following table sets forth the unaudited capitalization of the Company as of September 30, 1998 (i) on a historical basis, (ii) pro forma for the Acquisitions and Changes in Outstanding Indebtedness and (iii) pro forma for the Acquisitions, Changes in Outstanding Indebtedness and as adjusted for the Private Debt Offering and the application of the net proceeds of such offering. This table should be read in conjunction with the Pro Forma Consolidated Financial Statements and the Company's Consolidated Financial Statements included elsewhere in this Prospectus.

                                                                   AS OF SEPTEMBER 30, 1998
                                                              ----------------------------------
                                                                                      PRO FORMA
                                                               ACTUAL    PRO FORMA   AS ADJUSTED
                                                              --------   ---------   -----------
                                                                    (DOLLARS IN THOUSANDS)
Debt:
  Notes payable to financial institutions...................  $262,500   $406,058     $265,408
  Senior equipment obligations and other notes..............    69,346    129,346      129,346
  Subordinated promissory notes.............................     2,955     34,055        5,955
  Subordinated convertible notes............................    55,040     79,208       79,208
  Notes offered hereby......................................        --         --      175,000
                                                              --------   --------     --------
          Total debt........................................   389,841    648,667      654,917
                                                              --------   --------     --------
Stockholders' equity:
  Preferred Stock, $0.01 par value, 5,000,000 shares
     authorized; no shares issued and outstanding...........        --         --           --
  Common Stock, $0.01 par value, 250,000,000 shares
     authorized; 44,360,334 shares issued and outstanding,
     55,628,239 shares issued and outstanding pro
     forma(1)...............................................       444        556          556
  Additional paid-in capital................................   180,460    267,278      267,278
  Retained earnings.........................................     7,855      7,855        7,855
                                                              --------   --------     --------
          Total stockholders' equity........................   188,759    275,689      275,689
                                                              --------   --------     --------
Total capitalization........................................  $578,600   $924,356     $930,606
                                                              ========   ========     ========

---------------

(1) Does not include (i) 1,045,380 shares issuable upon the exercise of outstanding options with exercise prices ranging from $2.96 to $6.69 per share and a weighted average exercise price of $5.27, (ii) 5,000,000 shares reserved for issuance in connection with options that may be granted under the 1998 Stock Option Plan, (iii) 9,099,480 shares issuable upon conversion of certain convertible promissory notes, and (iv) 100,000 shares issuable upon the exercise of outstanding warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations,"
    "Management -- Stock Option Plan," "Certain Relationships and Transactions," and "Description of Certain Indebtedness -- Promissory Notes."

                 SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA
                   FINANCIAL INFORMATION AND OPERATIONS DATA

     The following selected consolidated financial information summarizes (i) the statement of operations data and balance sheet data for the Predecessor Company as of and for the fiscal years ended March 31, 1994 and 1995, and the selected balance sheet data as of March 31, 1996, which have been derived from the unaudited consolidated financial statements of the Predecessor Company not included herein, (ii) the statement of operations data for the Predecessor Company for the fiscal years ended March 31, 1996 and 1997 and the five months ended August 31, 1997 and the selected balance sheet data as of March 31, 1997 and August 31, 1997, which have been derived from the audited consolidated financial statements of the Predecessor Company included elsewhere in this Prospectus, (iii) the statement of operations data of the Company for the period from August 14, 1997 (inception) through December 31, 1997, and selected balance sheet data as of December 31, 1997, which have been derived from the audited consolidated financial statements of the Company appearing elsewhere in this Prospectus, (iv) the consolidated statement of operations data of the Company for the nine months ended September 30, 1998 and the selected balance sheet data as of September 30, 1998, which have been derived from the unaudited consolidated financial statements of the Company included elsewhere in this Prospectus which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Company's results of operations and financial position at such date and for such period, and (v) the pro forma consolidated statement of operations data for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998 and selected pro forma balance sheet data as of September 30, 1998, which has been derived from the unaudited pro forma consolidated financial statements included elsewhere in this Prospectus. The other data has been derived from the consolidated financial statements referred to above for the applicable periods. The selected consolidated historical and pro forma financial information and operating data presented below should be read in conjunction with the Company's Consolidated Financial Statements, the unaudited pro forma consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus.

                                               PREDECESSOR COMPANY                        THE COMPANY(1)
                                 ------------------------------------------------   ---------------------------

                                                                                     AUGUST 14      PRO FORMA
                                                                        APRIL 1     (INCEPTION)    AS ADJUSTED
                                     FISCAL YEAR ENDED MARCH 31,        THROUGH       THROUGH       YEAR ENDED
                                 -----------------------------------   AUGUST 31,   DECEMBER 31,   DECEMBER 31,
                                  1994     1995     1996      1997        1997          1997         1997(2)
                                 ------   ------   -------   -------   ----------   ------------   ------------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue:
 Equipment rentals.............  $5,376   $7,237   $11,871   $15,328    $ 8,515       $ 7,410        $242,759
 Sales of equipment, parts and
   supplies....................   1,768    2,367     4,302     4,177      1,205         1,895         158,215
                                 ------   ------   -------   -------    -------       -------        --------
       Total revenue...........   7,144    9,604    16,173    19,505      9,720         9,305         400,974
Cost of revenue:
 Cost of equipment rentals,
   excluding depreciation......   2,549    3,442     4,380     6,029      2,193         2,196          89,055
 Rental equipment
   depreciation(4).............     598    1,842     2,053     3,465      1,848         1,526          47,984
 Cost of sales of equipment,
   parts and supplies..........   1,919    1,156     4,491     2,791        984         1,691         111,907
                                 ------   ------   -------   -------    -------       -------        --------
       Total cost of revenue...   5,066    6,440    10,924    12,285      5,025         5,413         248,946
                                 ------   ------   -------   -------    -------       -------        --------
Gross profit...................   2,078    3,164     5,249     7,220      4,695         3,892         152,028
Selling, general and
 administrative expenses.......     865    1,634     2,972     3,564      1,683         1,081          65,618
Non-rental equipment
 depreciation and
 amortization(4)...............      53      162       180       238        115           284          14,908
                                 ------   ------   -------   -------    -------       -------        --------
Operating income...............   1,160    1,368     2,097     3,418      2,897         2,527          71,502
                                 ------   ------   -------   -------    -------       -------        --------
Other (income)/expense:
 Interest expense..............     162      239       583       866        580           760          51,450
 Other (income)/expense, net...     (96)    (353)     (196)     (203)        62            --          (1,170)
                                 ------   ------   -------   -------    -------       -------        --------
                                     66     (114)      387       663        642           760          50,280
                                 ------   ------   -------   -------    -------       -------        --------
Income before provision for
 income taxes..................   1,094    1,482     1,710     2,755      2,255         1,767          21,222
 Provision for income taxes....     438      593       732     1,128        939           766           8,913
                                 ------   ------   -------   -------    -------       -------        --------
Net income.....................  $  656   $  889   $   978   $ 1,627    $ 1,316       $ 1,001        $ 12,309
                                 ======   ======   =======   =======    =======       =======        ========
Basic and diluted earnings per
 share(5)......................                                                       $  0.04        $   0.22
                                                                                      =======        ========
OTHER DATA:
 EBITDA(6).....................  $1,907   $3,725   $ 4,526   $ 7,324    $ 4,798       $ 4,337        $135,564
 EBITDA Margin(7)..............    26.7%    38.8%     28.0%     37.5%      49.4%         46.6%           33.8%
 Ratio of EBITDA to interest
   expense.....................                                                                           2.6x
 Ratio of earnings to fixed
   charges(8)..................     6.5x     5.6x      3.0x      3.2x       4.1x          3.0x            1.4x
 Rental equipment
   purchases(9)................  $   --   $   --   $ 8,799   $ 8,101    $ 1,775       $ 2,461        $170,741
 Amortization of goodwill(4)...      --       --        --        --         --           166          11,597
 Depreciation and other
   amortization................     651    2,004     2,233     3,703      1,963         1,644          51,295

                                                 THE COMPANY(1)
                                 -----------------------------------------------
                                                      PRO FORMA AS ADJUSTED
                                                  ------------------------------
                                                                      TWELVE
                                  NINE MONTHS      NINE MONTHS        MONTHS
                                     ENDED            ENDED            ENDED
                                 SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                     1998            1998(2)        1998(2)(3)
                                 -------------    -------------    -------------
                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue:
 Equipment rentals.............    $ 73,644         $218,904         $282,634
 Sales of equipment, parts and
   supplies....................      39,084          117,863          158,765
                                   --------         --------         --------
       Total revenue...........     112,728          336,767          441,399
Cost of revenue:
 Cost of equipment rentals,
   excluding depreciation......      25,195           79,237           99,921
 Rental equipment
   depreciation(4).............      13,555           38,905           50,825
 Cost of sales of equipment,
   parts and supplies..........      28,090           81,321          112,082
                                   --------         --------         --------
       Total cost of revenue...      66,840          199,463          262,828
                                   --------         --------         --------
Gross profit...................      45,888          137,304          178,571
Selling, general and
 administrative expenses.......      22,287           57,121           76,250
Non-rental equipment
 depreciation and
 amortization(4)...............       2,931           11,486           15,271
                                   --------         --------         --------
Operating income...............      20,670           68,697           87,050
                                   --------         --------         --------
Other (income)/expense:
 Interest expense..............       9,391           41,985           55,300
 Other (income)/expense, net...        (538)            (630)            (377)
                                   --------         --------         --------
                                      8,853           41,355           54,923
                                   --------         --------         --------
Income before provision for
 income taxes..................      11,817           27,342           32,127
 Provision for income taxes....       4,963           11,483           13,493
                                   --------         --------         --------
Net income.....................    $  6,854         $ 15,859         $ 18,634
                                   ========         ========         ========
Basic and diluted earnings per
 share(5)......................    $   0.23         $   0.28         $   0.33
                                   ========         ========         ========
OTHER DATA:
 EBITDA(6).....................    $ 37,694         $119,718         $153,520
 EBITDA Margin(7)..............        33.4%            35.5%           34.8%
 Ratio of EBITDA to interest
   expense.....................                                           2.8x
 Ratio of earnings to fixed
   charges(8)..................         2.0x             1.6x             1.5x
 Rental equipment
   purchases(9)................    $ 76,816         $175,309         $220,211
 Amortization of goodwill(4)...       1,961            8,698           11,597
 Depreciation and other
   amortization................      14,525           41,693           54,496

                                                PREDECESSOR COMPANY                                  THE COMPANY
                                 -------------------------------------------------   --------------------------------------------
                                                                                                                      PRO FORMA
                                                                                                                     AS ADJUSTED
                                           AS OF MARCH 31,                AS OF         AS OF           AS OF           AS OF
                                 ------------------------------------   AUGUST 31,   DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                  1994     1995      1996      1997        1997          1997           1998           1998(2)
                                 ------   -------   -------   -------   ----------   ------------   -------------   -------------
                                                                      (DOLLARS IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
 Rental equipment, net.........  $3,244   $ 8,907   $14,722   $21,789    $21,886       $30,619        $316,824       $  420,591
 Goodwill, net.................      --        --        --        --         --        36,686         244,935          462,386
 Total assets..................   5,888    10,948    17,423    27,614     29,088        79,157         662,850        1,036,065
 Total debt....................   3,595     5,871     9,944    16,100     16,559        42,928         389,841          654,917
 Stockholders' equity..........   1,206     1,862     2,840     4,467      5,768        26,001         188,759          275,689

---------------

(1)The Acquisitions have been accounted for as purchases and, accordingly, the operations of the acquired businesses are included in the statement of operations data and other data from the date of acquisition.
(2)The pro forma as adjusted statement of operations data for the year ended December 31, 1997 and the nine and twelve months ended September 30, 1998 and the pro forma as adjusted selected balance sheet data as of September 30, 1998 give effect to the Acquisitions, the Founders' Additional Contribution, the Common Stock Private Placement, the Initial Public Offering, the Changes in Outstanding Indebtedness, the Private Debt Offering, and the application of the net proceeds of such offering as described in the "Pro Forma Consolidated Financial Statements" as if such transactions had occurred on the first day of the period presented, and in the case of the pro forma as adjusted balance sheet data, as of September 30, 1998. See "Use of Proceeds," "Risk Factors -- Substantial Debt," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Relationship and Transactions" and the Company's pro forma and historical financial statements and related notes.
(3)The unaudited pro forma as adjusted statement of operations data for the twelve months ended September 30, 1998 includes the historical results of the Company for the twelve months ended September 30, 1998 and the results of the Acquisitions from the effective date of their acquisition by the

   Company, and gives effect to the applicable 1997 Pro Forma Combined Acquisitions and the applicable 1998 Pro Forma Combined Acquisitions described in "Unaudited Pro Forma Consolidated Financial Statements," as if these transactions had occurred on October 1, 1997. The results of the Acquisitions subsequent to the dates of their acquisition are included in the historical results of the Company.

   In addition, the unaudited pro forma as adjusted consolidated statement of operations data for the twelve months ended September 30, 1998 gives additional effect to the following, as if such transactions had occurred on October 1, 1997:

    a. Adjustment to historical lease expense on rental equipment resulting from the termination of certain leases which occurred in connection with the Acquisitions (decrease of $2.9 million in cost of revenue).

    b. Adjustment to the historical rental equipment depreciation recorded to conform to the Company's accounting policies. Adjustment is based on the estimated fair value of rental equipment acquired using estimated useful lives ranging from two to ten years on the straight-line method with salvage values ranging from zero to ten percent of cost (decrease of $20.9 million in rental depreciation expense).

    c. Adjustment to reduce historical compensation and benefits of certain former owners and executives of the acquired businesses to amounts consistent with employment agreements entered into between the certain owners and executives and the Company, as well as the elimination of certain private company business expenses that will not be incurred by the Company (decrease of $11.8 million in selling, general and administration expenses).

    d. Adjustment to historical facility lease expense to reflect the increase in current lease payments in excess of historical amounts (increase of $0.6 million in selling, general and administrative expenses).

    e. Adjustment to historical property and equipment depreciation recorded to conform to the Company's accounting policies. Adjustment is based on the estimated fair value of property and equipment acquired using estimated useful lives ranging from three to 39 years on the straight-line method (decrease of $0.8 million in depreciation and amortization of non-rental property and equipment).

    f. Adjustment to recognize the amortization of goodwill and non-compete agreements using an estimated useful life of 40 and five years, respectively. Management believes that 40 years is a reasonable life for goodwill in light of the characteristics of the equipment rental industry such as the lack of dependence on technological change, the many years that the industry has been in existence, the current trend towards the outsourcing of equipment, the recent double digit annual growth rate and the stable nature of the customer base. In addition, the Company has focused on acquiring well-established companies that have been in existence for many years (increase of $9.3 million in non-rental property and equipment, depreciation and amortization).

    g. Adjustment to record interest on borrowings under the Credit Facilities and notes issued to former owners of the acquired businesses, net of interest related to debt not assumed or paid off at acquisition. The interest rate on the Credit Facilities is determined using a base rate plus a spread based on certain financial performance ratios. Based on current market rates, an incremental borrowing rate of 8.1% was used to determine interest expense. A change of one-eighth of a percent would result in a $0.3 million reduction or increase in the pro forma adjustment to annual interest expense (increase of $20.7 million in interest expense).

    h. To eliminate historical gains related to assets not acquired (increase of $0.3 million in other (income)/expense).

    i. To record a provision (benefit) for income taxes at an expected effective rate of 42%.

    j.To record interest expense and amortization of debt issuance cost related to the Private Debt Offering (increase of $5.1 million in interest expense).

    These pro forma adjustments represent, in the opinion of management, all adjustments necessary to present fairly the Company's pro forma results of operations for the twelve months ended September 30, 1998, and are based upon available information and certain assumptions considered reasonable under the circumstances. The unaudited pro forma consolidated financial data presented herein does not purport to present what the Company's results of operations would actually have been had such events leading to the pro forma adjustments in fact occurred at the beginning of the period indicated or to project the Company's financial position or results of operations for any future date or period.
(4) The amortization period for rental equipment depreciation ranges from two to ten years. The amortization period for goodwill is 40 years.
(5) Earnings per share data is not included for the Predecessor Company on a historical basis as such information would not be representative of the capital structure of the Company after this Offering.
(6) EBITDA represents earnings before interest expense, taxes, depreciation and amortization. EBITDA is used by certain investors as an indicator of a company's historical ability to service debt. However, EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (i) operating income (as determined by GAAP), as an indicator of operating performance or (ii) cash flows from operating, investing and financing activities (as determined by GAAP) and is thus susceptible to varying calculations. EBITDA as presented may not be comparable to other similarly titled measures of other companies.
(7) EBITDA margin represents EBITDA as a percentage of total revenue.
(8) For purposes of determining the ratio of earnings to fixed charges, (i) earnings consist of income before income taxes plus fixed charges and (ii) fixed charges consists of interest expense, amortization of debt issuance costs, and the estimated portion of rental expense.
(9) Rental equipment purchases represent the purchase price of rental equipment inventory acquired during the period.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the Company's consolidated results of operations and financial condition should be read in conjunction with the Consolidated Financial Statements, and the unaudited Pro Forma Consolidated Financial Information and the "Selected Consolidated Historical and Pro Forma Consolidated Financial Information and Operating Data" included elsewhere in this Prospectus.

GENERAL

     NationsRent is one of the fastest growing equipment rental companies in the United States. The Company is taking advantage of the fragmentation in the equipment rental industry and the absence of an equipment rental company with significant market share to achieve a leading market position by creating an integrated network of nationally branded locations offering broad product selection and superior customer service. NationsRent has become a leading provider of rental equipment in selected markets as a result of its strategy to acquire core businesses and open or acquire new locations concentrated around those businesses. The Company believes that this "cluster" strategy enables it to (i) increase profitability in its acquired stores and (ii) achieve profitability in its newly opened locations more quickly than its competitors. By implementing the cluster strategy and branding the equipment fleet offered at the Company's locations, NationsRent is able to provide a full range of rental equipment to customers with a wide variety of equipment rental needs.

     NationsRent seeks to acquire businesses that have (i) strong positions in their geographic market, (ii) experienced local management teams that will continue to work with the Company following the acquisition, (iii) high quality rental equipment inventory and (iv) physical and operating characteristics that are suited to conversion to the NationsRent format. Since its formation in August 1997, NationsRent consummated the acquisition of 32 equipment rental businesses with 132 locations in Alabama, Florida, Georgia, Indiana, Kentucky, Louisiana, Michigan, Ohio, Pennsylvania, Tennessee, Texas and West Virginia. The aggregate consideration paid by the Company in these 32 acquisitions was approximately $586.2 million and consisted of approximately (i) $365.9 million in cash, (ii) $5.9 million of future non-contingent contractual cash payments
(iii) $38.6 million of subordinated promissory notes, (iv) $129.6 million of convertible subordinated promissory notes, (v) 5,553,023 shares of Common Stock and (vi) warrants to purchase 100,000 shares of Common Stock at the initial public offering price. In addition, the Company repaid or assumed certain outstanding indebtedness of the acquired businesses. The cash portion of the consideration paid has been funded with equity contributions and borrowings under the Credit Facilities.

     After making an acquisition, the Company converts acquired locations to the NationsRent format. The cost of converting an acquired location to the NationsRent format varies depending on the physical properties of the acquired location and the condition, breadth and depth of rental equipment inventory at such location, which are factors considered in the selection and pricing of acquisition candidates. Once NationsRent has established a presence in a particular market, it may open new locations in that geographic area or adjacent areas. Since August 1997, the Company has opened six new locations. The Company does not plan to open any additional new locations in 1998. However, the Company continues to evaluate the need for new locations as it acquires equipment rental companies in new markets. The cost of opening the Company's six new locations has varied depending on whether the Company has leased or purchased the underlying real property, the size of the location and the breadth and depth of inventory at each location. See "-- Liquidity and Capital Resources." The average cost incurred by the Company through September 30, 1998 to open new locations was approximately $2.6 million per location. The Company's new locations have on average achieved profitability within approximately five months of their opening.

     The Company derives its revenue from (i) equipment rental (65% of total revenue for the nine months ended September 30, 1998), (ii) sale of used equipment (12%), (iii) sale of new equipment (12%) and (iv) sale of spare parts and supplies, maintenance and repair services (11% in the aggregate, no single item of which accounts for more than 10% of total revenue). The growth of rental revenue is dependent on several factors including demand for rental equipment, the amount and quality of equipment available for rent, rental rates and general economic conditions. Revenue generated from the sale of used equipment is affected by price, general economic conditions and the condition of the equipment. Revenue from the sale of new equipment is affected by price and general economic conditions. Revenue from the sale of spare parts and supplies, maintenance and repair services is primarily affected by equipment rental and sales volume.

     The principal components of the Company's cost of revenue include depreciation of rental equipment, costs of new and used equipment sold, personnel costs, occupancy costs, repair and maintenance costs and vehicle operations. Rental equipment depreciation is calculated using the straight-line method over the estimated useful life of such equipment. The range of useful lives estimated by management for rental equipment is two to eight years and is depreciated to a salvage value of zero to ten percent of original cost. Certain lift equipment is depreciated over a ten-year period.

     Selling, general and administrative expense includes management salaries, advertising and marketing, travel, administrative and clerical salaries and data processing.

     Non-rental equipment depreciation and amortization includes the depreciation of fixed assets that are not offered for rent, amortization of leasehold improvements and amortization of intangible assets related to the acquired businesses.

     The acquisitions completed in 1997 have resulted in a significantly altered cost structure of the Predecessor Company primarily due to changes to owners' compensation, depreciation methodologies, interest expense and real estate costs. The Company believes that the pre-acquisition historical results of the acquired businesses are not indicative of future results. In addition, since the Company was only in operation for approximately one month during 1997, meaningful comparison to prior year can not be made. As such, the following discussion of the historical and pro forma results of operations does not set forth any prior year comparisons.

     The following table sets forth, for the periods indicated, information derived from the historical and pro forma consolidated statements of operations of the Company expressed as a percentage of total revenue.

                                                  HISTORICAL
                                                  AUGUST 14       PRO FORMA       NINE MONTHS ENDED
                                                 (INCEPTION)         YEAR        SEPTEMBER 30, 1998
                                                      TO            ENDED        -------------------
                                                 DECEMBER 31,    DECEMBER 31,                   PRO
                                                     1997            1997        HISTORICAL    FORMA
                                                 ------------    ------------    ----------    -----
Revenue:
  Equipment rentals............................       79.6%           60.5%          65.3%      65.0%
  Sales of equipment, parts and supplies.......       20.4            39.5           34.7       35.0
                                                    ------          ------         ------      -----
          Total revenue........................      100.0           100.0          100.0      100.0
Cost of revenue:
  Cost of equipment rentals, excluding
     depreciation..............................       23.6            22.2           22.4       23.5
  Rental equipment depreciation................       16.4            12.0           12.0       11.6
  Cost of sales of equipment, parts and
     supplies..................................       18.2            27.9           24.9       24.1
                                                    ------          ------         ------      -----
          Total cost of revenue................       58.2            62.1           59.3       59.2
                                                    ------          ------         ------      -----
Gross profit...................................       41.8            37.9           40.7       40.8
Selling, general and administrative expenses...       11.6            16.4           19.8       17.0
Non-rental equipment depreciation and
  amortization.................................        3.0             3.7            2.6        3.4
                                                    ------          ------         ------      -----
Operating income...............................       27.2%           17.8%          18.3%      20.4%
                                                    ======          ======         ======      =====

HISTORICAL RESULTS OF OPERATIONS

  Nine Months Ended September 30, 1998

     Revenue. The following table sets forth the Company's revenue by type for the nine months ended September 30, 1998 (in thousands, except percentages):

                                                                   NINE MONTHS ENDED
                                                                  SEPTEMBER 30, 1998
                                                                  -------------------
Equipment rentals...........................................       $ 73,644       65%
Sales of equipment, parts, and supplies.....................         39,084       35
                                                                   --------      ---
                                                                   $112,728      100%
                                                                   ========      ===

     Equipment rental revenue as a percentage of total revenue was 65% for the nine months ended September 30, 1998. The Company continues to expand its rental equipment inventory at its current locations and has targeted equipment rental revenue as a percentage of total revenue to be greater than 60%. Equipment revenue as a percentage of total revenue exceeded 60% for the nine months ended September 30, 1998, due to expansion of the rental fleet as well as the deferral of used equipment sales scheduled for the end of the third quarter to the fourth quarter of 1998.

     Gross Profit. Gross profit for the nine months ended September 30, 1998 was $45.9 million or 40.7% of revenue.

     Operating Expenses. Selling, general and administrative expenses for the nine months ended September 30, 1998 were $22.3 million or 19.8% of revenue. Non-rental equipment depreciation and amortization for the nine months ended September 30, 1998 was $2.9 million or 2.6% of revenue.

     Other Income and Expense. Interest expense for the nine months ended September 30, 1998 was $9.4 million or 8.3% of revenue. Interest expense is primarily attributable to the Company's Credit Facilities and subordinated notes issued for acquisitions.

     Income Taxes. The Company's effective income tax rate for the nine months ended September 30, 1998 was 42%. The amount above statutory income tax rates is attributable to non-deductible goodwill amortization for federal income tax purposes.

PRO FORMA RESULTS OF OPERATIONS

 Pro Forma Nine Months Ended September 30, 1998

     Revenue. Total revenue for the nine months ended September 30, 1998 was $336.8 million.

     Gross Profit. Gross profit for the nine months ended September 30, 1998 was $137.3 million, or 40.8% of total revenue.

     Total Selling, General and Administrative Expenses. Selling, general and administrative expenses for the nine months ended September 30, 1998 was $57.1 million, or a 17.0% of total revenue.

     Operating Income. Operating income for the nine months ended September 30, 1998 was $68.7 million, or 20.4% of total revenue.

  Pro Forma Year Ended December 31, 1997

     Revenue. Total revenue for the year ended December 31, 1997 was $401.0 million.

     Gross Profit. Gross profit for the year ended December 31, 1997 was $152.0 million, or 37.9% of total revenue.

     Total Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1997 were $65.6 million, or 16.4% of total revenue.

     Operating Income. Operating income for the year ended December 31, 1997 was $71.5 million, or 17.8% of total revenue.

HISTORICAL RESULTS OF OPERATIONS -- PREDECESSOR COMPANY

 Fiscal Year Ended March 31, 1997 ("Fiscal 1997") as Compared to
  Fiscal Year Ended March 31, 1996 ("Fiscal 1996")

     Revenue. Total revenue for Fiscal 1997 increased 20.6% to $19.5 million from $16.2 million in Fiscal 1996. This increase was primarily attributable to a 29.1% increase in equipment rental revenue. Equipment rental revenue increased as a result of the increased selection and availability of rental equipment and from the opening of two new locations during Fiscal 1997.

     Gross Profit. Gross profit for Fiscal 1997 increased 37.6% to $7.2 million from $5.2 million in Fiscal 1996. Gross margin increased from 32.5% in Fiscal 1996 to 37.0% in Fiscal 1997. This improvement primarily resulted from increased margins on the sale of used equipment.

     Total Selling, General and Administrative Expenses. Selling, general and administrative expenses for Fiscal 1997 increased 20.6% to $3.8 million from $3.2 million in Fiscal 1996. As a percentage of total revenue, these costs were 19.5% in Fiscal 1996 compared with 19.5% in Fiscal 1997. The increase in selling, general and administrative expenses was primarily attributable to additional administrative staff hired and growth in business volume during Fiscal 1997. In addition, the Company incurred additional non-rental depreciation expense attributable to an increase in property, plant and equipment as a result of the two locations opened during Fiscal 1997.

     Operating Income. As a result of the foregoing, operating income increased 63.0% from $2.1 million for Fiscal 1996 to $3.4 million in Fiscal 1997. Operating income margin increased from 13.0% in Fiscal 1996 to 17.5% in Fiscal 1997.

     Other Expense. Other expense for Fiscal 1997 increased to $0.7 million from $0.4 million in Fiscal 1996. This increase was primarily attributable to an increase in debt and related interest expense which resulted from the Company's increased financing of rental equipment asset purchases.

     Income Tax Expense. Income tax expense was $1.1 million for Fiscal 1997, compared to $0.7 million in Fiscal 1996. The Company's effective tax rate was 40.9% for Fiscal 1997, compared to 42.8% for the same period in Fiscal 1996.

     Net Income. Net income for Fiscal 1997 increased 66.4% to $1.6 million from $1.0 million for Fiscal 1996 for the aforementioned reasons. Net income as a percentage of revenue was 8.3% for Fiscal 1997 compared with 6.1% for Fiscal 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary uses of cash have been the funding of acquisitions and capital expenditures. To date, the Company has funded its cash requirements with (i) borrowings under the Credit Facilities, (ii) $48.4 million of equity contributions from the founders of the Company, (iii) $27.6 million of proceeds from a private placement of Common Stock, (iv) $95.7 million (after deducting underwriting discounts and commissions and offering expenses) from its Initial Public Offering of 13,000,000 shares of Common Stock at $8.00 per share, and (v) the use of equipment leases.

     The Company's net cash provided by operations was $39.3 million for the nine months ended September 30, 1998. Net cash used in investing activities was $278.0 million for the nine months ended September 30, 1998. Cash used in investing activities in the first nine months of 1998 was primarily a result of cash consideration of $208.0 million for the acquisition of businesses, net of cash acquired and $76.8 million for purchases of rental equipment. Cash provided by financing activities during this period was $246.4 million for the nine months ended September 30, 1998. Cash provided by financing activities was primarily a result of (i) $23.4 million of additional equity contributions from the Company's founders, (ii) $27.6 million in proceeds from a private placement of Common Stock, (iii) $95.7 million (after deducting underwriting discounts and commissions and offering expenses) from its Initial Public Offering of 13,000,000 shares of Common Stock at $8.00 per share, and (iv) borrowings under the Company's Credit Facilities.

     In September 1998, the Company amended its Credit Facilities to increase the facilities to include the $175.0 million Term Loan in addition to its existing $260.0 million Revolving Line of Credit. Recently, the Credit Facilities were amended further to allow the administrative agent to reallocate the aggregate dollar amounts of the bank commitments between the Revolving Line of Credit and the Term Loan, provided that the aggregate commitment may not be more than $435.0 million and the aggregate commitment under the Revolving Line of Credit may not be less than $260.0 million. The Revolving Line of Credit has a three-year term scheduled to expire in June 2001 and the Term Loan has a six-year term scheduled to expire in September 2004. The Credit Facilities can be used to complete permitted acquisitions, make capital expenditures, enter into standby letters of credit, or for working capital and other general corporate purposes. Borrowings under the Revolving Line of Credit bear interest at either the BankBoston, N.A. base rate plus a percentage ranging from 0.00% to 0.50% or, at the Company's option, the Eurodollar market rate plus a percentage ranging from 2.00% to 2.75%. The Term Loan bears interest ranging from 3.00% to 3.25% over the Eurodollar market rate. The percentage over the BankBoston, N.A. base rate or the Eurodollar market rate is based on the Company's financial performance as measured by the total funded debt ratio. The Credit Facilities are secured by a security interest in substantially all of the assets of the Company. The Credit Facilities also impose, among other covenants, a tangible assets to senior debt covenant, a restriction on all of the Company's retained earnings including the declaration and payment of cash dividends, consent requirements on certain acquisitions and a restriction on the ratio of total funded debt to earnings before interest, income taxes, depreciation and amortization. On September 30, 1998, $87.5 million and $175.0 million of cash borrowings were outstanding under the Revolving Line of Credit and Term Loan, respectively.

     In December 1998, the Company completed its Private Debt Offering in which it raised net proceeds of approximately $168.8 million (after the Initial Purchasers' discounts and commissions and paying other estimated expenses) through the sale of the Old Notes. The Company used the net proceeds from the Private Debt Offering to repay certain subordinated acquisition debt and certain outstanding indebtedness under its Credit Facilities.

     The Company's short-term cash requirements for its existing operations consist of (i) capital expenditures to maintain, modernize and expand its rental equipment inventory, (ii) working capital requirements, and (iii) operating activities such as repair and maintenance of rental equipment, purchase of merchandise inventory and other operating activities. The Company estimates that equipment expenditures for its existing locations, locations under agreements to be acquired and for new store openings will be in the range of $150.0 million to $200.0 million (approximately one-third of which is to replace existing rental equipment), net of proceeds from used equipment sales, over the next 12 months. In addition, the Company believes that it will be required to make equipment expenditures in connection with new acquisitions. The Company believes that it will be able to finance its short-term cash needs through borrowings under the Credit Facilities, the use of equipment leases and cash generated from operations. The Company estimates that such sources will be sufficient to fund the cash required for the Company's existing operations for at least 12 months.

     During the nine months ended September 30, 1998, the Company opened six new locations within identified "clusters." The Company estimates that the aggregate capital costs associated with each such new location will be in the range of $2.0 million to $4.5 million. The Company believes that cash generated from operations and borrowings under the Credit Facilities will be sufficient to fund these costs without additional debt or equity financings.

     The Company has customized a management information system that became operational at certain locations in the fourth quarter of 1998. The Company estimates the total cost of installation of the System at the Company's existing locations will range between $5.0 million and $7.0 million and believes cash generated from operations and borrowings under the Credit Facilities will be sufficient to fund these costs. The Company expects that the incremental costs of installation of the System at additional locations will not be significant on a per location basis.

     The Company plans to continue its acquisition strategy and expects to finance future acquisitions using cash, capital stock, notes and/or assumption of indebtedness. To fully implement its growth strategy and meet the resulting capital requirements, the Company will be required to increase amounts available under the Credit Facilities, issue future debt instruments or raise additional capital through equity financings. There can be no assurance that any such increase to the Credit Facilities will be available or, if available, will be on terms satisfactory to the Company, or that the Company will be able to successfully complete any future debt or equity financings.

SEASONALITY AND FLUCTUATIONS IN OPERATING RESULTS

     The Company's revenue and income are dependent upon activity in the construction industry in the markets served by the Company. Construction activity is dependent upon weather and other seasonal factors affecting construction in the geographic areas where the Company has operations. Because of this variability in demand, the Company's quarterly revenue may fluctuate, and revenue for the first quarter of each year can be expected to be lower than the remaining quarters. Although the Company believes that the historical trend in quarterly revenue for the second, third and fourth quarters of each year is generally higher than the first quarter, there can be no assurance that this will occur in future periods. Accordingly, quarterly or other interim results should not be considered indicative of results to be expected for any other quarter or for a full year.

     Operating results may fluctuate due to other factors including, but not limited to (i) changes in general economic conditions including changes in national, regional or local construction or industrial activities, (ii) the timing of acquisitions and opening of new locations, (iii) the timing of expenditures for new rental equipment and the disposition of used equipment,
(iv) competitive pricing pressures and (v) changes in interest rates.

     The Company will incur significant expenses in opening new locations, such as employee training, marketing and facility set-up costs. Initially, new locations may generate lower operating margins than established locations and may operate at a loss. In addition, when the Company purchases new rental equipment, the depreciation related to such equipment may contribute to near-term margin decline, because such equipment may not initially generate revenue at a rate that is sufficient to match such increased depreciation expense. As such, the opening of new rental locations and the purchase of new equipment to expand the Company's current rental equipment inventory may reduce the Company's operating margins during a start-up period.

INFLATION

     The Company does not believe that inflation has been a significant factor to the cost of its operations or the operations of the Predecessor Company.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company adopted SFAS No. 130 during the quarter ended June 30, 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of financial statements. The objective of SFAS No. 130 is to report a measure (comprehensive income) of all changes in equity of an enterprise that result from transactions and other economic events in a period other than transactions with owners. The adoption of SFAS 130 did not have a material impact on the Company's consolidated financial statements, as comprehensive income was equal to net income for all periods presented. The Company is currently evaluating the reporting formats recommended under this Statement. SFAS No. 131 establishes a new method by which companies will report operating segment information. This method requires disclosure of information which is based on the manner in which management organizes the segments within a company for making operating decisions and assessing performance. The Company continues to evaluate the provisions of SFAS No. 131 and, upon adoption, the Company may report operating segments.

     In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 establishes criteria for determining which costs of developing or obtaining internal-use computer software should be charged to expense and which should be capitalized. SOP 98-1 is effective for all transactions entered into in fiscal years beginning after December 15, 1998. The Company does not believe that the adoption of SOP 98-1 will have a material effect on the Company's financial position or results of operations.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5. SOP 98-5 requires that all non-governmental entities expense costs of start-up activities, including pre-operating, pre-opening and organization activities, as those costs are incurred. In the opinion of management, the adoption of this Statement will not have a material effect on the Company's financial position or results of operations.

YEAR 2000

     Since many computer systems and other equipment with embedded chips or processors use only two digits to represent the year, these systems may be unable to process accurately certain data before, during or after the year 2000. As a result, business and governmental entities are at risk for possible miscalculations or systems failures causing disruptions in their business operations. This is commonly known as the "Year 2000" issue.

     The Company began developing its own management information System during the second quarter of 1998. The Company's System has been developed to ensure that it is Year 2000 compliant. In October 1998, the Company began converting its operations to the new System and has converted eight of its locations. The Company expects to have all of its current operations converted to the new System by the end of the second quarter of 1999.

     Although the Company does not believe it will suffer any material effects from the Year 2000 issue in its current operations, there can be no assurance that the Company will be able to convert the systems of future acquisitions in a timely manner to avoid any Year 2000 issues. The Company intends to convert all of the systems of the businesses it acquires to the Company's System as soon as practicable after each acquisition is completed. There can be no assurance, however, that all such systems will be converted prior to December 31, 1999.

     The Company relies on third-party suppliers for operating supplies, merchandise for resale, utilities, transportation, equipment for rent and retail sales and other key services. Interruption of any such third-party's operations due to Year 2000 issues could have a material adverse effect on the Company's operations. The Company has begun efforts to evaluate the progress of the Company's critical third-party suppliers relative to their Year 2000 issues. This evaluation process is scheduled for completion by the end of the second quarter in 1999.

     The Company is also dependent upon its customers for revenue and cash flow. Year 2000 interruptions in the Company's customers' operations could result in reduced revenue, decreased utilization of rental equipment, increased inventory levels of merchandise, increased accounts receivable levels and cash flow reductions. The Company has a very broad customer base which should minimize the impact of isolated failures of its customers' systems. The Company has begun efforts to evaluate the progress of its critical customers' relative to their Year 2000 issues. This evaluation process is scheduled for completion by the end of the second quarter in 1999.

     Contingency plans for Year 2000-related interruptions are being developed and will include, but not be limited to, the development of emergency backup and recovery procedures for lost data, development of plans as a result the Company's assessment of customer Year 2000 issues, identification of alternate suppliers, acceleration of the time it takes to convert newly acquired locations from their systems to the Company's System and increasing inventory levels of critical supplies and rental equipment. All plans are expected to be completed by the end of the second quarter in 1999. These activities are intended to provide a means of managing risk, but cannot eliminate the potential for disruption due to third-party failure.

     Although the Company does not expect to incur significant expense to address the Year 2000 issue beyond its capital investment in its System, Year 2000 problems might require the Company to incur unanticipated expenses which could have a material adverse effect on the Company's business, financial condition, results of operations or prospects.

     The Company's Year 2000 efforts are ongoing and its overall plan, as well as the consideration of contingency plans, will continue to evolve as new information becomes available. While the Company anticipates no material interruption of its business activities, the failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect the Company's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers and customers, the Company is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on the Company's results of operations, liquidity or financial condition.

                                    BUSINESS

GENERAL

     NationsRent is one of the fastest growing equipment rental companies in the United States. We have acquired a platform of equipment rental businesses concentrated in selected markets and are building a network of nationally branded locations. We have become a leading provider of rental equipment as a result of our strategy to expand our rental fleet, acquire core businesses and open or acquire additional locations concentrated around those businesses. We believe that this "cluster" strategy enables us to increase profitability in our acquired stores and achieve profitability in our newly opened locations more quickly than our competitors. By implementing the cluster strategy and expanding our fleet of rental equipment, we are able to provide a full range of rental equipment to customers with a wide variety of equipment rental needs.

     We offer a comprehensive line of equipment for rental primarily to a broad range of construction and industrial customers, including heavy highway contractors, general contractors, subcontractors, manufacturing plants and distribution centers. We also sell used and new equipment, spare parts and supplies, and provide maintenance and repair services. Our locations offer a full range of high quality, well-maintained rental equipment, including the following:

* backhoes                                             * aerial lifts and work platforms
* bulldozers                                           * compressors and generators
* skid steer loaders                                   * specialized hand tools

     We currently serve over 140,000 active accounts primarily in the construction and industrial segments of the equipment rental industry. Construction customers include heavy highway contractors, general contractors, speciality contractors, subcontractors, excavating contractors and trade contractors (such as electricians and plumbers). Construction customers rent equipment for all manner of construction activities, typically on a daily, weekly or monthly basis, with relatively little lead time due to their need to react quickly to changes in project scheduling. Industrial customers include operators of manufacturing plants, petrochemical plants, distribution centers and transportation facilities. Industrial customers typically rent equipment for maintenance-oriented purposes on a weekly or monthly basis and are more likely to place orders for rental equipment in advance of their regularly scheduled maintenance requirements. In addition to construction and industrial customers, we rent equipment to homeowners and other general rental customers.

     Since our formation in August 1997, we have acquired 32 equipment rental businesses operating in 20 states, and we currently operate 135 locations. For the twelve months ended September 30, 1998 on a pro forma basis, assuming completion of the Acquisitions, we had approximate revenue of $441.4 million, EBITDA of $153.5 million and an EBITDA margin of 34.8%.

INDUSTRY OVERVIEW

     According to industry sources, the United States equipment rental industry grew from an estimated $614.0 million in revenue in 1982 to an estimated $20.0 billion in 1997, which represents a compound annual growth rate of more than 26%. Construction and industrial companies primarily have driven this growth by increasingly outsourcing their equipment needs to reduce investment in non-core assets and convert costs from fixed to variable. According to industry sources, the United States equipment rental industry is expected to grow to an estimated $40.0 billion in annual revenue over the next five years due to the overall growth in the economy and a continuing trend to rent rather than buy equipment. We believe that this trend toward rental will accelerate as a result of the many advantages of equipment rental relative to ownership including reduced capital investment, reduced storage and maintenance expense, increased flexibility to accept projects due to wide selection of available equipment, greater access to the most modern equipment without the need to make large capital expenditures, and improved productivity by having access to equipment that suits a particular job.

     The United States equipment rental industry is highly fragmented, with more than 20,000 companies. According to industry sources, in 1997 the 100 largest equipment rental companies in the United States had a combined market share of less than 20%, no single equipment rental company in the United States had a market share greater than 3% and more than 90% of equipment rental companies had ten or fewer locations. We believe that recent consolidation has increased the market share of the ten largest equipment rental companies in the United States and that the largest equipment rental company in the United States currently has a market share of approximately 6%.

     We believe the recent trend toward rapid consolidation in the equipment rental industry should continue as a result of (i) increasing competitive pressure on small, independent operators from the growing number of regional and national companies with greater access to, and a lower cost of, capital and other related operating efficiencies, (ii) increasing demand by customers for a broader selection and greater availability of rental equipment and (iii) limited alternative exit strategies for many of the owners and principals of smaller independent companies. We believe that this consolidation trend, the fragmented nature of the industry and the absence of an equipment rental company with a significant market share present substantial opportunities for NationsRent to achieve a leading market position by creating an integrated network of nationally branded locations offering broad product selection and superior customer service.

COMPETITIVE STRENGTHS

     We believe we have several competitive strengths that will enable us to continue to increase growth and profitability, including the following:

          Strong Market Position. We have achieved a leading market position in selected markets and expect to continue to increase revenue as a result of our cluster strategy. We believe this strategy enables us to more effectively serve our customers, broaden our customer base, pool rental equipment inventory, offer a broader selection and greater availability of equipment and maintain a high rental equipment utilization rate. By offering a full range of rental equipment from each location, we believe that customers who currently use multiple rental equipment providers will prefer to fill their rental needs through the NationsRent network of locations. In addition, we believe that we have other advantages relative to smaller operators, including greater purchasing power and a lower cost of capital.

          Full Range of Rental Equipment. By offering a full range of rental equipment, we can serve a diverse customer base and respond to customer demand across each geographic region in which we operate. We offer a comprehensive selection of light, medium and heavy rental equipment serving the short-, medium- and long-term requirements of contractors, commercial customers and industrial customers. Since January 1, 1998, we have added approximately $147.0 million of new equipment to our rental equipment inventory. As a result, in part, of the capital expenditures made at the 25 locations we have owned since January 1, 1998, our rental revenue from these locations has increased more than 40% for the nine month period ended September 30, 1998 on a pro forma basis as compared to the same period for 1997.

          National Brand. We have entered selected markets with the goal of establishing a nationally recognized brand throughout the United States. Since our formation in August 1997, we have expanded into 20 states in the regions set forth below:

                                                                                 NUMBER OF
            REGION                     STATES WITH NATIONSRENT LOCATIONS         LOCATIONS
            ------                     ---------------------------------         ---------
Midwest........................  Indiana, Kentucky, Michigan, Ohio, West              45
                                 Virginia
Southeast......................  Alabama, Florida, Georgia, Tennessee                 35
Central........................  Louisiana, Texas                                     33
Northeast......................  Maine, Massachusetts, New Hampshire, New York,       17
                                 Pennsylvania, Rhode Island, Vermont
West...........................  California, Nevada                                    5
                                                                                   -----
                                 TOTAL                                               135
                                                                                   =====

     The expansion into these regions provides us with a substantial base from which to roll out our branding strategy. This strategy includes expanding our fleet of rental equipment, implementing standard operating procedures and best practices and creating a distinctive store format and marketing program. We believe that we are able to increase revenue by offering an extensive inventory of rental equipment in a customer-oriented atmosphere and a brand name known for consistent quality. We believe this branding strategy enables us to expand our customer base and attract a broader range of customers, including large customers with operations in a variety of geographic markets.

          Distinctive Operating Format. We have designed and are implementing a format for our locations which we believe differentiates us from our competitors. Distinguishing characteristics of this format include drive-through lanes, clearly marked equipment aisles and attractive, well-organized and clean store facilities. Our larger locations are typically on a six to 12 acre site in a heavily trafficked area with a 20,000 to 40,000 square foot facility housing a repair and maintenance center and a broad selection and extensive inventory of equipment and supplies. Our smaller locations are typically on a two to six acre site in a high-visibility commercial area with a 7,500 to 11,000 square foot facility, with maintenance and delivery capabilities and inventory and supplies targeted to the customer base in that area.

          Focus on Customer Service. We are differentiating ourself from our competitors with innovations designed to increase customer satisfaction. We generally offer more convenient access, faster check-in and check-out procedures and shorter required lead time for rentals than our competitors. We also offer on-time equipment delivery and pick-up, on-site repair service, 24-hour customer assistance and written instruction materials for equipment usage and safety. In addition, as part of our plan to provide one-stop shopping to customers, each location sells parts and supplies to complement equipment rentals and sales.

          Customized Management Information System. We are installing our customized management information System capable of monitoring operations at several thousand locations. The System is designed to track customer purchasing patterns and demographics for use in gaining market share in new and existing markets, consolidating equipment purchases, maximizing utilization rates and reducing overhead expenditures. The System will provide our management with real time revenue, inventory, financial and customer information, facilitating rapid and well-informed decision making. In addition, the System will be designed to permit our customers to reserve and rent equipment and access their account information from their own computer terminals via our Internet website. To develop our System, we assembled a team of management information specialists who have previously developed systems for several Fortune 500 companies. The System has been developed to ensure that it is Year 2000 compliant.

          Experienced Management Team. We believe that we have one of the most experienced and growth-oriented executive management teams among publicly-traded companies in the equipment rental industry. James L. Kirk, our Chairman and Chief Executive Officer, founded OHM, a NYSE-listed Company, in 1969 and served in various senior executive positions with OHM, growing it into a leading environmental construction company with an inventory of heavy and light equipment having an original cost of over $100 million. Recently, Don R. O'Neal joined us as President and Chief Operating Officer. Prior to joining us, Mr. O'Neal served as President of A-1 Rentals in Fort Worth, Texas, one of the largest independent equipment rental businesses in the United States, substantially all the assets of which were acquired by us in October 1998. Mr. O'Neal was a second-generation owner of A-1 Rentals and has been in the equipment rental business for over 30 years. In addition, we benefit from the experience of H. Wayne Huizenga, one of our directors and principal investors, who serves as Chairman and Co-Chief Executive Officer of Republic and who co-founded and served in various senior executive positions with Waste Management and Blockbuster, each of which is a leading consolidator in its respective industry. The other members of our senior management team have previously worked closely with Mr. Kirk in senior management positions at OHM, and other key employees and consultants have worked with Mr. Huizenga in various positions at Republic, Waste Management or Blockbuster. The NationsRent management team is supported by operating, marketing and business development managers with an average of more than 15 years of experience in the equipment rental industry.

GROWTH STRATEGY

     Our objectives are to increase revenue, profitability, market share and cash flow by building a nationally branded network of locations that offer a comprehensive selection of high quality rental equipment in convenient and accessible locations to customers in the construction and industrial markets. Key elements of our growth strategy are as follows:

          Enhance Operations.  We enhance the operations at our locations by:

           * increasing the breadth and depth of rental inventory and sharing rental equipment among locations;

           * implementing the NationsRent customer service approach;

           * linking locations to the NationsRent management information System; and

           * branding locations and rental inventory with the NationsRent logo, colors and distinctive store appearance.

          Expand National Presence. We expect to continue to acquire leading companies to implement our cluster strategy and position NationsRent to achieve significant market share. We target businesses that have one or more of the following characteristics:

           * strong positions in their geographic market;

           * experienced local management teams that will continue to work with us following the acquisition;

           * high quality equipment rental inventory; and

           * physical and operating characteristics that are suited to conversion to the NationsRent format.

     Once we have entered a particular market, we seek to acquire additional rental businesses in that market or adjacent markets with locations and equipment selection that complement our existing operations, thus enabling us to further penetrate that market.

          Open New Rental Locations. Once we have established a presence in a particular market, we seek to open new locations in that geographic area or adjacent areas to enable us to offer a greater selection and availability of equipment, maximize our equipment inventory utilization rates and achieve economies of scale. We believe that this strategy allows our new locations to achieve profitability at a faster rate than our competitors because these locations (1) generate revenue more quickly as a result of the pre-existing market presence, name recognition and referrals from existing locations and (2) have lower overhead costs due to the sharing of service, maintenance, administrative functions and personnel with our already-established locations. Since August 1997, we have opened six new locations.

          Further Penetrate Industrial Rental Market. We believe that the equipment needs of industrial customers are underserved by the existing equipment rental market in the United States and that there are significant opportunities to further penetrate this market segment. We also believe that by offering a comprehensive selection and available supply of rental equipment throughout an integrated nationally branded network of locations, industrial customers will become increasingly aware of the advantages of equipment rental relative to ownership. Such advantages include reduced capital investment, reduced storage and maintenance expense and greater access to the most modern equipment.

ACQUISITIONS

     In furtherance of our growth strategy, we have acquired 32 equipment rental businesses with 132 locations. These locations are concentrated in the following five geographic regions: Midwest Region, the Southeast Region, the Central Region, the Northeast Region, and the West Region. We believe that each of the equipment rental businesses which we have acquired or contracted to acquire meets our acquisition criteria and promotes our cluster strategy. Furthermore, each of these acquired businesses allows us to better meet the needs of the broad range of construction and industrial customers to whom we primarily market our products and services. To this end, many of the businesses we have acquired have been doing business in their respective markets for more than 35 years.

     In October 1998, we acquired substantially all of the assets of A-1 Rentals. A-1 Rentals has 13 locations serving the Dallas/Fort Worth and Austin, Texas markets and, as one of the largest independent equipment rental companies in the United States, has operated in these markets for approximately 35 years. Don R. O'Neal, President and Chief Operating Officer of the Company, previously served as President of A-1 Rentals. See "Certain Relationships and Transactions." In December 1998, we acquired Logan, which has 16 locations throughout the Northeast. In December 1998, we also acquired substantially all of the assets of River City, which has five locations in California and Nevada.

OPERATIONS

     NationsRent is one of the fastest growing equipment rental companies in the United States, currently operating 135 locations. Our operations primarily consist of (1) renting a full range of equipment to construction and industrial customers, (2) selling our used equipment inventory, (3) selling new equipment as a distributor or dealer on behalf of several nationally known equipment manufacturers and (4) selling parts, supplies and merchandise and providing repair and maintenance services to complement our equipment rentals and sales.

     Equipment Rentals. We rent on a daily, weekly and monthly basis a broad variety of light, medium and heavy equipment serving the long-term requirements of contractors, the short and medium-term requirements of commercial customers, and short through long-term requirements of industrial customers. Our rental inventory includes such equipment as aerial lifts and work platforms, air compressors, backhoes, boom lifts, bulldozers, ditching equipment, forklifts, generators, high reach equipment, pumps and scissor lifts. The mix of equipment offered from each of our locations varies based on the needs of the local market.

     We are implementing a program to make ongoing capital investments in new equipment, engage in periodic sales of used equipment and conduct preventive maintenance. This program is designed to increase equipment utilization, enhance resale values and extend the useful life of equipment. As of September 30, 1998, on a pro forma basis for the Acquisitions, our equipment rental inventory had an original cost of over $540.0 million and an average age of approximately 26 months.

     We have developed operating initiatives that we are in the process of introducing at all of our locations to offer our rental customers more convenient access, faster check-in and check-out procedures, reduced equipment downtime and shorter lead times for rentals than its competitors. For example, all of our new locations are being designed with drive-through lanes to speed up equipment loading and unloading. In addition, our rental equipment is being outfitted with universal trailer hitches designed to accept a broad range of towing mechanisms to ease customer transport of equipment. To reduce the downtime associated with flat tires, we fill the tires of equipment used in areas prone to flats with foam instead of air. Our rental locations also offer equipment delivery and pick-up, on-site repair service within two hours of customer request, 24-hour customer assistance, and a library of audio, video and written instructional materials for equipment usage and safety.

     Used Equipment Sales. We periodically sell used equipment to adjust the size and composition of our rental equipment inventory in response to changing market conditions and to maintain the quality and low average age of our rental equipment. We attempt to balance the revenue obtainable from used equipment sales with the revenue obtainable from continued equipment rentals. We are generally able to achieve favorable resale prices for our used equipment due to a preventive maintenance program and practice of selling used equipment before it becomes obsolete or irreparable. We believe that the proactive management of new equipment purchases and used equipment sales allows us to maximize utilization rates and respond to changing economic conditions.

     New Equipment Sales. We are a distributor of new equipment on behalf of several nationally known equipment manufacturers. We have dealership arrangements in certain geographic areas with various equipment manufacturers as a result of the Acquisitions. Typically, dealership agreements do not have a specific term and may be terminated by either party upon specific events and/or written notice. In the future we may continue, amend or terminate dealership arrangements, if any, of businesses we acquire or we may enter into new dealership agreements or arrangements, depending on market conditions in the area and other factors.

     Parts, Supplies and Service. We sell a full complement of parts, supplies and merchandise to our customers in conjunction with our equipment rental and sales business. We provide repair service to rental customers and, as part of our focus on customer service, we generally respond to rental equipment service requests within two hours. We also offer maintenance service to customers who own equipment and generate revenue from damage waiver charges, delivery charges and warranty income. The Company believes that revenue from parts and service is more stable than equipment sales revenue because of the recurring nature of the parts and service business. We also believe that during economic downturns the parts and service business may increase as customers postpone new equipment purchases and instead attempt to maintain their existing equipment.

MANAGEMENT INFORMATION SYSTEM

     We are installing a customized management information system capable of monitoring operations at several thousand locations. Our System is designed to track customer purchasing patterns and demographics for use in gaining market share in new and existing markets, consolidating equipment purchases, maximizing utilization rates and reducing overhead expenditures. The System will provide our management with real time revenue, inventory, financial and customer information, facilitating rapid and well-informed decision making. In addition, the System will be designed to permit customers to reserve and rent equipment and access their account information from their own computer terminals via our Internet website. To develop our System, we assembled a team of management information specialists who have previously developed systems for several Fortune 500 companies. The System has been developed to ensure that it is Year 2000 compliant.

CUSTOMERS

     We currently serve over 140,000 active accounts primarily in the construction and industrial segments of the equipment rental industry. On a pro forma basis after giving effect to the Acquisitions, our top ten customers represented approximately 3% of our 1997 revenue and no single customer accounted for more than 1% of the Company's 1997 revenue. Our customers vary in size from large Fortune 500 companies to small construction contractors, subcontractors, machine operators and homeowners.

     We do not provide purchase financing to customers. We rent equipment, sell parts and provide repair services on account to customers who are screened through a credit application process. Customers can arrange financing of purchases of large equipment through a variety of creditors including manufacturers, banks, finance companies and other financial institutions.

SALES AND MARKETING

     We maintain a strong marketing and sales orientation throughout our organization in order to better understand and serve our customers and increase our customer base. We undertake sales and marketing initiatives designed to increase revenue and market share and build brand awareness. We prepare marketing analyses which address key business issues such as market/industry history, opportunities, company philosophy, sales trends, consumer behavior trends, distribution channels, pricing issues, target markets, advertising and media analysis, competitive situations and selling strategies. Based on the results of our analyses, we develop marketing and sales strategies. To assist us in implementing our marketing and sales strategies, we have retained a store design and merchandising firm and a national advertising agency.

     Our regional managers are responsible for training, supervising and directing the selling activities of the NationsRent salesforce in their markets. In addition, regional managers are also responsible for overseeing the mix of equipment at their locations, keeping abreast of local construction and industrial activity and monitoring competitors in their respective markets.

     We employ approximately 200 equipment rental salespeople who utilize targeted local marketing strategies to address specific customer needs and respond to competitive pressures. To remain informed of local market activity, salespeople track construction projects and new equipment sales in their area through Equipment Data Reports, F.W. Dodge Reports and PEC Reports (Planning, Engineering and Construction), follow up on referrals and visit construction sites and potential equipment users who are new to the area.

TRADEMARKS

     The Company has applied to the United States Patent and Trademark Office to register the service mark "NationsRent."

STORE LAYOUT AND DESIGN

     Many of our locations are situated in high-visibility commercial areas and are designed to offer easy and convenient access to customers. Our larger locations are typically on a six to 12 acre site in a heavily-trafficked area with a 20,000 to 40,000 square foot facility housing a repair and maintenance center and a broad selection and extensive inventory of equipment and supplies. Our smaller locations are typically on a two to six acre lot in a high-visibility commercial area with a 7,500 to 11,000 square foot facility with maintenance and delivery capabilities and inventory and supplies that are targeted to the customer base in that area. Depending on the type of equipment rented at a particular location and the needs of the local market, our locations may include (1) sales and administrative offices, (2) a customer showroom displaying equipment and parts, (3) an equipment service area and (4) outdoor and indoor equipment storage facilities.

PURCHASING

     We acquire equipment from vendors with reputations for product quality and reliability. Our size and the quantity of equipment we acquire enable us to purchase most equipment directly from manufacturers pursuant to national purchasing agreements at lower prices and on more favorable terms than many smaller competitors. We maintain close relationships with our vendors to ensure the timely delivery of new equipment. We believe that we have sufficient alternative sources of supply for the equipment we purchase in each of our principal product categories. We acquire our rental equipment inventory through a combination of purchase and lease arrangements.

     We select the type and quantity of rental equipment to be purchased for each of our locations based on the expected needs of the local market. We determine rental rates for each type of equipment based on the cost and expected utilization of the equipment, and adjust rental rates at each location for demand, length of rental, volume of equipment rented and other competitive considerations. The following table summarizes the primary suppliers of certain of our rental equipment:

        PRODUCT CATEGORY                        PRIMARY SUPPLIERS
        ----------------                        -----------------
HEAVY
  Articulated Trucks                 Volvo/Moxy/Caterpillar
  Bulldozers                         Komatsu/John Deere/Caterpillar
  Excavators                         Komatsu/John Deere/Caterpillar
  Scrapers                           John Deere/Caterpillar
  Track Loaders                      John Deere/Caterpillar

MEDIUM
  Aerial Work Platforms              JLG/Genie/Snorkel
  Backhoes                           New Holland/Caterpillar/Case/John Deere
  Compaction Equipment               Ingersoll Rand/BOMAG
  Forklifts                          JCB/Ingersoll Rand/Lull
  Knuckle Boom Lifts                 JLG/Genie/Snorkel
  Semi-Pneumatic Forklifts           Komatsu/Mitsubishi
  Wheel Loaders                      Volvo/Komatsu/Caterpillar

LIGHT
  Air Compressors                    Ingersoll Rand/Multiquip
  Concrete Buggies                   Miller/Whiteman
  Concrete Mixers                    Whiteman/Essick
  Concrete Saws                      Pardener/Stihl/Olympic
  Electric Hammers                   Bosch/Harper
  Light Towers                       Ingersoll Rand/Coleman/Specialty
  Plate Compactors                   Multiquip/BOMAG
  Power Generators                   MQ Power/Ingersoll Rand
  Skid-Steer Loaders                 New Holland/Bobcat/Case
  Submersible Pumps                  Surumi/Multiquip
  Trenchers                          Vermeer/Ditch Witch
  Welders                            Lincoln/Miller

COMPETITION

     The equipment rental industry is highly fragmented and competitive. We compete with independent third parties in all of the markets in which we operate. Most of our competitors in the rental business tend to operate in specific, limited geographic areas, although some larger competitors compete on a national basis. We also compete with equipment manufacturers which sell and rent equipment directly to customers. Some of the Company's competitors have greater financial resources and name recognition than the Company.

ENVIRONMENTAL AND SAFETY REGULATION

     Our equipment, facilities and operations are subject to certain federal, state and local laws and regulations relating to environmental protection and occupational health and safety, including those governing wastewater discharges, the use, treatment, storage and disposal of solid and hazardous wastes and materials, air quality and the remediation of contamination associated with the release of hazardous substances. For example, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, provides for, among other things, the remediation of sites from which there is a release or threatened release of a hazardous substance into the environment and may impose liability for the costs of cleanup and for damages to natural resources upon past and current owners and operators of such sites. In addition, the Federal Water Pollution Control Act of 1972 regulates the discharge of pollutants into streams, rivers and other waters and may require the issuance of discharge permits to us. The Occupational Safety and Health Act of 1970 authorizes the promulgation of occupational safety and health standards which apply to the Company's facilities and operations. In addition to federal environmental and safety regulations, the states and certain localities in which we operate have their own laws and regulations governing solid waste disposal, water pollution and, in most cases, releases and cleanup of hazardous substances as well as liability for such matters, which may be applicable to our facilities and operations. Certain of our existing and former locations use and have used substances, and currently generate or have generated or disposed of wastes, which are or may be considered hazardous or otherwise are subject to applicable environmental requirements.

     In particular, we store and dispense, or in the past we have stored or dispensed or the facilities at which we operated in the past stored or dispensed, petroleum products from above-ground storage tanks and, in certain cases, underground storage tanks. We also operate locations which in the past used hazardous materials, including solvents, to clean and maintain equipment, and generate and dispose of solid and hazardous wastes, including batteries, used motor oil, radiator fluid and solvents. In connection with such activities, we have incurred certain capital expenditures and other compliance costs which are expensed on a current basis and which, to date, have not been material to the Company's financial condition.

     Additionally, in connection with acquisitions of equipment rental businesses, we undertake environmental assessments of substantially all locations that we will continue to operate following the acquisitions and expect to continue to do so before acquiring any additional sites. We do not currently maintain comprehensive insurance covering environmental liabilities at our sites. However, the sellers of each of the equipment rental businesses which we have acquired have indemnified us with respect to environmental liabilities associated with such businesses. Based on currently available information, we believe that it is unlikely that we will have to incur material capital expenditures or other material compliance or remediation costs for environmental and safety matters in the foreseeable future. We cannot assure you, however, that federal, state or local environmental and safety requirements will not become more stringent or be interpreted and applied more stringently in the future, or that we will identify adverse environmental conditions that are not currently known to us. Such future changes or interpretations, or the identification of such adverse environmental conditions, could result in additional environmental compliance or remediation costs which we do not currently anticipate, which could be material to the Company's financial condition or results of operations. See "Risk Factors -- Environmental and Safety Regulation."

EMPLOYEES

     As of September 30, 1998, NationsRent employed approximately 2,250 persons, approximately 35 of which are covered by a collective bargaining agreement. We believe our relations with our employees are good.

PROPERTIES

     Our corporate headquarters are located in Ft. Lauderdale, Florida in leased premises. Certain of our property and equipment are subject to liens securing payment of portions of our indebtedness. We lease the real estate for all but two of our locations and also lease certain of our equipment. We believe that all of our facilities are sufficient for our current needs.

LEGAL PROCEEDINGS

     We are party to pending legal proceedings arising in the ordinary course of business. While the results of such proceedings cannot be predicted with certainty, we do not believe that any of these matters are material to our financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The table below sets forth the names and ages of the executive officers and directors of the Company as well as the positions and offices held by such persons.

                   NAME                     AGE                         POSITION
                   ----                     ---                         --------
James L. Kirk.............................  49     Chairman of the Board and Chief Executive Officer
Don R. O'Neal.............................  51     President and Chief Operating Officer
Gene J. Ostrow............................  44     Executive Vice President and Chief Financial
                                                   Officer
Philip V. Petrocelli......................  39     Executive Vice President
Kris E. Hansel............................  41     Vice President and Controller
Pamela K.M. Beall.........................  42     Vice President, Treasurer and Assistant Secretary
Joseph H. Izhakoff........................  32     Vice President, General Counsel and Secretary
H. Wayne Huizenga.........................  60     Director
Harris W. Hudson..........................  56     Director
Gary L. Gabriel...........................  55     Director
Thomas H. Bruinooge.......................  54     Director

     JAMES L. KIRK is a co-founder of the Company, together with H. Family Investments, Inc. and Mr. Ostrow, and has served as the Chairman of the Board of the Company since August 1997 and as Chief Executive Officer of the Company since April 1998. Mr. Kirk also served as President of the Company from April 1998 though September 1998. From 1985 to February 1998, Mr. Kirk was Chairman of the Board, President and Chief Executive Officer of OHM, a NYSE listed company.

     DON R. O'NEAL joined the Company as President and Chief Operating Officer in October 1998. From 1985 to October 1998, Mr. O'Neal served as President of A-1 Rentals, which was acquired by the Company in October 1998. Mr. O'Neal has served on the Board of Directors of the American Rental Association and has served as President of the Texas Rental Association. Mr. O'Neal has been in the equipment rental business for over 30 years.

     GENE J. OSTROW is a co-founder of the Company, together with H. Family Investments, Inc. and Mr. Kirk, and has served as its Executive Vice President and Chief Financial Officer since August 1997. From August 1997 to April 1998, Mr. Ostrow served as Secretary and Treasurer of the Company. From March 1997 to October 1997, Mr. Ostrow was Vice President of Corporate Development of OHM. From November 1994 to March 1997, Mr. Ostrow was a Senior Vice President, Corporate Finance with Raymond James and Associates and from July 1996 to March 1997, Mr. Ostrow was co-head of that firm's mergers and acquisitions practice. From October 1993 to November 1994, Mr. Ostrow was Vice President and Chief Financial Officer of Ecoscience Corporation. Mr. Ostrow was employed by OHM and its affiliates from February 1986 to October 1993 in various positions, including Vice President and Chief Financial Officer of OHM from February 1986 through September 1991, and as Executive Vice President and Chief Financial Officer of NSC Corporation (an affiliate of OHM) from July 1988 through October 1993. Mr. Ostrow is also a Certified Public Accountant.

     PHILIP V. PETROCELLI joined the Company as Executive Vice President in February 1998. From August 1993 to February 1998, Mr. Petrocelli was Vice President -- Western Region of OHM. Before joining OHM, Mr. Petrocelli was a Regional Director and acting Vice President-Analytical Labs with IT Corporation, a provider of engineering services, since September 1988.

     KRIS E. HANSEL joined the Company as Vice President and Controller in March 1998. Prior to joining the Company, Mr. Hansel served in various positions of increasing responsibility at OHM since 1988, most recently as Vice President and Controller. Prior to joining OHM, Mr. Hansel was General Accounting Manager of WearEver-Proctor Silex, Inc.

     PAMELA K.M. BEALL joined the Company as Vice President and Treasurer in April 1998. Ms. Beall also served as Secretary from April to October 1998 and currently serves as Assistant Secretary. From June 1985 to April 1998, Ms. Beall served as Treasurer of OHM and in various positions of increasing responsibility at OHM, most recently as Vice President and Assistant Secretary. Before joining OHM, Ms. Beall was General Manager, Treasury Services for USX Corporation, and previous to that she was with Marathon Oil Company. From November 1996 to February 1998, Ms. Beall served as a director of NSC Corporation, an affiliate of OHM. Since May 1996, Ms. Beall has served as a director of System One Services, Inc.

     JOSEPH H. IZHAKOFF joined the Company as Vice President and General Counsel in September 1998. Commencing October 1998, Mr. Izhakoff also began serving as Secretary. Prior to joining the Company, Mr. Izhakoff was an attorney at Akerman, Senterfitt & Eidson, P.A. since August 1995, most recently as a shareholder, where his practice focused on corporate and securities matters and mergers and acquisitions. From September 1990 to July 1993, Mr. Izhakoff was an attorney at Paul, Weiss, Rifkind, Wharton & Garrison and from September 1993 to July 1995, Mr. Izhakoff was an attorney at Thomson Muraro Razook & Hart, P.A.

     H. WAYNE HUIZENGA joined the Company as a director in June 1998. Since July 1998, Mr. Huizenga has served as a director of theglobe.com, an on-line interactive communication business. Since May 1998, Mr. Huizenga has served as Chairman of the Board and Chief Executive Officer of Republic Services, Inc. ("Republic Services"), a leading provider of non-hazardous solid waste collection and disposal services. Since August 1995, Mr. Huizenga has served as Chairman of the Board of Republic, which owns the nation's largest chain of franchised automotive dealerships, is building a chain of used vehicle megastores and owns National Car Rental and Alamo Rent-A-Car. Since October 1996, Mr. Huizenga has served as Co-Chief Executive Officer of Republic and from August 1995 until October 1996, Mr. Huizenga served as Chief Executive Officer of Republic. Since September 1996, Mr. Huizenga has served as the Chairman of the Board of Florida Panthers Holdings, Inc. ("Panthers Holdings"), a leisure, recreation and entertainment company which owns and operates certain luxury resort hotels and the Florida Panthers professional sports franchise. Since January 1995, Mr. Huizenga also has served as the Chairman of the Board of Extended Stay America, Inc. ("Extended Stay"), an operator of extended stay lodging facilities. From September 1994 until October 1995, Mr. Huizenga served as the Vice Chairman of Viacom Inc. ("Viacom"), a diversified entertainment and communications company. During the same period, Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom. From April 1987 through September 1995, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster, during which time he helped build Blockbuster from a 19-store chain into the world's largest video rental company. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, which he helped build into the world's largest integrated solid waste services company, and he served in various capacities, including President, Chief Operating Officer and a director from its inception until 1984. Mr. Huizenga is the brother-in-law of Mr. Hudson.

     HARRIS W. HUDSON joined the Company as a director in June 1998. Since May 1998, Mr. Hudson has served as Vice Chairman and a director of Republic Services. Mr. Hudson has served as a director of Republic since August 1995 and as Vice Chairman of Republic and Chairman of Republic's Solid Waste Group since October 1996. From August 1995 until October 1996, Mr. Hudson served as President of Republic. From May 1995 until August 1995, Mr. Hudson served as a consultant to Republic. From 1983 until August 1995, Mr. Hudson founded and served as Chairman of the Board, Chief Executive Officer and President of Hudson Management Corporation, a solid waste collection company, which was acquired by Republic in August 1995. From 1964 to 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc., a subsidiary of Waste Management and its predecessor. Mr. Hudson also serves as a director of Panthers Holdings. Mr. Hudson is the brother-in-law of Mr. Huizenga.

     GARY L. GABRIEL joined the Company as a director in June 1998. Since September 1997, Mr. Gabriel has provided consulting services to the Company on operational and business development matters. From January 1978 to September 1997, Mr. Gabriel served as President of Sam's, which was acquired by the Company in September 1997. In 1961, Mr. Gabriel co-founded a predecessor company of Sam's.

     THOMAS H. BRUINOOGE joined the Company as a director in June 1998. Mr. Bruinooge is an attorney who has been in private practice since 1968 and has practiced with the firm of Bruinooge & Associates since 1987.

     The executive officers of the Company are selected by and serve at the discretion of the Board. The directors of the Company hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has established an Executive Committee which has the same powers and authority as the Board of Directors of the Company (the "Board"), subject to the limitations of the Delaware General Corporation Law (the "DGCL") and the Company's Certificate of Incorporation, as amended (the "Certificate"), and Bylaws, as amended (the "Bylaws"). Messrs. Kirk and Huizenga are the members of the Executive Committee.

     The Company has established an Audit Committee and a Compensation Committee, each composed of two independent directors. The Audit Committee, comprised of Gary L. Gabriel and Thomas H. Bruinooge, recommends the annual appointment of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control procedures. The Compensation Committee, comprised of Harris W. Hudson and Thomas H. Bruinooge, administers the 1998 Stock Option Plan and makes recommendations to the Board regarding compensation for the Company's executive officers.

COMPENSATION OF DIRECTORS

     The 1998 Stock Option Plan provides for an automatic grant of options to purchase 50,000 shares of Common Stock to each member of the Board who joins the Board as a non-employee director. In addition, the 1998 Stock Option Plan provides for an additional automatic grant of options to purchase 10,000 shares of Common Stock at the beginning of each fiscal year to each non-employee director continuing to serve on the Board at such time. The 1998 Stock Option Plan also provided for the automatic grant of options to purchase 50,000 shares of Common Stock to each member of the Board who was a non-employee director at the time of the Initial Public Offering. All options granted automatically to a non-employee director will be fully vested and immediately exercisable. In addition, each automatic grant of options to a non-employee director will remain exercisable for a term of ten years from the date of grant so long as such person remains a member of the Board. Each automatic grant of options to a non-employee director serving on the Board at the time of the Initial Public Offering has an exercise price per share equal to the Initial Public Offering price of $8.00, and each automatic grant thereafter is exercisable at a price per share equal to the closing price of a share of Common Stock on the NYSE, on the date immediately prior to the automatic grant date. In addition to such automatic option grant, the Company expects to reimburse directors for their reasonable expenses incurred in connection with their attendance at Board and Committee meetings.

     In September 1997, in connection with the acquisition of Sam's, the Company entered into an agreement with Gary L. Gabriel pursuant to which Mr. Gabriel provides certain consulting services to the Company. See "Certain Relationships and Transactions."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year ended December 31, 1997, the Company had no Compensation Committee or other committee of the Board performing similar functions. Decisions concerning compensation of executive officers were made by certain executive officers of the Company. Since the Initial Public Offering the Board established a Compensation Committee consisting of non-employee directors. See "-- Committees of the Board of Directors."

EXECUTIVE COMPENSATION

     The Company was formed in August 1997 and did not pay any compensation to its Chief Executive Officer and did not pay salary and bonus in excess of $100,000 to any of its executive officers for the period from August 14, 1997 (inception) to December 31, 1997. The following table sets forth the annual base salaries that the Company expects to pay for the year ending December 31, 1998 to the named executive officers below (the "Named Officers") and certain options to purchase Common Stock which the Company has granted to the Named Officers:

                                                                      NUMBER OF
                                                                      SHARES OF
                                                                     COMMON STOCK
                                                                      UNDERLYING
NAME                                           ANNUAL BASE SALARY      OPTIONS
----                                           ------------------    ------------
James L. Kirk................................      $ 250,000           250,000(1)
Don R. O'Neal................................        250,000           100,000(2)
Gene J. Ostrow...............................        200,000           100,000(1)
Philip V. Petrocelli.........................        200,000           346,472(3)
Joseph H. Izhakoff...........................        185,000           150,000(4)

---------------

(1) These options have an exercise price of $8.00 per share and vest over a four-year period at the rate of 25% per year commencing August 6, 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the 1998 Stock Option Plan).
(2) These options have an exercise price of $5.50 per share and vest over a four-year period at a rate of 25% per year commencing October 23, 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the 1998 Stock Option Plan).
(3) These options have an exercise price of $5.77 per share and vest over a four-year period at the rate of 25% per year commencing on February 24, 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the option agreement related to such options).
(4) These options have an exercise price of $7.00 per share and vest over a four-year period at a rate of 25% per year commencing September 1, 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the 1998 Stock Option Plan).

     The executive officers of the Company receive health benefits which do not exceed 10% of their respective salaries. These benefits are also provided to other employees of the Company. The Company may pay bonuses and issue additional stock options to the Named Officers during 1998. See "-- Stock Option Plan." In October 1998, in connection with the acquisition by the Company of A-1 Rentals, Don R. O'Neal entered into an employment agreement to serve as President and Chief Operating Officer of the Company. See "Certain Relationships and Transactions."

STOCK OPTION PLAN

     The Company's Board of Directors and stockholders adopted the 1998 Stock Option Plan (the "Plan"), effective August 6, 1998. Pursuant to the Plan, options to acquire a maximum of 5,000,000 shares of Common Stock may be granted to employees, directors (including employee and non-employee directors) and certain independent contractors and consultants of the Company or any Subsidiary (as defined in the Plan). As of September 30, 1998, there were outstanding options to purchase 2,188,795 shares at exercise prices ranging from $6.25 per share to $8.00 per share granted under the Plan, 200,000 of which are immediately exercisable.

     The Compensation Committee administers the Plan. The Compensation Committee determines which persons will receive options and the number of options to be granted to such persons. The Plan also provides for annual mandatory grants of options to non-employee directors. See " -- Compensation of Directors." The Board of Directors or the Compensation Committee, as the case may be, will make all determinations that it may deem necessary or advisable for the administration of the Plan.

     Pursuant to the Plan, the Company may grant Incentive Stock Options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Non-Qualified Stock

Options ("NQSOs"), not intended to qualify under Section 422 of the Code. The price at which the Company's Common Stock may be purchased upon the exercise of options granted under the Plan will be required to be not less than the per share fair market value of the Common Stock on the date the particular options are granted. Options granted under the Plan may have maximum terms of not more than ten years and are not transferable, except by will or the laws of descent and distribution. None of the ISOs under the Plan may be granted to an individual owning more than 10% of the total combined voting power of all classes of stock issued by the Company unless the purchase price of the Common Stock under such option is at least 110% of the fair market value of the shares issuable on exercise of the option determined as of the date the option is granted, and such option is not exercisable more than five years after the grant date.

     Generally, options granted under the Plan terminate upon the date the person to whom such options were granted is no longer employed or retained by the Company or serving on the Company's Board of Directors other than by reason of permanent and total disability as that term is defined in the Plan.

     Pursuant to the Plan, except with respect to non-employee directors subject to the termination of employment, death or disability provisions of the Plan and unless otherwise determined by the Board of Directors, one-fourth of the options granted to an optionee are exercisable on the first anniversary of such grant and an additional one-fourth of such options are exercisable on each of the next three succeeding anniversaries of the initial vesting date. However, options granted under the Plan shall become immediately exercisable if the holder of such options is terminated by the Company or is no longer a director of the Company, as the case may be, subsequent to certain events which are deemed to be a "change in control"' of the Company. A "change in control" of the Company generally is deemed to occur when, subject to certain conditions, any person becomes the beneficial owner of or acquires voting control with respect to more than 50% of the Common Stock.

     ISOs granted under the Plan are subject to the restriction that the aggregate fair market value (determined as of the date of grant) of options which first become exercisable in any calendar year cannot exceed $100,000.

     The Plan provides for appropriate adjustments in the number and type of shares covered by the Plan and options granted thereunder in the event of any reorganization, dissolution, liquidation, recapitalization or certain other transactions involving the Company.

401(k) PLAN

     The Company has adopted a 401(k) Retirement Savings Plan (the "401(k) Plan") to provide retirement and other benefits to employees of the Company and to permit employees a means to save for their retirement. The 401(k) Plan is intended to be a tax-qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

     The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of the directors' fiduciary duty of care. The Certificate limits the liability of directors of the Company to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. This provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its directors from compliance with federal or state securities laws.

     The Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (each, a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such Proceeding. In addition, the Company has obtained director and officer liability insurance that insures the Company's directors and officers against certain liabilities.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of December 21, 1998, information with respect to the beneficial ownership of the Common Stock by (1) each person or entity known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (2) each director of the Company and each Named Officer, and (3) all directors and executive officers of the Company as a group. Unless otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder. Percentages of shares beneficially owned are based upon 55,618,024 shares of Common Stock outstanding as of the date first set forth above in this paragraph, plus for each person named below any shares of Common Stock that may be acquired by such person within 60 days of such date upon exercise of outstanding options or other rights.

                                                                  NUMBER OF
                                                                    SHARES             PERCENT OF
                            NAME                              BENEFICIALLY OWNED      COMMON STOCK
                            ----                              ------------------      ------------
H. Family Investments, Inc.(1)..............................      12,000,000              21.5%
  450 East Las Olas Blvd.
  Ft. Lauderdale, Florida 33301
James L. Kirk...............................................      12,000,100(2)           21.5
Don R. O'Neal...............................................       4,024,302(3)            7.2
Gene J. Ostrow..............................................       1,000,000               1.8
Philip V. Petrocelli........................................         123,776                 *
Joseph H. Izhakoff..........................................              --                --
H. Wayne Huizenga...........................................       1,682,047(4)(5)         3.0
Harris W. Hudson............................................       1,013,650(5)(6)         1.8
Gary L. Gabriel.............................................         461,250(5)(7)           *
Thomas H. Bruinooge.........................................          87,092(5)              *
All executive officers and directors as a group
  (11 persons)..............................................      20,522,039(3)(7)(8)     36.8

---------------
 *  Less than 1%

(1) H. Family Investments, Inc. is a Florida corporation controlled by H. Wayne Huizenga, Jr., the son of Mr. Huizenga.
(2) These shares are held by Kirk Holdings Limited Partnership, a Nevada limited partnership controlled by Mr. Kirk.
(3) Includes 621,392 shares of Common Stock owned by Mr. O'Neal's spouse, as to which Mr. O'Neal disclaims beneficial ownership. Also includes 1,966,000 shares of Common Stock in the name of the 1997 Ray L. O'Neal and Ellen M. O'Neal irrevocable trust for Don R. O'Neal of which Don R. O'Neal is a trustee.
(4) These shares are held by Huizenga Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga ("HILP"). The number of shares of Common Stock beneficially owned by Mr. Huizenga does not include the 12,000,000 shares of Common Stock held by H. Family Investments, Inc. because Mr. Huizenga does not share voting or dispositive control of such shares and disclaims beneficial ownership of such shares.
(5) Includes 50,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable at a price of $8.00 per share of Common Stock.
(6) Includes 250,000 shares of Common Stock owned by Mr. Hudson's spouse, as to which Mr. Hudson disclaims beneficial ownership.
(7) Includes 411,250 shares of Common Stock issuable upon conversion of convertible promissory notes in an aggregate principal amount of $3.29 million, which are convertible at a price of $8.00 per share of Common Stock. See "Description of Certain Indebtedness -- Promissory Notes."
(8) Includes an aggregate of 200,000 shares of Common Stock issuable upon exercise of options held by Messrs. Huizenga, Hudson, Gabriel and Bruinooge, which are immediately exercisable at a price of $8.00 per share of Common Stock.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     In August 1997, the Company was founded by H. Family Investments, Inc. and Messrs. Kirk and Ostrow (collectively, the "Founders"). H. Family Investments, Inc. is a Florida corporation controlled by H. Wayne Huizenga, Jr., the son of Mr. Huizenga. The Founders committed an aggregate of $48.4 million in equity capital to the Company which was funded at various times from September 1997 through June 2, 1998 as required to complete acquisitions. The Founders have entered into certain lock-up agreements with the underwriters of the Initial Public Offering (the "Founders' Lock-up Agreements") pursuant to which they have agreed not to offer, sell or otherwise dispose of any shares of Common Stock or any security, convertible into, exercisable for or exchangeable for shares of Common Stock for a period of 180 days commencing August 7, 1998 without the prior written consent of Bear, Stearns & Co. Inc., with the exception of certain specified transfers. In August 1998, the Company registered with the SEC for resale, subject to the Founders' Lock-up Agreements, under the Securities Act and applicable state securities laws the shares of Common Stock held by the Founders. The Company paid registration expenses incidental to such registration, excluding underwriters' commissions and deductions.

     In September 1997, the Company acquired Sam's for $23.4 million from Gary
L. Gabriel, Troy L. Gabriel and certain trusts controlled by them. A portion of the purchase price was paid by the Company to Gary L. Gabriel and certain trusts controlled by him in the form of (1) unsecured promissory notes in the aggregate principal amount of approximately $2.6 million which bear interest at the rate of 8.5% per annum, (2) an unsecured convertible promissory note, as amended, in the principal amount of approximately $0.7 million which bears interest at the rate of 8.0% per annum, and (3) unsecured contingent convertible promissory notes, as amended, in the aggregate principal amount of $3.0 million which bear interest at the rate of 8.0% per annum. As of September 30, 1998, the aggregate principal amount remaining outstanding under such notes was $3.29 million. For a description of certain of the terms of these promissory notes, see "Description of Certain Indebtedness -- Promissory Notes." As part of the Sam's acquisition, the Company entered into certain leases, as amended, on four properties used in its operations from TTG Properties, an Ohio general partnership ("TTG"), of which Gary L. Gabriel and Troy L. Gabriel are general partners. Each of the four leases to which the Company and TTG are a party commenced on October 1, 1997, provides for an initial term of 10 years, with three automatic five-year extensions. Under the leases, the Company has the option to purchase the leased premises at any time within the last five years of the initial lease term at a fixed price. The aggregate monthly rental payment to TTG under the leases on the four properties is $57,000. Also, in connection with the Sam's acquisition, Sam's entered into an agreement with Gary L. Gabriel pursuant to which Mr. Gabriel provides certain consulting services to the Company. This agreement has a three year term which automatically renews for an additional one year term. This agreement provides for an annual salary of $100,000, and use of a leased vehicle and up to $30,000 of rental equipment per year. The agreement provides that if Mr. Gabriel's services are terminated at any time without cause, he will be entitled to receive one year's annual salary as severance. In addition, the Company has entered into ten year leases for certain facilities in Findlay and Mansfield, Ohio, from TTG.

     In May 1998, the Company received an unsecured subordinated loan in the amount of $17.4 million from HILP. This loan represented bridge financing to complete certain acquisitions until the Founders could fund the final portion of their original capital commitments. The principal amount of the loan was repaid on June 3, 1998 from an additional equity contribution of $17.4 million from the Company's founders. Interest in the amount of approximately $124,000 accrued on this loan and was paid by the Company on June 3, 1998.

     On June 2, 1998, the Company sold an aggregate of 5,118,694 shares of Common Stock in a private placement for aggregate proceeds of $27.6 million. The table below sets forth the officers and directors of the

Company who participated in such private placement and the number of shares of Common Stock acquired in such transaction:

                                                               NUMBER OF
                                                               SHARES OF
NAME                                                          COMMON STOCK
----                                                          ------------
H. Wayne Huizenga...........................................   1,632,047(1)
Harris W. Hudson............................................     463,650
Philip V. Petrocelli........................................     111,276
Pamela K.M. Beall...........................................      92,730
Kris E. Hansel..............................................      37,092
Thomas H. Bruinooge.........................................      37,092

     --------------------

     (1) These shares are held by HILP.

     The holders of the shares of Common Stock issued in the June 1998 private placement entered into certain lock-up agreements with underwriters of the Initial Public Offering similar to the Founders' Lock-up Agreements, described above. The Company registered with the SEC for resale, subject to the lock-up agreements, under the Securities Act and applicable state securities laws the shares of Common Stock issued in the June 1998 private placement. The Company paid the registration expenses incidental to such registration, excluding underwriters' commissions and discounts.

     In October 1998, the Company acquired substantially all of the assets of A-1 Rentals for approximately $178.8 million, $100.7 million of which was paid in cash and $78.1 million which was paid in the form of unsecured subordinated convertible and non-convertible promissory notes. In December 1998, the Company converted the entire $50.0 million of the unsecured subordinated convertible promissory notes held by Mr. O'Neal, certain trusts controlled by him, members of Mr. O'Neal's family and certain trusts controlled by them into an aggregate of 6,956,517 shares of Common Stock, at a price of $7 3/16 per share. Each of these convertible promissory notes had a six-year term and bore interest at 6.00% per year. Approximately $28.1 million of the proceeds of the Private Debt Offering was used to repay the entire outstanding principal amount of the non-convertible promissory notes. Each of the non-convertible promissory notes had a four-year term and bore interest at 8.00% per year. Upon the satisfaction of certain earnings targets, the Company may pay to A-1 Rentals additional consideration of $10.0 million in cash and $10.0 million in shares of Common Stock.

     In connection with the acquisition of A-1 Rentals, Mr. O'Neal entered into a two-year employment agreement to serve as President and Chief Operating Officer of the Company for a minimum annual salary of approximately $250,000. Also, in connection with the acquisition of A-1 Rentals, the Company entered into leases with entities affiliated with Mr. O'Neal for 15 properties used in connection with the business of A-1 Rentals. The lease agreements, which have initial terms ranging from one to five years, require aggregate monthly rental payments of approximately $120,000.

     The Company has entered into certain contracts for building construction with Alvada Construction, Inc., an entity controlled by Mr. Kirk's brother. As of September 30, 1998, the aggregate amount payable under these contracts was approximately $1.2 million.

     The Company currently leases the office space and parking for its corporate headquarters from Panthers Holdings. The monthly lease amount payable by the Company is approximately $44,000, which amount includes a share of the operating expenses for this location based upon estimated usage. In addition, the Company licenses from Panthers Holdings the use of an executive suite at the Broward County Arena, which is operated by Panthers Holdings, for a fee of $95,000 per annum for a term of seven years. The Company may also enter into a sponsorship agreement with Panthers Holdings for certain sponsorship, marketing and advertising services. Mr. Huizenga is Chairman of the Board of Panthers Holdings and controls a majority of the voting interests of Panthers Holdings. Mr. Hudson is also a director of Panthers Holdings.

     In addition, the Company has entered into a license agreement with South Florida Stadium Corporation at Pro Player Stadium, a professional sports stadium in South Florida which is owned by Mr. Huizenga, for the use of an executive suite at Pro Player Stadium for a fee of approximately $166,000 per year for a term of seven years.

     With respect to transactions discussed in this section, no independent determination has been made as to the fairness or reasonableness of the terms thereof. The Company believes, however, based on its prior experience, that the terms of each transaction were as favorable to the Company as it could have obtained from an unaffiliated party.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following summary description of the Credit Facilities, certain promissory notes and related registration rights is qualified in its entirety by reference to the Credit Facilities, the promissory notes and the registration rights agreements, copies of which may be obtained from the Company upon written request.

CREDIT FACILITIES

     The Company has recently amended and restated its credit facilities with a syndicate of lenders and BankBoston, N.A., as administrative agent. Under the new Credit Facilities, the Company may borrow up to $260.0 million under the Revolving Line of Credit and has borrowed $175.0 million under the Term Loan. Recently, the Credit Facilities were amended further to allow the administrative agent to reallocate the aggregate dollar amounts of the bank commitments between the Revolving Line of Credit and the Term Loan, provided that the aggregate commitment may not be more than $435.0 million and the aggregate commitment under the Revolving Line of Credit may not be less than $260.0 million. Borrowings under the Credit Facilities can be used to complete permitted acquisitions, make capital expenditures, enter into stand-by letters of credit and for working capital and other general corporate purposes. Borrowings under the Credit Facilities may be in the form of base rate loans or at the option of the Company, Eurodollar loans. Borrowings under the Credit Facilities bear interest at either the BankBoston base rate plus a percentage ranging from 0.00% to 0.50% or, at the Company's option, the Eurodollar market rate plus a percentage ranging from 2.00% to 2.75%, with respect to the Revolving Line of Credit, or 3.00% to 3.25%, with respect to the Term Loan. The percentage over the BankBoston base rate or the Eurodollar market rate is based on the Company's financial performance as measured by the total funded debt ratio (the "Pricing Ratio"). Interest on the BankBoston base rate loans is payable quarterly in arrears. Interest on the Eurodollar loans is payable on the last day of the applicable interest period which may be a one, two, three or six month period at the option of the Company, or quarterly in arrears, whichever is earlier. The Credit Facilities are secured by a first priority security interest in substantially all of assets of the Company. Borrowings under the Revolving Line of Credit and the Term Loan mature and must be repaid, in full, in June 2001 and September 2004, respectively.

PROMISSORY NOTES

     In connection with certain of the Acquisitions, the Company has issued unsecured subordinated promissory notes in an aggregate principal amount of approximately $168.2 million. An aggregate principal amount of approximately $129.6 million of such promissory notes are convertible (the "Convertible Notes") into shares of Common Stock at conversion prices ranging from $7.76 to $9.43 per share of Common Stock and bear interest at rates ranging between 6.00% and 8.50%. Certain of these convertible promissory notes are pre-payable by the Company based on the achievement of certain target trading prices of the Common Stock over specified periods. Effective December 1998, the Company converted the entire $50.0 million of the unsecured subordinated convertible promissory notes into an aggregate of 6,956,517 shares of Common Stock, at a price of $7 3/16 per share.

     In connection with certain of the Convertible Notes issued prior to the consummation of the Initial Public Offering, the Company granted certain registration rights for the Common Stock into which the Convertible Notes are convertible and registered such Common Stock with the SEC under the Securities Act contemporaneously with the Initial Public Offering in August 1998 in accordance with such registration rights. In connection with certain of the Convertible Notes granted after the Initial Public Offering, the Company has agreed to register the Common Stock into which the Convertible Notes are convertible with the SEC under the Securities Act within 90 days of the issuance of such Notes.

     The holders of all Convertible Notes issued prior to the Initial Public Offering have entered into lock-up agreements with the underwriters of such offering pursuant to which stockholders have agreed not to offer, sell, agree to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock into which such notes are convertible for a period of 180 days following August 7, 1998 without the prior written consent of the underwriters with the exception of certain specified transfers. The holders of certain of the Convertible Notes issued after the Initial Public Offering have entered into certain lock-up agreements with the Company pursuant to which such noteholders have agreed not to offer, sell or otherwise dispose of any shares of Common Stock or any security convertible into, exercisable for or exchangeable for shares of Common Stock for a period of generally 12 months following the date of issuance without the Company's prior written consent, with the exception of certain specified transfers.

                              DESCRIPTION OF NOTES

     You can find the definitions of certain capitalized terms used in this section under the subheading "Certain Definitions." For purposes of this section, references to the "Company" include only the Company and not its Subsidiaries. The Company will issue the New Notes and the Old Notes under an Indenture among itself, the Guarantors and The Bank of New York, as Trustee (the "Trustee").

     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). A copy of the Indenture may be obtained from the Company or the Initial Purchasers. The terms of the New Notes are substantially identical to the terms of the Old Notes in all material respects (including interest rate and maturity), except that the New Notes will not be subject to (1) the restrictions on transfer (other than with respect to holders that are broker-dealers, persons who participated in the distribution of the Old Notes or affiliates) and (2) the Registration Rights Agreement covenants regarding exchange and the related Additional Interest.

     The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Notes ("Holder").

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  The Notes

     The Notes are:

     - general unsecured obligations of the Company;

     - subordinated in right of payment to all existing and future Senior Debt;

     - ranked equally with all existing and future senior subordinated debt of the Company;

     - senior in right of payment to all other existing and future subordinated debt of the Company; and

     - unconditionally guaranteed by the Guarantors.

     The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Any Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued in connection with the Exchange Offer, will be treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers. All references in this section to "Notes" shall be deemed to refer collectively to the Notes and any New Notes, unless the context otherwise requires. Any reference to "Exchange Notes" shall be deemed to refer to New Notes.

  The Guarantees

     The Notes are guaranteed by the Guarantors, which currently constitute all of the Company's direct and indirect subsidiaries. The Guarantees of the Notes are:

     - general unsecured obligations of each Guarantor;

     - subordinated in right of payment to all existing and future Guarantor Senior Debt;

     - ranked equally with any existing and future senior subordinated debt of the Guarantor; and

     - senior in right of payment to all other existing and future subordinated obligations of such Guarantor.

     After applying the proceeds from the Private Debt Offering as intended, as of September 30, 1998, on a pro forma basis after giving effect to the Acquisitions and the Changes in Outstanding Indebtedness, there would have been $272.2 million of outstanding debt ranking ahead of the Notes, $96.0 million of outstanding debt ranking ahead of the Guarantees, $26.5 million of outstanding debt ranking equally with the Notes and $85.2 million of outstanding debt ranking behind the Notes. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the Notes and under the Guarantees are subordinated to the payment of Senior Debt. The Indenture permits us and the Guarantors to incur additional Indebtedness, including Senior Debt.

     As of the date of the Indenture, all of our Subsidiaries were "Wholly-Owned Restricted Subsidiaries." However, under certain circumstances are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the Notes.

     The Company may in the future conduct operations through one or more Foreign Restricted Subsidiaries. Accordingly, the Company's ability to meet its cash obligations may in part depend upon the ability of such Foreign Restricted Subsidiaries to make cash distributions to the Company. Any right of the Company to receive the assets of any such Foreign Restricted Subsidiary upon such Foreign Restricted Subsidiary's liquidation or reorganization (and the consequent right of the Holders to participate in the distribution of the proceeds of those assets) effectively will be subordinated by operation of law to the claims of such Foreign Subsidiary's creditors (including trade creditors) and holders of its preferred stock and Senior Debt, except to the extent that the Company is itself recognized as a creditor or preferred stockholder of such Foreign Restricted Subsidiary, in which case the claims of the Company would still be subordinate to any indebtedness or preferred stock of such Foreign Restricted Subsidiary which is senior in right of payment to that held by the Company. Although future Foreign Restricted Subsidiaries will not guarantee the Notes, the Company will be required to pledge 65% of the outstanding Capital Stock and any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock of each such Foreign Restricted Subsidiary to secure the Company's obligations under the Notes. If the Company is prohibited from pledging the Capital Stock of any of its foreign Subsidiaries by the Credit Agreement or otherwise, then such foreign Subsidiaries shall not be permitted to be a Foreign Restricted Subsidiary. Under the existing Credit Agreement, the Company is required to pledge the stock of foreign Subsidiaries to secure its Obligations thereunder.

PRINCIPAL, MATURITY AND INTEREST

     The Notes (and Exchange Notes) are limited to a maximum aggregate principal amount of $225.0 million, of which $175.0 million was outstanding as of the date of this Prospectus and will mature on December 15, 2008. Additional amounts may be issued in one or more series from time to time, subject to certain limitations described under "Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" and restrictions contained in the Credit Agreement. Interest on the Notes accrues at the rate of 10 3/8% per annum and is payable semiannually in cash on each June 15 and December 15, commencing on June 15, 1999, to the persons who are registered Holders at the close of business on June 1 and December 1 immediately preceding the applicable interest payment date.

     Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes are not entitled to the benefit of any mandatory sinking fund.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     The Company will make all principal, premium and interest payments on the Notes at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as Paying Agent and Registrar. Neither the Company nor any of its Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder is treated as the owner of a Note for all purposes.

SUBSIDIARY GUARANTEES

     Each Guarantor jointly and severally guarantees the Company's obligations under the Notes. Each Guarantee is subordinated to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of that Guarantor (other than under the Credit Agreement, which must be paid in full in cash) on the same basis as the Notes are subordinated to Senior Debt. The Guarantors' obligations under the Credit Agreement are secured by substantially all of the assets of the Guarantors. The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors -- Fraudulent Conveyance." Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor based on the net assets of each other Guarantor.

     Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Restricted Subsidiary of the Company, or with other Persons upon the terms and conditions set forth in the Indenture. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another Person (whether or not such Guarantor is the surviving Person) unless certain conditions are met. See "Certain Covenants -- Merger, Consolidation and Sale of Assets."

     If a Guarantor is released from its obligations under the Credit Agreement, the Guarantee of a Guarantor will be deemed automatically discharged and released in accordance with the terms of the Indenture:

          (1) in connection with any direct or indirect sale or other disposition of all of the capital stock or all or substantially all of the assets of that Guarantor (including by way of merger or consolidation or foreclosure pursuant to the Credit Agreement), if such sale or disposition is made in compliance with the applicable provisions of the Indenture (See "-- Certain Covenants -- Limitation on Asset Sales"); or

          (2) if a Guarantor is dissolved or liquidated in accordance with the provisions of the Indenture; or

          (3) if the Company designates any such Guarantor as an Unrestricted Subsidiary.

     Separate financial statements of all of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Notes, and the aggregate net assets, earnings and equity of the Guarantors are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

SUBORDINATION

     The payment of all Obligations on the Notes are subordinated to the prior payment in full in cash or Cash Equivalents of all Obligations in respect of Senior Debt (other than under the Credit Agreement, which must be paid in full in cash) whether outstanding on the Issue Date or thereafter incurred, including, without limitation, the Company's obligations under the Credit Agreement, before the Holders are entitled to receive any payment with respect to the Notes in the event of any distribution to creditors of the Company:

          (1) in a total or partial liquidation, dissolution or reorganization;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshalling of the Company's assets and liabilities.

     Neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or
(y) acquire any of the Notes for cash or property or otherwise if:

          (1) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, or

          (2) any other event of default occurs and is continuing with respect to any Designated Senior Debt permitting the holders of such Designated Senior Debt then outstanding to accelerate its maturity and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice").

     Payment on the Notes may and shall be resumed:

          (1) in the case of a payment default, on the date on which all events of default have been cured or waived or cease to exist; or

          (2) in the case of a non-payment default, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Default Notice is received (such 179-day period, the "Blockage Period").

     A Blockage Period may not extend beyond 179 days from the date the payment on the Note was due. Only one Blockage Period may be commenced within any 360 consecutive days.

     No non-payment default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     As a result of the subordination provisions described above, in the event of a bankruptcy, insolvency or reorganization of the Company, the Holders of the Notes may recover less, ratably, than holders of Senior Debt and funds which would otherwise be payable to the Holders will be paid to the holders of Senior Debt to the extent necessary to pay the Senior Debt in full. See "Risk
Factors -- Subordination."

     Assuming we had completed the Offering and applied the proceeds as intended, as of September 30, 1998, on a pro forma basis after giving effect to the Acquisitions, the Changes in Outstanding Indebtedness, the Private Debt Offering and the application of the proceeds from such offering, there would have been $272.2 million of outstanding debt ranking ahead of the Notes, $96.0 million of outstanding debt ranking ahead of the Guarantees, $26.5 million of outstanding debt ranking equally with the Notes and $85.2 million of outstanding debt ranking behind the Notes. The Indenture permits us and the Guarantors to incur additional Indebtedness.

OPTIONAL REDEMPTION

     Optional Redemption Upon Equity Offerings. At any time on or prior to December 15, 2001, the Company may, on any one or more occasions, redeem up to 35% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, at a redemption price of 110 3/8% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption with the net cash proceeds of one or more Public Equity Offerings or Private Equity Offerings; provided that

          (1) at least 65% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of Notes issued under the Indenture after the Issue Date remains outstanding immediately after any such redemption (excluding Notes held by the Company and its Subsidiaries); and

          (2) the redemption shall be made not more than 90 days after the closing of such Public Equity Offering or Private Equity Offering, as the case may be.

     Except pursuant to the preceding paragraph, the Notes are not redeemable before December 15, 2003.

     General Optional Redemption. At any time on or after December 15, 2003, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2003........................................................   105.188%
2004........................................................   103.458%
2005........................................................   101.729%
2006 and thereafter.........................................   100.000%

SELECTION AND NOTICE OF REDEMPTION

     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

          (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

          (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No Notes of $1,000 or less shall be redeemed in part. If a partial redemption is made, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notices of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

CHANGE OF CONTROL

     If a Change of Control occurs, the Company will be required to make an offer to purchase all or a portion of a Holder's Notes (in multiples of $1,000) pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any (the "Change of Control Purchase Price"), to the date of purchase (the "Change of Control Payment Date"). The Company will not be required to make a Change of Control Offer if a third party makes a Change of Control Offer that would be in compliance with the provisions described in the Indenture if it were made by the Company, and such third party purchases (for the consideration referred to in the immediate preceding sentence) the Notes validly tendered and not withdrawn.

     Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company will either (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt, the terms of which require repayment upon a Change of Control, or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all such other Senior Debt and repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes as provided below. The Company's failure to comply with the covenant described in the immediately preceding sentence will constitute an Event of Default under the Indenture.

     Within 30 days following any Change of Control, the Company must mail a notice to each Holder, with a copy to the Trustee, describing the Change of Control and the terms of the Change of Control Offer and stating, among other things: the Change of Control Payment Date, which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; and certain other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance. Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

     Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. This right, as well as restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales, may make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by such compliance.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Restricted Subsidiary may incur Indebtedness (including, without limitation, Acquired Indebtedness), if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0. For purposes of determining any particular amount of Indebtedness under this "Limitation on Incurrence of Additional Indebtedness" covenant, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

          (b) declare or pay any dividend or make any distribution on or in respect of shares of any Restricted Subsidiary's Capital Stock other than
     (i) to the Company or any of its Restricted Subsidiaries or (ii) to all holders of any class, series or the same type of Capital Stock of such Restricted Subsidiary on a pro rata basis; provided that in the case of this clause (iii) such dividend or distribution shall not constitute Indebtedness or Disqualified Stock;

          (c) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than repurchases of equity interests of the Company deemed to occur upon the exercise of options to acquire Capital Stock of the Company if such equity interests represent a portion of the exercise price of such options;

          (d) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or the Guarantees other than (1) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary and (2) Seller Notes; or

          (e) make any Investment (other than Permitted Investments) (each of the actions set forth in clauses (a), (b), (c), (d) and (e) being referred to as a "Restricted Payment"),

if at the time of such Restricted Payment or immediately after giving effect thereto:

             (i) a Default or an Event of Default shall have occurred and be continuing, or

             (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, or

             (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of the following amounts (without duplication):

                (1) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

                (2) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company; plus

                (3) 100% of the aggregate net cash proceeds received subsequent to the Issue Date by the Company from any Person (other than a Subsidiary of the Company) from the issuance or sale of debt securities or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock, together with the aggregate cash received by the Company at the time of such conversion or exchange; plus

                (4) 100% of the aggregate net cash proceeds of any equity contribution received by the Company subsequent to the Issue Date from a holder of the Company's Capital Stock (other than from a Subsidiary of the Company); plus

                (5) the lesser of (a) an amount equal to the net reduction in Investments made after the Issue Date pursuant to paragraphs (a) and
           (b) of the "Limitation on Restricted Payments" covenant in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries valued in each case as provided in the definition of "Investments," and (b) the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person.

          The provisions set forth in the immediately preceding paragraph do not prohibit:

          (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or the giving of notice of such irrevocable redemption if the dividend or redemption would have been permitted on the date of declaration or the giving of such irrevocable redemption notice;

          (2) if no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, or any options, warrants, or other rights to acquire Qualified Capital Stock of the Company;

          (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition for value or payment of principal of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company or (ii) through the application of net proceeds of (A) a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company, or (B) Refinancing Indebtedness;

          (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $1.0 million in any calendar year; and

          (5) other Restricted Payments in an aggregate amount not to exceed $15.0 million.

     In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), 3(ii)(A), (4) and (5) shall be included in such calculation.

     Not later than the date any Restricted Payment is made, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations shall be based upon the Company's latest available public quarterly financial statements.

     Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); and

          (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition.

     Within 365 days of the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale either:

          (A) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility,

          (B) to make an investment in properties and assets or Persons that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or

          (C) a combination of prepayment and investment permitted by the foregoing clauses (A) and (B).

     Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (A), (B) and (C) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A), (B) and (C) of the preceding paragraph (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase.

     If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with the provisions described above. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this covenant).

     Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate principal amount of Notes tendered under the Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such deficiency for any purpose not otherwise prohibited by the Indenture. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue of such compliance.

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

          (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

          (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

          (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

             (1) applicable law;

             (2) the Indenture and the Notes;

             (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

             (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, provided that such Acquired Indebtedness was permitted by the terms of the Indenture;

             (5) the Credit Agreement;

             (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

             (7) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

             (8) restrictions imposed by any agreement with respect to an Asset Sale permitted under the Indenture to any Person pending the closing of such sale;

             (9) any agreement or instrument governing Capital Stock of any Person that is acquired;

             (10) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above; or

             (11) any agreement governing Refinancing Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2),
        (4), (5) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance, or restriction contained in agreements referred to in such clause (2), (4), (5) or (6), respectively.

     Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

     Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, except for:

          (A) Liens equally and ratably securing (i) Indebtedness that ranks pari passu with the Notes and the Guarantees, and (ii) the Notes and the Guarantees;

          (B) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

          (C) Liens securing Senior Debt and Liens securing Guarantor Senior
     Debt;

          (D) Liens securing the Notes and the Guarantees;

          (E) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company;

          (F) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

          (G) Permitted Liens.

     Prohibition on Incurrence of Senior Subordinated Debt. The Company will not incur or permit to exist Indebtedness that is senior in right of payment to the Notes and subordinate or junior in right of payment to any Senior Debt of the Company. No Guarantor will incur or permit to exist Indebtedness that is subordinate or junior in right of payment to Guarantor Senior Debt of such Guarantor and senior in right of payment to such Guarantor's Guarantee.

     Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

          (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant;

          (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

          (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

          (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (ii) such surviving entity (if other than the Guarantor) assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

          (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant.

     In connection with any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company, the Company need only deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     Limitations on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which is similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (b) The restrictions set forth in clause (a) above shall not apply to:

          (i) reasonable fees and compensation paid to, loans or advances to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

          (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

          (iii) any payments or transactions pursuant to agreements in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

          (iv) Restricted Payments permitted by the Indenture;

          (v) any Investments by an Affiliate of the Company in the Capital Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary of the Company; and

          (vi) any transaction, the terms of which are entered into on an arm's-length basis with a Person that is not then an Affiliate, which becomes an Affiliate Transaction upon the consummation thereof.

     Additional Subsidiary Guarantees. If (i) the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary or
(ii) an Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary or otherwise ceases to be an Unrestricted Subsidiary and thereafter is a Restricted Subsidiary, then such newly acquired, created or redesignated Restricted Subsidiary (other than a Foreign Restricted Subsidiary) shall execute a supplemental indenture becoming a Guarantor in accordance with the terms of the Indenture.

     Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

     Reports to Holders. The Company will deliver to the Trustee within 15 days after the filing of the Indenture with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. At all times from and after the Issue Date, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act for so long as any Notes are outstanding. The Company will also comply with the other provisions of TIA sec. 314(a).

     Payments for Consent. Neither the Company nor any of its Restricted Subsidiaries will be permitted, directly or indirectly, to pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to obtain any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) default for 30 days in the payment of interest or Additional Interest, if any, on any Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture;

          (ii) default in payment when due of the principal on any Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture;

          (iii) default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant or the "Change of Control" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (iv) the failure to pay at final maturity (after giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted

     Subsidiary of the Company (including, without limitation, Indebtedness under the Credit Agreement) and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $10.0 million or more at any time;

          (v) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $3.0 million, which judgments are not paid, discharged or stayed within a period of 60 days after such judgment or judgments become final and non-appealable;

          (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

          (vii) any of the Guarantees of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of such Guarantors denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

     If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) or five business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (vi) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes will become due and payable immediately without further action or notice.

     Any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

          (i) if the rescission would not conflict with any judgment or decree,

          (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,

          (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and Additional Interest and overdue principal, which, has become due otherwise than by such declaration of acceleration, has been paid,

          (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and

          (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

     No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest or Additional Interest, if any, on any Notes.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

          (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes when such payments are due;

          (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

          (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

          (iv) the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing
     (A) either on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds, all or a portion of which will be applied to such deposit), or (B) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Indenture (other than a Default or Event of Default resulting from the borrowing of funds, all or a portion of which will be used to defease the Notes) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company must have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt, and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (ix) certain other customary conditions precedent are satisfied.

     Notwithstanding the foregoing, the opinion of counsel required by clause
(ii) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

          (i) either (a) all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not previously delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes to the date of deposit not previously delivered to the Trustee for cancellation, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (ii) the Company has paid all other sums payable under the Indenture by the Company; and

          (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including solely on an opinion of counsel.

     Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

          (i) reduce the amount of Notes whose Holders must consent to an amendment;

          (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

          (iii) reduce the principal of, or change or have the effect of changing the fixed maturity of, any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

          (iv) make any Notes payable in money other than that stated in the Notes;

          (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

          (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

          (vii) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

          (viii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

     The Indenture, the Notes and the Guarantees are governed by, and construed according to, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     If the Trustee becomes a creditor of the Company, the Indenture limits its right to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions, provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries that is existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

     "Additional Interest" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction or a foreclosure pursuant to the Credit Agreement) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of:

          (a) any Capital Stock of any Restricted Subsidiary of the Company; or

          (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

             (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration in any year of less than $1.0 million,

             (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets,"

             (iii) disposals or replacements of obsolete or outdated equipment or inventory, and

             (iv) the sale or discount, in each case without recourse (other than recourse for a breach of a representation or warranty), of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof in the ordinary course of business and not as part of a financing transaction.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means:

          (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and

          (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through
     (v) above.

     "Change of Control" means the occurrence of one or more of the following events:

          (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of
     Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) (other than to one or more of the Permitted Holders);

          (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

          (iii) there is consummated any consolidation or merger of the Company into another corporation in which the Company is not the surviving entity (except that no Change of Control shall be deemed to have occurred if the stockholders of the Company immediately prior to such transaction own 50% or more of the aggregate voting power represented by the issued and outstanding Capital Stock of such Person or Group immediately after such transaction);

          (iv) any Person or Group (other than one or more of the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company (except that no Change of Control shall be deemed to have occurred if the stockholders of the Company immediately prior to such transaction own 50% or more of the aggregate voting power represented by the issued and outstanding Capital Stock of such Person or Group immediately after such transaction); or

          (v) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-Cash Charges, less any noncash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma (calculated on a basis consistent with Regulation S-X under the Securities Act) basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such

Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations,
(c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (a) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio only, after-tax gains, or losses (net of any related fees and expenses) from Asset Sales or abandonments or reserves relating thereto,

          (b) after-tax items classified as extraordinary or nonrecurring gains or losses,

          (c) the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person,

          (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise,

          (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person (provided that in the case of cash dividends or distributions paid to any such Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the portion of net income included therein will be equal to the Company's interest in such Restricted Subsidiary),

          (f) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio only, any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date,

          (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and

          (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person, provided that the Consolidated Net Worth of any Person shall exclude the effect of any non-cash charges relating to the acceleration of stock options or similar securities of such Person or another Person with which such Person is merged or consolidated.

     "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Consolidated Tangible Assets" means, all accounts receivable, inventory (including rental inventory), property, plant and equipment (including titled equipment) of the Company and the Guarantors, determined on a consolidated basis in accordance with GAAP.

     "Credit Agreement" means the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 24, 1998, as amended, among the Company, the Company's subsidiaries party thereto, the lenders party thereto in their capacities as lenders thereunder, BankBoston, N.A., as administrative agent, LaSalle National Bank, as documentation agent, and Fleet Bank, N.A. and NationsBank, N.A., as co-agents for the lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means (i) Indebtedness of the Company and its Subsidiaries under or in respect of the Credit Agreement or (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

     "Equipment Debt" means that certain senior subordinated supplier debt in an original principal amount not to exceed $25.0 million in favor of one of the Company's suppliers or its designee.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith (which determination shall be conclusive) and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company that is incorporated in a jurisdiction other than the United States of America, including its territories and possessions, or 80% of the sales, earnings or assets of which are located in, generated from or derived from operations located in, jurisdictions outside the United States of America.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

     "Guarantor" means (i) each of the Company's existing Restricted Subsidiaries, and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

     "Guarantor Senior Debt" means with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (x) all monetary obligations (including guarantees thereof) of every nature of such Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities,

          (y) all Interest Swap Obligations (including guarantees thereof), and

          (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

     Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          (i) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries,

          (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation),

          (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (excluding Purchase Money Indebtedness),

          (iv) Indebtedness represented by Disqualified Capital Stock,

          (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor,

          (vi) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness,"

          (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, and

          (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

     "Indebtedness" means with respect to any Person, without duplication:

          (i) all Obligations of such Person for borrowed money,

          (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (iii) all Capitalized Lease Obligations of such Person,

          (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable, leases that are not Capitalized Lease Obligations and other accrued liabilities arising in the ordinary course of business),

          (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

          (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below,

          (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured,

          (viii) all Obligations under Currency Agreements and all Interest Swap Obligations of such Person, and

          (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Indebtedness shall not include any liability for (i) federal, state, local or other taxes, (ii) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (iii) any indebtedness that has been defeased or satisfied in accordance with the terms of the documents governing such indebtedness.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance on such date of all unconditional Obligations as described above, and the maximum liability upon the occurrence of the contingency giving rise to the Obligation, on any contingent Obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

     The amount of any item of Indebtedness shall be an amount of such Indebtedness properly classified as a liability on a balance sheet prepared in accordance with GAAP.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, writedowns or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company (other than all of the Common Stock of such Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Person not sold or disposed of.

     "Issue Date" means the date of original issuance of the Notes.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket

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

expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that either (A) is secured by a Lien on the property or assets sold or (B) is required to be repaid in connection with such Asset Sale (or in order to obtain a consent required in connection therewith), (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, (e) any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause (e) shall become Net Cash Proceeds at such time and to the extent such amounts are released to such Person and (f) a pro rata portion of the amount of cash or Cash Equivalents received by any non-Guarantor Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary to the extent of the interests in such non-Guarantor Restricted Subsidiary that are held by Persons other than the Company or its Restricted Subsidiaries.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Holder(s)" means H. Family Investments, Inc., James L. Kirk, Don
R. O'Neal, Gene J. Ostrow, H. Wayne Huizenga and Harris W. Hudson and any of their respective Affiliates, spouses, siblings, lineal descendants or lineal ascendants or any trust for the benefit of such persons.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (i) Indebtedness under the Notes, the Indenture and the Guarantees;

          (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $435.0 million and (B) the product of (x) Consolidated Tangible Assets and (y) 1.0; reduced in the case of the preceding clause
     (A) by any required permanent repayments from the application of the use of proceeds from Asset Sales (which in the case of a revolving credit facility are accompanied by a corresponding permanent commitment reduction) thereunder;

          (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

          (iv) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement; provided that if as of any date any Person other than the Company, a Wholly

     Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, then the Company or such Restricted Subsidiary shall be deemed to have incurred as of such date Indebtedness not constituting Permitted Indebtedness pursuant to this clause (vi);

          (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the lenders under the Credit Agreement, in each case subject to no Lien (other than a lien in favor of the lenders under the Credit Agreement); provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, then Indebtedness not constituting Permitted Indebtedness by the Company pursuant to this clause (vii) shall be deemed to have been incurred on such date;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

          (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (x) Refinancing Indebtedness;

          (xi) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries not to exceed $10.0 million at any one time outstanding;

          (xii) guarantees of Indebtedness otherwise permitted under the Indenture;

          (xiii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount (or, in the case of Indebtedness issued at a discount, an accreted amount (determined in accordance with GAAP)) not to exceed $20.0 million at any one time outstanding (which may, but need not, be incurred in whole or in part under the Credit Agreement); and

          (xiv) Equipment Debt.

     For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Permitted Indebtedness described in the above clauses, the Company, in its sole discretion shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses. Any Permitted Indebtedness initially incurred pursuant to any of the clauses in the preceding paragraph may at any time at the sole discretion of the Company be treated as having been incurred pursuant to any other clause as long as the outstanding amount of such Permitted Indebtedness at the time of any reclassification could be made pursuant to such other clause.

     "Permitted Investments" means:

          (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment, a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company,

          (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and, to the extent made by a Restricted

     Subsidiary that is not a Guarantor, subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture;

          (iii) investments in cash and Cash Equivalents;

          (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2.0 million at any one time outstanding;

          (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

          (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

          (vii) Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

          (viii) Investments existing on the Issue Date;

          (ix) guarantees of Indebtedness otherwise permitted under the Indenture,

          (x) obligations of one or more officers or other employees of the Company or any of its Restricted Subsidiaries in connection with such officers' or employees' acquisition of shares of Common Stock of the Company so long as no cash is paid by the Company or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations; and

          (xi) additional Investments in an aggregate amount that, together with all other Investments made pursuant to this clause (xi), does not exceed $5.0 million.

     For purposes of determining compliance with the "Limitation on Restricted Payments" covenant, in the event that an Investment meets the criteria of more than one of the types of Permitted Investments described in the clauses in the preceding paragraph, the Company, in its sole discretion, shall classify such Permitted Investment and only be required to include the amount and type of such Permitted Investment in one of such clauses. Any Permitted Investment initially made pursuant to any of the clauses in the preceding paragraph may at any time at the sole discretion of the Company be treated as having been made pursuant to any other clause as long as the outstanding amount of such Permitted Investment at the time of any reclassification could be made pursuant to such other clause.

     "Permitted Liens" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims that are either (a) not yet due or are delinquent for less than ninety days or (b) being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves, if any, as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (iv) Liens securing (a) letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) and any bank's unexercised right of set off with respect to deposits made in the ordinary course and (b) indemnity obligations in respect of the disposition of any business or assets of the Company or any Restricted Subsidiary (provided that the property subject to such Lien does not have a fair market value in excess of the cash or Cash Equivalent proceeds received by the Company and its Restricted Subsidiaries in connection with such disposition);

          (v) judgment Liens not giving rise to an Event of Default;

          (vi) easements, rights-of-way, municipal ordinances, zoning restrictions and other similar charges, encumbrances, title defects or irregularities not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (vii) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (viii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related Purchase Money Indebtedness shall not exceed the cost of such property or assets (including the cost of design, development, improvement, production, acquisition, construction, installation and integration) and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed (and any accounts, contract rights, chattel paper, documents and instruments arising from the sale, lease or rental of such property or assets and all attachments, parts, accessions, accessories and replacements thereof, and all proceeds therefrom) and (B) the Lien securing such Indebtedness shall be created within six months of such acquisition, construction or improvement;

          (ix) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (x) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (xi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (xii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

          (xiii) Liens securing Indebtedness under Currency Agreements;

          (xiv) any lease or sublease to a third party not interfering in any material respect with the business of the Company and its Restricted Subsidiaries; and

          (xv) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and
     (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets and the proceeds thereof that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

     "Person" means an individual, partnership, corporation, unincorporated organization, association, limited liability company, joint stock company, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Private Equity Offering" means an issuance of Qualified Capital Stock of the Company for cash in a private placement.

     "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company for cash pursuant to a registration statement filed with the Commission in accordance with the Securities Act, the net proceeds of which are at least $40.0 million.

     "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in each case (except in the case of Indebtedness incurred pursuant to clause (ii), (iv), (v), (vi), (vii), (viii) or (ix) of the definition of Permitted Indebtedness) that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any interest or premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date of the Indenture, among the Company, the Guarantors and the Initial Purchasers.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

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
     "Seller Notes" means any Indebtedness incurred by the Company or any of the Restricted Subsidiaries in favor of any Person or Persons from whom the Company or such Restricted Subsidiary acquires a business or the assets or properties of a business directly in connection with such acquisition.

     "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (x) all monetary obligations (including guarantees thereof) of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities,

          (y) all Interest Swap Obligations (including guarantees thereof) and

          (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

     Notwithstanding the foregoing, "Senior Debt" shall not include:

          (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries,

          (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation),

          (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (excluding Purchase Money Indebtedness),

          (iv) Indebtedness represented by Disqualified Capital Stock,

          (v) any liability for federal, state, local or other taxes owed or owing by the Company,

          (vi) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness,"

          (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, and

          (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption of the Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the Notes; provided, however, that if the Average Life to Stated Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                              REGISTRATION RIGHTS

     The Company, the Guarantors and the Initial Purchasers entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which the Company and the Guarantors agreed that they will, at their cost, for the benefit of the Holders, (i) within 90 days after the Issue Date (the "Filing Date"), file a registration statement on an appropriate registration form (this Exchange Offer Registration Statement) with respect to a registered offer (the Exchange Offer) to exchange the Old Notes for the New Notes of the Company, guaranteed by the Guarantors, which New Notes will have terms substantially identical in all material respects to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions) and (ii) to use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company and the Guarantors will offer the New Notes in exchange for surrender of the Old Notes. The Company and the Guarantors will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. For each of the Old Notes surrendered to the Company pursuant to the Exchange Offer, the Holder who surrendered such Old Notes will receive a New Note having a principal amount equal to that of the surrendered Old Notes. Interest on each New Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor, and (ii) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Old Notes, from the Issue Date.

     If (1) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company and the Guarantors are not permitted to effect an Exchange Offer, (2) the Exchange Offer is not consummated within 180 days of the Issue Date, (3) any holder of Notes notifies the Company within a certain time period that (a) it is prohibited by law or SEC policy from participating in the Exchange Offer, (b) it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, (c) it is a broker-dealer and owns Old Notes acquired directly from the Company or any Guarantor or an affiliate of the Company or any Guarantor, or (d) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company or any Guarantor within the meaning of the Securities Act), then in each case, the Company and the Guarantors will (x) promptly deliver to the Holders and the Trustee written notice thereof and (y) at their sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement"),
(b) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use their best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Old Notes have been sold thereunder. The Company will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A Holder that sells Old Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification rights and obligations).

     If the Company or the Guarantors fail to comply with the above provisions or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Notes as follows (each, a "Registration Default"):

          (i) if (A) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the Filing Date or (B) notwithstanding that the Company and the Guarantors filed the Exchange Offer Registration Statement on or prior to the Filing Date, the Company and the Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement (the "Shelf Filing Date"), then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum, for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

          (ii) if (A) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to 150 days after the Issue Date (the "Effectiveness Date") or (B) notwithstanding that the Notes Exchange Offer Registration Statement was declared effective on or prior to the Effectiveness

     Date, the Company and the Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 60th day following the date such Shelf Registration Statement was filed (the "Shelf Effectiveness Date"), then, commencing on the date after the 60th day following the applicable effectiveness date, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

          (iii) If (A) the Company and the Guarantors have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days commencing on (x) the 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes may not exceed in the aggregate 2.0% per annum; provided, further, that the Company and the Guarantors shall in no event be required to pay Additional Interest for more than one Registration Default at any given time; and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement, as applicable (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement, as applicable (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the phrase of clause (iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), as applicable, Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     Any amounts of Additional Interest due pursuant to clauses (i), (ii) or
(iii) above will be payable in the manner provided for the payment of interest in the Indenture, on the same original interest payment date as set forth in the Indenture and the Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

                         BOOK-ENTRY, DELIVERY AND FORM

     Except as described in the next paragraph, the New Notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited on the Issue Date with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC. The Global Notes will be subject to certain restrictions on transfer set forth therein and will bear the legend regarding such restrictions set forth under the heading "Transfer Restrictions" herein.

     Notes (i) transferred to "foreign purchasers" (as defined in "Transfer Restrictions") or (ii) held by QIBs or institutional Accredited Investors who are not QIBs who elect to take physical delivery of their certificates instead of holding their interests through a Global Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Notes have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in a Global Note. For a description of the restrictions on the transfer of Certificated Securities and any interest in the Global Notes, see "Transfer Restrictions."

THE GLOBAL NOTES

     The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs and institutional Accredited Investors who are not QIBs may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such systems.

     So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

     Payments of the principal of, premium (if any) interest (including Additional Interest) on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's sameday funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performances by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days of receipt of a written notice from DTC, Certificated Securities will be issued in exchange for the Global Notes, which certificates will bear the legends referred to under the heading "Transfer Restrictions."

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period of 120 days after the Expiration Date or until all participating broker-dealers have so resold. Any such broker-dealer who intends to use this Prospectus in connection with the resale of New Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is such a broker-dealer.

     The Company will not receive any proceeds from the issuance of the New Notes offered hereby or from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concession from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer, and to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes to be received in the Exchange Offer.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax considerations relating to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto (possibly with retroactive effect). This summary is based on the

Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary, and proposed Treasury Regulations, and laws, rulings and decisions now in effect, all of which are subject to change. This summary deals only with holders that will hold Notes as "capital assets" (within the meaning of Section 1221 of the Code). This summary does not address holders subject to special rules, such as tax-exempt organizations, insurance companies, dealers in securities or currencies, or persons that will hold Notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes.

     For the purposes of this discussion, a "U.S. holder" means any holder of a Note that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof (except, in the case of a partnership, to the extent future Treasury Regulations provide otherwise), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust other than a "foreign trust," as such term is defined in Section 7701(a)(31) of the Code or (v) otherwise subject to United States federal income tax on a net income basis in respect of its worldwide taxable income. A "Non-U.S. holder" means any holder of a Note that is not a U.S. holder.

     THE FOLLOWING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

UNITED STATES FEDERAL INCOME TAXATION OF U.S. HOLDERS

  Payment of Interest

     Interest on a Note generally will be includable in the income of the U.S. holder of such Note as ordinary income at the time such interest is received or accrued, in accordance with such holder's method of accounting for United States federal income tax purposes. It is expected that the Notes will be issued without original issue discount and the following discussion so assumes.

  Market Discount

     If a U.S. holder purchases a Note for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. holder will be required to treat any partial principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the U.S. holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. holder elects to accrue on a constant interest method. A U.S. holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

  Amortizable Bond Premium

     A U.S. holder that purchases a Note for an amount in excess of the principal amount will be considered to have purchased the Note at a "premium." A U.S. holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. However, if the Note is purchased at a time when the Note may be optionally redeemed for an amount that is in excess of its principal amount, special rules would apply that could result in a deferral of the amortization of bond premium until later in the term of the Note. The amount amortized in any year will be treated as a reduction of the U.S. holder's interest income from the Note. Bond premium on a Note held by a U.S. holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  Sale, Exchange or Retirement of the Notes

     Upon the sale, exchange or redemption of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to either Additional Interest discussed below, or accrued interest income not previously included in income which is taxable as ordinary income) and (ii) such holder's adjusted tax basis in the Note. A holder's adjusted tax basis in a Note generally will equal the cost of the Note to such holder. Such capital gain or loss will be long-term capital gain or loss if the Note was held by the U.S. holder for more than 12 months. Under recently enacted legislation, the net capital gain of an individual derived in respect of the Notes generally will be taxed at a maximum rate of 20% if it is long-term capital gain.

  Exchange of Notes for Exchange Notes

     The exchange of Notes for Exchange Notes pursuant to the Exchange Offer should not be considered a taxable exchange for U.S. federal income tax purposes because the Exchange Notes should not constitute a material modification of the terms of the Notes. Accordingly, such exchange should have no U.S. federal income tax consequences to U.S. holders of Notes, and the basis and holding period of such a holder in an Exchange Note will be the same as such holder's adjusted tax basis and holding period in the Note exchanged therefor.

  Information Reporting and Backup Withholding

     In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on a Note and payments of the proceeds of the sale of a Note to certain noncorporate holders, and a 31% backup withholding tax may apply to such payments if the U.S. holder (i) fails to furnish or certify his correct taxpayer identification number to the payer in the manner required, (ii) is notified by the Internal Revenue Service that he has failed to report payments of interest and dividends properly, or (iii) under certain circumstances, fails to certify that he has not been notified by the Internal Revenue Service that he is subject to backup withholding for failure to report interest and dividend payments. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the required minimum information is furnished to the Internal Revenue Service.

  Additional Interest

     The Company believes that Additional Interest, if any, described above under "Exchange Offer -- Registration Rights" will be taxable to the U.S. holder as ordinary income in accordance with the holder's method of accounting for federal income tax purposes. The Internal Revenue Service may take a different position, however, which could affect the timing of a holder's income with respect to Additional Interest, if any.

UNITED STATES FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a person other than a U.S. holder generally will not be subject to U.S. federal income tax provided (i) such gain is not effectively connected with the conduct by such holder of a trade or business in the United States, and (ii) in the case of gains derived by an individual, such individual is not present in the United States for 183 days or more in the taxable year of the disposition.

     Payments of interest to a Non-U.S. holder with respect to a Note generally will not be subject to U.S. federal income tax and a withholding tax if (a) either (i) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address on an Internal Revenue Service Form W-8 (or a suitable substitute form) or (ii) a securities clearing organization, bank or other financial organization that holds customers' securities in the ordinary course of business (a "financial institution") and holds the Note certifies under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof, and (b) the holder does not actually or constructively own 10% or more of the voting power of all voting stock of the Company and is not a controlled foreign corporation for U.S. tax purposes that is related to the Company through stock ownership. A Non-U.S. holder that does not meet the requirements above would generally be subject to U.S. federal withholding at a flat rate of 30% (or a lower applicable treaty rate) on payments of interest with respect to the Notes.

     If a Non-U.S. holder of a Note is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, such Non-U.S. holder, although exempt from U.S. federal withholding tax (provided the Non-U.S. holder files the appropriate certification with the Company or its U.S. agent) will be subject to U.S. federal income tax on such interest in the same manner as if it were a U.S. holder. In addition, if such Non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (subject to adjustment) for that taxable year unless it qualifies for a lower rate under an applicable income tax treaty.

     Recently finalized Treasury obligations, which are generally effective with respect to payments made after December 31, 1999, subject to certain transition rules, provide alternative certification requirements and means by which a holder of a Note could claim the exemption from U.S. federal income and withholding tax.

     If interest on the Notes is exempt from United States federal income and withholding tax under the rules described above, the Notes will not be included in the estate of a deceased Non-U.S. holder for United States federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Company will, where required, report to the holders of Notes and the Internal Revenue Service the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments. Copies of these information returns may also be made available under the provisions of a specific treaty agreement to the tax authorities of the country in which the Non-U.S. holder resides.

     In the case of payments of interest to Non-U.S. holders, Temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-U.S. holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address, and status as a foreign person, and such broker has no actual knowledge to the contrary, or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or a foreign broker that is a controlled foreign corporation for United States federal income tax purposes or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, unless such broker has documentary evidence in its file that the holder of the Notes is not a United States person, and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     In October 1997, Treasury regulations were issued which alter the foregoing rules in certain respects and which generally will apply to any payments in respect of a Note or proceeds from the sale of a Note that are made after December 31, 1999. Among other things, such regulations expand the number of foreign intermediaries that are potentially subject to information reporting and address certain documentary evidence requirements relating to exemption from the general backup withholding requirements. Holders of the Notes should consult their tax advisers concerning the possible application of such regulations to any payments made on or with respect to the Notes.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

EXCHANGE OFFER

     For federal income tax purposes, the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not result in recognition of gain or loss by U.S. Holders of Notes, the holding period of the New Notes will include the holding period of the Old Notes and the basis of the New Notes will be the same as the basis of the Old Notes immediately before the exchange. In the case of a holder of the Old Notes who is a cash basis taxpayer and whose taxable year ends prior to the date on which the first interest payment under the Notes is paid, the exchange of the Old Notes for the New Notes could result in the acceleration of interest income accrued during the holding period of the Old Notes through the date of the exchange.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for the Company by Akerman, Senterfitt & Eidson, P.A., Miami, Florida. Certain attorneys at Akerman, Senterfitt & Eidson, P.A. currently own shares of Common Stock of the Company.

                                    EXPERTS

     The financial statements of the Company, Gabriel Trailer Manufacturing Company, Inc., R. and R. Rental, Inc., C & E Rental and Service, Inc., Titan Rentals, Inc., The Bode-Finn Company, RFL Enterprises, Inc., Naples Rent-All & Sales Company, Inc., Raymond Equipment Company, Inc., The Florida Panhandle and Southeast Texas Divisions of General Rental, Inc., Associated Rental Equipment Management Company, Inc., Revco Equipment Rentals, Inc., High Reach Company, Inc. and High Reach Leasing Company, Reliable Rental & Supply Co., Inc., Ray L. O'Neal, Inc. and Arenco, LLC, and Action Equipment Company, Inc. and Action Supply Co., Inc., included in this Prospectus and Registration Statement and the Schedule of the Company included elsewhere in the Prospectus have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Logan Equipment Corporation as of December 31, 1997 and for the year then ended, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                               NATIONSRENT, INC.

              INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                                              PAGE
                                                              -----
NATIONSRENT, INC.
  Introduction to Pro Forma Consolidated Financial
     Statements.............................................   PF-2
  Pro Forma Consolidated Balance Sheet at September 30,
     1998...................................................   PF-3
  Pro Forma Consolidated Statements of Operations for the
     year ended December 31, 1997...........................   PF-4
  Predecessor Pro Forma Consolidated Statements of
     Operations for the year ended December 31, 1997........   PF-5
  Acquisitions Consolidated Statements of Operations for the
     year ended December 31, 1997...........................   PF-6
  Pro Forma Consolidated Statements of Operations for the
     nine months ended September 30, 1998...................   PF-7
  Notes to Unaudited Pro Forma Consolidated Financial
     Statements.............................................   PF-8

                               NATIONSRENT, INC.

          INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

     The following pro forma consolidated financial statements of the Company present the pro forma consolidated balance sheet at September 30, 1998 and the pro forma consolidated statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998. The pro forma consolidated financial statements give effect to the Acquisitions, the Founders' Additional Contribution, the Private Placement, certain borrowings under the Credit Facilities, conversion to equity of certain subordinated acquisition debt, incurrance of certain senior subordinated supplier debt and the Private Debt Offering. The pro forma consolidated balance sheet at September 30, 1998 gives effect to the transactions and events described above as if they occurred on September 30, 1998. The pro forma consolidated statements of operations for the year ended December 31, 1997 reflect the Acquisitions as if they occurred on January 1, 1997. The pro forma consolidated statements of operations for the nine months ended September 30, 1998 are comprised of the historical results of the Company, which include the results of operations of all businesses acquired during 1997 and the first nine months of 1998 (consisting of Sam's Equipment Rental, Inc. ("Sam's"), Ashland Rental and Sales, Inc. ("Ashland"), R. and R. Rental, Inc. ("R&R"), C&E Rental and Service, Inc. ("C&E"), Titan Rentals, Inc. ("Titan"), Central Rent-All, Inc. ("Central"), Revco Equipment Rentals, Inc. ("Revco"), RFL Enterprises, Inc. ("RFL"), Naples Rent-All and Sales Company, Inc. ("Naples"), The Bode-Finn Company ("Bode-Finn"), U-Rent-It Company, Inc. ("U-Rent-It"), A-Action Rental, Inc. ("A-Action"), Raymond Equipment Company, Inc, ("Jobs"), The J. Kelly Co., Inc. ("J. Kelly"), General Rental, Inc. ("General"), Associated Rental Equipment Management Company, Inc. ("Associated"), A to Z Rents It, Inc. ("A to Z"), Big "R" Rents Corporation ("Big R"), High Reach Company, Inc. and High Reach Leasing Company ("High Reach"), Agstar, Inc. and Lightnin' Truck Rental, Inc. ("Lightnin"'), Reliable Rental & Supply Co., Inc. ("Reliable"), Witt Equipment Company ("Witt"), Louisiana Rentals of Houma, Inc. ("Louisiana"), Sheffield Equipment Co., Inc. ("Sheffield"), Gold Coast Aerial Lift, Inc. ("Gold Coast"), Central Alabama Rental Center, Inc. ("Central Alabama"), Tennessee Tool and Supply, Inc. ("Tennessee")), and reflect the results of operations of all businesses acquired in the Acquisitions subsequent to September 30, 1998 as if they occurred on January 1, 1998.

     The pro forma consolidated financial statements are based upon available information and certain assumptions considered reasonable by management. The pro forma consolidated financial statements do not reflect the potential cost savings the Company may have achieved had the Company owned the acquired businesses for the full period. Accordingly, these statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

     The pro forma consolidated financial statements should be read in conjunction with the Company's Consolidated Financial Statements and management's discussion thereof contained elsewhere in this Prospectus.

                               NATIONSRENT, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1998

                                   UNAUDITED

                             (DOLLARS IN THOUSANDS)

                                     HISTORICAL                                      OTHER        PRO FORMA
                                      COMPANY        A-1       LOGAN    ACTION    ACQUISITIONS   ADJUSTMENTS     PRO FORMA
                                     ----------   ---------   -------   -------   ------------   -----------     ----------
ASSETS
  Cash and cash equivalents........   $  9,231     $   252    $ 1,760   $   266     $   100       $     --       $   11,609
  Accounts receivable, net.........     48,115       7,010      8,169     2,833       3,979             --           70,106
  Inventories......................     12,406       2,231      5,871     1,558         650         (1,031)(a)       21,685
  Due from related party...........         --          --         --       461          --           (461)(b)           --
  Prepaid expenses and other
    assets.........................     11,424       1,920        785       404       1,327             --           15,860
  Rental equipment, net............    316,824      38,278     35,343     8,650      12,736          8,760(b)       420,591
  Property and equipment, net......     19,416       2,971      2,396       857       1,439             --           27,079
  Intangible assets related to
    acquired business, net.........    245,434          --      1,831        --          --        215,620(c)       462,885
                                      --------     -------    -------   -------     -------       --------       ----------
        Total assets...............   $662,850     $52,662    $56,155   $15,029     $20,231       $222,888       $1,029,815
                                      ========     =======    =======   =======     =======       ========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable.................   $ 44,117     $   920    $ 8,882   $ 4,163     $ 1,606       $     --       $   59,688
  Accrued expenses and other
    liabilities....................     32,053       3,019         --       511         662             --           36,245
  Debt.............................    389,841      14,683     42,359    10,906      16,502        174,376(d)       648,667
  Income taxes payable.............        638          --         --        --          (5)            --              633
  Deferred taxes...................      7,442          --         --        --          --          1,451(e)         8,893
                                      --------     -------    -------   -------     -------       --------       ----------
        Total liabilities..........    474,091      18,622     51,241    15,580      18,765        175,827          754,126
  Put Warrants.....................         --          --         --     1,875          --         (1,875)              --
Stockholders' equity
  Treasury stock...................         --         (95)        --        --        (792)           887(f)            --
  Common stock.....................        444          62          5        10         135           (100)(g)          556
  Additional paid-in capital.......    180,460         200        507     1,624         473         84,014(h)       267,278
  Retained earnings................      7,855      33,873      4,402    (4,060)      1,650        (35,865)(f)        7,855
                                      --------     -------    -------   -------     -------       --------       ----------
        Total stockholders'
          equity...................    188,759      34,040      4,914    (2,426)      1,466         48,936          275,689
                                      --------     -------    -------   -------     -------       --------       ----------
        Total liabilities and
          stockholders' equity.....   $662,850     $52,662    $56,155   $15,029     $20,231       $222,888       $1,029,815
                                      ========     =======    =======   =======     =======       ========       ==========

                                      OFFERING        PRO FORMA
                                     ADJUSTMENTS     AS ADJUSTED
                                     -----------     -----------
ASSETS
  Cash and cash equivalents........   $     --       $   11,609
  Accounts receivable, net.........         --           70,106
  Inventories......................         --           21,685
  Due from related party...........         --               --
  Prepaid expenses and other
    assets.........................      6,250(i)        22,110
  Rental equipment, net............         --          420,591
  Property and equipment, net......         --           27,079
  Intangible assets related to
    acquired business, net.........         --          462,885
                                      --------       ----------
        Total assets...............   $  6,250       $1,036,065
                                      ========       ==========
LIABILITIES AND STOCKHOLDERS' EQUIT
  Accounts payable.................   $     --       $   59,688
  Accrued expenses and other
    liabilities....................         --           36,245
  Debt.............................      6,250(j)       654,917
  Income taxes payable.............         --              633
  Deferred taxes...................         --            8,893
                                      --------       ----------
        Total liabilities..........      6,250          760,376
  Put Warrants.....................         --               --
Stockholders' equity
  Treasury stock...................         --               --
  Common stock.....................         --              556
  Additional paid-in capital.......         --          267,278
  Retained earnings................         --            7,855
                                      --------       ----------
        Total stockholders'
          equity...................         --          275,689
                                      --------       ----------
        Total liabilities and
          stockholders' equity.....   $  6,250       $1,036,065
                                      ========       ==========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               NATIONSRENT, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                             PRO FORMA
                                             HISTORICAL                    ACQUISITION    PRO FORMA     OFFERING       PRO FORMA
                                              COMPANY      ACQUISITIONS    ADJUSTMENTS    COMBINED     ADJUSTMENTS    AS ADJUSTED
                                             ----------    ------------    -----------    ---------    -----------    -----------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Equipment rentals........................   $18,367        $225,324        $  (932)(1)  $242,759      $     --       $242,759
  Sales of equipment, merchandise, parts
    and supplies...........................     4,622         153,593             --       158,215            --        158,215
                                              -------        --------        -------      --------      --------       --------
        Total revenue......................    22,989         378,917           (932)      400,974            --        400,974
Cost of revenue:
  Cost of equipment rentals, excluding
    depreciation...........................     5,669          86,432         (2,617)(a)    89,055            --         89,055
                                                                                (429)(1)
  Rental equipment depreciation............     3,705          64,014        (19,558)(b)    47,984            --         47,984
                                                                                (177)(1)
  Sales of equipment, merchandise, parts
    and supplies...........................     3,538         108,351             18(c)    111,907            --        111,907
                                              -------        --------        -------      --------      --------       --------
        Total cost of revenue..............    12,912         258,797        (22,763)      248,946            --        248,946
                                              -------        --------        -------      --------      --------       --------
Gross profit...............................    10,077         120,120         21,831       152,028            --        152,028
Operating expenses:
  Selling, general and administrative
    expenses...............................     3,391          74,921        (12,880)(d)    65,618            --         65,618
                                                                                (520)(l)
                                                                                 706(e)
  Depreciation and amortization of
    non-rental property and equipment......       675           4,222           (863)(f)    14,908            --         14,908
                                                                              10,874(g)
                                              -------        --------        -------      --------      --------       --------
        Total operating expenses...........     4,066          79,143         (2,683)       80,526            --         80,526
                                              -------        --------        -------      --------      --------       --------
Operating income...........................     6,011          40,977         24,514        71,502            --         71,502
Other (income)/expense
  Interest expense.........................     2,469          18,145         25,774(h)     46,310         5,140(k)      51,450
                                                                                 (78)(l)
  Other (income)/expense, net..............        12          (1,482)           300(i)     (1,170)           --         (1,170)
                                              -------        --------        -------      --------      --------       --------
        Total other (income)/expense.......     2,481          16,663         25,996        45,140         5,140         50,280
                                              -------        --------        -------      --------      --------       --------
Income before provision for income taxes...     3,530          24,314         (1,482)       26,362        (5,140)        21,222
  Provision for income taxes...............     1,482          10,471           (881)(j)    11,072        (2,159)(j)      8,913
                                              -------        --------        -------      --------      --------       --------
        Net income.........................   $ 2,048        $ 13,843        $  (601)     $ 15,290      $ (2,981)      $ 12,309
                                              =======        ========        =======      ========      ========       ========
        Basic and diluted net income per
          share............................   $  0.08                                     $   0.27                     $   0.22
                                              =======                                     ========                     ========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               NATIONSRENT, INC.

          PREDECESSOR PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                                              HISTORICAL                               PRO FORMA
                                                             PREDECESSOR             COMPANY          ADJUSTMENTS      PRO FORMA
                                                          JANUARY 1, 1997 TO      INCEPTION TO       TO PREDECESSOR    HISTORICAL
                                                           AUGUST 31, 1997      DECEMBER 31, 1997     AND COMPANY       COMPANY
                                                          ------------------    -----------------    --------------    ----------
                                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Equipment rentals...................................         $10,957               $7,410              $  --          $18,367
  Sales of equipment, merchandise, parts and
    supplies..........................................           2,727                1,895                 --            4,622
                                                               -------               ------              -----          -------
        Total revenue.................................          13,684                9,305                 --           22,989
Cost of revenue:
  Cost of equipment rentals, excluding depreciation...           3,473                2,196                 --            5,669
  Rental equipment depreciation.......................           2,642                1,526               (463)(b)        3,705
  Sales of equipment, merchandise, parts and supplies
    sold..............................................           1,847                1,691                 --            3,538
                                                               -------               ------              -----          -------
        Total cost of revenue.........................           7,962                5,413               (463)          12,912
                                                               -------               ------              -----          -------
Gross profit..........................................           5,722                3,892                463           10,077
Operating expenses:
  Selling, general and administrative expenses........           2,653                1,081               (343)(d)        3,391
  Depreciation and amortization of non-rental property
    and equipment.....................................             140                  284                (62)(f)          675
                                                                                                           313(g)
                                                               -------               ------              -----          -------
        Total operating expenses......................           2,793                1,365                (92)           4,066
                                                               -------               ------              -----          -------
Operating income......................................           2,929                2,527                555            6,011
Other (income)/expense
  Interest expense....................................             809                  760                900(h)         2,469
  Other (income)/expense, net.........................              12                   --                 --               12
                                                               -------               ------              -----          -------
        Total other (income)/expense..................             821                  760                900            2,481
                                                               -------               ------              -----          -------
Income before provision for income taxes..............           2,108                1,767               (345)           3,530
  Provision for income taxes..........................             880                  766               (164)(j)        1,482
                                                               -------               ------              -----          -------
        Net income (loss).............................         $ 1,228               $1,001              $(181)         $ 2,048
                                                               =======               ======              =====          =======
        Basic and diluted net income per share........                               $ 0.04                             $  0.08
                                                                                     ======                             =======

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               NATIONSRENT, INC.

               ACQUISITIONS CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                                       R & R    C & E    TITAN     RFL     BODE-FINN   NAPLES    JOBS     REVCO
                                                       ------   ------   ------   ------   ---------   ------   -------   ------
                                                                                (DOLLARS IN THOUSANDS)
Revenue:
 Equipment rentals...................................  $2,409   $4,506   $1,927   $  966    $20,212    $2,262   $12,651   $2,129
 Sales of equipment, merchandise, parts and
   supplies..........................................  2,107    2,768     3,042    2,077     41,038    3,805      8,307     495
                                                       ------   ------   ------   ------    -------    ------   -------   ------
      Total revenue..................................  4,516    7,274     4,969    3,043     61,250    6,067     20,958   2,624
Cost of revenue:
 Cost of equipment rentals, excluding depreciation...  1,398    1,846     1,303      463      4,978    1,707      2,423   1,004
 Rental equipment depreciation.......................    631      766       302      261      7,266      440      4,520     613
 Sales of equipment, merchandise, parts and supplies
   sold..............................................  1,808    1,791     2,043    1,472     28,584    2,967      6,150     223
                                                       ------   ------   ------   ------    -------    ------   -------   ------
      Total cost of revenue..........................  3,837    4,403     3,648    2,196     40,828    5,114     13,093   1,840
                                                       ------   ------   ------   ------    -------    ------   -------   ------
Gross profit.........................................    679    2,871     1,321      847     20,422      953      7,865     784
Operating expenses:
 Selling, general and administrative expenses........    715    1,417       824      209     16,597      518      2,373     312
 Depreciation and amortization of non-rental property
   and equipment.....................................     76      157        16       23        257       45        212      25
                                                       ------   ------   ------   ------    -------    ------   -------   ------
      Total operating expenses.......................    791    1,574       840      232     16,854      563      2,585     337
                                                       ------   ------   ------   ------    -------    ------   -------   ------
Operating income.....................................   (112)   1,297       481      615      3,568      390      5,280     447
Other (income)/expense
 Interest expense....................................     80      101        34       92      1,602       23      1,846     122
 Other (income)/expense, net.........................    (30)     (61)        7      (15)      (348)     (52)        --      (3)
                                                       ------   ------   ------   ------    -------    ------   -------   ------
      Total other (income)/expense...................     50       40        41       77      1,254      (29)     1,846     119
                                                       ------   ------   ------   ------    -------    ------   -------   ------
Income before provision for income taxes.............   (162)   1,257       440      538      2,314      419      3,434     328
 Provision for income taxes..........................     --      503       168      215        929      167      1,374     131
                                                       ------   ------   ------   ------    -------    ------   -------   ------
      Net income (loss)..............................  $(162)   $ 754    $  272   $  323    $ 1,385    $ 252    $ 2,060   $ 197
                                                       ======   ======   ======   ======    =======    ======   =======   ======

                                                       GENERAL   ASSOCIATED   HIGH REACH   RELIABLE     A-1      LOGAN    ACTION
                                                       -------   ----------   ----------   --------   -------   -------   ------
                                                                                (DOLLARS IN THOUSANDS)
Revenue:
 Equipment rentals...................................  $7,238     $24,261      $15,138      $8,315    $40,691   $ 5,882   $6,114
 Sales of equipment, merchandise, parts and
   supplies..........................................   1,876      16,527        3,085       1,151      7,549     9,632   7,732
                                                       ------     -------      -------      ------    -------   -------   ------
      Total revenue..................................   9,114      40,788       18,223       9,466     48,240    15,514   13,846
Cost of revenue:
 Cost of equipment rentals, excluding depreciation...   4,018       4,973        6,007       4,183     14,514     1,197   3,187
 Rental equipment depreciation.......................     942       8,626        3,153       1,291     14,741     1,297     661
 Sales of equipment, merchandise, parts and supplies
   sold..............................................   1,204      13,464        1,703         626      3,608     7,218   6,315
                                                       ------     -------      -------      ------    -------   -------   ------
      Total cost of revenue..........................   6,164      27,063       10,863       6,100     32,863     9,712   10,163
                                                       ------     -------      -------      ------    -------   -------   ------
Gross profit.........................................   2,950      13,725        7,360       3,366     15,377     5,802   3,683
Operating expenses:
 Selling, general and administrative expenses........   1,495       6,143        2,739       2,041     11,241     3,466   3,432
 Depreciation and amortization of non-rental property
   and equipment.....................................     407         466          344         297        372        74     190
                                                       ------     -------      -------      ------    -------   -------   ------
      Total operating expenses.......................   1,902       6,609        3,083       2,338     11,613     3,540   3,622
                                                       ------     -------      -------      ------    -------   -------   ------
Operating income.....................................   1,048       7,116        4,277       1,028      3,764     2,262      61
Other (income)/expense
 Interest expense....................................     704       3,748        2,185         419        698       922     780
 Other (income)/expense, net.........................      --        (358)         (13)        (15)      (328)       --     (28)
                                                       ------     -------      -------      ------    -------   -------   ------
      Total other (income)/expense...................     704       3,390        2,172         404        370       922     752
                                                       ------     -------      -------      ------    -------   -------   ------
Income before provision for income taxes.............     344       3,726        2,105         624      3,394     1,340    (691)
 Provision for income taxes..........................     138       1,490          942         250      1,358        --      --
                                                       ------     -------      -------      ------    -------   -------   ------
      Net income (loss)..............................  $  206     $ 2,236      $ 1,163      $  374    $ 2,036   $ 1,340   $(691)
                                                       ======     =======      =======      ======    =======   =======   ======

                                                        OTHER     TOTAL
                                                       -------   --------
                                                       (DOLLARS IN THOUSANDS)
Revenue:
 Equipment rentals...................................  $70,623   $225,324
 Sales of equipment, merchandise, parts and
   supplies..........................................   42,402    153,593
                                                       -------   --------
      Total revenue..................................  113,025    378,917
Cost of revenue:
 Cost of equipment rentals, excluding depreciation...   33,231     86,432
 Rental equipment depreciation.......................   18,504     64,014
 Sales of equipment, merchandise, parts and supplies
   sold..............................................   29,175    108,351
                                                       -------   --------
      Total cost of revenue..........................   80,910    258,797
                                                       -------   --------
Gross profit.........................................   32,115    120,120
Operating expenses:
 Selling, general and administrative expenses........   21,399     74,921
 Depreciation and amortization of non-rental property
   and equipment.....................................    1,261      4,222
                                                       -------   --------
      Total operating expenses.......................   22,660     79,143
                                                       -------   --------
Operating income.....................................    9,455     40,977
Other (income)/expense
 Interest expense....................................    4,789     18,145
 Other (income)/expense, net.........................     (238)    (1,482)
                                                       -------   --------
      Total other (income)/expense...................    4,551     16,663
                                                       -------   --------
Income before provision for income taxes.............    4,904     24,314
 Provision for income taxes..........................    2,806     10,471
                                                       -------   --------
      Net income (loss)..............................    2,098   $ 13,843
                                                       =======   ========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               NATIONSRENT, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                  (UNAUDITED)

                                    HISTORICAL            BODE                                                         HIGH
                                     COMPANY     RFL      FINN      NAPLES    JOBS    REVCO    GENERAL   ASSOCIATED    REACH
                                    ----------   ----   ---------   ------   ------   ------   -------   ----------   -------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Equipment rentals................   $73,644     $228    $ 6,336    $ 513    $4,086   $ 493    $4,494     $15,172     $13,434
 Sales of equipment, merchandise,
   parts and supplies.............    39,084     481      16,971      892     4,258      40       657       7,502       1,982
                                     -------     ----    -------    ------   ------   ------   ------     -------     -------
      Total revenue...............   112,728     709      23,307    1,405     8,344     533     5,151      22,674      15,416
Cost of revenue:
 Cost of equipment rentals,
   excluding depreciation.........    25,195     129       1,088      395     1,073     189     2,519       4,999       5,396
 Rental equipment
   depreciation...................    13,555      73       2,493       94     2,022     140       589       5,876       2,825
 Sales of equipment,
   merchandise, parts and supplies
   sold...........................    28,090     328      11,940      687     3,342      27       204       5,483       1,473
                                     -------     ----    -------    ------   ------   ------   ------     -------     -------
      Total cost of revenue.......    66,840     530      15,521    1,176     6,437     356     3,312      16,358       9,694
                                     -------     ----    -------    ------   ------   ------   ------     -------     -------
Gross profit......................    45,888     179       7,786      229     1,907     177     1,839       6,316       5,722
Operating expenses:
 Selling, general and
   administrative expenses........    22,287      26       6,315      120     1,473      79       640       2,609       2,253
 Depreciation and
   amortization of
   non-rental property and
   equipment......................     2,931       6          82        9        94       1       197         240         263
                                     -------     ----    -------    ------   ------   ------   ------     -------     -------
      Total operating expenses....    25,218      32       6,397      129     1,567      80       837       2,849       2,516
                                     -------     ----    -------    ------   ------   ------   ------     -------     -------
Operating income..................    20,670     147       1,389      100       340      97     1,002       3,467       3,206
Other (income)/expense
 Interest expense.................     9,391      18         506        4       738      31       381       2,600       2,089
 Other
   (income)/expense,
   net............................      (538)     --        (121)     (13)       --      --        --         (78)        205
                                     -------     ----    -------    ------   ------   ------   ------     -------     -------
      Total other (income)/
       expense....................     8,853      18         385       (9)      738      31       381       2,522       2,294
                                     -------     ----    -------    ------   ------   ------   ------     -------     -------
Income before provision for income
 taxes............................    11,817     129       1,004      109      (398)     66       621         945         912
 Provision for income taxes.......     4,963      54         421       46      (167)     28       261         397         383
                                     -------     ----    -------    ------   ------   ------   ------     -------     -------
Net income (loss).................   $ 6,854     $75     $   583    $  63    $ (231)  $  38    $  360     $   548     $   529
                                     =======     ====    =======    ======   ======   ======   ======     =======     =======
Basic and diluted net income per
 share............................   $  0.23
                                     =======

                                                                                OTHER       ACQUISITION   PRO FORMA    OFFERING
                                    RELIABLE     A-1     ACTION     LOGAN    ACQUISITIONS   ADJUSTMENTS   COMBINED    ADJUSTMENTS
                                    --------   -------   -------   -------   ------------   -----------   ---------   -----------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Equipment rentals................    6,423    $37,440   $ 5,626   $12,881     $39,095        $  (961)(1) $218,904      $    --
 Sales of equipment, merchandise,
   parts and supplies.............    1,200      7,306     5,464    18,048      13,978             --      117,863
                                     ------    -------   -------   -------     -------        -------     --------      -------
      Total revenue...............    7,623     44,746    11,090    30,929      53,073           (961)     336,767           --
Cost of revenue:
 Cost of equipment rentals,
   excluding depreciation.........    2,970     12,713     2,657     2,107      20,124         (1,980)(a)   79,237           --
 Rental equipment                                                                                (337)(l)
   depreciation...................      993     13,762       598     3,253       8,686        (15,986)(b)   38,905           --
 Sales of equipment,                                                                              (68)(l)
   merchandise, parts and supplies
   sold...........................      421      1,958     4,690    13,488       9,195             (5)(1)   81,321           --
                                     ------    -------   -------   -------     -------        -------     --------      -------
      Total cost of revenue.......    4,384     28,433     7,945    18,848      38,005        (18,376)     199,463           --
                                     ------    -------   -------   -------     -------        -------     --------      -------
Gross profit......................    3,239     16,313     3,145    12,081      15,068         17,415      137,304           --
Operating expenses:
 Selling, general and
   administrative expenses........    1,736      3,745     2,451     7,518       9,227         (3,406)(d)   57,121           --
 Depreciation and                                                                                (468)(l)
   amortization of                                                                                516(e)
   non-rental property and
   equipment......................      231        238       153       176         579          6,286 (f)(g   11,486         --
                                     ------    -------   -------   -------     -------        -------     --------      -------
      Total operating expenses....    1,967      3,983     2,604     7,694       9,806          2,928       68,607           --
                                     ------    -------   -------   -------     -------        -------     --------      -------
Operating income..................    1,272     12,330       541     4,387       5,262         14,487       68,697           --
Other (income)/expense
 Interest expense.................      288        789     2,394     1,912       2,716         14,312(h)    38,130        3,855(k)
 Other                                                                                            (39)(l)
   (income)/expense,
   net............................      (17)      (297)       (5)       --         161             73(i)      (630)          --
                                     ------    -------   -------   -------     -------        -------     --------      -------
      Total other (income)/
       expense....................      271        492     2,389     1,912       2,877         14,346       37,500        3,855
                                     ------    -------   -------   -------     -------        -------     --------      -------
Income before provision for income
 taxes............................    1,001     11,838    (1,848)    2,475       2,385            141       31,197       (3,855)
 Provision for income taxes.......      420      4,735        --        44       1,001            516(j)    13,102       (1,619)(j)
                                     ------    -------   -------   -------     -------        -------     --------      -------
Net income (loss).................   $  581    $ 7,103   $(1,848)  $ 2,431     $ 1,384        $  (375)    $ 18,095      $(2,236)
                                     ======    =======   =======   =======     =======        =======     ========      =======
Basic and diluted net income per
 share............................

                                     PRO FORMA
                                    AS ADJUSTED
                                    -----------
                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Equipment rentals................   $218,904
 Sales of equipment, merchandise,
   parts and supplies.............    117,863
                                     --------
      Total revenue...............    336,767
Cost of revenue:
 Cost of equipment rentals,
   excluding depreciation.........     79,237
 Rental equipment
   depreciation...................     38,905
 Sales of equipment,
   merchandise, parts and supplies
   sold...........................     81,321
                                     --------
      Total cost of revenue.......    199,463
                                     --------
Gross profit......................    137,304
Operating expenses:
 Selling, general and
   administrative expenses........     57,121
 Depreciation and
   amortization of
   non-rental property and
   equipment......................     11,486
                                     --------
      Total operating expenses....     68,607
                                     --------
Operating income..................     68,697
Other (income)/expense
 Interest expense.................     41,985
 Other
   (income)/expense,
   net............................       (630)
                                     --------
      Total other (income)/
       expense....................     41,355
                                     --------
Income before provision for income
 taxes............................     27,342
 Provision for income taxes.......     11,483
                                     --------
Net income (loss).................   $ 15,859
                                     ========
Basic and diluted net income per
 share............................   $   0.28
                                     ========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               NATIONSRENT, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. HISTORICAL FINANCIAL STATEMENTS

     The historical financial data presented in these pro forma consolidated financial statements represents the financial position of the Company and the acquired businesses at September 30, 1998 and their results of operations for the year ended December 31, 1997 and nine months ended September 30, 1998 (except that the financial data for Jobs included in the pro forma consolidated statements of operations for the year ended December 31, 1997 consists of the combined six months ended June 30, 1997 and December 31, 1997, the financial data for J. Kelly included in the pro forma consolidated statements of operations for the year ended December 31, 1997 is for the year ended March 31, 1998 and includes $1,546 in revenue also included in the pro forma consolidated statements of operations for the nine months ended September 30, 1998, the financial data for High Reach included in the pro forma consolidated statements of operations for the year ended December 31, 1997 is for the year ended September 30, 1997, the financial data for Acme Rental, Inc. included in the pro forma consolidated statements of operations for the year ended December 31, 1997 consists of the combined three months ended March 31, 1997 and nine months ended December 31, 1997, and the financial data for Central Alabama included in the pro forma consolidated statements of operations for the year ended December 31, 1997 consists of the combined nine months ended September 30, 1997 and the three months ended December 31, 1997).

2. ACQUISITIONS

     During the year ended December 31, 1997 the Company completed five acquisitions. Following year-end but prior to September 30, 1998, the Company completed twenty-two acquisitions and subsequent to September 30, 1998, the Company completed five acquisitions. Each of these was accounted for in the unaudited pro forma consolidated financial statements using the purchase method of accounting. Preliminary purchase accounting values for the acquired businesses prior to September 30, 1998 have been recorded based on estimated fair values of the assets and liabilities acquired. Final adjustments will be recorded when final information as to fair values of the net assets acquired is available. The purchase accounting adjustments for the acquisitions subsequent to September 30, 1998 were based on the respective companies' September 30, 1998 balance sheets using estimates as to the fair values of assets and liabilities acquired. As a result, final allocation could be different.

     The following table presents the allocation of purchase price for the acquisitions subsequent to September 30, 1998:

Purchase price..............................................  $265,827
Net assets acquired.........................................    46,108
Acquisition adjustments
  Rental Equipment..........................................     4,750
  Inventories...............................................    (1,031)
  Deferred income taxes.....................................    (1,451)
                                                              --------
Intangible assets recorded..................................  $217,451
                                                              ========

                               NATIONSRENT, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                             (DOLLARS IN THOUSANDS)

3. PRO FORMA ADJUSTMENTS

BALANCE SHEET:
a. Represents the preliminary estimate of the adjustment to fair market value.
b.     To eliminate the assets not acquired in the Acquisitions.
c. Represents the excess purchase price over the estimated fair value of the net assets acquired of $217,451, net of historical goodwill and other intangibles of $1,831.
d. Represents borrowings for the Acquisitions of $123,630, $31,100 and $74,168 funded by the Credit Facilities, through the issuance of subordinated convertible notes and subordinated notes to the sellers, respectively. Also reflected are reductions for pre-acquisition debt not assumed in the Acquisitions of $4,522 and the conversion to equity of convertible notes issued in connection with the A-1 acquisition (the "A-1 Convertible Notes") for $50,000.
e. Represents the estimated deferred income tax liability related to the purchase accounting adjustments recorded for the Acquisitions.
f. To eliminate the equity accounts reflected in the historical financial statements of the Acquisitions.
g. Represents the elimination of the equity accounts of the Acquisitions of $212, the issuance of Common Stock of $43 and $70 for acquisitions and the conversion of the A-1
       Convertible Notes respectively.
h. Represents the elimination of the equity accounts of the Acquisitions of $2,803 and additional paid-in capital related to the issuance of Common Stock of $36,886 and $49,931 for acquisitions and the conversion to equity of the A-1 Convertible Notes.
i.     Represents debt issuance costs related to the Private Debt
       Offering.
j. Represents the Private Debt Offering of $175,000 and reductions to the Credit Facilities and subordinated notes using the estimated net proceeds of $168,750.

STATEMENTS OF OPERATIONS:
a. Adjustment to eliminate historical lease expense on rental equipment resulting from the termination of certain leases which occurred in connection with purchases of the Acquisitions.
b. Adjustment to the historical rental equipment depreciation recorded to conform to the Company's accounting policies.
       Adjustment is based on the estimated fair value of rental equipment acquired using estimated useful lives ranging from 2 to 10 years on the straight-line method with salvage values ranging from zero to ten percent of cost.
c. Adjustment to conform the historical accounting for inventory of the Acquisitions from the LIFO method to FIFO method, where applicable.
d. Adjustment to reduce historical compensation and benefits of certain former owners and executives of the Acquisitions to amounts consistent with employment arrangements entered into between the certain owners and executives and the Company, as well as the elimination of certain private company business expenses that will not be incurred by the Company.
e. Adjustment to historical facility lease expense to reflect the increase in current lease payments in excess of historical amounts.
f. Adjustment to historical property and equipment depreciation recorded to conform to the Company's accounting policies.
       Adjustment is based on the estimated fair value of property and equipment acquired using estimated useful lives ranging from 3 to 39 years on the straight-line method.

                               NATIONSRENT, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                             (DOLLARS IN THOUSANDS)

g. Adjustment to recognize the amortization of goodwill and non-compete agreements using an estimated useful life of 40 and five years, respectively. Management believes that 40 years is a reasonable life for goodwill in light of the characteristics of the equipment rental industry such as the lack of dependence on technological change, the many years that the industry has been in existence, the current trend towards the outsourcing of equipment, the recent double digit annual growth rate and the stable nature of the customer base. In addition, the Company has focused on acquiring well established companies that have been in existence for many years.
h.     Adjustment to record interest on borrowings under the Credit
       Facilities and notes issued to former owners of the Acquisitions, net of interest related to debt not assumed or paid off at acquisition. The interest rate on the Credit
       Facilities is determined using a base rate plus a spread based on certain financial performance ratios. Based on current market rates, an incremental borrowing rate of 8.1% was used to determine interest expense. A change of one-eighth of a percent would result in a $312 reduction or increase in the pro forma adjustment to annual interest expense.
i. To eliminate historical gains related to assets not acquired.
j. To record a provision (benefit) for income taxes at an expected effective rate of 42%.
k. To record interest expense and amortization of debt issuance costs related to the Private Debt Offering.
l. Adjustment to eliminate operations of a division of one of the acquired business not purchased.

4. PRO FORMA EARNINGS PER SHARE

     Pro forma diluted earnings per share is calculated based on the shares outstanding at December 31, 1997 and September 30, 1998, as well as giving effect to the Private Placement, the Initial Public Offering, the Acquisitions, and the conversion to equity of the A-1 Convertible Notes as if these shares were outstanding at the beginning of the respective periods. The shares used to calculate pro forma earnings per share ("EPS") are as follows (in thousands):

                                                       DECEMBER 31, 1997   SEPTEMBER 30, 1998
                                                       -----------------   ------------------
Shares outstanding...................................       25,000               44,360
Shares issued in Private Placement...................        5,119                   --
Shares issued in Initial Public Offering.............       13,000                   --
A-1 Convertible Notes................................        6,957                6,957
Acquisitions.........................................        5,553                4,312
                                                            ------               ------
Shares used in basic EPS computation                        55,629               55,629
Common Stock equivalents                                        --(a)               177
Convertible Notes                                               --(a)             9,099
                                                            ------               ------
Shares used in diluted EPS computation...............       55,629               64,905
                                                            ======               ======
Add back to net income for interest expense, net of
  income taxes, for assumed conversion of convertible
  notes..............................................       $   --(a)            $2,375
                                                            ======               ======

---------------

(a) Excluded from computation as antidilutive.

                               NATIONSRENT, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
THE REGISTRANT

NATIONSRENT, INC.
  Report of Independent Certified Public Accountants........    F-5
  Consolidated Balance Sheet as of December 31, 1997........    F-6
  Consolidated Statement of Income for the period from
     inception (August 14, 1997) to December 31, 1997.......    F-7
  Consolidated Statement of Stockholders' Equity for the
     period from inception (August 14, 1997) to December 31,
     1997...................................................    F-8
  Consolidated Statement of Cash Flows for the period from
     inception (August 14, 1997) to December 31, 1997.......    F-9
  Notes to Consolidated Financial Statements................   F-10

NATIONSRENT, INC. -- UNAUDITED CONSOLIDATED FINANCIAL
  STATEMENTS
  Unaudited Consolidated Balance Sheet as of September 30,
     1998...................................................   F-19
  Unaudited Consolidated Statements of Income for the period from inception (August 14, 1997) to September 30, 1997
     and for the nine months ended September 30, 1998.......   F-20
  Unaudited Consolidated Statements of Cash Flows for the
     period from inception (August 14, 1997) to September
     30, 1997 and for the nine months ended September 30,
     1998...................................................   F-21
  Notes to Unaudited Consolidated Financial Statements......   F-22

THE PREDECESSOR COMPANY

GABRIEL TRAILER MANUFACTURING COMPANY, INC. ("SAM'S")
  Report of Independent Certified Public Accountants........   F-26
  Consolidated Balance Sheets as of March 31, 1997 and
     August 31, 1997........................................   F-27
  Consolidated Statements of Income for the years ended
     March 31, 1996 and 1997 and the period from April 1,
     1997 to August 31, 1997................................   F-28
  Consolidated Statements of Stockholders' Equity for the
     years ended March 31, 1996 and 1997 and the period from
     April 1, 1997 to August 31, 1997.......................   F-29
  Consolidated Statements of Cash Flows for the years ended
     March 31, 1996 and 1997 and the period from April 1,
     1997 to August 31, 1997................................   F-30
  Notes to Consolidated Financial Statements................   F-31

COMPLETED ACQUISITIONS

R. AND R. RENTAL, INC.
  Report of Independent Certified Public Accountants........   F-36
  Balance Sheet as of December 10, 1997.....................   F-37
  Statement of Operations for the period from January 1,
     1997 to December 10, 1997..............................   F-38
  Statement of Stockholder's Equity for the period from
     January 1, 1997 to December 10, 1997...................   F-39
  Statement of Cash Flows for the period from January 1,
     1997 to December 10, 1997..............................   F-40
  Notes to Financial Statements.............................   F-41

C&E RENTAL AND SERVICE, INC.
  Report of Independent Certified Public Accountants........   F-44
  Balance Sheets as of December 31, 1996 and December 22,
     1997...................................................   F-45

                                                              PAGE
                                                              -----
  Statements of Income for the year ended December 31, 1996
     and the period from January 1, 1997 to December 22,
     1997...................................................   F-46
  Statements of Stockholder's Equity for the year ended
     December 31, 1996 and the period from January 1, 1997
     to December 22, 1997...................................   F-47
  Statements of Cash Flows for the year ended December 31,
     1996 and the period from January 1, 1997 to December
     22, 1997...............................................   F-48
  Notes to Financial Statements.............................   F-49

TITAN RENTALS, INC.
  Report of Independent Certified Public Accountants........   F-53
  Balance Sheet as of December 30, 1997.....................   F-54
  Statement of Income for the period from January 1, 1997 to
     December 30, 1997......................................   F-55
  Statement of Stockholders' Equity for the period from
     January 1, 1997 to December 30, 1997...................   F-56
  Statement of Cash Flows for the period from January 1,
     1997 to December 30, 1997..............................   F-57
  Notes to Financial Statements.............................   F-58

THE BODE-FINN COMPANY
  Report of Independent Certified Public Accountants........   F-62
  Balance Sheets as of December 31, 1996 and 1997 and March
     31, 1998 (unaudited)...................................   F-63
  Statements of Income for the years ended December 31,
     1995, 1996 and 1997 and for the three month periods
     ended March 31, 1997 and 1998 (unaudited)..............   F-64
  Statements of Stockholders' Equity for the years ended
     December 31, 1995, 1996 and 1997 and for the three
     month period ended March 31, 1998 (unaudited)..........   F-65
  Statements of Cash Flows for the years ended December 31,
     1995, 1996 and 1997 and for the three month periods
     ended March 31, 1997 and 1998 (unaudited)..............   F-66
  Notes to Financial Statements.............................   F-67

RFL ENTERPRISES, INC.
  Report of Independent Certified Public Accountants........   F-74
  Balance Sheets as of December 31, 1997 and March 31, 1998
     (unaudited)............................................   F-75
  Statements of Income for the year ended December 31, 1997
     and for the three month periods ended March 31, 1997
     and 1998 (unaudited)...................................   F-76
  Statements of Stockholder's Equity for the year ended
     December 31, 1997 and for the three month period ended
     March 31, 1998 (unaudited).............................   F-77
  Statements of Cash Flows for the year ended December 31,
     1997 and for the three month periods ended March 31,
     1997 and 1998 (unaudited)..............................   F-78
  Notes to Financial Statements.............................   F-79

NAPLES RENT-ALL & SALES COMPANY, INC.
  Report of Independent Certified Public Accountants........   F-83
  Balance Sheets as of December 31, 1997 and March 31, 1998
     (unaudited)............................................   F-84
  Statements of Income for the year ended December 31, 1997
     and for the three month periods ended March 31, 1997
     and 1998 (unaudited)...................................   F-85
  Statements of Stockholder's Equity for the year ended
     December 31, 1997 and for the three month period ended
     March 31, 1998 (unaudited).............................   F-86
  Statements of Cash Flows for the year ended December 31,
     1997 and for the three month periods ended March 31,
     1997 and 1998 (unaudited)..............................   F-87
  Notes to Financial Statements.............................   F-88

                                                              PAGE
                                                              -----
RAYMOND EQUIPMENT COMPANY, INC. ("JOBS")
  Report of Independent Certified Public Accountants........   F-93
  Balance Sheets as of June 30, 1996 and 1997 and March 31,
     1998 (unaudited).......................................   F-94
  Statements of Income for the years ended June 30, 1996 and
     1997 and for the nine month periods ended March 31,
     1997 and 1998 (unaudited)..............................   F-95
  Statements of Stockholders' Equity for the years ended
     June 30, 1996 and 1997 and for the nine month period
     ended March 31, 1998 (unaudited).......................   F-96
  Statements of Cash Flows for the years ended June 30, 1996 and 1997 and for the nine month periods ended March 31,
     1997 and 1998 (unaudited)..............................   F-97
  Notes to Financial Statements.............................   F-98

THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS OF
  GENERAL RENTAL, INC.
  Report of Independent Certified Public Accountants........  F-102
  Division Balance Sheets as of December 31, 1997 and June
     30, 1998 (unaudited)...................................  F-103
  Statements of Division Operations for the year ended
     December 31, 1997 and for the six month periods ended
     June 30, 1997 and 1998 (unaudited).....................  F-104
  Statements of Division Equity for the year ended December
     31, 1997 and for the six month period ended June 30,
     1998 (unaudited).......................................  F-105
  Statements of Division Cash Flows for the year ended
     December 31, 1997 and for the six month periods ended
     June 30, 1997 and 1998 (unaudited).....................  F-106
  Notes to Division Financial Statements....................  F-107

ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.
  Report of Independent Certified Public Accountants........  F-113
  Balance Sheets as of December 31, 1996 and 1997 and June
     30, 1998 (unaudited)...................................  F-114
  Statements of Income for the years ended December 31,
     1995, 1996 and 1997 and for the six month periods ended
     June 30, 1997 and 1998 (unaudited).....................  F-115
  Statements of Stockholder's Equity for the years ended
     December 31, 1995, 1996 and 1997 and for the six month
     period ended June 30, 1998 (unaudited).................  F-116
  Statements of Cash Flows for the years ended December 31,
     1995, 1996 and 1997 and for the six month periods ended
     June 30, 1997 and 1998 (unaudited).....................  F-117
  Notes to Financial Statements.............................  F-118

REVCO EQUIPMENT RENTALS, INC.
  Report of Independent Certified Public Accountants........  F-126
  Balance Sheets as of December 31, 1997 and March 31, 1998
     (unaudited)............................................  F-127
  Statements of Income for the year ended December 31, 1997
     and for the three month periods ended March 31, 1997
     and 1998 (unaudited)...................................  F-128
  Statements of Stockholders' Equity for the year ended
     December 31, 1997 and for the three month period ended
     March 31, 1998 (unaudited).............................  F-129
  Statements of Cash Flows for the year ended December 31,
     1997 and for the three month periods ended March 31,
     1997 and 1998 (unaudited)..............................  F-130
  Notes to Financial Statements.............................  F-131

HIGH REACH COMPANY, INC. AND HIGH REACH LEASING COMPANY
  Report of Independent Certified Public Accountants........  F-134
  Combined Balance Sheets as of September 30, 1997 and June
     30, 1998 (unaudited)...................................  F-135
  Combined Statements of Income for the year ended September
     30, 1997 and for the nine months ended June 30, 1997
     and 1998 (unaudited)...................................  F-136
  Combined Statements of Stockholder's Equity and Owner's
     Capital for the year ended September 30, 1997 and for
     the nine months ended June 30, 1998 (unaudited)........  F-137

                                                              PAGE
                                                              -----
  Combined Statements of Cash Flows for the year ended
     September 30, 1997 and for the nine month period ended
     June 30, 1997 and 1998 (unaudited).....................  F-138
  Notes to Combined Financial Statements....................  F-139

RELIABLE RENTAL & SUPPLY CO, INC.
  Report of Independent Certified Public Accountants........  F-147
  Balance Sheets as of December 31, 1997 and June 30, 1998
     (unaudited)............................................  F-148
  Statements of Income for the year ended December 31, 1997
     and for the six month period ended June 30, 1997 and
     1998 (unaudited).......................................  F-149
  Statements of Stockholders' Equity for the year ended
     December 31, 1997 and for the six months ended June 30,
     1998 (unaudited).......................................  F-150
  Statements of Cash Flows for the year ended December 31,
     1997 and for the six month period ended June 30, 1997
     and 1998 (unaudited)...................................  F-151
  Notes to Financial Statements.............................  F-152

RAY L. O'NEAL, INC. AND ARENCO, LLC
  Report of Independent Certified Public Accountants........  F-157
  Combined Balance Sheets as of December 31, 1996 and 1997
     and September 30, 1998 (unaudited).....................  F-158
  Combined Statements of Income for the years ended December
     31, 1995, 1996 and 1997 and for the nine month periods
     ended September 30, 1997 and 1998 (unaudited)..........  F-159
  Combined Statements of Stockholders' Equity for the years
     ended December 31, 1995, 1996 and 1997 and for the nine
     month period ended September 30, 1998 (unaudited)......  F-160
  Combined Statements of Cash Flows for the years ended
     December 31, 1995, 1996, and 1997 and for the nine
     month periods ended September 30, 1997 and 1998
     (unaudited)............................................  F-161
  Notes to Combined Financial Statements....................  F-163

ACTION EQUIPMENT COMPANY, INC. AND ACTION SUPPLY CO., INC.
  Report of Independent Public Accountants..................  F-168
  Combined Balance Sheets as of December 31, 1997 and
     September 30, 1998 (unaudited).........................  F-169
  Combined Statements of Operations for the year ended
     December 31, 1997 and for the nine months ended
     September 30, 1997 and 1998 (unaudited)................  F-170
  Combined Statements of Stockholders' Deficit for the year
     ended December 31, 1997 and for the nine months ended
     September 30, 1998 (unaudited).........................  F-171
  Combined Statements of Cash Flows for the year ended
     December 31, 1997 and for the nine months ended
     September 30, 1997 and 1998 (unaudited)................  F-172
  Notes to Combined Financial Statements....................  F-173

LOGAN EQUIPMENT CORPORATION
  Report of Independent Auditors............................  F-180
  Balance Sheets as of December 31, 1997 and September 30,
     1998 (unaudited).......................................  F-181
  Statements of Income for the year ended December 31, 1997
     and for the nine months ended September 30, 1997 and
     1998 (unaudited).......................................  F-182
  Statements of Changes in Stockholders' Equity for the year ended December 31, 1997 and for the nine months ended
     September 30, 1998 (unaudited).........................  F-183
  Statements of Cash Flows for the year ended December 31,
     1997 and for the nine month period ended September 30,
     1997 and 1998 (unaudited)..............................  F-184
  Notes to Consolidated Financial Statements................  F-185

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To NationsRent, Inc.:

     We have audited the accompanying consolidated balance sheet of NationsRent, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the period from August 14, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NationsRent, Inc. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the period from August 14, 1997 (inception) to December 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  June 3, 1998 (except with respect to
  the matters referred to in the
  third and fifth paragraphs of Note 10,
  as to which the date is July 15, 1998).

                               NATIONSRENT, INC.

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                  ASSETS
Cash and cash equivalents...................................    $ 1,493
Accounts receivable, net of allowance for doubtful accounts
  of $587...................................................      5,008
Inventories.................................................      1,840
Prepaid expenses and other assets...........................        755
Rental equipment, net.......................................     30,619
Property and equipment, net.................................      2,334
Intangible assets related to acquired businesses, net.......     37,108
                                                                -------
          Total Assets......................................    $79,157
                                                                =======

                   LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable..........................................    $ 2,303
  Accrued repair and maintenance expenses...................        950
  Accrued compensation and related taxes....................        328
  Accrued expenses and other liabilities....................      2,579
  Debt......................................................     42,928
  Income taxes payable......................................      1,523
  Deferred income taxes.....................................      2,545
                                                                -------
          Total liabilities.................................     53,156
                                                                -------
Commitments and Contingencies (Notes 9 and 10)
Stockholders' Equity:
  Preferred stock -- $0.01 par value, 5,000,000 shares
     authorized, no shares issued and outstanding...........         --
  Common stock -- $0.01 par value, 100,000,000 shares
     authorized, 25,000,000 shares issued and outstanding...        250
  Additional paid-in capital................................     24,750
  Retained earnings.........................................      1,001
                                                                -------
          Total stockholders' equity........................     26,001
                                                                -------
          Total Liabilities and Stockholders' Equity........    $79,157
                                                                =======

          The accompanying notes to consolidated financial statements are an integral part of this statement.

                               NATIONSRENT, INC.

                        CONSOLIDATED STATEMENT OF INCOME
   FOR THE PERIOD FROM INCEPTION (AUGUST 14, 1997) THROUGH DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenue:
  Equipment rentals.........................................     $ 7,410
  Sales of equipment, parts and supplies....................       1,895
                                                                 -------
          Total revenue.....................................       9,305
                                                                 -------
Cost of revenue:
  Cost of equipment rentals, excluding depreciation.........       2,196
  Rental equipment depreciation.............................       1,526
  Cost of sales of equipment, parts and supplies............       1,691
                                                                 -------
          Total cost of revenue.............................       5,413
                                                                 -------
Gross profit................................................       3,892
Operating expenses:
  Selling, general and administrative expenses..............       1,081
  Non-rental equipment depreciation and amortization........         284
                                                                 -------
Operating income............................................       2,527
                                                                 -------
Other (income)/expense:
  Interest expense..........................................         760
  Interest income...........................................         (29)
  Other, net................................................          29
                                                                 -------
                                                                     760
                                                                 -------
Income before provision for income taxes....................       1,767
  Provision for income taxes................................         766
                                                                 -------
Net income..................................................     $ 1,001
                                                                 =======
Net income per share -- basic and diluted...................     $  0.04
                                                                 =======
Weighted average common shares outstanding:
  Basic.....................................................      25,000
                                                                 =======
  Diluted...................................................      25,007
                                                                 =======

          The accompanying notes to consolidated financial statements are an integral part of this statement.

                               NATIONSRENT, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

      FOR THE PERIOD FROM AUGUST 14, 1997 (INCEPTION) TO DECEMBER 31, 1997

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                     COMMON STOCK
                                                  -------------------   ADDITIONAL
                                                  NUMBER OF              PAID-IN     RETAINED
                                                    SHARES     AMOUNT    CAPITAL     EARNINGS    TOTAL
                                                  ----------   ------   ----------   --------   -------
BALANCE, August 14, 1997 (Inception)............          --    $ --     $    --      $   --    $    --
  Issuance of common stock (after giving effect
     to the stock split discussed in Note 1)....  25,000,000     250      24,750          --     25,000
  Net income....................................          --      --          --       1,001      1,001
                                                  ----------    ----     -------      ------    -------
BALANCE, December 31, 1997......................  25,000,000    $250     $24,750      $1,001    $26,001
                                                  ==========    ====     =======      ======    =======

          The accompanying notes to consolidated financial statements are an integral part of this statement.

                               NATIONSRENT, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM AUGUST 14, 1997 (INCEPTION) TO DECEMBER 31, 1997

                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................     $  1,001
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Depreciation and amortization..........................        1,810
     Gain on sale of rental equipment.......................          (59)
     Deferred income tax provision..........................          357
     Changes in operating assets and liabilities:
          Accounts receivable...............................          334
          Inventories.......................................           83
          Prepaid expenses and other assets.................         (296)
          Accounts payable..................................          776
          Accrued expenses and other liabilities............         (428)
          Income taxes payable..............................          117
                                                                 --------
          Net cash provided by operating activities.........        3,695
                                                                 --------
CASH FLOWS FROM INVESTING ACTIVITIES, NET OF ACQUISITIONS:
     Acquisitions of businesses, net of cash acquired.......      (34,137)
     Purchases of rental equipment..........................       (2,461)
     Purchases of property and equipment....................         (963)
     Proceeds from sale of rental equipment.................        1,159
     Decrease in notes receivable affiliates................        1,358
                                                                 --------
          Net cash used in investing activities.............      (35,044)
                                                                 --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common stock.................       25,000
     Proceeds from debt.....................................       21,917
     Repayments of debt.....................................      (14,075)
                                                                 --------
          Net cash provided by financing activities.........       32,842
                                                                 --------
Net increase in cash and cash equivalents...................        1,493
Cash and cash equivalents, beginning of period..............           --
                                                                 --------
Cash and cash equivalents, end of period....................     $  1,493
                                                                 ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest.................................     $    621
                                                                 ========
     Cash paid for income taxes.............................     $    390
                                                                 ========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
       The Company acquired the net assets and assumed
        certain liabilities of certain businesses as
        follows:
          Total assets, net of cash acquired................     $ 78,629
          Total liabilities assumed.........................      (27,311)
          Amounts paid through the issuance of debt.........      (17,181)
                                                                 --------
          Net cash paid.....................................     $ 34,137
                                                                 ========

          The accompanying notes to consolidated financial statements are an integral part of this statement.

                               NATIONSRENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ACCOUNTING POLICIES

  Basis of presentation

     NationsRent, Inc. (the "Company") was incorporated in the state of Delaware on August 14, 1997 for the purpose of creating a nationally branded network of equipment rental locations offering a broad selection of equipment primarily to the construction and industrial segments of the equipment rental industry in the United States. The Company also sells used and new equipment, spare parts, merchandise and supplies, and provides maintenance and repair services.

     The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying consolidated balance sheets are presented on an unclassified basis.

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents at December 31, 1997.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Inventories

     Inventories, which consist of equipment, tools, parts and related merchandise supply items, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Provision is made to reduce excess or obsolete inventories to their estimated net realizable value.

  Rental equipment

     Rental equipment purchased new by the Company is recorded at cost and depreciated over the estimated useful life of the equipment using the straight-line method. Rental equipment that is obtained through the acquisition of a business is valued at its estimated fair market value at the time of acquisition. The range of useful lives estimated by management for rental equipment is two to ten years. Rental equipment is depreciated to a salvage value of zero to ten percent of cost. Rental equipment having a cost of $500 or less is charged to expense at the time of purchase. Accumulated depreciation on rental equipment was $1,526,000 at December 31, 1997. Ordinary maintenance and repair costs are charged to operations as incurred.

                               NATIONSRENT, INC.

  Property and equipment

     Property and equipment purchased new by the Company is recorded at cost. Property and equipment obtained through the acquisition of a business is recorded at the estimated fair market value at the time of acquisition. Depreciation and amortization are recorded on a straight-line basis over the following estimated useful lives:

Buildings and improvements........................  10-39 years, not to exceed lease term
Furniture, fixtures and office equipment..........  3-7 years
Vehicles, delivery and shop equipment.............  5-10 years

     Ordinary maintenance and repair costs are charged to expense as incurred.

  Intangible assets

     Intangible assets are recorded at cost and are amortized using the straight-line method over their estimated useful lives of five years for covenants not to compete and 40 years for goodwill. The accumulated amortization of intangible assets, including goodwill, relating to acquired businesses, was approximately $180,000 at December 31, 1997.

  Long-lived assets

     The carrying value of long-lived assets, including goodwill, is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that long-lived assets will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the long-lived assets will be reduced by the amount by which carrying value exceeds fair value.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying consolidated balance sheets for accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value due to the short-term nature of these accounts. The fair value of debt is determined using current interest rates for similar instruments at December 31, 1997 and approximates the carrying value of these notes due to the fact that the underlying instruments include provisions to adjust note balances and interest rates to approximate fair market value.

  Revenue recognition

     Rental revenue is recognized as earned during the rental agreement period. Equipment rentals in the consolidated statements of operations includes revenue earned on equipment rentals, rental equipment delivery and pick-up fees and fuel sales. Revenue from the sale of used equipment, parts and supplies and retail merchandise is recognized at the time of delivery to, or pick-up by, the customer. When rental equipment is sold, the related cost and accumulated depreciation are removed from the respective accounts. Proceeds from the sale and the related book value of the equipment sold are reported as revenue from rental equipment sales and cost of rental equipment sales, respectively, in the statements of operations.

  Advertising

     Advertising costs are charged to expense as incurred. For the period from August 14, 1997 (inception) to December 31, 1997, the Company incurred $171,000 of advertising costs.

                               NATIONSRENT, INC.

  Income taxes

     The Company accounts for income taxes under the liability method pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its wholly owned subsidiaries file a consolidated federal income tax return.

  Computation of earnings per share

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings Per Share. SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Under SFAS No. 128, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Earnings per share amounts for all periods have been presented to conform with SFAS No. 128 and Staff Accounting Bulletin No. 98 (issued by the Securities and Exchange Commission in February 1998), which amends the determination of and accounting for "cheap stock" in periods prior to an initial public offering. The effect of dilutive securities is computed using the treasury stock method.

  Stock split

     During June 1998, the Company effected a 2,500-for-one split of its common stock. The accompanying consolidated financial statements reflect the stock split on a retroactive basis from the beginning of the periods presented.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

  Stock based compensation

     The Company accounts for stock compensation arrangements in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and accordingly, recognizes no compensation expense for the stock compensation arrangements since the stock options are granted at exercise prices at or greater than the fair value of the shares at the date of grant.

  Seasonality

     The Company's initial acquisitions have been in the Midwest region of the United States. The Company's revenue and income are dependent upon the activity in the construction industry in the markets served by the Company. Construction activity is dependent upon weather and the traditional seasons for construction work. Because of this variability in demand, the Company's quarterly revenue may fluctuate, and revenue for the first quarter of each year can be expected to be lower than the remaining quarters. Although the Company believes that the historical trend in quarterly revenue for the second, third and fourth quarters of each year is generally higher than the first quarter, there can be no assurance that this will occur in future periods.

                               NATIONSRENT, INC.

Accordingly, quarterly or other interim results should not be considered indicative of results to be expected for any quarter or for the full year.

  Impact of recently issued accounting standards

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is required to adopt the provisions of these Statements in fiscal year 1998. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a primary financial statement. The Company is currently evaluating the reporting formats recommended under this Statement. SFAS No. 131 establishes a new method by which companies will report operating segment information. This method requires disclosure of information which is based on the manner in which management organizes the segments within a company for making operating decisions and assessing performance. The Company continues to evaluate the provisions of SFAS No. 131 and, upon adoption, the Company may report operating segments. In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5 ("SOP 98-5"). SOP 98-5 requires that all non-governmental entities expense costs of start-up activities, including pre-operating, pre-opening and organization activities, as those costs are incurred. In the opinion of management, the adoption of this statement will have no impact on its statement of operations.

2. ACQUISITIONS

     The Company is building a nationally branded network of equipment rental locations. Pursuant to this strategy, the Company has made five acquisitions during 1997. Consideration for these acquisitions has consisted of cash and debt payable to former owners. The acquisitions have been accounted for using the purchase method and, accordingly, the acquired assets and assumed liabilities, including goodwill, have been recorded at their estimated fair values as of the date of acquisition. Purchase accounting values for all acquisitions have been assigned on a preliminary basis, and are subject to adjustment when final information as to the fair values of the nets assets acquired is available. The operations of the acquired businesses have been included in the Company's consolidated statement of income since the date of each respective acquisition.

     The following table sets forth businesses acquired during 1997 and the consideration paid:

                                                                               TOTAL
NAME OF BUSINESS                                      DATE OF ACQUISITION  CONSIDERATION
----------------                                      -------------------  --------------
                                                                           (IN THOUSANDS)
Sam's Equipment Rental, Inc.........................  August 31, 1997         $23,431
Ashland Rental and Sales, Inc. .....................  November 18, 1997         2,221
R. and R. Rental, Inc. .............................  December 10, 1997         8,000
C & E Rental and Service, Inc. .....................  December 23, 1997        12,250
Titan Rentals, Inc. ................................  December 31, 1997         5,900
                                                                              -------
          Total.....................................                          $51,802
                                                                              =======

     The following table sets forth the estimated fair value of the assets acquired and liabilities assumed for the above acquisitions (in thousands):

Assets, including cash......................................  $41,828
Goodwill....................................................   36,686
Other intangibles...........................................      599
Liabilities.................................................   27,311

                               NATIONSRENT, INC.

     The following table sets forth the unaudited pro forma consolidated results of operations for the year ended December 31, 1997 giving effect to the above acquisitions as if such acquisitions had occurred on January 1, 1997 (in thousands, except per share data):

Revenue.....................................................  $42,085
Net income..................................................    2,816
Basic and diluted earnings per share........................  $  0.11

     The above unaudited pro forma consolidated results are based upon certain assumptions and estimates which the Company believes are reasonable. The unaudited pro forma consolidated results of operations may not be indicative of the operating results that actually would have been reported had the Company been in existence and had the acquisitions been consummated on January 1, 1997, nor are they necessarily indicative of results which will be reported in the future.

3. PROPERTY AND EQUIPMENT

     Property and equipment, net consists of the following:

                                                               DECEMBER 31,
                                                                   1997
                                                              --------------
                                                              (IN THOUSANDS)
Buildings and improvements..................................      $   96
Furniture, fixtures and office equipment....................         514
Vehicles, delivery and shop equipment.......................         906
Construction in process.....................................         923
                                                                  ------
                                                                   2,439
Less -- accumulated depreciation and amortization...........        (105)
                                                                  ------
  Property and equipment, net...............................      $2,334
                                                                  ======

4. DEBT

     Debt consists of the following:

                                                               DECEMBER 31,
                                                                   1997
                                                              --------------
                                                              (IN THOUSANDS)
Subordinated promissory notes, bearing interest at 8.5%,
  interest payable quarterly and maturities through December
  2000......................................................     $ 6,091
Subordinated convertible notes, bearing interest at 6.5%,
  interest payable quarterly and maturities through December
  2002......................................................      11,090
Mortgage payable, bearing interest at 9.5%, payable in
  monthly installments through July 2007....................         112
Note payable, with interest at 8.25%, payable in monthly
  installments through August 1998..........................          33
Equipment notes, bearing interest at 6.0% to 9.25%, payable
  in various monthly installments through June 2000, secured
  by equipment..............................................       5,144
Notes payable to financial institutions.....................      20,458
                                                                 -------
          Total debt........................................     $42,928
                                                                 =======

     The subordinated promissory notes and the subordinated convertible notes were issued in connection with the acquisitions of certain businesses. The convertible notes have features that allow the holder to convert the principal, or portion thereof, of the note into common stock in the event the Company completes an initial

                               NATIONSRENT, INC.

public offering ("IPO") of its common stock. Such principal would be converted into common stock at the IPO price. Certain convertible notes have provisions that prospectively increase the interest rates to 8.5% if the Company does not complete an IPO of its common stock before March 1999.

     Notes payable to financial institutions at December 31, 1997 consist of amounts due under: (i) a $12,500,000 interest bearing term loan, with interest equal to the prime rate less 0.25%, payable in equal monthly installments of $20,833 and a final payment of $12,000,000 on September 22, 1999, (ii) a $6,000,000 interest bearing term loan, with interest equal to the prime rate less 0.25%, payable in equal monthly installments of $83,333 and a final payment of $5,500,000 on June 18, 1998 and (iii) a $2,000,000 revolving credit agreement, bearing interest equal to the prime rate less 0.25%, with the principal due on September 22, 1999. Each of the above notes imposes, among other covenants, an earnings to fixed charges covenant, a minimum net worth covenant and a liabilities to worth covenant, as defined. The notes also provide the financial institution with a security interest in all of the assets of the Company.

     In March 1998, the Company entered into a $165,000,000 credit facility, as amended, with a syndicate of lenders to provide for cash borrowings and letters of credit. The credit facility has a three year term scheduled to expire on May 15, 2001. The credit facility can be used to complete permitted acquisitions, make capital expenditures, enter into standby letters of credit, or for working capital and other general corporate purposes. Cash borrowings bear interest at either the BankBoston base rate plus a percentage ranging from 0.00% to 0.50% or, at the Company's option, the Eurodollar market rate plus a percentage ranging from 1.50% to 2.75%. The percentage over the BankBoston base rate or the Eurodollar market rate is based on the Company's financial performance as measured by a total funded debt ratio (as defined in the credit facility). The credit facility provides the banks with a security interest in substantially all of the assets of the Company. The credit facility also imposes, among other covenants, a tangible assets to senior debt covenant, a restriction on all of the Company's retained earnings including the declaration and payment of cash dividends, consent requirements on certain acquisitions and a restriction on the ratio of total funded debt to earnings before interest, income taxes, deprecation and amortization. The proceeds from the credit facility were used to repay substantially all of the notes payable to financial institutions that were outstanding at December 31, 1997.

     The aggregate maturity of debt at December 31, 1997 for the five years ending December 31 is: 1998, $13,892,000; 1999, $17,039,000; 2000, $9,521,000;
2001, $184,000; 2002, $2,197,000; 2003 and thereafter, $95,000.

5. STOCKHOLDERS' EQUITY

  Preferred stock

     The Company has authorized 5,000,000 shares of $0.01 par value preferred stock. No shares of preferred stock have been issued at December 31, 1997. The rights and preferences of the preferred stock will be fixed by the Board of Directors at the time such shares are issued. The preferred stock, when issued, will have dividend and liquidation preferences over those of the common stockholders.

  Stock options

     During 1997, the Company granted to certain employees options to purchase an aggregate of 282,527 shares of common stock, at exercise prices ranging from $2.96 to $4.40 per share. At December 31, 1997 all options granted during the year were outstanding and had a weighted average remaining contractual life of
9.93 years. The weighted average exercise price per share for these stock options was $3.54. The exercise price per share was based on the estimated fair value of the Company's common stock at the time of the grant. As such, no compensation cost will be recognized for these stock options. The above options become exercisable in equal 25% increments commencing on the first anniversary of date of the grant, and expire 10 years from the date of grant. Accordingly, no options were exercisable at December 31, 1997.

                               NATIONSRENT, INC.

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123, which also requires that the information be determined as if the Company had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. The following assumptions were used in the valuation: average expected life 7 years, expected volatility 0.75, risk free interest rate 6% and no dividends. The weighted average fair value of options granted during the year was $2.86.

     For purposes of pro forma disclosures of net income and earnings per share, the estimated fair value of the options is amortized to expense over the options' vesting period, resulting in pro forma compensation expense of approximately $23,000 for the period from August 14, 1997 (inception) to December 31, 1997. The Company's pro forma net income for the period from August 14, 1997 (inception) to December 31, 1997 was $978,000 with pro forma diluted and basic net income per share of $0.04.

6. INCOME TAXES

     The components of the provision for federal and state income taxes for the period from August 14, 1997 (inception) to December 31, 1997 are as follows (in thousands):

Current.....................................................  $409
Deferred....................................................   357
                                                              ----
                                                              $766
                                                              ====
Federal.....................................................  $602
State.......................................................   164
                                                              ----
                                                              $766
                                                              ====

     A reconciliation of the difference between the expected provision for income taxes using the statutory federal income tax rate of 34% and the Company's actual provision for the period from August 14, 1997 (inception) to December 31, 1997 is as follows:

Federal statutory income tax rate...........................  34.0%
Add:
  Non-deductible goodwill amortization......................   3.0
  State income taxes, net of federal tax benefit............   6.1
  Other, net................................................   0.3
                                                              ----
                                                              43.4%
                                                              ====

     The components of deferred income tax liabilities (assets) at December 31, 1997 are as follows (in thousands):

Depreciation and amortization differences...................  $2,766
Accrued liabilities not deductible until paid...............    (761)
Bad debt provision not currently deductible.................    (233)
Change from cash to accrual basis for income tax reporting
  purposes..................................................     773
                                                              ------
  Net deferred income tax liabilities.......................  $2,545
                                                              ======

                               NATIONSRENT, INC.

7. EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share data):

                                                                PERIOD FROM
                                                              AUGUST 14, 1997
                                                              (INCEPTION) TO
                                                               DECEMBER 31,
                                                                   1997
                                                              ---------------
Numerator:
  Net income................................................      $ 1,001
                                                                  =======
Denominator:
  Denominator for basic earnings per
     share -- weighted-average shares.......................       25,000
  Effect of dilutive securities:
     Employee stock options.................................            7
                                                                  -------
  Denominator for diluted earnings per share -- adjusted
     weighted-average shares................................       25,007
                                                                  =======
Basic earnings per share....................................      $  0.04
                                                                  =======
Diluted earnings per share..................................      $  0.04
                                                                  =======

     Options to purchase 113,752 shares of common stock at $4.40 per share were outstanding at December 31, 1997 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average fair value of the common shares and, therefore, the effect would be antidilutive.

     See Note 10 for a description of certain transactions occurring in 1998 that would have significantly changed the number of common shares outstanding at December 31, 1997 if these transactions had occurred before December 31, 1997.

8. RELATED PARTY TRANSACTIONS

     The Company rents certain buildings from a related party. Such rental expense totaled $160,000 for the period from August 14, 1997 (inception) to December 31, 1997. One of the principal owners of the related party is an officer and director of the Company.

9. COMMITMENTS AND CONTINGENCIES

  Operating leases

     The Company leases rental equipment, real estate and certain office equipment under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments under noncancelable operating leases, including the related party lease discussed above, at December 31, 1997 total $1,108,000, $867,000, $555,000, $518,000 and $398,000 for the years ending
December 31, 1998, 1999, 2000, 2001 and 2002, respectively. There are no payments under noncancelable operating leases subsequent to the year ending December 31, 2002. Rent expense under noncancelable operating leases for the period from August 14, 1997 (inception) to December 31, 1997 was $410,000, including the related party lease discussed above.

  Legal matters

     The Company is subject to claims and lawsuits in the ordinary course of its business. In the opinion of management, the Company has either adequate legal defense, indemnification for such matters from previous

                               NATIONSRENT, INC.

owners or is adequately covered by insurance. If not insured, such matters will not, in the aggregate, have a material adverse impact upon the Company's consolidated financial position, results of future operations or cash flows.

  Environmental matters

     The Company and its operations are subject to various laws and related regulations governing environmental matters. Under such laws, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as investigation of property damage. As part of the Company's acquisition due diligence, the Company performs extensive environmental analysis. The remediation has typically been the responsibility of the prior owner and is addressed prior to closing. The Company does not believe there are currently any environmental liabilities which should be recorded or disclosed in its financial statements. The Company believes the possibility is remote that its compliance with various laws and regulations relating to the protection of the environment will have a material effect on its capital expenditures, future earnings or financial position.

10. SUBSEQUENT EVENTS

     In June 1998, the founding stockholders of the Company made an additional capital contribution of $17,400,000. Also, in June 1998, the Company sold an aggregate of 5,118,694 shares of common stock in a private placement for aggregate proceeds of $27,600,000. Investors in the private placement include Company employees and associates of the founding stockholders of the Company.

     In May 1998, the Company received an unsecured subordinated loan in the amount of $17,400,000 (the "Huizenga Note") from Huizenga Investments Limited Partnership, an entity controlled by a current director and stockholder of the Company. The loan accrued interest at the prevailing prime rate which was payable quarterly. The loan had a maturity date of January 19, 2001. The loan was repaid, without any prepayment penalty, in its entirety on June 3, 1998 using the proceeds from the aforementioned additional capital contribution.

     Through July 15, 1998, the Company has completed eleven acquisitions of rental equipment businesses since December 31, 1997 for aggregate consideration of $170,875,000. Such consideration consisted of $131,566,000 of cash, $39,309,000 of subordinated convertible debt and warrants to purchase approximately $800,000 of the Company's common stock at the IPO price. The cash portion of the consideration was funded through borrowings under the credit facility and the Huizenga Note. Each of the acquisitions has been accounted for using the purchase method.

     Subsequent to December 31, 1997, through April 20, 1998, the Company granted to certain employees options to purchase an aggregate of 805,044 shares of common stock, at exercise prices ranging from $4.40 to $6.69 per share. The weighted average exercise price per share for these stock options was $5.95. The exercise prices per share were based on the estimated fair value of the Company's common stock at the time of the grants. As such, no compensation cost will be recognized for these stock options.

     In July 1998, the Company amended its credit facility to increase the limit for cash borrowings and letters of credit from $165,000,000 to $265,000,000.

                               NATIONSRENT, INC.
                          CONSOLIDATED BALANCE SHEETS
                       (In Thousands, Except Share Data)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1998            1997
                                                              -------------   ------------
                                                               (UNAUDITED)
ASSETS
Cash and cash equivalents...................................    $  9,231        $ 1,493
Accounts receivable, net of allowance for doubtful accounts
  of $2,742 and $587 at September 30, 1998 and December 31,
  1997, respectively........................................      48,115          5,008
Inventories.................................................      12,406          1,840
Prepaid expenses and other assets...........................      11,424            755
Rental equipment, net.......................................     316,824         30,619
Property and equipment, net.................................      19,416          2,334
Intangible assets related to acquired businesses, net.......     245,434         37,108
                                                                --------        -------
          Total Assets......................................    $662,850        $79,157
                                                                ========        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable..........................................    $ 44,117        $ 2,303
  Accrued repair and maintenance expenses...................       4,681            950
  Accrued compensation and related taxes....................       3,520            328
  Accrued expenses and other liabilities....................      23,852          2,579
  Debt......................................................     389,841         42,928
  Income taxes payable......................................         638          1,523
  Deferred income taxes.....................................       7,442          2,545
                                                                --------        -------
          Total liabilities.................................     474,091         53,156
                                                                --------        -------
Commitments and Contingencies (Note 7)
Stockholders' Equity:
  Preferred stock -- $0.01 par value, 5,000,000 shares
     authorized, no shares issued and outstanding...........          --             --
  Common stock -- $0.01 par value, 250,000,000 shares
     authorized, 44,360,334 shares and 25,000,000 shares
     issued and outstanding at September 30, 1998 and
     December 31, 1997, respectively........................         444            250
  Additional paid-in capital................................     180,460         24,750
  Retained earnings.........................................       7,855          1,001
                                                                --------        -------
          Total stockholders' equity........................     188,759         26,001
                                                                --------        -------
          Total Liabilities and Stockholders' Equity........    $662,850        $79,157
                                                                ========        =======

  The accompanying notes to unaudited consolidated financial statements are an integral part of these consolidated financial statements.

                               NATIONSRENT, INC.
                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                     (In Thousands, Except Per Share Data)

                                                                                      FROM
                                                                                 AUGUST 14, 1997
                                                                 NINE MONTHS       (INCEPTION)
                                                                    ENDED            THROUGH
                                                                SEPTEMBER 30,     SEPTEMBER 30,
                                                                    1998              1997
                                                                -------------    ---------------
Revenue:
  Equipment rentals.........................................       $73,644           $ 2,643
  Sales of equipment, parts and supplies....................        39,084               198
                                                                   -------           -------
          Total revenue.....................................       112,728             2,841
                                                                   -------           -------
Cost of revenue:
  Cost of equipment rentals, excluding depreciation.........        25,195               577
  Rental equipment depreciation.............................        13,555               326
  Cost of sales of equipment, parts and supplies............        28,090                78
                                                                   -------           -------
          Total cost of revenue.............................        66,840               981
                                                                   -------           -------
Gross profit................................................        45,888             1,860
Operating expenses:
  Selling, general and administrative expenses..............        22,287               286
  Non-rental equipment depreciation and amortization........         2,931                64
                                                                   -------           -------
Operating income............................................        20,670             1,510
                                                                   -------           -------
Other (income)/expense:
  Interest expense..........................................         9,391               104
  Interest income...........................................          (143)              (12)
  Other, net................................................          (395)               (2)
                                                                   -------           -------
                                                                     8,853                90
                                                                   -------           -------
Income before provision for income taxes....................        11,817             1,420
  Provision for income taxes................................         4,963               614
                                                                   -------           -------
Net income..................................................       $ 6,854           $   806
                                                                   =======           =======
Net income per share:
  Basic.....................................................       $  0.23           $  0.03
                                                                   =======           =======
  Diluted...................................................       $  0.23           $  0.03
                                                                   =======           =======
Weighted average common shares outstanding:
  Basic.....................................................        29,894            25,000
                                                                   =======           =======
  Diluted...................................................        33,501            25,000
                                                                   =======           =======

  The accompanying notes to unaudited consolidated financial statements are an integral part of these consolidated financial statements.

                               NATIONSRENT, INC.
                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                                      FROM
                                                               NINE MONTHS      AUGUST 14, 1997
                                                                  ENDED           (INCEPTION)
                                                              SEPTEMBER 30,         THROUGH
                                                                  1998         SEPTEMBER 30, 1997
                                                              -------------    ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................    $   6,854           $    806
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................       16,742                390
  Gain on sale of rental equipment..........................       (2,910)               (14)
  Deferred income tax provision.............................        3,580                382
  Changes in operating assets and liabilities:
    Accounts receivable.....................................      (14,175)              (662)
    Inventories.............................................          917                (40)
    Prepaid expenses and other assets.......................       (3,666)                53
    Accounts payable........................................       32,588                496
    Accrued expenses and other liabilities..................          270                (63)
    Income taxes payable....................................         (903)               231
                                                                ---------           --------
      Net cash provided by operating activities.............       39,297              1,579
                                                                ---------           --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of businesses, net of cash acquired..........     (207,967)           (11,900)
  Purchases of rental equipment.............................      (76,816)              (250)
  Purchases of property and equipment.......................       (6,004)                (2)
  Decreases in notes receivable affiliates..................           --              1,358
  Proceeds from sale of rental equipment....................       12,808                 71
                                                                ---------           --------
      Net cash used in investing activities.................     (277,979)           (10,723)
                                                                ---------           --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................      123,277             15,000
  Capital contribution......................................       23,400                 --
  Proceeds from debt........................................      560,173              1,547
  Repayments of debt........................................     (456,885)              (994)
  Debt issuance costs.......................................       (3,545)                --
                                                                ---------           --------
      Net cash provided by financing activities.............      246,420             15,553
                                                                ---------           --------
Net increase in cash and cash equivalents...................        7,738              6,409
Cash and cash equivalents, beginning of period..............        1,493                 --
                                                                ---------           --------
Cash and cash equivalents, end of period....................    $   9,231           $  6,409
                                                                =========           ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................    $   7,416           $    155
                                                                =========           ========
  Cash paid for income taxes................................    $   1,791           $     98
                                                                =========           ========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
The Company acquired the net assets and assumed certain
  liabilities of certain businesses as follows:
    Total assets, net of cash acquired......................    $ 497,008           $ 47,804
    Total liabilities assumed...............................     (229,760)           (24,123)
    Amount paid with common stock and warrants..............       (9,227)                --
    Amount paid through the issuance of debt and future
      payments..............................................      (50,054)           (11,781)
                                                                ---------           --------
      Net cash paid.........................................    $ 207,967           $ 11,900
                                                                =========           ========

  The accompanying notes to unaudited consolidated financial statements are an integral part of these consolidated financial statements.

                               NATIONSRENT, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited interim consolidated financial statements have been prepared by NationsRent, Inc. (the "Company") and reflect all adjustments of a normal recurring nature which are, in the opinion of management, necessary for a fair presentation of financial results for the three and nine months ended September 30, 1998 and for the period from August 14, 1997 (Inception) through September 30, 1997, in accordance with generally accepted accounting principles for interim financial reporting and pursuant to Article 10 of Regulation S-X. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements for the period ended December 31, 1997 appearing in the Company's Registration Statement on Form S-1, as amended (Commission File No. 333-56233), filed with the Securities and Exchange Commission. The results of operations for the three and nine months ended September 30, 1998 are not necessarily indicative of the results which may be reported for the year ending December 31, 1998.

     The unaudited interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

  Impact of recently issued accounting standards

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company adopted SFAS No. 130 during the quarter ended June 30, 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of financial statements. The objective of SFAS No. 130 is to report a measure (comprehensive income) of all changes in equity of an enterprise that result from transactions and other economic events in a period other than transactions with owners. The adoption of SFAS 130 did not have a material impact on the Company's consolidated financial statements, as comprehensive income was equal to net income for all periods presented. The Company is currently evaluating the reporting formats recommended under this Statement. SFAS No. 131 establishes a new method by which companies will report operating segment information. This method requires disclosure of information which is based on the manner in which management organizes the segments within a company for making operating decisions and assessing performance. The Company continues to evaluate the provisions of SFAS No. 131 and, upon adoption, the Company may report operating segments.

     In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 establishes criteria for determining which costs of developing or obtaining internal-use computer software should be charged to expense and which should be capitalized. SOP 98-1 is effective for all transactions entered into in fiscal years beginning after December 15, 1998. The Company does not believe that the adoption of SOP 98-1 will have a material effect on the Company's financial position or results of operations.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5. SOP 98-5 requires that all non-governmental entities expense costs of start-up activities, including pre-operating, pre-opening and organization activities, as those costs are incurred. In the opinion of

                               NATIONSRENT, INC.
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                               SEPTEMBER 30, 1998

management, the adoption of this Statement will not have a material effect on the Company's financial position or results of operations.

NOTE 2 -- ACQUISITIONS

     The Company is building a nationally branded network of equipment rental locations. Pursuant to this strategy, the Company made 22 acquisitions of equipment rental businesses during the nine months ended September 30, 1998. The aggregate consideration for these acquisitions was $272,099,000 and consisted of, (i) $212,818,000 of cash, (ii) $44,350,000 of subordinated convertible debt,
(iii) $1,409,000 of subordinated debt, (iv) $4,295,000 of future contractual cash payments, (v) 1,241,640 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), and (vi) warrants to purchase 100,000 shares of Common Stock. In addition, in connection with seven of the acquisitions, the Company has agreed to make up to an aggregate $4,113,000 of future payments to the former owners based on the achievement of certain future operating results. Such payments will be made at various times through July 2001. The cash portion of the consideration was funded through borrowings under the Company's revolving credit facility (the "Credit Facility"), capital contributions by the founders of the Company and a private placement of Common Stock. In addition, the Company repaid or assumed outstanding indebtedness of the acquired companies in the aggregate amount of $196,386,000. The acquisitions have been accounted for using the purchase method and, accordingly, the acquired assets and assumed liabilities, including goodwill, have been recorded at their estimated fair values as of the date of acquisition. Purchase accounting values for all acquisitions have been assigned on a preliminary basis, and are subject to adjustment when final information as to the fair values of the net assets acquired is available. The operations of the acquired businesses have been included in the Company's consolidated statements of income since the date of each respective acquisition.

     The following table sets forth the estimated fair value of the assets acquired and liabilities assumed for the aforementioned acquisitions (in thousands):

Assets, including cash......................................    $292,488
Goodwill....................................................     208,982
Other intangibles...........................................         389
Liabilities.................................................     229,760

     The following table sets forth the unaudited pro forma consolidated results of operations for the nine months ended September 30, 1998 giving effect to the aforementioned acquisitions as if such acquisitions had occurred on January 1, 1998 (in thousands, except per share data):

Revenue.....................................................  $231,044
Net income..................................................    11,763
Earnings per share:
     Basic..................................................  $   0.27
     Diluted................................................  $   0.26

NOTE 3 -- COMMON STOCK

     During the first nine months of 1998, the founding stockholders of the Company made an additional capital contribution of $23,400,000. In June 1998, the Company sold an aggregate of 5,118,694 shares of Common Stock in a private placement for aggregate proceeds of $27,600,000. Investors in the private placement included Company employees and associates of the founding stockholders of the Company.

     In August 1998, the Company consummated its initial public offering of 13,000,000 shares of Common Stock at $8.00 per share. The Company received net proceeds of approximately $95,677,000 after deducting

                               NATIONSRENT, INC.
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                               SEPTEMBER 30, 1998

underwriting discounts and commissions and offering expenses. The Company used all of the net proceeds to repay a portion of the outstanding borrowings of the Company under its Credit Facility.

NOTE 4 -- SEASONALITY

     The Company's initial acquisitions have been primarily in the Midwest region of the United States. The Company's revenue and income are dependent upon the activity in the construction industry in the markets served by the Company. Construction activity is dependent upon weather and the traditional seasons for construction work. Because of this variability in demand, the Company's quarterly revenue may fluctuate, and revenue for the first quarter of each year can be expected to be lower than the remaining quarters. Although the Company believes that the historical trend in quarterly revenue for the second, third and fourth quarters of each year is generally higher than the first quarter, there can be no assurance that this will occur in future periods. Accordingly, quarterly or other interim results should not be considered indicative of results to be expected for any quarter or for the full year.

NOTE 5 -- EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                                                          FROM
                                                                     AUGUST 14, 1997
                                   THREE MONTHS      NINE MONTHS       (INCEPTION)
                                       ENDED            ENDED            THROUGH
                                   SEPTEMBER 30,    SEPTEMBER 30,     SEPTEMBER 30,
                                       1998             1998              1997
                                   -------------    -------------    ---------------
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Numerator:
  Net income -- basic earnings
     per share...................     $ 5,561          $ 6,854           $   806
  Interest expense on convertible
     subordinated debt, net of
     income taxes................         488              821                --
                                      -------          -------           -------
  Numerator -- diluted earnings
     per share...................     $ 6,049          $ 7,675           $   806
                                      =======          =======           =======
Denominator:
  Denominator for basic earnings
     per share --
     weighted-average shares.....      37,909           29,894            25,000
  Effect of dilutive securities:
     Convertible subordinated
       debt......................       6,083            3,430                --
     Employee stock options......         279              177                --
                                      -------          -------           -------
  Denominator for diluted
     earnings per share --
     adjusted weighted-average
     shares......................      44,271           33,501            25,000
                                      =======          =======           =======
Basic earnings per share.........     $  0.15          $  0.23           $  0.03
                                      =======          =======           =======
Diluted earnings per share.......     $  0.14          $  0.23           $  0.03
                                      =======          =======           =======

                               NATIONSRENT, INC.
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                               SEPTEMBER 30, 1998

NOTE 6 -- DEBT

     In September 1998, the Company amended its Credit Facility to increase the facility to include a term loan of $175,000,000 (the "Term Loan") in addition to its existing revolving credit facility of up to $260,000,000 (the "Revolver"). Recently, the Credit Facility was amended further to allow the administrative agent to reallocate the aggregate dollar amounts of the bank commitments between the Revolver and the Term Loan, provided that the aggregate commitment may not be less than $435,000,000 and the aggregate commitment under the Revolver may not be less than $260,000,000. The Revolver has a three-year term scheduled to expire in September 2001 and the Term Loan has a six-year term scheduled to expire in September 2004. The Credit Facility can be used to complete permitted acquisitions, make capital expenditures, enter into standby letters of credit, or for working capital and other general corporate purposes. Borrowings under the Revolver bear interest at either the BankBoston base rate plus a percentage ranging from 0.0% to 0.50% or, at the Company's option, the Eurodollar market rate plus a percentage ranging from 2.00% to 2.75%. The Term Loan bears interest ranging from 3.00% to 3.25% over the Eurodollar market rate. The percentage over the BankBoston base rate or the Eurodollar market rate is based on the Company's financial performance as measured by the total funded debt ratio. The Credit Facility is secured by a security interest in substantially all of the assets of the Company. The Credit Facility also imposes, among other covenants, a tangible assets to senior debt covenant, a restriction on all of the Company's retained earnings including the declaration and payment of cash dividends, consent requirements on certain acquisitions and a restriction on the ratio of total funded debt to earnings before interest, income taxes, depreciation and amortization.

NOTE 7 -- SUBSEQUENT EVENTS

     The Company has completed three acquisitions of rental equipment businesses since September 30, 1998 for aggregate consideration of $187,946,000. Such consideration consisted of, (i) $108,076,000 of cash, (ii) $51,770,000 of subordinated convertible debt, and (iii) $28,100,000 of subordinated debt. Also, upon the satisfaction of certain post-closing earnings targets, the Company shall pay additional consideration of $10,000,000 in cash and $10,000,000 in shares of the Company's Common Stock. The cash portion of the consideration was funded through borrowings under the Credit Facility. Each of the acquisitions has been accounted for using the purchase method.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Gabriel Trailer Manufacturing Company, Inc.:

We have audited the accompanying consolidated balance sheets of Gabriel Trailer Manufacturing Company, Inc. and subsidiary (an Ohio corporation) as of March 31, 1997 and August 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended March 31, 1996 and 1997 and for the period from April 1, 1997 through August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gabriel Trailer Manufacturing Company, Inc. and subsidiary as of March 31, 1997 and August 31, 1997, and the results of their operations and their cash flows for the years ended March 31, 1996 and 1997 and for the period from April 1, 1997 through August 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 8, 1998.

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               MARCH 31,     AUGUST 31,
                                                                 1997           1997
                                                              -----------    -----------
                                         ASSETS
Cash and cash equivalents...................................  $    17,186    $   149,742
Accounts receivable, net of allowances for doubtful accounts of $265,000 and $330,000 as of March 31, and August 31,
  1997, respectively........................................    2,044,590      3,335,663
Inventories.................................................      947,322        991,902
Due from affiliates.........................................    1,421,199      1,357,990
Rental equipment, net.......................................   21,788,980     21,885,967
Property, plant and equipment, net..........................    1,208,147      1,145,612
Other assets................................................      186,704        221,186
                                                              -----------    -----------
          Total assets......................................  $27,614,128    $29,088,062
                                                              ===========    ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Accounts payable..........................................  $ 1,739,231    $   422,591
  Accrued expenses and other liabilities....................    1,667,030      1,759,464
  Debt......................................................   16,100,269     16,558,863
  Income taxes payable......................................    1,491,129      1,423,026
  Deferred income taxes.....................................    2,149,565      3,156,458
                                                              -----------    -----------
          Total liabilities.................................   23,147,224     23,320,402
                                                              -----------    -----------
COMMITMENTS AND CONTINGENCIES (Notes 7, 8 and 10)
STOCKHOLDERS' EQUITY:
  Common stock -- no par value, 10,000 shares authorized,
     issued and outstanding.................................          500            500
  Retained earnings.........................................    4,466,404      5,767,160
                                                              -----------    -----------
          Total stockholders' equity........................    4,466,904      5,767,660
                                                              -----------    -----------
          Total liabilities and stockholders' equity........  $27,614,128    $29,088,062
                                                              ===========    ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                         FOR THE
                                                                                       PERIOD FROM
                                                     FOR THE YEAR ENDED MARCH 31,     APRIL 1, 1997
                                                     ----------------------------          TO
                                                         1996            1997        AUGUST 31, 1997
                                                     ------------    ------------    ---------------
REVENUE:
  Equipment rentals................................  $11,871,114     $15,327,802       $8,514,810
  Sales of equipment, parts and supplies...........    4,301,865       4,177,194        1,204,708
                                                     -----------     -----------       ----------
                                                      16,172,979      19,504,996        9,719,518
COST OF REVENUE:
  Cost of equipment rentals, excluding
     depreciation..................................    4,379,534       6,029,585        2,192,790
  Rental equipment depreciation....................    2,052,534       3,465,293        1,847,567
  Cost of sales of equipment, parts and supplies...    4,490,975       2,790,666          984,147
                                                     -----------     -----------       ----------
                                                      10,923,043      12,285,544        5,024,504
                                                     -----------     -----------       ----------
          Gross profit.............................    5,249,936       7,219,452        4,695,014
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......    2,972,337       3,563,930        1,683,311
NONRENTAL DEPRECIATION.............................      180,101         237,905          114,993
                                                     -----------     -----------       ----------
          Operating income.........................    2,097,498       3,417,617        2,896,710
                                                     -----------     -----------       ----------
OTHER INCOME (EXPENSE):
  Interest expense.................................     (582,807)       (866,284)        (580,107)
  Interest income..................................       71,103          15,941           15,710
  Other, net.......................................      125,468         187,044          (77,597)
                                                     -----------     -----------       ----------
          Total other income (expense), net........     (386,236)       (663,299)        (641,994)
                                                     -----------     -----------       ----------
          Income before provision for income
            taxes..................................    1,711,262       2,754,318        2,254,716
PROVISION FOR INCOME TAXES.........................      732,793       1,127,416          938,790
                                                     -----------     -----------       ----------
NET INCOME.........................................  $   978,469     $ 1,626,902       $1,315,926
                                                     ===========     ===========       ==========

  The accompanying notes to financial statements are an integral part of these statements.

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                               COMMON STOCK
                                            ------------------
                                            NUMBER OF            TREASURY     RETAINED
                                             SHARES     AMOUNT     STOCK      EARNINGS      TOTAL
                                            ---------   ------   ---------   ----------   ----------
BALANCE, April 1, 1995....................   10,000      $500    $(190,000)  $2,051,033   $1,861,533
  Retirement of treasury stock............       --        --      190,000     (190,000)          --
  Net income..............................       --        --           --      978,469      978,469
                                             ------      ----    ---------   ----------   ----------
BALANCE, March 31, 1996...................   10,000       500           --    2,839,502    2,840,002
  Net income..............................       --        --           --    1,626,902    1,626,902
                                             ------      ----    ---------   ----------   ----------
BALANCE, March 31, 1997...................   10,000       500           --    4,466,404    4,466,904
  Distribution............................       --        --           --      (15,170)     (15,170)
  Net income..............................       --        --           --    1,315,926    1,315,926
                                             ------      ----    ---------   ----------   ----------
BALANCE, August 31, 1997..................   10,000      $500    $      --   $5,767,160   $5,767,660
                                             ======      ====    =========   ==========   ==========

  The accompanying notes to financial statements are an integral part of these consolidated statements.

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         FOR THE
                                                                                       PERIOD FROM
                                                      FOR THE YEAR ENDED MARCH 31,    APRIL 1, 1997
                                                      ----------------------------    TO AUGUST 31,
                                                          1996            1997            1997
                                                      ------------    ------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................  $   978,469     $ 1,626,902      $ 1,315,926
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation...................................    2,232,635       3,703,200        1,962,560
     (Gain) loss on sale of assets..................       16,202         (68,548)          84,020
     Deferred income taxes..........................      486,450         809,283        1,006,893
     Changes in operating assets and liabilities:
       Accounts receivable..........................     (309,761)       (688,006)      (1,291,073)
       Inventories..................................     (122,582)       (187,075)         (44,580)
       Other assets.................................      (41,962)          8,601          (93,296)
       Accounts payable.............................      244,241         777,122       (1,316,640)
       Accrued expenses and other liabilities.......      446,252         503,630           92,434
       Income taxes payable.........................      246,343         318,133          (68,103)
                                                      -----------     -----------      -----------
          Net cash provided by operating
            activities..............................    4,176,287       6,803,242        1,648,141
                                                      -----------     -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...............     (494,684)       (516,029)         (63,792)
  Proceeds from sale of property and equipment......      314,097          17,560            8,733
  Purchases of rental equipment.....................   (8,799,248)     (8,101,137)      (1,775,155)
  Proceeds from sale of rental equipment............      916,403       1,326,510          136,685
                                                      -----------     -----------      -----------
          Net cash used in investing activities.....   (8,063,432)     (7,273,096)      (1,693,529)
                                                      -----------     -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt................................   12,823,899      17,922,405        4,843,858
  Repayments of debt................................   (8,658,333)    (14,417,413)      (3,651,766)
  Payments of equipment financings..................           --      (1,928,097)      (1,045,871)
  (Advances to) repayments from affiliates, net.....     (316,721)     (1,094,105)          31,723
                                                      -----------     -----------      -----------
          Net cash provided by financing
            activities..............................    3,848,845         482,790          177,944
                                                      -----------     -----------      -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.......................................      (38,300)         12,936          132,556
CASH AND CASH EQUIVALENTS, beginning of period......       42,550           4,250           17,186
                                                      -----------     -----------      -----------
CASH AND CASH EQUIVALENTS, end of period............  $     4,250     $    17,186      $   149,742
                                                      ===========     ===========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest............................  $   553,206     $   821,349      $   546,085
                                                      ===========     ===========      ===========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  Equipment financing...............................  $        --     $ 4,637,084      $   387,503
                                                      ===========     ===========      ===========
  Property dividends................................  $        --     $        --      $    15,170
                                                      ===========     ===========      ===========

  The accompanying notes to financial statements are an integral part of these consolidated statements.

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       MARCH 31, 1997 AND AUGUST 31, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION:

     Gabriel Trailer Manufacturing Company, Inc. ("Gabriel") (together with its subsidiary, the "Company") was incorporated in March 1970 to manufacture, buy, sell and deal in trailer equipment, other related equipment and parts and accessories. Gabriel's wholly-owned subsidiary, Sam's Equipment Rental, Inc. was formed for the purpose of renting and leasing construction related equipment. The Company currently rents a broad array of equipment to a diverse customer base including construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new and used equipment, and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheets are presented on an unclassified basis.

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash equivalents

     The Company considers all highly liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. At March 31, 1997 and August 31, 1997, the Company had no cash equivalents.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related rental equipment supplies and accessories. Inventories are stated at the lower of cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The range of useful lives estimated by management for rental equipment is five to seven years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to the rental of equipment is recognized over the contract term.

  Property, plant and equipment

     Property, plant and equipment is recorded at cost and depreciated over the estimated useful life using the straight-line method. The range of useful lives estimated by management for property, plant and equipment is three to forty years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities approximate fair value as of March 31, 1997 and August 31, 1997.

  Income taxes

     The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires, among other things, recognition of future tax effects measured at enacted rates attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities to the extent that realization of said effects is more likely than not.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

3. RENTAL EQUIPMENT:

     Rental equipment and related accumulated depreciation consist of the following:

                                                             MARCH 31,     AUGUST 31,
                                                               1997           1997
                                                            -----------    -----------
Rental equipment..........................................  $28,790,435    $30,641,146
Less -- accumulated depreciation..........................    7,001,455      8,755,179
                                                            -----------    -----------
     Rental equipment, net................................  $21,788,980    $21,885,967
                                                            ===========    ===========

4. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following:

                                                             MARCH 31,     AUGUST 31,
                                                               1997           1997
                                                            -----------    -----------
Land......................................................  $    49,863    $    49,863
Building..................................................      757,816        757,816
Furniture and fixtures....................................      355,131        339,593
Vehicles..................................................    1,134,204      1,113,193
                                                            -----------    -----------
                                                              2,297,014      2,260,465
Less -- accumulated depreciation..........................   (1,088,867)    (1,114,853)
                                                            -----------    -----------
          Property, plant and equipment, net..............  $ 1,208,147    $ 1,145,612
                                                            ===========    ===========

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

5. ACCRUED EXPENSES AND OTHER LIABILITIES:

     Accrued expenses and other liabilities consists of the following:

                                                              MARCH 31,     AUGUST 31,
                                                                 1997          1997
                                                              ----------    ----------
Personal property taxes.....................................  $1,044,423    $1,172,905
Payroll-related.............................................     231,274       188,246
Tax penalties and interest..................................     248,000       248,000
Other.......................................................     143,333       150,313
                                                              ----------    ----------
          Accrued expenses and other liabilities............  $1,667,030    $1,759,464
                                                              ==========    ==========

6. DEBT:

     Debt consists of the following:

                                                             MARCH 31,     AUGUST 31,
                                                               1997           1997
                                                            -----------    -----------
  Lines of credit, with borrowings up to $6.3 million,
     secured by substantially all of the Company's assets,
     interest ranging from 8.25% to 8.50%, payable in
     monthly installments through September 1997..........  $ 4,091,315    $ 5,497,095
  Revolving term loans, secured by substantially all of
     the Company's assets, interest ranging from 8.25% to
     8.90%, payable in monthly installments through
     January 2000.........................................    6,444,444      6,233,334
  Equipment notes, secured by rental equipment, interest
     ranging from 6.90% to 9.00%, payable in monthly
     installments through June 2000.......................    5,312,900      4,656,172
  Mortgages payable, secured by real estate, interest
     ranging from 6.75% to 9.50%, payable in monthly
     installments through August 2005.....................      161,798        113,936
  Note payable to related party, secured by life insurance
     policy on officer, interest at 8.25%, payable in
     monthly installments through August 1998.............       89,812         58,326
                                                            -----------    -----------
          Total debt......................................  $16,100,269    $16,558,863
                                                            ===========    ===========

     Maturities of the Company's debt at August 31, 1997, for the years ended August 31, are as follows:

1998........................................................  $14,155,433
1999........................................................    1,677,753
2000........................................................      636,277
2001........................................................        9,853
2002........................................................       10,831
Thereafter..................................................       68,716
                                                              -----------
                                                              $16,558,863
                                                              ===========

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

7. INCOME TAXES:

     The provision for Federal and state income taxes is as follows:

                                                                               FOR THE
                                                    FOR THE YEAR ENDED       PERIOD FROM
                                                        MARCH 31,           APRIL 1, 1997
                                                  ----------------------    TO AUGUST 31,
                                                    1996         1997           1997
                                                  --------    ----------    -------------
Current.........................................  $246,343    $  318,133     $  (68,103)
Deferred........................................   486,450       809,283      1,006,893
                                                  --------    ----------     ----------
                                                  $732,793    $1,127,416     $  938,790
                                                  ========    ==========     ==========
Federal.........................................  $575,542    $  885,481     $  737,333
State...........................................   157,251       241,935        201,457
                                                  --------    ----------     ----------
                                                  $732,793    $1,127,416     $  938,790
                                                  ========    ==========     ==========

     A reconciliation of the difference between the expected provision for income taxes using the statutory Federal income tax rate of 34% and the Company's actual provision is as follows:

                                                                               FOR THE
                                                    FOR THE YEAR ENDED       PERIOD FROM
                                                        MARCH 31,           APRIL 1, 1997
                                                  ----------------------    TO AUGUST 31,
                                                    1996         1997           1997
                                                  --------    ----------    -------------
Provision at the statutory tax rate.............  $581,829    $  936,468      $766,603
State income taxes..............................   103,786       159,677       132,962
Nondeductible expenses..........................    47,178        31,271        39,225
                                                  --------    ----------      --------
                                                  $732,793    $1,127,416      $938,790
                                                  ========    ==========      ========

     Deferred income taxes arise primarily due to temporary differences in recognizing certain revenues and expenses for tax purposes and the use of accelerated depreciation for tax purposes. The components of the deferred income tax liabilities are as follows:

                                                              MARCH 31,     AUGUST 31,
                                                                 1997          1997
                                                              ----------    ----------
Depreciation of property and equipment and rental
  equipment.................................................  $2,211,443    $2,708,783
Accrued liabilities.........................................    (871,739)     (349,825)
Accounts receivable.........................................     809,861      (118,830)
Section 481 cash to accrual election change.................          --       916,330
                                                              ----------    ----------
  Deferred income tax liability.............................  $2,149,565    $3,156,458
                                                              ==========    ==========

     The Company's income tax returns and related payments for the years ended March 31, 1995, 1996 and 1997 were not filed on a timely basis. It is not possible to predict the ultimate outcome of the Company's penalties for failure to file, and pay on a timely basis and underpayment. The Company has estimated an approximate liability of $175,000, which is included in accrued expenses and other liabilities.

8. COMMITMENTS AND CONTINGENCIES:

  Operating Leases

     The Company leases rental equipment, real estate and certain office equipment under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. The leases cover several operating locations and expire at various dates through September 2002. Future minimum lease payments to related and unrelated third parties, by

                  GABRIEL TRAILER MANUFACTURING COMPANY, INC.

year and in the aggregate, at August 31, 1997 for noncancelable operating leases with initial or remaining terms of one year or more are as follows:

                                                  RELATED PARTY     OTHER        TOTAL
                                                  -------------    --------    ----------
1998............................................   $  480,000      $328,322    $  808,322
1999............................................      368,000       228,866       596,866
2000............................................      256,000        67,821       323,821
2001............................................      192,000            --       192,000
2002............................................        8,000            --         8,000
                                                   ----------      --------    ----------
          Total                                    $1,304,000      $625,009    $1,929,009
                                                   ==========      ========    ==========

     Rent expense under noncancelable operating leases for the years ended March 31, 1996 and 1997 and the period from April 1, 1997 through August 31, 1997 is $784,354, $1,098,234 and $423,798, respectively. Included in total rent expense is rent to a related party of approximately $280,000, $357,000 and $200,000 for the years ended March 31, 1996 and 1997 and the period from April 1, 1997 through August 31, 1997, respectively.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

9. EMPLOYEE BENEFIT PLAN:

     The Company has a 401(k) defined contribution profit-sharing plan under which employees having worked a minimum of twelve months are eligible to participate. Employer contributions, which are discretionary and depend on the Company's profitability, were approximately $54,600, $70,100 and $47,700 for the years ended March 31, 1996 and 1997 and for the period from April 1, 1997 through August 31, 1997, respectively.

10. SUBSEQUENT EVENT:

     Effective September 1, 1997, all of the outstanding stock of the Company was purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To R. and R. Rental, Inc.:

We have audited the accompanying balance sheet of R. and R. Rental, Inc. (an Ohio S corporation) at December 10, 1997, and the related statements of operations, stockholder's equity and cash flows for the period from January 1, 1997 through December 10, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R. and R. Rental, Inc. at December 10, 1997, and the results of its operations and its cash flows for the period from January 1, 1997 through December 10, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 8, 1998.

                             R. AND R. RENTAL, INC.

                                 BALANCE SHEET

                            AS OF DECEMBER 10, 1997

                                 ASSETS
Cash and cash equivalents...................................  $  193,714
Accounts receivable, net of allowance for doubtful accounts
  of $150,000...............................................     649,193
Inventories.................................................     928,962
Rental equipment, net.......................................   4,002,825
Property and equipment, net.................................     267,903
Other assets................................................       3,400
                                                              ----------
          Total assets......................................  $6,045,997
                                                              ==========

                  LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
  Accounts payable..........................................  $   15,354
  Accrued expenses and other liabilities....................     108,996
  Note payable..............................................   1,523,139
                                                              ----------
          Total liabilities.................................   1,647,489
                                                              ----------
COMMITMENTS AND CONTINGENCIES (Notes 7 and 9)
STOCKHOLDER'S EQUITY:
  Common stock -- no par value, 250 shares authorized,
     issued and outstanding.................................         500
  Additional paid-in capital................................   5,327,477
  Accumulated deficit.......................................    (929,469)
                                                              ----------
          Total stockholder's equity........................   4,398,508
                                                              ----------
          Total liabilities and stockholder's equity........  $6,045,997
                                                              ==========

  The accompanying notes to financial statements are an integral part of this balance sheet.

                             R. AND R. RENTAL, INC.

                            STATEMENT OF OPERATIONS

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 10, 1997

REVENUE:
  Equipment rentals.........................................  $2,409,518
  Sales of equipment, parts and supplies....................   2,106,695
                                                              ----------
                                                               4,516,213
COST OF REVENUE:
  Cost of equipment rentals, excluding depreciation.........   1,398,174
  Rental equipment depreciation.............................     630,548
  Cost of sales of equipment, parts and supplies............   1,808,076
                                                              ----------
                                                               3,836,798
                                                              ----------
          Gross profit......................................     679,415
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................     715,140
NONRENTAL DEPRECIATION......................................      76,630
                                                              ----------
          Operating loss....................................    (112,355)
                                                              ----------
OTHER INCOME (EXPENSE):
  Interest expense..........................................     (79,579)
  Other income..............................................      29,829
                                                              ----------
          Total other income (expense), net.................     (49,750)
                                                              ----------
          NET LOSS..........................................  $ (162,105)
                                                              ==========

  The accompanying notes to financial statements are an integral part of this statement.

                             R. AND R. RENTAL, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 10, 1997

                                               COMMON STOCK
                                            ------------------   ADDITIONAL
                                             NUMBER               PAID-IN     ACCUMULATED
                                            OF SHARES   AMOUNT    CAPITAL       DEFICIT        TOTAL
                                            ---------   ------   ----------   ------------   ----------
BALANCE, January 1, 1997..................     250       $500    $3,761,380    $(767,364)    $2,994,516
  Capital contributions...................      --         --     1,566,097           --      1,566,097
  Net loss................................      --         --            --     (162,105)      (162,105)
                                               ---       ----    ----------    ---------     ----------
BALANCE, December 10, 1997................     250       $500    $5,327,477    $(929,469)    $4,398,508
                                               ===       ====    ==========    =========     ==========

  The accompanying notes to financial statements are an integral part of this statement.

                             R. AND R. RENTAL, INC.

                            STATEMENT OF CASH FLOWS

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 10, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $  (162,105)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................      707,178
     Loss on sale of rental equipment.......................       65,326
     Changes in operating assets and liabilities:
       Accounts receivable..................................      (40,271)
       Inventories..........................................     (298,639)
       Other assets.........................................        4,523
       Accounts payable.....................................     (382,070)
       Accrued expenses and other liabilities...............       28,016
                                                              -----------
          Net cash used in operating activities.............      (78,042)
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of rental equipment.............................   (2,208,233)
  Purchases of property and equipment.......................      (96,568)
  Proceeds from sale of rental equipment....................      307,793
                                                              -----------
          Net cash used in investing activities.............   (1,997,008)
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable................................    1,523,139
  Repayments of note payable................................     (935,609)
  Capital contributions.....................................    1,566,097
                                                              -----------
          Net cash provided by financing activities.........    2,153,627
                                                              -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................       78,577
CASH AND CASH EQUIVALENTS, beginning of period..............      115,137
                                                              -----------
CASH AND CASH EQUIVALENTS, end of period....................  $   193,714
                                                              ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $    79,579
                                                              ===========

  The accompanying notes to financial statements are an integral part of this statement.

                             R. AND R. RENTAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 10, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     R. and R. Rentals, Inc. (the "Company") was incorporated in July 1988 in the State of Ohio. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheet is presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. At December 10, 1997, the Company had no cash equivalents.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related equipment supplies and accessories inventories are stated at the lower of weighted average cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The useful life estimated by management for rental equipment is seven years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment is recognized at the point of sale. Revenue related to equipment rental is recognized over the contract term.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The range of useful lives estimated by management for property and equipment is three to fifteen years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

  Fair value of financial instruments

     The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities and note payable approximate fair value as of December 10, 1997.

                             R. AND R. RENTAL, INC.

  Income taxes

     The Company is an S corporation for income tax purposes. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax return of the stockholder. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

     On a pro forma basis, the Company would have had a tax benefit, however it would have been fully offset by a valuation allowance as the benefit would not have achieved the realization requirements of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

3. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation as of December 10, 1997, consist of the following:

Rental equipment............................................  $ 5,349,321
Less -- accumulated depreciation............................   (1,346,496)
                                                              -----------
          Rental equipment, net.............................  $ 4,002,825
                                                              ===========

4. PROPERTY AND EQUIPMENT

     A summary of property and equipment as of December 10, 1997, is as follows:

Trucks and autos............................................  $ 255,842
Furniture and fixtures......................................    147,333
Computer equipment..........................................     81,986
Leasehold improvements......................................     38,466
                                                              ---------
                                                                523,627
Less -- accumulated depreciation............................   (255,724)
                                                              ---------
          Property and equipment, net.......................  $ 267,903
                                                              =========

                             R. AND R. RENTAL, INC.

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities as of December 10, 1997, consists of the following:

Accrued property taxes......................................  $100,000
Payroll-related.............................................     8,996
                                                              --------
          Accrued expenses and other liabilities............  $108,996
                                                              ========

6. DEBT

     The Company entered into a demand promissory note bearing interest at prime (8.5% at December 10, 1997), with interest payable quarterly. This note is secured by substantially all of the Company's rental equipment. The note had an outstanding balance of $1,523,139 at December 10, 1997.

7. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases various automobiles under operating leases. Future minimum lease payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 10, 1997 for the following years ended December 10:

1998........................................................  $30,044
1999........................................................   17,875
2000........................................................    6,186
                                                              -------
          Total.............................................  $54,105
                                                              =======

     Expense under these operating leases for the period ended December 10, 1997 was $44,493 and is included under selling, general and administrative expenses in the accompanying statement of operations.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

8. RELATED PARTY TRANSACTIONS

     The Company leases two buildings from the stockholder under monthly operating leases. For the period ended December 10, 1997, rent expense totaled approximately $56,500 and is included under selling, general and administrative expenses in the accompanying statement of operations.

9. SUBSEQUENT EVENT

     Effective December 11, 1997, substantially all of the Company's operating assets and liabilities were purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and debt.

     The demand promissory note of $1,523,139 at December 10, 1997 was paid off by the stockholder of the Company with proceeds from the purchase of the Company's assets and liabilities.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To C & E Rental and Service, Inc.:

We have audited the accompanying balance sheets of C & E Rental and Service, Inc. (an Indiana S corporation) as of December 31, 1996 and December 22, 1997, and the related statements of income, stockholder's equity and cash flows for the year ended December 31, 1996 and the period from January 1, 1997 through December 22, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C & E Rental and Service, Inc. as of December 31, 1996 and December 22, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period from January 1, 1997 through December 22, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 8, 1998.

                         C & E RENTAL AND SERVICE, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 22,
                                                                  1996           1997
                                                              ------------   ------------
                                         ASSETS
Cash and cash equivalents...................................   $   43,390     $  184,318
Accounts receivable, net of allowances for doubtful accounts of $81,011 and $109,973 as of December 31, 1996, and
  December 22, 1997, respectively...........................      705,695        701,156
Inventories.................................................      134,491        213,934
Due from affiliate..........................................      372,115             --
Rental equipment, net.......................................    2,202,833      3,022,154
Property and equipment, net.................................      394,665        621,734
Other assets................................................       30,357         32,543
                                                               ----------     ----------
          Total assets......................................   $3,883,546     $4,775,839
                                                               ==========     ==========

                          LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
  Accounts payable..........................................   $  194,278     $  205,403
  Accrued expenses and other liabilities....................      198,443        185,087
  Debt......................................................    1,284,908        922,856
                                                               ----------     ----------
          Total liabilities.................................    1,677,629      1,313,346
                                                               ----------     ----------

COMMITMENTS AND CONTINGENCIES (Notes 8 and 10)

STOCKHOLDER'S EQUITY:
  Common stock -- no par value, 1,000 shares authorized,
     issued and outstanding.................................      200,000        200,000
  Retained earnings.........................................    2,588,781      3,845,357
  Less: Treasury stock -- 500 shares at cost................     (582,864)      (582,864)
                                                               ----------     ----------
          Total stockholder's equity........................    2,205,917      3,462,493
                                                               ----------     ----------
          Total liabilities and stockholder's equity........   $3,883,546     $4,775,839
                                                               ==========     ==========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                         C & E RENTAL AND SERVICE, INC.

                              STATEMENTS OF INCOME

                                                                             FOR THE PERIOD
                                                              FOR THE YEAR   FROM JANUARY 1,
                                                                 ENDED           1997 TO
                                                              DECEMBER 31,    DECEMBER 22,
                                                                  1996            1997
                                                              ------------   ---------------
REVENUE:
  Equipment rentals.........................................   $4,395,313      $4,506,274
  Sales of equipment, parts and supplies....................    1,961,510       2,638,935
  Other.....................................................      115,115         128,586
                                                               ----------      ----------
                                                                6,471,938       7,273,795
COST OF REVENUE:
  Cost of equipment rentals, excluding depreciation.........    1,752,011       1,846,084
  Rental equipment depreciation.............................      637,210         765,518
  Cost of sales of equipment, parts and supplies............    1,352,831       1,791,275
                                                               ----------      ----------
                                                                3,742,052       4,402,877
                                                               ----------      ----------
          Gross profit......................................    2,729,886       2,870,918
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................    1,760,595       1,417,097
NONRENTAL DEPRECIATION AND AMORTIZATION.....................      136,897         157,252
                                                               ----------      ----------
          Operating income..................................      832,394       1,296,569
                                                               ----------      ----------
OTHER INCOME (EXPENSE):
  Interest expense..........................................     (115,243)       (101,218)
  Other, net................................................       51,580          61,225
                                                               ----------      ----------
          Total other income (expense), net.................      (63,663)        (39,993)
                                                               ----------      ----------
          Net income........................................      768,731       1,256,576
PRO FORMA PROVISION FOR INCOME TAX..........................      307,492         502,630
                                                               ----------      ----------
PRO FORMA NET INCOME........................................   $  461,239      $  753,946
                                                               ==========      ==========

  The accompanying notes to financial statements are an integral part of these statements.

                         C & E RENTAL AND SERVICE, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND

              THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 22, 1997

                                               COMMON STOCK
                                           --------------------
                                            NUMBER                 RETAINED    TREASURY
                                           OF SHARES    AMOUNT     EARNINGS      STOCK       TOTAL
                                           ---------   --------   ----------   ---------   ----------
BALANCE, January 1, 1996.................    1,000     $200,000   $1,820,050   $(582,864)  $1,437,186
  Net income.............................       --           --      768,731          --      768,731
                                             -----     --------   ----------   ---------   ----------
BALANCE, December 31, 1996...............    1,000      200,000    2,588,781    (582,864)   2,205,917
  Net income.............................       --           --    1,256,576          --    1,256,576
                                             -----     --------   ----------   ---------   ----------
BALANCE, December 22, 1997...............    1,000     $200,000   $3,845,357   $(582,864)  $3,462,493
                                             =====     ========   ==========   =========   ==========

  The accompanying notes to financial statements are an integral part of these statements.

                         C & E RENTAL AND SERVICE, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                 FOR THE
                                                                               PERIOD FROM
                                                              FOR THE YEAR   JANUARY 1, 1997
                                                                 ENDED             TO
                                                              DECEMBER 31,    DECEMBER 22,
                                                                  1996            1997
                                                              ------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   768,731      $ 1,256,576
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      774,107          922,770
     Gain on sale of assets.................................     (473,908)        (705,063)
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................     (199,095)           4,539
       Inventories..........................................       15,644          (79,443)
       Other assets.........................................        7,146           (2,186)
       Accounts payable.....................................       65,384           11,125
       Accrued expenses and other liabilities...............      (21,052)         (13,356)
                                                              -----------      -----------
          Net cash provided by operating activities.........      936,957        1,394,962
                                                              -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of rental equipment.............................   (1,609,651)      (2,848,230)
  Proceeds from sale of rental equipment....................    1,271,362        1,968,454
  Purchases of property and equipment.......................     (102,209)        (384,321)
                                                              -----------      -----------
          Net cash used in investing activities.............     (440,498)      (1,264,097)
                                                              -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt........................................      612,000        1,488,000
  Repayments of debt........................................     (734,711)      (1,850,052)
  Payments from (advances to) affiliate.....................     (372,115)         372,115
                                                              -----------      -----------
          Net cash provided by (used in) financing
            activities......................................     (494,826)          10,063
                                                              -----------      -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS...................        1,633          140,928
CASH AND CASH EQUIVALENTS, beginning of period..............       41,757           43,390
                                                              -----------      -----------
CASH AND CASH EQUIVALENTS, end of period....................  $    43,390      $   184,318
                                                              ===========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $   115,243      $   101,218
                                                              ===========      ===========

  The accompanying notes to financial statements are an integral part of these statements.

                         C & E RENTAL AND SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1996 AND DECEMBER 22, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     C & E Rental and Service, Inc. ("C & E Rental" or the "Company", formerly Bob's Rental & Supply, Inc.), was incorporated in the State of Indiana in August 1959 and is engaged in the rental of a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling new and used equipment, related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 1996 and December 22, 1997, the Company had no cash equivalents.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related supply items. Inventories are stated at the lower of cost (first-in, first-out) or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using an accelerated method. The useful life estimated by management for rental equipment is seven years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using straight-line and accelerated methods. Ordinary maintenance and repair costs are charged to operations as incurred. The range of useful lives estimated by management for property and equipment is as follows:

                                                                  YEARS
                                                              -------------
Machinery and equipment.....................................        5
Furniture and fixtures......................................        5
Autos and trucks............................................        5
Buildings...................................................     20 - 30
Leasehold improvements......................................  Life of lease

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

                         C & E RENTAL AND SERVICE, INC.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value as of December 31, 1996 and December 22, 1997 and approximates the carrying value of such debt.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Income taxes

     The Company is an S corporation for income tax purposes. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax return of the stockholder. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

     The pro forma adjustment to reflect income taxes in the accompanying statements of income is for informational purposes only. The pro forma provision for income tax has been provided at the estimated effective rate of 40%.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

3. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation consist of the following:

                                                              DECEMBER 31,   DECEMBER 22,
                                                                  1996           1997
                                                              ------------   ------------
Rental equipment............................................  $ 4,245,254    $ 5,275,468
Less -- accumulated depreciation............................   (2,042,421)    (2,253,314)
                                                              -----------    -----------
          Rental equipment, net.............................  $ 2,202,833    $ 3,022,154
                                                              ===========    ===========

                         C & E RENTAL AND SERVICE, INC.

4. PROPERTY AND EQUIPMENT

     A summary of property and equipment consists of the following:

                                                              DECEMBER 31,   DECEMBER 22,
                                                                  1996           1997
                                                              ------------   ------------
Machinery and equipment.....................................   $   26,190     $   47,614
Furniture and fixtures......................................      153,241        245,779
Autos and trucks............................................      406,528        479,348
Buildings...................................................      349,743        349,743
Leasehold improvements......................................           --        195,351
Land........................................................       88,566         89,430
                                                               ----------     ----------
                                                                1,024,268      1,407,265
Less -- accumulated depreciation............................     (629,603)      (785,531)
                                                               ----------     ----------
          Property and equipment, net.......................   $  394,665     $  621,734
                                                               ==========     ==========

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following:

                                                              DECEMBER 31,   DECEMBER 22,
                                                                  1996           1997
                                                              ------------   ------------
Payroll-related.............................................    $100,640       $ 70,069
Sales, property and other taxes.............................      97,803        115,018
                                                                --------       --------
          Accrued expenses and other liabilities............    $198,443       $185,087
                                                                ========       ========

6. DEBT

     Debt consists of the following:

                                                              DECEMBER 31,   DECEMBER 22,
                                                                  1996           1997
                                                              ------------   ------------
Line of credit, with borrowings up to $950,000, secured by
  substantially all of the Company's business assets,
  interest at 9.00% and 8.75%, as of 1996 and 1997,
  respectively, payable in monthly installments through
  November 1998.............................................   $  227,000      $150,000
Promissory note, secured by substantially all of the
  Company's business assets, interest at 8.00%, payable in
  monthly installments of $15,775 through July 2001.........      712,908       587,539
Note payable to officer, unsecured, interest at 9.50% and
  9.00%, as of 1996 and 1997, respectively, payable in
  December 1997.............................................      345,000        65,000
Note payable to bank, secured by certain real property,
  interest at 8.75%, payable in monthly installments of
  $1,583 through May 2000...................................           --       120,317
                                                               ----------      --------
          Total debt........................................   $1,284,908      $922,856
                                                               ==========      ========

                         C & E RENTAL AND SERVICE, INC.

     Maturities of the Company's debt at December 22, 1997, for the years ended December 22, are as follows:

1998........................................................  $371,459
1999........................................................   169,516
2000........................................................   275,014
2001........................................................   106,867
                                                              --------
          Total.............................................  $922,856
                                                              ========

7. RELATED-PARTY TRANSACTIONS

     In addition to the note payable to officer, described in Note 6, the Company made a $372,115 advance to an affiliated company during 1996 which is reflected as due from affiliate in the accompanying balance sheet as of December 31, 1996. The advance was repaid in 1997. During 1997, the Company entered into a monthly operating lease with the same affiliated company for one of its buildings. For the period ended December 22, 1997, such rental expense totaled approximately $40,000.

8. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases real estate under operating leases. Certain leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 22, 1997:

1998........................................................  $54,600
1999........................................................   28,935
                                                              -------
          Total.............................................  $83,535
                                                              =======

     Rent expense under operating leases for the year ended December 31, 1996 and the period ended December 22, 1997 were approximately $46,800 and $94,600, respectively.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

9. EMPLOYEE BENEFIT PLAN

     The Company has a contributory 401(k) profit-sharing plan under which substantially all full-time employees are eligible to participate. Employer contributions were approximately $51,000 and $61,000 for 1996 and 1997, respectively.

10. SUBSEQUENT EVENT

     Effective December 23, 1997, substantially all of the Company's operating assets and liabilities were purchased by NationsRent, Inc., an unaffiliated third party, in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Titan Rentals, Inc.:

We have audited the accompanying balance sheet of Titan Rentals, Inc. (a West Virginia corporation) as of December 30, 1997, and the related statements of income, stockholders' equity and cash flows for the period from January 1, 1997 through December 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Titan Rentals, Inc. as of December 30, 1997, and the results of its operations and its cash flows for the period from January 1, 1997 through December 30, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 6, 1998.

                              TITAN RENTALS, INC.

                                 BALANCE SHEET

                            AS OF DECEMBER 30, 1997

                                 ASSETS
Cash and cash equivalents...................................  $  249,470
Accounts receivable, net of allowance for doubtful accounts
  of $37,360................................................     637,253
Inventories.................................................      93,120
Prepaid expenses and other assets...........................     117,205
Rental equipment, net.......................................   1,132,746
Property and equipment, net.................................      73,305
Income taxes receivable.....................................      70,352
                                                              ----------
          Total assets......................................  $2,373,451
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Accounts payable..........................................  $  105,384
  Accrued expenses and other liabilities....................      97,354
  Debt......................................................     501,612
  Deferred income taxes.....................................     194,307
                                                              ----------
          Total liabilities.................................     898,657
                                                              ----------
COMMITMENTS AND CONTINGENCIES (Notes 9 and 11)
STOCKHOLDERS' EQUITY:
  Common stock -- $1,000 par value, 1,000 shares authorized,
     155 shares issued and outstanding......................     155,000
  Retained earnings.........................................   1,319,794
                                                              ----------
          Total stockholders' equity........................   1,474,794
                                                              ----------
          Total liabilities and stockholders' equity........  $2,373,451
                                                              ==========

  The accompanying notes to financial statements are an integral part of this balance sheet.

                              TITAN RENTALS, INC.

                              STATEMENT OF INCOME

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 30, 1997

REVENUE:
  Equipment rentals.........................................  $1,926,760
  Sales of equipment, parts and supplies....................   2,991,843
  Other.....................................................      50,611
                                                              ----------
                                                               4,969,214
COST OF REVENUE:
  Cost of equipment rentals, excluding depreciation.........   1,302,454
  Rental equipment depreciation.............................     302,271
  Cost of sales of equipment, parts and supplies............   2,043,201
                                                              ----------
                                                               3,647,926
                                                              ----------
          Gross profit......................................   1,321,288
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................     823,906
NONRENTAL DEPRECIATION AND AMORTIZATION.....................      16,048
                                                              ----------
          Operating income..................................     481,334
                                                              ----------
OTHER INCOME (EXPENSE):
  Interest expense..........................................     (33,579)
  Other expense.............................................      (7,438)
                                                              ----------
          Total other income (expense), net.................     (41,017)
                                                              ----------
          Income before provision for income tax............     440,317
PROVISION FOR INCOME TAX....................................     168,085
                                                              ----------
NET INCOME..................................................  $  272,232
                                                              ==========

  The accompanying notes to financial statements are an integral part of this statement.

                              TITAN RENTALS, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 30, 1997

                                                         COMMON STOCK
                                                     --------------------
                                                      NUMBER                 RETAINED
                                                     OF SHARES    AMOUNT     EARNINGS      TOTAL
                                                     ---------   --------   ----------   ----------
BALANCE, January 1, 1997...........................     155      $155,000   $1,047,562   $1,202,562
  Net income.......................................      --            --      272,232      272,232
                                                        ---      --------   ----------   ----------
BALANCE, December 30, 1997.........................     155      $155,000   $1,319,794   $1,474,794
                                                        ===      ========   ==========   ==========

  The accompanying notes to financial statements are an integral part of this statement.

                              TITAN RENTALS, INC.

                            STATEMENT OF CASH FLOWS

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 30, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   272,232
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      318,319
     Gain on sale of rental equipment.......................     (666,617)
     Deferred income taxes..................................       56,199
     Changes in operating assets and liabilities:
       Accounts receivable..................................      (72,740)
       Inventories..........................................       (5,430)
       Prepaid expenses and other assets....................       49,703
       Income taxes receivable..............................      (41,127)
       Accounts payable.....................................     (184,448)
       Accrued expenses and other liabilities...............       49,522
                                                              -----------
          Net cash used in operating activities.............     (224,387)
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of rental equipment.............................   (1,063,670)
  Purchases of property and equipment.......................      (61,822)
  Proceeds from sale of rental equipment....................    1,510,660
                                                              -----------
          Net cash provided by investing activities.........      385,168
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt........................................      417,271
  Repayments of debt........................................     (578,759)
                                                              -----------
          Net cash used in financing activities.............     (161,488)
                                                              -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................         (707)
CASH AND CASH EQUIVALENTS, beginning of period..............      250,177
                                                              -----------
CASH AND CASH EQUIVALENTS, end of period....................  $   249,470
                                                              ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $    33,579
                                                              ===========
  Cash paid for income taxes................................  $   154,467
                                                              ===========

  The accompanying notes to financial statements are an integral part of this statement.

                              TITAN RENTALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 30, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     Titan Rentals, Inc. (the "Company") was incorporated in the state of West Virginia in January 1990 for the purpose of creating an equipment rental company. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheet is presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. At December 30, 1997, the Company had no cash equivalents.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related supply items. Inventories are stated at the lower of average cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using accelerated and straight-line methods. The range of useful lives estimated by management for rental equipment is three to seven years. Rental equipment having a cost of $500 or less is expensed at the time of purchase. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using accelerated and straight-line methods. The range of useful lives estimated by management for property and equipment is five to seven years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

                              TITAN RENTALS, INC.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying balance sheet for cash and cash equivalents, accounts receivable, income taxes receivable, accounts payable, accrued expenses and other liabilities and debt approximate fair value as of December 30, 1997 and approximates the carrying value of such debt.

  Income taxes

     The Company follows Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires, among other things, recognition of future tax effects measured at enacted rates attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities to the extent that realization of said effects is more likely than not.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

3. RENTAL EQUIPMENT

     As of December 30, 1997, rental equipment and related accumulated depreciation consist of the following:

Rental equipment............................................  $1,491,084
Less -- accumulated depreciation............................    (358,338)
                                                              ----------
          Rental equipment, net.............................  $1,132,746
                                                              ==========

4. PROPERTY AND EQUIPMENT

     A summary of property and equipment as of December 30, 1997, is as follows:

Furniture, fixtures and office equipment....................  $121,175
Less -- accumulated depreciation............................   (47,870)
                                                              --------
          Property and equipment, net.......................  $ 73,305
                                                              ========

                              TITAN RENTALS, INC.

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities as of December 30, 1997, consists of the following:

Payroll-related.............................................  $12,746
Property and sales tax......................................   30,469
Other.......................................................   54,139
                                                              -------
          Accrued expenses and other liabilities............  $97,354
                                                              =======

6. DEBT

     As of December 30, 1997, debt consists of the following:

Line of credit, secured by accounts receivable and
  inventory, interest at prime plus .50% (9.5% at December
  30, 1997), payable in monthly installments through
  December 2002.............................................  $ 33,303
Equipment notes, secured by equipment, interest from 7.90%
  to 9.25%, payable in various monthly installments through
  January 2000..............................................   468,309
                                                              --------
          Total debt........................................  $501,612
                                                              ========

     Maturities of the Company's debt at December 30, 1997, for the years ended December 30, are as follows:

1998........................................................  $247,731
1999........................................................   158,804
2000........................................................    95,077
                                                              --------
          Total.............................................  $501,612
                                                              ========

7. INCOME TAXES

     The provision for Federal and state income taxes for the period from January 1, 1997 through December 30, 1997, is as follows:

Current.....................................................  $111,886
Deferred....................................................    56,199
                                                              --------
                                                              $168,085
                                                              ========
Federal.....................................................  $112,552
State.......................................................    55,533
                                                              --------
                                                              $168,085
                                                              ========

     A reconciliation of the difference between the expected provision for income taxes for the period from January 1, 1997 through December 30, 1997, using the statutory federal income tax rate of 34% and the Company's effective tax rate is as follows:

Provision at statutory tax rate.............................  $149,700
State income taxes, net of federal benefit..................    36,652
Other.......................................................   (18,267)
                                                              --------
                                                              $168,085
                                                              ========

                              TITAN RENTALS, INC.

     The components of deferred income tax assets and (liabilities) as of December 30, 1997, are as follows:

Accrued liabilities.........................................  $  22,000
Accounts receivable.........................................    (36,504)
Prepaid expenses............................................    (13,429)
Property and equipment......................................   (166,374)
                                                              ---------
          Deferred tax liability............................  $(194,307)
                                                              =========

8. RELATED-PARTY TRANSACTIONS

     Effective January 1, 1994, the Company entered into a lease with a related party to lease its office and operating facilities. The minimum annual rental payments amount to $84,000 per year and are paid on a month-to-month basis.

     The accompanying financial statements include revenue of $173,499 for the period from January 1, 1997 through December 30, 1997 and outstanding accounts receivable as of December 30, 1997 of $24,117 related to sales to a related party.

9. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases rental equipment under operating leases. Future minimum lease payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 30, 1997:

1998........................................................  $74,292
1999........................................................   39,893

     Rental equipment expense under noncancelable operating leases was $74,292 for the period from January 1, 1997 through December 30, 1997.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

10. EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution profit-sharing plan under which employees having worked a minimum of twelve months are eligible to participate. Employer contributions, which are discretionary and depend on the Company's profitability, were approximately $49,000 for 1997.

11. SUBSEQUENT EVENT

     Effective December 31, 1997, all of the outstanding stock of the Company was purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Bode-Finn Company:

We have audited the accompanying balance sheets of The Bode-Finn Company (an Ohio corporation) as of December 31, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bode-Finn Company as of December 31, 1996 and 1997, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 12, 1998.

                             THE BODE-FINN COMPANY

                                 BALANCE SHEETS

                                                             DECEMBER 31,
                                                      --------------------------     MARCH 31,
                                                         1996           1997           1998
                                                      -----------    -----------    -----------
                                                                                    (UNAUDITED)
                                            ASSETS
Cash and cash equivalents...........................  $   244,625    $   398,042    $   887,170
Accounts receivable, net of allowance for doubtful
  accounts of $770,000, $760,000 and $798,180
  (unaudited) for 1996, 1997 and 1998,
  respectively......................................    8,013,745      7,840,930      7,250,208
Inventories, net....................................    4,635,371      3,823,388      4,855,835
Rental equipment, net...............................   20,438,368     21,560,523     21,920,589
Property and equipment, net.........................    1,041,681        956,768        989,588
Other assets........................................      879,378        886,487        849,219
                                                      -----------    -----------    -----------
          Total assets..............................  $35,253,168    $35,466,138    $36,752,609
                                                      ===========    ===========    ===========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Accounts payable..................................  $ 3,951,392    $ 2,350,332    $ 3,921,807
  Accrued expenses and other liabilities............    4,623,823      5,374,820      5,094,374
  Debt..............................................   16,407,989     16,086,500     15,839,363
                                                      -----------    -----------    -----------
          Total liabilities.........................   24,983,204     23,811,652     24,855,544
                                                      -----------    -----------    -----------
COMMITMENTS AND CONTINGENCIES (Notes 9 and 12)
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 2,500 shares
     authorized, 1,250 shares issued and
     outstanding....................................      125,000        125,000        125,000
  Retained earnings.................................   10,144,964     11,529,486     11,772,065
                                                      -----------    -----------    -----------
          Total stockholders' equity................   10,269,964     11,654,486     11,897,065
                                                      -----------    -----------    -----------
          Total liabilities and stockholders'
            equity..................................  $35,253,168    $35,466,138    $36,752,609
                                                      ===========    ===========    ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                             THE BODE-FINN COMPANY

                              STATEMENTS OF INCOME

                                                                                FOR THE THREE MONTH
                                                                                   PERIOD ENDED
                                       FOR THE YEAR ENDED DECEMBER 31,               MARCH 31,
                                   ---------------------------------------   -------------------------
                                      1995          1996          1997          1997          1998
                                   -----------   -----------   -----------   -----------   -----------
                                                                                    (UNAUDITED)
REVENUE:
  Equipment rentals..............  $18,231,447   $19,772,670   $20,211,679   $ 4,742,679   $ 4,687,176
  Sales of equipment, parts and
     supplies....................   26,599,122    32,722,336    33,821,681     7,324,630     8,254,837
  Service and other..............    5,468,525     6,251,936     7,216,815     1,753,068     1,768,973
                                   -----------   -----------   -----------   -----------   -----------
                                    50,299,094    58,746,942    61,250,175    13,820,377    14,710,986
COST OF REVENUE:
  Cost of equipment rentals,
     excluding depreciation......    4,771,698     5,229,390     4,978,411     1,323,300     1,399,440
  Rental equipment
     depreciation................    5,436,903     6,515,970     7,265,763     1,745,328     1,832,972
  Cost of sales of equipment,
     parts and supplies..........   20,161,831    25,937,735    26,425,012     5,752,417     6,177,680
  Other..........................    2,052,764     1,895,993     2,159,402       589,033       576,602
                                   -----------   -----------   -----------   -----------   -----------
                                    32,423,196    39,579,088    40,828,588     9,410,078     9,986,694
                                   -----------   -----------   -----------   -----------   -----------
          Gross profit...........   17,875,898    19,167,854    20,421,587     4,410,299     4,724,292
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES........   14,093,787    15,443,249    16,596,595     3,755,319     3,964,404
NONRENTAL DEPRECIATION AND
  AMORTIZATION...................      205,564       260,652       256,808        72,853        61,814
                                   -----------   -----------   -----------   -----------   -----------
          Operating income.......    3,576,547     3,463,953     3,568,184       582,127       698,074
                                   -----------   -----------   -----------   -----------   -----------
OTHER INCOME (EXPENSE):
  Interest expense...............   (1,329,494)   (1,494,310)   (1,601,831)     (349,526)     (379,571)
  Other income...................      227,106       212,218       347,947        39,326        85,795
                                   -----------   -----------   -----------   -----------   -----------
          Other income (expense),
            net..................   (1,102,388)   (1,282,092)   (1,253,884)     (310,200)     (293,776)
                                   -----------   -----------   -----------   -----------   -----------
          Income before provision
            for income taxes.....    2,474,159     2,181,861     2,314,300       271,927       404,298
PROVISION FOR INCOME TAXES.......    1,036,771       936,241       929,778       137,461       161,719
                                   -----------   -----------   -----------   -----------   -----------
NET INCOME.......................  $ 1,437,388   $ 1,245,620   $ 1,384,522   $   134,466   $   242,579
                                   ===========   ===========   ===========   ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             THE BODE-FINN COMPANY

                       STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1997

          AND THE THREE MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)

                                                  COMMON STOCK
                                              ---------------------
                                               NUMBER                                     TOTAL
                                                 OF                     RETAINED      STOCKHOLDERS'
                                               SHARES       AMOUNT      EARNINGS         EQUITY
                                              ---------    --------    -----------    -------------
BALANCE, January 1, 1995....................    1,250      $125,000    $ 7,461,956     $ 7,586,956
  Net income................................       --            --      1,437,388       1,437,388
                                                -----      --------    -----------     -----------
BALANCE, December 31, 1995..................    1,250       125,000      8,899,344       9,024,344
  Net income................................       --            --      1,245,620       1,245,620
                                                -----      --------    -----------     -----------
BALANCE, December 31, 1996..................    1,250       125,000     10,144,964      10,269,964
  Net income................................       --            --      1,384,522       1,384,522
                                                -----      --------    -----------     -----------
BALANCE, December 31, 1997..................    1,250       125,000     11,529,486      11,654,486
  Net income (unaudited)....................       --            --        242,579         242,579
                                                -----      --------    -----------     -----------
BALANCE, March 31, 1998 (unaudited).........    1,250      $125,000    $11,772,065     $11,897,065
                                                =====      ========    ===========     ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             THE BODE-FINN COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                                        FOR THE THREE MONTH
                                             FOR THE YEAR ENDED DECEMBER 31,           PERIOD ENDED MARCH 31,
                                        ------------------------------------------   --------------------------
                                            1995           1996           1997           1997          1998
                                        ------------   ------------   ------------   ------------   -----------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................  $  1,437,388   $  1,245,620   $  1,384,522   $    134,466   $   242,579
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation and amortization.....     5,642,467      6,776,622      7,522,571      1,818,181     1,899,786
    Provision for bad debts...........       291,256        413,151        244,184         54,550        57,169
    Provision for inventory
      obsolescence....................            --             --         50,000             --            --
    Gain on sale of rental
      equipment.......................      (618,322)      (712,961)      (800,940)      (121,132)     (131,185)
    (Gain) loss on sale of property
      and equipment...................           740        (22,522)      (230,537)         1,231       (29,649)
    Changes in operating assets and
      liabilities:
      Accounts receivable.............      (220,880)      (810,847)       (71,369)       390,384       533,553
      Inventories.....................    (1,359,110)     1,198,655      1,614,587        553,534      (795,309)
      Other assets....................       275,012        140,938         (7,109)       (16,922)       37,268
      Accounts payable................       604,748      1,179,194     (1,601,060)    (1,008,860)    1,571,475
      Accrued expenses and other
         liabilities..................       383,309       (274,895)       750,997        141,046      (280,446)
                                        ------------   ------------   ------------   ------------   -----------
         Total adjustments............     4,999,220      7,887,335      7,471,324      1,812,012     2,862,662
                                        ------------   ------------   ------------   ------------   -----------
         Net cash provided by
           operating activities.......     6,436,608      9,132,955      8,855,846      1,946,478     3,105,241
                                        ------------   ------------   ------------   ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of rental equipment...   (10,733,785)   (10,254,290)   (10,364,431)    (2,720,488)   (2,588,134)
      Purchases of property and
         equipment....................      (419,435)      (702,564)      (211,398)       (43,803)     (101,984)
      Proceeds from sale of rental
         equipment....................     1,690,437      1,850,831      1,736,844        283,554       289,142
      Proceeds from sale of property
         and equipment................        16,422         42,378        458,045          1,200        32,000
                                        ------------   ------------   ------------   ------------   -----------
         Net cash used in investing
           activities.................    (9,446,361)    (9,063,645)    (8,380,940)    (2,479,537)   (2,368,976)
                                        ------------   ------------   ------------   ------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from debt................     8,236,990     10,797,136     17,437,380     18,054,160       758,150
    Repayments of debt................    (5,331,819)   (10,831,673)   (17,758,869)   (17,066,355)   (1,005,287)
                                        ------------   ------------   ------------   ------------   -----------
    Net cash provided by (used in)
      financing activities............     2,905,171        (34,537)      (321,489)       987,805      (247,137)
                                        ------------   ------------   ------------   ------------   -----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS....................      (104,582)        34,773        153,417        454,746       489,128
CASH AND CASH EQUIVALENTS, beginning
  of period...........................       314,434        209,852        244,625        244,625       398,042
                                        ------------   ------------   ------------   ------------   -----------
CASH AND CASH EQUIVALENTS, end of
  period..............................  $    209,852   $    244,625   $    398,042   $    699,371   $   887,170
                                        ============   ============   ============   ============   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest..............  $  1,441,462   $ $1,476,730   $  1,582,877   $    349,380   $   373,420
                                        ============   ============   ============   ============   ===========
  Cash paid for income taxes..........  $    832,954   $    915,026   $    812,481   $     98,200   $    88,000
                                        ============   ============   ============   ============   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             THE BODE-FINN COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1997

1. ORGANIZATION AND BASIS OF PRESENTATION:

     The Bode-Finn Company (the "Company") was incorporated in Ohio in January 1938. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies and others in the states of Ohio, Kentucky, West Virginia and Indiana. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying audited and unaudited balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

  Inventories

     Inventories consist of equipment, parts and related supply items. New and used equipment inventories are stated at the lower of cost (determined using a first-in, first-out "FIFO" basis) or market. Parts inventories are determined using a combination of the last-in, first-out "LIFO" and FIFO methods and are stated at replacement cost which approximates market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using an accelerated method. The range of useful lives estimated by management for rental equipment is five to seven years. Rental equipment is depreciated to a salvage value of ten to twenty percent of cost. Rental equipment having a cost of $2,000 or less is expensed at the time of purchase. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using an accelerated method. The range of useful lives estimated by management for property and equipment is two to thirty-nine years. Property and equipment is depreciated to a salvage value of zero to twenty percent of cost. Ordinary maintenance and repair costs are charged to operations as incurred.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

                             THE BODE-FINN COMPANY

  Fair value of financial instruments

     The carrying amounts for accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value due to the short-term nature of these accounts. The fair value of debt is determined using current interest rates for similar instruments as of December 31, 1996 and 1997 and approximates the carrying value of these notes due to the fact that the underlying instruments include provisions to adjust note balances and interest rates to approximate fair market value.

  Income taxes

     The Company follows Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires, among other things, recognition of future tax benefits measured at enacted rates attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities and to tax net operating loss carryforwards to the extent that realization of said benefits is more likely than not.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Interim financial information

     In the opinion of management, the unaudited interim financial information as of March 31, 1998 and for the three month periods ended March 31, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim period. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire year.

3. INVENTORIES:

     Inventories are comprised of the following:

                                                   DECEMBER 31,
                                           ----------------------------     MARCH 31,
                                               1996            1997            1998
                                           ------------    ------------    ------------
                                                                           (UNAUDITED)
New and used equipment, FIFO.............  $  2,581,561    $  1,590,860    $  2,319,053
Parts, LIFO..............................       645,076         801,055         747,327
Parts, FIFO..............................       900,780         901,854         921,799
Work in progress, at cost................       682,954         754,619       1,092,656
Allowance for obsolete inventory.........      (175,000)       (225,000)       (225,000)
                                           ------------    ------------    ------------
          Total inventories, net.........  $  4,635,371    $  3,823,388    $  4,855,835
                                           ============    ============    ============

                             THE BODE-FINN COMPANY

     The current costs, determined by using the FIFO basis, of LIFO inventories was $1,122,383, $1,301,380 and $1,247,652 (unaudited) at December 31, 1996 and
1997 and March 31, 1998.

4. RENTAL EQUIPMENT:

     Rental equipment and related accumulated depreciation consist of the following:

                                                   DECEMBER 31,
                                           ----------------------------     MARCH 31,
                                               1996            1997            1998
                                           ------------    ------------    ------------
                                                                           (UNAUDITED)
Rental equipment.........................  $ 46,719,676    $ 50,299,100    $ 51,198,041
Less -- accumulated depreciation.........   (26,281,308)    (28,738,577)    (29,277,452)
                                           ------------    ------------    ------------
          Rental equipment, net..........  $ 20,438,368    $ 21,560,523    $ 21,920,589
                                           ============    ============    ============

5. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                   DECEMBER 31,
                                           ----------------------------     MARCH 31,
                                               1996            1997            1998
                                           ------------    ------------    ------------
                                                                           (UNAUDITED)
Furniture, fixtures and office
  equipment..............................  $  3,728,682    $  3,588,314    $  3,621,218
Less -- accumulated depreciation.........    (2,687,001)     (2,631,546)     (2,631,630)
                                           ------------    ------------    ------------
          Property and equipment, net....  $  1,041,681    $    956,768    $    989,588
                                           ============    ============    ============

6. ACCRUED EXPENSES AND OTHER LIABILITIES:

     Accrued expenses and other liabilities consists of the following:

                                                       DECEMBER 31,
                                                 ------------------------     MARCH 31,
                                                    1996          1997          1998
                                                 ----------    ----------    -----------
                                                                             (UNAUDITED)
Compensation and payroll-related...............  $2,083,332    $2,422,240    $1,723,623
Deferred income-rental and maintenance.........     777,237       955,808       999,391
Taxes..........................................     532,373       698,314       737,698
Medical insurance reserve......................     232,256       302,381       302,381
Other..........................................     998,625       996,077     1,331,281
                                                 ----------    ----------    ----------
Accrued expenses and other liabilities.........  $4,623,823    $5,374,820    $5,094,374
                                                 ==========    ==========    ==========

                             THE BODE-FINN COMPANY

7. DEBT:

     Debt consists of the following:

                                                     DECEMBER 31,
                                              --------------------------     MARCH 31,
                                                 1996           1997           1998
                                              -----------    -----------    -----------
                                                                            (UNAUDITED)
Notes payable, unsecured, interest at 6%,
  payable on demand.........................  $    28,095    $    35,525    $    43,675
Revolving $7,000,000 credit agreement,
  secured by rental equipment and inventory,
  interest at prime, 8.5% at December 31,
  1997 and March 31, 1998 (unaudited), due
  1999......................................           --      2,950,000      3,350,000
Revolving $15,000,000 credit agreement,
  secured by rental equipment and inventory,
  interest at 9.25%, payable in monthly
  installments through February 2003........           --     12,916,670     12,291,674
Revolving $8,000,000 credit agreement,
  secured by rental equipment and inventory,
  interest at prime 8.5% at December 31,
  1997 and March 31, 1998 (unaudited),
  repaid during 1997........................    6,650,000             --             --
Notes payable, secured by rental equipment
  and inventory, interest at prime plus
   1/2% (9.0% at December 31, 1997 and March
  31, 1998 (unaudited)), payable in monthly
  installments, repaid during 1997..........    9,123,939             --             --
Note payable, secured by property and
  equipment, interest at 9.1%, payable in
  monthly installments, repaid during
  1997......................................      317,337             --             --
Rental equipment notes, secured by rental
  equipment and inventory, interest from
  8.5% to 10.5%, payable in various monthly
  installments through 2001.................      288,618        184,305        154,014
                                              -----------    -----------    -----------
          Total debt........................  $16,407,989    $16,086,500    $15,839,363
                                              ===========    ===========    ===========

     Maturities of the Company's debt at December 31, 1997 for the years ended December 31, are as follows:

1998........................................................  $ 2,610,563
1999........................................................    5,497,943
2000........................................................    2,536,997
2001........................................................    2,524,034
2002........................................................    2,500,297
2003 and thereafter.........................................      416,666
                                                              -----------
                                                              $16,086,500
                                                              ===========

                             THE BODE-FINN COMPANY

8. INCOME TAXES:

     The provision (benefit) for Federal and state income taxes is as follows:

                                                                                 FOR THE THREE MONTH
                                                                                    PERIOD ENDED
                                             FOR THE YEAR ENDED DECEMBER 31,          MARCH 31,
                                            ----------------------------------   -------------------
                                               1995         1996        1997       1997       1998
                                            ----------   ----------   --------   --------   --------
                                                                                     (UNAUDITED)
Current...................................  $  800,518   $1,157,016   $828,793   $128,263   $150,404
Deferred..................................     236,253     (220,775)   100,985      9,198     11,315
                                            ----------   ----------   --------   --------   --------
                                            $1,036,771   $  936,241   $929,778   $137,461   $161,719
                                            ==========   ==========   ========   ========   ========
Federal...................................  $  888,321   $  805,329   $789,496   $116,774   $137,462
State and local...........................     148,450      130,912    140,282     20,687     24,257
                                            ----------   ----------   --------   --------   --------
                                            $1,036,771   $  936,241   $929,778   $137,461   $161,719
                                            ==========   ==========   ========   ========   ========

     The deferred income tax results from temporary differences in the recognition of certain items for tax and financial statement purposes, principally from differences in depreciation methods, allowance for doubtful accounts and other expenses not currently deductible for tax purposes. For financial statement purposes, the credit has been recognized in 1997 as a deferred tax asset.

     A reconciliation of the difference between the expected provision for income taxes using the statutory federal income tax rate of 34% and the Company's actual provision is as follows:

                                                                                 FOR THE THREE MONTH
                                                                                    PERIOD ENDED
                                              FOR THE YEAR ENDED DECEMBER 31,         MARCH 31,
                                              --------------------------------   -------------------
                                                 1995        1996       1997       1997       1998
                                              ----------   --------   --------   --------   --------
                                                                                     (UNAUDITED)
Provision at statutory tax rate.............  $  841,214   $741,832   $786,862   $117,225   $137,462
State and local income taxes, net of federal
  benefit...................................      97,977     86,402     92,586     13,653     16,010
Other.......................................      97,580    108,007     50,330      6,583      8,247
                                              ----------   --------   --------   --------   --------
                                              $1,036,771   $936,241   $929,778   $137,461   $161,719
                                              ==========   ========   ========   ========   ========

     The components of deferred income tax assets (liabilities) are as follows:

                                                             DECEMBER 31,
                                                      --------------------------     MARCH 31,
                                                         1996           1997           1998
                                                      -----------    -----------    -----------
                                                                                    (UNAUDITED)
Reserves and accruals not deductible until paid.....  $   945,915    $ 1,103,736    $ 1,116,255
Depreciation........................................   (1,274,973)    (1,394,170)    (1,320,000)
Alternative minimum tax credit carryforward.........      392,356        252,747        252,747
                                                      -----------    -----------    -----------
          Net deferred tax asset (liability)........  $    63,298    $   (37,687)   $    49,002
                                                      ===========    ===========    ===========

     Net deferred tax assets and net deferred tax liability are reported in the accompanying balance sheets as components of other assets and accrued expenses and other liabilities, respectively.

                             THE BODE-FINN COMPANY

9. COMMITMENTS AND CONTINGENCIES:

  Operating Leases

     The Company leases rental equipment, real estate and certain office equipment under noncancelable operating leases. These leases expire at various dates through September 30, 2010. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 31, 1997:

1998.....................................................  $1,644,419
1999.....................................................   1,055,192
2000.....................................................     568,309
2001.....................................................     356,649
2002.....................................................     166,289
Thereafter...............................................   1,196,538
                                                           ----------
                                                           $4,987,396
                                                           ==========

     Rent expense under noncancelable operating leases for the years ended December 31, 1995, 1996 and 1997 were $1,537,082, $1,598,979 and $1,824,938, respectively.

  Litigation

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying consolidated financial statements.

10. RELATED PARTY TRANSACTIONS:

     The Company leases land and buildings used in its operations from its stockholders and officers. The leases cover several operating locations and expire at various dates through September 30, 2010. The leases require minimum monthly payments plus override amounts when certain conditions are met or exceeded. The total rent expense related to these leases for the years ended December 31, 1995, 1996 and 1997 was $661,481, $739,781 and $768,716,
respectively.

11. EMPLOYEE BENEFIT PLANS:

  401(k) Plan

     The Company participates in a 401(k) plan (the "Plan") which covers certain full-time employees over 21 years old who have worked a minimum of one year for the Company. The Plan is funded by employee deferrals of income and discretionary contributions by the Company. The Company's matching contributions totaled $207,982, $262,267 and $302,769 for the years ended December 31, 1995, 1996 and 1997. No amount was due to the Plan as of December 31, 1997.

  Profit Sharing Plan

     All full-time employees over 21 years old who have worked a minimum of one year for the Company may participate in the Company's Profit Sharing Retirement Plan (the "Profit Sharing Plan"). The Profit Sharing Plan is funded by contributions made by the Company. The Company's Board of Directors determines the annual amount of contributions. The Company's Profit Sharing retirement contributions totaled $550,000, $400,000 and $508,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

                             THE BODE-FINN COMPANY

  Deferred Compensation Plan

     The Company has deferred compensation agreements with various employees. Under the terms of the agreements, the Company will pay these employees a defined amount for ten years subsequent to their retirement from the Company, if retirement from the Company is after the agreed retirement date. A deferred compensation accrual of approximately $534,226, $539,585 and $539,585 (unaudited) is included in the accompanying balance sheets in accrued expenses and other liabilities at December 31, 1996 and 1997 and March 31, 1998.

12. SUBSEQUENT EVENT:

     Effective May 5, 1998, substantially all of the outstanding stock of the Company was purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and stock.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To RFL Enterprises, Inc.:

We have audited the accompanying balance sheet of RFL Enterprises, Inc. (an Indiana S corporation) as of December 31, 1997, and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RFL Enterprises, Inc. as of December 31, 1997, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 8, 1998.

                             RFL ENTERPRISES, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
Cash and cash equivalents...................................   $   50,158    $  390,055
Accounts receivable, net of allowances for doubtful accounts of $10,000 and $10,000 (unaudited) as of December 31, 1997
  and March 31, 1998, respectively..........................      215,240       170,300
Inventories.................................................      185,366       180,962
Rental equipment, net.......................................    1,622,404     1,333,136
Property, plant and equipment, net..........................      199,192       197,592
                                                               ----------    ----------
          Total assets......................................   $2,272,360    $2,272,045
                                                               ==========    ==========

                          LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
  Accounts payable..........................................   $    1,791    $    1,362
  Accrued expenses and other liabilities....................       58,041        54,940
  Debt......................................................      844,871       742,877
                                                               ----------    ----------
          Total liabilities.................................      904,703       799,179
                                                               ----------    ----------
COMMITMENTS AND CONTINGENCIES (Notes 7 and 8)
STOCKHOLDER'S EQUITY:
  Common stock -- no par value, 1,000 shares authorized, 100
     issued and outstanding.................................       10,000        10,000
  Retained earnings.........................................    1,357,657     1,462,866
                                                               ----------    ----------
          Total stockholder's equity........................    1,367,657     1,472,866
                                                               ----------    ----------
          Total liabilities and stockholder's equity........   $2,272,360    $2,272,045
                                                               ==========    ==========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                             RFL ENTERPRISES, INC.

                              STATEMENTS OF INCOME

                                                               FOR THE         FOR THE THREE MONTH
                                                              YEAR ENDED     PERIOD ENDED MARCH 31,
                                                             DECEMBER 31,   -------------------------
                                                                 1997          1997          1998
                                                             ------------   -----------   -----------
                                                                                   (UNAUDITED)
REVENUE:
  Equipment rentals........................................   $  966,277     $241,591      $201,806
  Sales of equipment, parts and supplies...................    1,950,382      522,518       473,635
  Other....................................................      126,511       27,454        33,913
                                                              ----------     --------      --------
                                                               3,043,170      791,563       709,354
COST OF REVENUE:
  Cost of equipment rentals................................      463,165      105,353       102,899
  Rental equipment depreciation............................      261,405       58,259        77,144
  Cost of sales of equipment, parts and supplies...........    1,471,807      334,783       326,984
                                                              ----------     --------      --------
                                                               2,196,377      498,395       507,027
                                                              ----------     --------      --------
          Gross profit.....................................      846,793      293,168       202,327
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...............      208,694       47,470        46,365
NONRENTAL DEPRECIATION.....................................       23,307        1,600         1,600
                                                              ----------     --------      --------
          Operating income.................................      614,792      244,098       154,362
                                                              ----------     --------      --------
OTHER INCOME (EXPENSE):
  Interest expense.........................................      (92,293)     (20,654)      (16,891)
  Interest income..........................................       14,925        2,356           348
                                                              ----------     --------      --------
          Total other income (expense), net................      (77,368)     (18,298)      (16,543)
                                                              ----------     --------      --------
          Net income.......................................      537,424      225,800       137,819
PRO FORMA PROVISION FOR INCOME TAXES.......................      214,970       90,320        55,128
                                                              ----------     --------      --------
PRO FORMA NET INCOME.......................................   $  322,454     $135,480      $ 82,691
                                                              ==========     ========      ========

  The accompanying notes to financial statements are an integral part of these statements.

                             RFL ENTERPRISES, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                  FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE
                    THREE MONTH PERIOD ENDED MARCH 31, 1998

                                                         COMMON STOCK
                                                         NO PAR VALUE
                                                      -------------------
                                                       NUMBER                RETAINED
                                                      OF SHARES   AMOUNT     EARNINGS      TOTAL
                                                      ---------   -------   ----------   ----------
BALANCE, January 1, 1997............................     100      $10,000   $  940,484   $  950,484
  Distribution......................................      --           --     (120,251)    (120,251)
  Net income........................................      --           --      537,424      537,424
                                                         ---      -------   ----------   ----------
BALANCE, December 31, 1997..........................     100       10,000    1,357,657    1,367,657
  Distribution (unaudited)..........................      --           --      (32,610)     (32,610)
  Net income (unaudited)............................      --           --      137,819      137,819
                                                         ---      -------   ----------   ----------
BALANCE, March 31, 1998 (unaudited).................     100      $10,000   $1,462,866   $1,472,866
                                                         ===      =======   ==========   ==========

  The accompanying notes to financial statements are an integral part of these statements.

                             RFL ENTERPRISES, INC.

                            STATEMENTS OF CASH FLOWS

                                                              FOR THE         FOR THE THREE MONTH
                                                             YEAR ENDED     PERIOD ENDED MARCH 31,
                                                            DECEMBER 31,   -------------------------
                                                                1997          1997          1998
                                                            ------------   -----------   -----------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................  $   537,424     $ 225,800     $ 137,819
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation.........................................      284,712        59,859        78,744
     Gain on sale of rental equipment.....................     (471,986)     (177,803)     (150,519)
     Changes in operating assets and liabilities:
       Accounts receivable, net...........................       56,067        97,997        44,940
       Inventories........................................      (29,941)       (3,529)        4,404
       Accounts payable...................................          968       174,349          (429)
       Accrued expenses and other liabilities.............       31,674       (11,446)       (3,101)
                                                            -----------     ---------     ---------
          Net cash provided by operating activities.......      408,918       365,227       111,858
                                                            -----------     ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of rental equipment...........................   (2,077,859)     (616,880)     (110,992)
  Proceeds from sale of rental equipment..................    1,914,038       522,518       473,635
                                                            -----------     ---------     ---------
          Net cash provided by (used in) investing
            activities....................................     (163,821)      (94,362)      362,643
                                                            -----------     ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of distributions................................     (120,251)     (120,000)      (32,610)
  Repayments of debt......................................     (133,202)     (101,752)     (101,994)
                                                            -----------     ---------     ---------
          Net cash used in financing activities...........     (253,453)     (221,752)     (134,604)
                                                            -----------     ---------     ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......       (8,356)       49,113       339,897
CASH AND CASH EQUIVALENTS, beginning of period............       58,514        58,514        50,158
                                                            -----------     ---------     ---------
CASH AND CASH EQUIVALENTS, end of period..................  $    50,158     $ 107,627     $ 390,055
                                                            ===========     =========     =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest..................................  $    87,293     $  20,654     $  16,891
                                                            ===========     =========     =========

  The accompanying notes to financial statements are an integral part of these statements.

                             RFL ENTERPRISES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     RFL Enterprises, Inc. (the "Company") was incorporated in 1983 as an Indiana S corporation. The Company rents a broad array of equipment to a customer base that includes principally construction industry participants and industrial companies. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying audited and unaudited balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents at December 31, 1997 and March 31, 1998 (unaudited).

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related supply items and are stated at the lower of average weighted cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The range of useful lives estimated by management for rental equipment is five to ten years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Property, plant and equipment

     Property, plant and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The range of useful lives estimated by management for property and equipment is five to thirty-nine years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value as of December 31, 1997 and March 31, 1998 (unaudited).

                             RFL ENTERPRISES, INC.

  Income taxes

     The Company is an S corporation for income tax purposes. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax return of the shareholder. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

     The pro forma adjustment to reflect income taxes in the accompanying statements of income is for information purposes only. The pro forma provision for income tax has been provided at the estimated rate of 40%.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Three customers each represent greater than 10% of total accounts receivable. As of December 31, 1997, these accounts represented 40% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

  Interim financial information

     In the opinion of management, the unaudited interim financial information as of March 31, 1998 and for the three month periods ended March 31, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim period. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire year primarily due to seasonal variations.

3. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation consist of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Rental equipment............................................   $2,161,788    $1,880,998
Less -- accumulated depreciation............................     (539,384)     (547,862)
                                                               ----------    ----------
          Rental equipment, net.............................   $1,622,404    $1,333,136
                                                               ==========    ==========

                             RFL ENTERPRISES, INC.

4. PROPERTY, PLANT AND EQUIPMENT

     A summary of property, plant and equipment is as follows:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Furniture, fixtures and office equipment....................    $ 20,603      $ 20,603
Building....................................................     140,820       140,820
Land........................................................      80,000        80,000
                                                                --------      --------
                                                                 241,423       241,423
Less -- accumulated depreciation............................     (42,231)      (43,831)
                                                                --------      --------
          Property and equipment, net.......................    $199,192      $197,592
                                                                ========      ========

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Deferred revenues...........................................    $36,000        $36,000
Sales and property tax......................................     12,197         13,183
Other.......................................................      9,844          5,757
                                                                -------        -------
          Accrued expenses and other liabilities............    $58,041        $54,940
                                                                =======        =======

6. DEBT

     Debt consists of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Line of credit, interest at 8.75%, payable on demand........    $550,000      $ 64,000
Term loan, secured by accounts receivable, inventories and
  equipment, interest at 9.9%, payable in semi annual
  installments through December 1999........................     114,000       500,000
Mortgage, secured by building and land, interest at 9.18%,
  payable in monthly installments through June 2009.........     157,871       155,877
Unsecured note payable to stockholder, interest at 10%,
  payable on demand.........................................      23,000        23,000
                                                                --------      --------
          Total debt........................................    $844,871      $742,877
                                                                ========      ========

                             RFL ENTERPRISES, INC.

     Subsequent to December 31, 1997, the Company retired the line of credit, term loan and note payable to stockholder in connection with its purchase by NationsRent, Inc., an unrelated third party. Maturities of the mortgage at December 31, 1997, for the years ended December 31, are as follows:

1998........................................................  $ 12,000
1999........................................................    12,000
2000........................................................    12,000
2001........................................................    12,000
2002........................................................    12,000
Thereafter..................................................    97,871
                                                              --------
          Total.............................................  $157,871
                                                              ========

7. COMMITMENTS AND CONTINGENCIES

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

8. SUBSEQUENT EVENT

     Effective April 15, 1998, substantially all of the Company's operating assets and liabilities were purchased by NationsRent, Inc. in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Naples Rent-All & Sales Company, Inc.:

We have audited the accompanying balance sheet of Naples Rent-All & Sales Company, Inc. (a Florida S corporation) as of December 31, 1997, and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Naples Rent-All & Sales Company, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 1, 1998.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
Cash and cash equivalents...................................   $   98,660    $   87,208
Accounts receivable, net of allowances for doubtful accounts of $34,035 and $24,072 (unaudited) as of December 31, 1997
  and March 31, 1998, respectively..........................      408,579       447,831
Inventories.................................................      816,397       957,373
Rental equipment, net.......................................      913,137       866,056
Property and equipment, net.................................      119,647       144,475
Other assets................................................       27,259        55,240
                                                               ----------    ----------
          Total assets......................................   $2,383,679    $2,558,183
                                                               ==========    ==========

                          LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
  Accounts payable..........................................   $  428,714    $  564,619
  Accrued expenses and other liabilities....................      148,452       172,948
  Debt......................................................      176,128       171,420
                                                               ----------    ----------
          Total liabilities.................................      753,294       908,987
                                                               ----------    ----------
COMMITMENTS AND CONTINGENCIES (Notes 7 and 9)
STOCKHOLDER'S EQUITY:
  Common stock -- $10 par value, 5,500 shares authorized,
     5,129 shares issued....................................       51,290        51,290
  Additional paid-in capital................................        6,826         6,826
  Retained earnings.........................................    1,901,639     1,920,450
  Treasury stock -- 1,709 shares at cost....................     (329,370)     (329,370)
                                                               ----------    ----------
          Total stockholder's equity........................    1,630,385     1,649,196
                                                               ----------    ----------
          Total liabilities and stockholder's equity........   $2,383,679    $2,558,183
                                                               ==========    ==========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

                              STATEMENTS OF INCOME

                                                              FOR THE         FOR THE THREE MONTH
                                                             YEAR ENDED     PERIOD ENDED MARCH 31,
                                                            DECEMBER 31,   -------------------------
                                                                1997          1997          1998
                                                            ------------   -----------   -----------
                                                                                  (UNAUDITED)
REVENUE:
  Equipment rentals.......................................   $2,262,014    $  509,684    $  512,784
  Sales of equipment, parts and supplies..................    3,747,704       807,151       867,976
  Other...................................................       57,121        19,900        24,782
                                                             ----------    ----------    ----------
                                                              6,066,839     1,336,735     1,405,542
COST OF REVENUE:
  Cost of equipment rentals, excluding depreciation.......    1,706,311       360,942       394,948
  Rental equipment depreciation...........................      440,152        93,437        94,377
  Cost of sales of equipment, parts and supplies..........    2,967,261       627,675       686,811
                                                             ----------    ----------    ----------
                                                              5,113,724     1,082,054     1,176,136
                                                             ----------    ----------    ----------
          Gross profit....................................      953,115       254,681       229,406
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..............      517,662       109,503       119,820
NONRENTAL DEPRECIATION AND AMORTIZATION...................       44,970         6,981         9,333
                                                             ----------    ----------    ----------
          Operating income................................      390,483       138,197       100,253
                                                             ----------    ----------    ----------
OTHER INCOME (EXPENSE):
  Interest expense........................................      (23,535)       (4,976)       (3,976)
  Other income, net.......................................       52,433        14,907        13,054
                                                             ----------    ----------    ----------
          Total other income (expense), net...............       28,898         9,931         9,078
                                                             ----------    ----------    ----------
          Net income......................................      419,381       148,128       109,331
PRO FORMA PROVISION FOR INCOME TAX........................      167,752        59,251        43,732
                                                             ----------    ----------    ----------
PRO FORMA NET INCOME......................................   $  251,629    $   88,877    $   65,599
                                                             ==========    ==========    ==========

  The accompanying notes to financial statements are an integral part of these statements.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                      COMMON STOCK
                                   -------------------   ADDITIONAL
                                    NUMBER                PAID-IN      RETAINED    TREASURY
                                   OF SHARES   AMOUNT     CAPITAL      EARNINGS      STOCK       TOTAL
                                   ---------   -------   ----------   ----------   ---------   ----------
BALANCE, January 1, 1997.........    5,129     $51,290     $6,826     $1,810,258   $(329,370)  $1,539,004
  Stockholder distributions......       --          --         --       (328,000)         --     (328,000)
  Net income.....................       --          --         --        419,381          --      419,381
                                     -----     -------     ------     ----------   ---------   ----------
BALANCE, December 31, 1997.......    5,129      51,290      6,826      1,901,639    (329,370)   1,630,385
  Stockholder distributions
     (unaudited).................       --          --         --        (90,520)         --      (90,520)
  Net income (unaudited).........       --          --         --        109,331          --      109,331
                                     -----     -------     ------     ----------   ---------   ----------
BALANCE, March 31, 1998
  (unaudited)....................    5,129     $51,290     $6,826     $1,920,450   $(329,370)  $1,649,196
                                     =====     =======     ======     ==========   =========   ==========

  The accompanying notes to financial statements are an integral part of these statements.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                                               FOR THE         FOR THE THREE MONTH
                                                              YEAR ENDED     PERIOD ENDED MARCH 31,
                                                             DECEMBER 31,   -------------------------
                                                                 1997          1997          1998
                                                             ------------   -----------   -----------
                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................   $ 419,381      $148,128      $109,331
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization.........................     485,122       100,418       103,710
     Gain on sale of rental equipment......................    (212,328)      (35,288)      (69,563)
     Gain on sale of property and equipment................      (4,637)           --            --
     Changes in operating assets and liabilities:
       Accounts receivable, net............................     (64,496)      (13,733)      (39,252)
       Inventories.........................................      64,926       (17,837)     (140,976)
       Other assets........................................       1,533       (53,435)      (27,981)
       Accounts payable....................................     (18,273)       29,397       135,905
       Accrued expenses and other liabilities..............      31,964       (12,133)       24,496
                                                              ---------      --------      --------
          Net cash provided by operating activities........     703,192       145,517        95,670
                                                              ---------      --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of rental equipment............................    (560,004)     (112,088)      (85,472)
  Purchases of property and equipment......................     (71,997)       (2,869)      (34,161)
  Proceeds from sale of rental equipment...................     393,040        65,646       107,739
  Proceeds from sale of property and equipment.............      16,320            --            --
                                                              ---------      --------      --------
          Net cash used in investing activities............    (222,641)      (49,311)      (11,894)
                                                              ---------      --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Stockholder distributions................................    (328,000)      (72,132)      (90,520)
  Proceeds from debt.......................................      65,000        10,632            --
  Repayments of debt.......................................    (188,261)      (35,000)       (4,708)
                                                              ---------      --------      --------
          Net cash used in financing activities............    (451,261)      (96,500)      (95,228)
                                                              ---------      --------      --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......      29,290          (294)      (11,452)
CASH AND CASH EQUIVALENTS, beginning of period.............      69,370        69,370        98,660
                                                              ---------      --------      --------
CASH AND CASH EQUIVALENTS, end of period...................   $  98,660      $ 69,076      $ 87,208
                                                              =========      ========      ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest...................................   $  23,535      $  4,976      $  3,976
                                                              =========      ========      ========

  The accompanying notes to financial statements are an integral part of these statements.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     Naples Rent-All & Sales Company, Inc. (the "Company") was incorporated in January 1968 to serve as a rental center for homeowners and contractors equipment, lawn and garden equipment, and golf course and turf maintenance equipment. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying audited and unaudited balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 1997 and March 31, 1998 (unaudited), the Company had no cash equivalents.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related supply items. Inventories are stated at the lower of weighted average cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over a five-year life using accelerated methods. Rental equipment is depreciated to a salvage value of five percent of cost. Rental equipment having a cost of $500 or less is expensed at the time of purchase. Ordinary maintenance and repair costs are charged to operations as incurred.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over an estimated useful life of five years using the straight-line method. Ordinary maintenance and repair costs are charged to operations as incurred. The range of useful lives estimated by management for property and equipment is as follows:

                                                                  YEARS
                                                              -------------
Furniture and fixtures......................................        5
Equipment...................................................        5
Leasehold improvements......................................  Life of lease

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities and debt approximate fair value as of December 31, 1997 and March 31, 1998 (unaudited).

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Income taxes

     The Company is an S corporation for tax purposes. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax return of the stockholder. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

     The pro forma adjustment to reflect income taxes in the accompanying statements of income is for informational purposes only. The pro forma provision for income tax has been provided at the estimated effective tax rate of 40%.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

  Interim financial information

     In the opinion of management, the unaudited interim financial information as of March 31, 1998 and for the three month periods ended March 31, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim period. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire year primarily due to seasonal variations.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

3. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation consist of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Rental equipment............................................  $ 2,033,651    $ 2,051,524
Less -- accumulated depreciation............................   (1,120,514)    (1,185,468)
                                                              -----------    -----------
          Rental equipment, net.............................  $   913,137    $   866,056
                                                              ===========    ===========

4. PROPERTY AND EQUIPMENT

     A summary of property and equipment is as follows:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Furniture and fixtures......................................   $  32,697      $  32,032
Equipment...................................................     278,072        291,313
Leasehold improvements......................................      36,847         38,362
                                                               ---------      ---------
                                                                 347,616        361,707
Less -- accumulated depreciation............................    (227,969)      (217,232)
                                                               ---------      ---------
          Property and equipment, net.......................   $ 119,647      $ 144,475
                                                               =========      =========

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Payroll-related.............................................    $ 55,247      $ 56,988
Accrued dividends payable...................................      45,000        50,429
Accrued property taxes......................................      15,187         4,978
Other.......................................................      33,018        60,553
                                                                --------      --------
          Accrued expenses and other liabilities............    $148,452      $172,948
                                                                ========      ========

                     NAPLES RENT-ALL & SALES COMPANY, INC.

6. DEBT

     Debt consists of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Revolving line of credit, with borrowings up to $350,000,
  secured by substantially all of the Company's receivables, interest at prime plus .25% (8.75% at December 31, 1997
  and March 31, 1998), payable in monthly installments
  through November 1998.....................................    $ 50,000      $ 50,000
Equipment notes, secured by equipment, interest at rates
  averaging approximately 7%, payable in monthly
  installments through December 2000........................     126,128       121,420
                                                                --------      --------
          Total debt........................................    $176,128      $171,420
                                                                ========      ========

     Maturities of the Company's debt at December 31, 1997 for the years ended December 31, are as follows:

1998........................................................  $122,090
1999........................................................    36,168
2000........................................................    17,870
                                                              --------
          Total.............................................  $176,128
                                                              ========

7. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases real estate under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 31, 1997:

1998........................................................  $221,710
1999........................................................   203,234
                                                              --------
          Total.............................................  $424,944
                                                              ========

     Rent expense under operating leases for the year ended December 31, 1997 and three month periods ended March 31, 1997 and 1998 was approximately $222,000, $58,000 (unaudited) and $55,000 (unaudited), respectively.

  Consulting Agreement

     The Company has a consulting agreement with a former stockholder in which the Company is required to pay the former stockholder $30,000 per year through November 1, 1999. Consulting fees for the year ended December 31, 1997 under the terms of this agreement were $30,000. Subsequent to year-end, all future amounts owed under this agreement were settled in exchange for approximately $40,000.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

                     NAPLES RENT-ALL & SALES COMPANY, INC.

8. EMPLOYEE BENEFIT PLAN

     The Company has a contributory 401(k) profit-sharing plan under which substantially all full-time employees are eligible to participate. The plan allows for discretionary employer contributions as determined by the Company. Employees vest in contributions made by the employer over a seven-year period. Employer contributions for the year ended December 31, 1997 and three month periods ended March 31, 1997 and 1998 were approximately $17,000, $0 (unaudited) and $3,000 (unaudited), respectively.

9. SUBSEQUENT EVENT

     Effective April 30, 1998, substantially all of the Company's operating assets and liabilities were purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Raymond Equipment Company, Inc.:

We have audited the accompanying balance sheets of Raymond Equipment Company, Inc. (a Kentucky S corporation) as of June 30, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Raymond Equipment Company, Inc. as of June 30, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 13, 1998.

                        RAYMOND EQUIPMENT COMPANY, INC.

                                 BALANCE SHEETS

                                                                  JUNE 30,
                                                          -------------------------    MARCH 31,
                                                             1996          1997          1998
                                                          -----------   -----------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Cash and cash equivalents...............................  $   749,276   $   224,684   $   427,366
Marketable securities at market value...................    1,227,355       777,860       914,335
Accounts receivable.....................................    3,390,079     3,608,443     2,198,061
Inventories.............................................      644,061       586,321       752,124
Rental equipment, net...................................   28,865,568    32,685,787    33,704,468
Property and equipment, net.............................    2,709,715     2,719,656     2,868,278
Other assets............................................      195,664       399,687       397,243
                                                          -----------   -----------   -----------
          Total assets..................................  $37,781,718   $41,002,438   $41,261,875
                                                          ===========   ===========   ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Accounts payable......................................  $   974,322   $   793,087   $   883,350
  Accrued expenses and other liabilities................    1,059,130       539,020       328,848
  Debt..................................................   24,498,329    25,883,180    23,468,571
                                                          -----------   -----------   -----------
          Total liabilities.............................   26,531,781    27,215,287    24,680,769
                                                          -----------   -----------   -----------
COMMITMENTS AND CONTINGENCIES (Notes 9 and 10)
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 500,000 shares authorized,
     207,650, 209,651 and 210,975 (unaudited) shares
     issued and outstanding at June 30, 1996, 1997 and
     March 31, 1998, respectively.......................      439,116       544,168       629,513
  Retained earnings.....................................   10,461,809    12,969,978    15,442,113
          Net unrealized gain on marketable
            securities..................................      349,012       273,005       509,480
                                                          -----------   -----------   -----------
          Total stockholders' equity....................   11,249,937    13,787,151    16,581,106
                                                          -----------   -----------   -----------
          Total liabilities and stockholders' equity....  $37,781,718   $41,002,438   $41,261,875
                                                          ===========   ===========   ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                        RAYMOND EQUIPMENT COMPANY, INC.

                              STATEMENTS OF INCOME

                                                                            FOR THE NINE MONTH PERIOD
                                              FOR THE YEAR ENDED JUNE 30,        ENDED MARCH 31,
                                              ---------------------------   -------------------------
                                                  1996           1997          1997          1998
                                              ------------   ------------   -----------   -----------
                                                                                   (UNAUDITED)
REVENUE:
  Equipment rentals.........................  $10,427,708    $11,997,902    $ 8,082,542   $ 9,113,745
  Sales of equipment, parts and supplies....    8,700,165      9,323,810      7,318,745     6,923,388
                                              -----------    -----------    -----------   -----------
                                               19,127,873     21,321,712     15,401,287    16,037,133
COST OF REVENUE:
  Cost of equipment rentals, excluding
     depreciation...........................    3,172,008      3,329,502      2,506,446     2,291,828
  Rental equipment depreciation.............    3,652,589      4,198,076      3,049,772     3,565,429
  Cost of sales of equipment, parts and
     supplies...............................    5,287,538      5,991,061      4,178,088     4,123,883
                                              -----------    -----------    -----------   -----------
                                               12,112,135     13,518,639      9,734,306     9,981,140
                                              -----------    -----------    -----------   -----------
          Gross profit......................    7,015,738      7,803,073      5,666,981     6,055,993
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..................................    2,361,132      2,837,207      1,865,711     1,952,962
NONRENTAL DEPRECIATION AND AMORTIZATION.....      147,637        182,783        150,571       167,226
                                              -----------    -----------    -----------   -----------
          Operating income..................    4,506,969      4,783,083      3,650,699     3,935,805
                                              -----------    -----------    -----------   -----------
OTHER INCOME (EXPENSE):
  Interest expense..........................   (1,670,707)    (1,801,706)    (1,303,290)   (1,429,917)
  Interest income...........................       28,544         23,812         11,619        20,190
  Other, net................................       93,829        121,010        112,418       258,086
                                              -----------    -----------    -----------   -----------
          Total other expense, net..........   (1,548,334)    (1,656,884)    (1,179,253)   (1,151,641)
                                              -----------    -----------    -----------   -----------
          Net income........................    2,958,635      3,126,199      2,471,446     2,784,164
PRO FORMA PROVISION FOR INCOME TAXES........    1,239,454      1,306,480      1,044,578     1,169,665
                                              -----------    -----------    -----------   -----------
PRO FORMA NET INCOME........................  $ 1,719,181    $ 1,819,719    $ 1,426,868   $ 1,614,499
                                              ===========    ===========    ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                        RAYMOND EQUIPMENT COMPANY, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                NET
                                            COMMON STOCK                     UNREALIZED
                                        --------------------                  GAIN ON         TOTAL
                                        NUMBER OF               RETAINED     MARKETABLE   STOCKHOLDERS'
                                         SHARES      AMOUNT     EARNINGS     SECURITIES      EQUITY
                                        ---------   --------   -----------   ----------   -------------
BALANCE, July 1, 1995.................   202,880    $256,651   $ 8,595,607    $174,455     $ 9,026,713
  Issuance of common stock............     4,770     182,465            --          --         182,465
  Distributions to stockholders.......        --          --    (1,092,433)         --      (1,092,433)
  Net income..........................        --          --     2,958,635          --       2,958,635
  Net increase in unrealized gain on
     marketable securities............        --          --            --     174,557         174,557
                                         -------    --------   -----------    --------     -----------
BALANCE, June 30, 1996................   207,650     439,116    10,461,809     349,012      11,249,937
  Issuance of common stock............     2,001     105,052            --          --         105,052
  Distributions to stockholders.......        --          --      (618,030)         --        (618,030)
  Net income..........................        --          --     3,126,199          --       3,126,199
  Net decrease in unrealized gain on
     marketable securities............        --          --            --     (76,007)        (76,007)
                                         -------    --------   -----------    --------     -----------
BALANCE, June 30, 1997................   209,651     544,168    12,969,978     273,005      13,787,151
  Issuance of common stock
     (unaudited)......................     1,324      85,345            --          --          85,345
  Distributions to stockholders
     (unaudited)......................        --          --      (312,029)         --        (312,029)
  Net income (unaudited)..............        --          --     2,784,164          --       2,784,164
  Net increase in unrealized gain on
     marketable securities
     (unaudited)......................        --          --            --     236,475         236,475
                                         -------    --------   -----------    --------     -----------
BALANCE, March 31, 1998 (unaudited)...   210,975    $629,513   $15,442,113    $509,480     $16,581,106
                                         =======    ========   ===========    ========     ===========

  The accompanying notes to financial statements are an integral part of these statements.

                        RAYMOND EQUIPMENT COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                   FOR THE NINE MONTH PERIOD
                                                     FOR THE YEAR ENDED JUNE 30,        ENDED MARCH 31,
                                                     ---------------------------   --------------------------
                                                         1996           1997          1997           1998
                                                     ------------   ------------   -----------   ------------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................  $  2,958,635   $  3,126,199   $ 2,471,446   $  2,784,164
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization..................     3,800,226      4,380,859     3,200,343      3,732,655
    Gain on sale of rental equipment...............    (1,540,076)    (1,385,381)   (1,195,800)      (867,733)
    Realized gain on sale of marketable
      securities...................................       (27,458)       (73,615)      (73,615)       (50,000)
    Charitable contribution marketable
      securities...................................            --        297,103            --             --
    Changes in operating assets and liabilities:
      Accounts receivable..........................       (83,880)      (218,364)    1,900,804      1,410,382
      Inventories..................................      (239,521)        57,740       103,038       (165,803)
      Other assets.................................        (3,724)      (204,023)       29,620          2,444
      Accounts payable.............................       497,168       (181,235)    1,210,542         90,263
      Accrued expenses and other liabilities.......        48,138       (520,110)     (784,978)      (210,172)
                                                     ------------   ------------   -----------   ------------
         Net cash provided by operating
           activities..............................     5,409,508      5,279,173     6,861,400      6,726,200
                                                     ------------   ------------   -----------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable securities...............      (490,000)            --            --             --
  Proceeds from the sale of marketable
    securities.....................................        99,997        150,000       150,000        150,000
  Purchases of rental equipment....................   (10,790,192)   (11,300,675)   (7,291,951)    (7,650,313)
  Purchases of property and equipment..............    (1,223,457)      (217,559)     (138,068)      (363,494)
  Proceeds from sale of rental equipment...........     4,258,338      4,678,959     4,295,084      3,947,732
  Proceeds from sale of property and equipment.....       173,075         13,637        13,637         33,850
                                                     ------------   ------------   -----------   ------------
         Net cash used in investing activities.....    (7,972,239)    (6,675,638)   (2,971,298)    (3,882,225)
                                                     ------------   ------------   -----------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock, net of
    issuance costs.................................       182,465        105,052       105,052         85,345
  Proceeds from debt...............................    15,404,343     15,329,825     4,907,186      9,839,377
  Principal payments on debt.......................   (11,416,600)   (13,944,974)   (9,183,049)   (12,253,986)
  Distributions to stockholders....................    (1,092,433)      (618,030)     (246,761)      (312,029)
                                                     ------------   ------------   -----------   ------------
         Net cash provided by (used in) financing
           activities..............................     3,077,775        871,873    (4,417,572)    (2,641,293)
                                                     ------------   ------------   -----------   ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS......................................       515,044       (524,592)     (527,470)       202,682
CASH AND CASH EQUIVALENTS, beginning of period.....       234,232        749,276       749,276        224,684
                                                     ------------   ------------   -----------   ------------
CASH AND CASH EQUIVALENTS, end of period...........  $    749,276   $    224,684   $   221,806   $    427,366
                                                     ============   ============   ===========   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest...........................  $  1,653,083   $  1,832,804   $ 1,364,318   $  1,407,413
                                                     ============   ============   ===========   ============

  The accompanying notes to financial statements are an integral part of these statements.

                        RAYMOND EQUIPMENT COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                        JUNE 30, 1996 AND JUNE 30, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     Raymond Equipment Company, Inc. (the "Company") was incorporated in the state of Kentucky in 1955. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise parts and supplies. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying audited and unaudited balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. At June 30, 1996 and 1997 and March 31, 1998 (unaudited), the Company had no cash equivalents.

  Marketable securities

     In accordance with the provisions of Statement of Financial Accounting Standards No. 115, unrealized gains and losses on investments available-for-sale (which are stated at quoted fair value) are included as a separate component of stockholders' equity. All of the Company's marketable securities are held as available-for-sale.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related supply items. Inventories are stated at the lower of weighted average cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The range of useful lives estimated by management for rental equipment is two to ten years. Rental equipment is depreciated to a salvage value of zero to ten percent of cost. All rental equipment is capitalized at the time of purchase. Ordinary maintenance and repair costs are charged to operations as incurred.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The range of useful lives estimated by management are as follows:

                                                               YEARS
                                                              -------
Buildings and improvements..................................  20 - 25
Automobiles and trucks......................................   3 - 7
Office furniture and fixtures...............................  5 - 10

     Ordinary maintenance and repair costs are charged to operations as incurred.

                        RAYMOND EQUIPMENT COMPANY, INC.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

  Fair value of financial instruments

     The carrying amount reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities and debt approximates fair value as of June 30, 1996 and 1997 and March 31, 1998 (unaudited).

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Income taxes

     The Company is an S corporation for income tax purposes. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are proportionally included in the individual tax returns of the stockholders. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

     The pro forma adjustment to reflect income taxes in the accompanying statements of income is for informational purposes only. The pro forma provision for income tax has been provided at the estimated effective rate of 40% of taxable net income.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments, marketable securities and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

  Interim financial information

     In the opinion of management, the unaudited financial information as of March 31, 1998 and for the nine month periods ended March 31, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that are necessary for a fair presentation of the results for the interim periods. The results of operations for the nine months ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire year.

                        RAYMOND EQUIPMENT COMPANY, INC.

3. MARKETABLE SECURITIES

     The cost and estimated market value of marketable securities are as follows:

                                                            JUNE 30,
                                                      ---------------------    MARCH 31,
                                                         1996        1997        1998
                                                      ----------   --------   -----------
                                                                              (UNAUDITED)
Cost................................................  $  878,343   $504,855    $404,855
Unrealized gains....................................     349,012    273,005     509,480
                                                      ----------   --------    --------
Estimated market value..............................  $1,227,355   $777,860    $914,335
                                                      ==========   ========    ========

4. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation consist of the following:

                                                         JUNE 30,
                                                 -------------------------    MARCH 31,
                                                    1996          1997           1998
                                                 -----------   -----------   ------------
                                                                             (UNAUDITED)
Rental equipment...............................  $35,794,948   $41,753,287   $ 44,188,277
Less -- accumulated depreciation...............   (6,929,380)   (9,067,500)   (10,483,809)
                                                 -----------   -----------   ------------
          Rental equipment, net................  $28,865,568   $32,685,787   $ 33,704,468
                                                 ===========   ===========   ============

5. PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation consist of the following:

                                                           JUNE 30,
                                                   ------------------------    MARCH 31,
                                                      1996         1997          1998
                                                   ----------   -----------   -----------
                                                                              (UNAUDITED)
Furniture, fixtures and office equipment.........  $3,615,247   $ 3,740,810   $ 3,994,517
Less -- accumulated depreciation.................    (905,532)   (1,021,154)   (1,126,239)
                                                   ----------   -----------   -----------
          Property and equipment, net............  $2,709,715   $ 2,719,656   $ 2,868,278
                                                   ==========   ===========   ===========

6. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following:

                                                            JUNE 30,
                                                      ---------------------    MARCH 31,
                                                         1996        1997        1998
                                                      ----------   --------   -----------
                                                                              (UNAUDITED)
Payroll-related.....................................  $  769,254   $279,162    $ 39,308
Accrued interest....................................     129,231     64,308      86,812
Accrued property taxes..............................     123,830    161,723     200,066
Other...............................................      36,815     33,827       2,662
                                                      ----------   --------    --------
Accrued expenses and other liabilities..............  $1,059,130   $539,020    $328,848
                                                      ==========   ========    ========

                        RAYMOND EQUIPMENT COMPANY, INC.

7. DEBT

     Debt consists of the following:

                                                          JUNE 30,
                                                  -------------------------    MARCH 31,
                                                     1996          1997          1998
                                                  -----------   -----------   -----------
                                                                              (UNAUDITED)
Equipment notes, secured by equipment, interest
  at an average of approximately 8.00% payable
  in various monthly installments through March
  2002..........................................  $18,977,807   $21,303,549   $19,614,353
Two installment notes with a local bank, secured
  by property, interest at 8.00% and 9.00%,
  payable in various monthly installments
  through December 1998 and June 2006,
  respectively..................................    5,520,522     4,579,631     3,854,218
                                                  -----------   -----------   -----------
                                                  $24,498,329   $25,883,180   $23,468,571
                                                  ===========   ===========   ===========

     Maturities of the Company's debt at June 30, 1997 for the year ended June 30, are as follows:

1998........................................................  $10,670,581
1999........................................................    6,404,076
2000........................................................    6,489,429
2001........................................................    1,743,065
2002........................................................       95,915
Thereafter..................................................      480,114
                                                              -----------
          Total.............................................  $25,883,180
                                                              ===========

8. PROFIT SHARING PLAN

     The Company has a profit sharing plan the ("Plan") that covers substantially all employees. The Plan allows for discretionary employer contributions as determined by the Company's Board of Directors. Employer contributions for the years ended June 30, 1996 and 1997 and the nine months ended March 31, 1997 and 1998 were $150,000, $150,000, $150,000 (unaudited) and
$112,000 (unaudited), respectively.

9. COMMITMENTS AND CONTINGENCIES

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

10. SUBSEQUENT EVENT

     Effective May 7, 1998, the Company entered into a definitive agreement for the sale of all of the outstanding stock of the Company to NationsRent, Inc., an unrelated third party, in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To General Rental, Inc.:

We have audited the accompanying division balance sheet for the Florida Panhandle and Southeast Texas Divisions of General Rental, Inc. (a Delaware corporation) as of December 31, 1997, and the related statements of division operations, division equity and division cash flows for the year then ended. These division financial statements are the responsibility of the Divisions' management. Our responsibility is to express an opinion on these division financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the division financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the division financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall division financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the division financial statements referred to above present fairly, in all material respects, the financial position of the Florida Panhandle and Southeast Texas Divisions of General Rental, Inc. as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 29, 1998 (except with respect
  to the matter referred to in Note 11 as
  to which the date is July 10, 1998).

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

                            DIVISION BALANCE SHEETS

                                                              DECEMBER 31,    JUNE 30,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
ASSETS
Cash........................................................  $     7,550    $    10,100
Accounts receivable, net of allowance for doubtful accounts
  of $214,626 and $150,000 (unaudited) for December 31, 1997
  and June 30, 1998, respectively...........................    1,912,175      1,475,197
Inventories.................................................      381,576        246,764
Rental equipment, net.......................................   11,970,725     11,303,294
Property and equipment, net.................................      392,292        361,013
Goodwill, net...............................................    2,067,955      2,032,317
Non-compete agreements, net.................................    1,390,000      1,232,000
Prepaid expenses and other assets...........................       19,402         20,970
                                                              -----------    -----------
          Total assets......................................  $18,141,675    $16,681,655
                                                              ===========    ===========

LIABILITIES AND DIVISION EQUITY
LIABILITIES:
  Accounts payable..........................................  $ 1,462,325    $ 1,138,944
  Accrued expenses and other liabilities....................    1,837,982      1,811,321
  Revolver debt.............................................    4,125,533      4,125,533
  Notes payable.............................................    8,648,739      7,750,466
                                                              -----------    -----------
          Total liabilities.................................   16,074,579     14,826,264
                                                              -----------    -----------
COMMITMENTS AND CONTINGENCIES (Notes 8, 9 and 11)
DIVISION EQUITY.............................................    2,067,096      1,855,391
                                                              -----------    -----------
          Total liabilities and division equity.............  $18,141,675    $16,681,655
                                                              ===========    ===========

The accompanying notes to division financial statements are an integral part of these division balance sheets.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

                       STATEMENTS OF DIVISION OPERATIONS

                                                                                 FOR THE SIX MONTH
                                                           FOR THE YEAR        PERIOD ENDED JUNE 30,
                                                               ENDED         -------------------------
                                                         DECEMBER 31, 1997      1997          1998
                                                         -----------------   -----------   -----------
                                                                                    (UNAUDITED)
REVENUE:
  Equipment rentals....................................     $7,238,033       $2,172,055    $4,494,090
  Sales of equipment, parts and supplies...............      1,875,624          639,036       656,426
                                                            ----------       ----------    ----------
          Total revenue................................      9,113,657        2,811,091     5,150,516
COST OF REVENUE:
  Cost of equipment rentals, excluding depreciation....      4,017,826        1,077,561     2,721,531
  Rental equipment depreciation........................        941,665          333,806       588,669
  Cost of sales of equipment, parts and supplies.......      1,203,840          402,124       370,817
                                                            ----------       ----------    ----------
          Total cost of revenue........................      6,163,331        1,813,491     3,681,017
                                                            ----------       ----------    ----------
          Gross profit.................................      2,950,326          997,600     1,469,499
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...........      1,494,933          505,994       520,828
NONRENTAL DEPRECIATION AND AMORTIZATION................        407,605           87,086       228,025
                                                            ----------       ----------    ----------
          Operating income.............................      1,047,788          404,520       720,646
INTEREST EXPENSE.......................................        703,775          211,895       585,442
                                                            ----------       ----------    ----------
          Income before provision for income taxes.....        344,013          192,625       135,204
PROVISION FOR INCOME TAXES.............................        137,605           77,050        54,082
                                                            ----------       ----------    ----------
NET INCOME.............................................     $  206,408       $  115,575    $   81,122
                                                            ==========       ==========    ==========

The accompanying notes to division financial statements are an integral part of these division statements.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

                         STATEMENTS OF DIVISION EQUITY

                  FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE

                SIX MONTH PERIOD ENDED JUNE 30, 1998 (UNAUDITED)

BALANCE, December 31, 1996..................................  $1,326,099
  Net income................................................     206,408
  Net transfers from corporate..............................     534,589
                                                              ----------
BALANCE, December 31, 1997..................................   2,067,096
  Net income (unaudited)....................................      81,122
  Net distributions to corporate (unaudited)................    (292,827)
                                                              ----------
BALANCE, June 30, 1998 (unaudited)..........................  $1,855,391
                                                              ==========

The accompanying notes to division financial statements are an integral part of these division statements.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

                       STATEMENTS OF DIVISION CASH FLOWS

                                                                            FOR THE SIX MONTH
                                                     FOR THE YEAR         PERIOD ENDED JUNE 30,
                                                         ENDED          --------------------------
                                                   DECEMBER 31, 1997       1997           1998
                                                   -----------------    -----------    -----------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................     $   206,408       $   115,575    $    81,122
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization...............       1,349,270           420,892        816,694
     Gain on sale of rental equipment............        (221,170)           (8,616)       (34,877)
     Changes in operating assets and liabilities:
       Accounts receivable.......................        (705,914)         (335,340)       436,978
       Inventories...............................         (91,421)          (24,755)       134,812
       Prepaid expenses and other assets.........         (19,402)         (102,552)        (1,568)
       Accounts payable..........................         368,097           286,347       (323,381)
       Accrued expenses and other liabilities....         243,240           120,067        (26,661)
                                                      -----------       -----------    -----------
          Total adjustments......................         922,700           356,043      1,001,997
                                                      -----------       -----------    -----------
          Net cash provided by operating
            activities...........................       1,129,108           471,618      1,083,119
                                                      -----------       -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash used in acquisitions......................      (4,125,533)       (2,535,956)            --
  Purchases of rental equipment..................      (4,191,992)       (2,197,735)       (71,362)
  Purchases of property and equipment............        (167,407)               --         (3,108)
  Proceeds from sale of rental equipment.........         695,353           136,616        185,001
                                                      -----------       -----------    -----------
     Net cash provided by (used in) investing
       activities................................      (7,789,579)       (4,597,075)       110,531
                                                      -----------       -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from revolver debt....................       4,125,533         2,535,956             --
  Proceeds from notes payable....................       3,735,697         1,903,638             --
  Repayments of notes payable....................      (1,729,748)         (334,410)      (898,273)
  Net transfers from (distributions to)
     corporate...................................         534,589            21,623       (292,827)
                                                      -----------       -----------    -----------
          Net cash provided by (used in)
            financing activities.................       6,666,071         4,126,807     (1,191,100)
                                                      -----------       -----------    -----------
NET INCREASE IN CASH.............................           5,600             1,350          2,550
CASH, beginning of period........................           1,950             1,950          7,550
                                                      -----------       -----------    -----------
CASH, end of period..............................     $     7,550       $     3,300    $    10,100
                                                      ===========       ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest......................     $   703,775       $   211,895    $   585,442
                                                      ===========       ===========    ===========

The accompanying notes to division financial statements are an integral part of these division statements.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

                     NOTES TO DIVISION FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION

     General Rental, Inc. ("General"), a Delaware corporation, was incorporated in 1996. General operates through various geographical divisions including the Florida Panhandle and Southeast Texas Divisions (the "Divisions"). The Divisions consist of six stores in the Florida Panhandle and seven stores in Texas. The principal business of the Divisions is rental of a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies and others in Florida and Texas. The Divisions also engage in related activities such as selling used equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Divisions' business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying audited and unaudited division balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying division financial statements include only the Florida Panhandle and Southeast Texas Divisions of General. These division financial statements were carved out of the financial statements of General on a specific identification basis or by using the following allocations, as required.

  Allocations

     The accompanying division balance sheets and statements of division operations include allocations of certain liabilities and expenses where specific identification is not practicable. Management of the Divisions believes that the following allocation methods used are reasonable:

FINANCIAL STATEMENT CAPTION                        ALLOCATION METHOD
---------------------------                        -----------------
- Accounts payable             - Portion based on the percentage of revenues related to
                                 the Divisions
- Accrued expenses and
  other liabilities            - Portion based on the percentage of revenues or debt
                                 related to the Divisions
- Revolver debt
                               - Based on the cash required for acquisitions (see Note 3)
- Notes payable
                               - Based on the percentage of rental equipment financed
- Selling, general and           related to the Divisions
  administrative expenses
                               - Portion based on the percentage of revenues related to
- Interest expense               the Divisions

- Provision for income         - Based on the average debt balance allocated to the
  taxes                          Divisions using an average interest rate of 9.5%

                               - Provided at an assumed income tax rate of 40%, no
                                 benefit is recorded for losses

  Inventories

     Inventories consist of equipment and parts. New equipment and parts inventories are stated at the lower of average cost or market.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

             NOTES TO DIVISION FINANCIAL STATEMENTS -- (CONTINUED)

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment on a straight-line basis. The range of useful lives estimated by management for rental equipment is three to ten years. Rental equipment is depreciated to a salvage value of 20% of cost. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term. Earned but not billed revenue included in accounts receivable was $221,206 at December 31, 1997 and $269,193 (unaudited) at June 30, 1998, respectively.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using a straight-line basis. The range of useful lives estimated by management for property and equipment is three to ten years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Long-lived assets

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of " requires that long-lived assets, including certain identifiable intangibles and the goodwill related to those assets, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. Management has reviewed the long-lived assets of the Divisions and has determined that there are no events requiring impairment loss recognition.

  Fair value of financial instruments

     The carrying amounts for accounts receivable, accounts payable and accrued expenses and other liabilities is not significantly different than fair value due to the short-term nature of these accounts. The fair value of revolver debt and notes payable is determined using current applicable interest rates for similar instruments as of December 31, 1997 and June 30, 1998 (unaudited) and is not significantly different than the carrying value of such debt.

  Division equity

     Division equity represents the difference between division assets and division liabilities. Changes in division equity result from operating results of the Divisions and any net transfers from or net distributions to corporate. These transfers and distributions to and from corporate consist mainly of funding for operating losses, funding of purchases of rental equipment and fixed assets, funding of debt service costs and distributions of excess cash.

  Concentrations of credit risk

     Financial instruments that potentially subject the Divisions to significant concentrations of credit risk consist principally of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Divisions' customer base. No

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

             NOTES TO DIVISION FINANCIAL STATEMENTS -- (CONTINUED)

single customer represents greater than 10% of total accounts receivable. The Divisions control credit risk through credit approvals, credit limits, and monitoring, generally without requiring collateral.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the division financial statements and accompanying notes. Actual results could differ from those estimates.

  Interim financial information

     In the opinion of management, the unaudited interim financial information as of June 30, 1998 and for the six month periods ended June 30, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim period. The results of operations for the three months ended June 30, 1998 are not necessarily indicative of the results to be expected for the entire year.

3. ACQUISITIONS

     During 1997, General purchased the assets and assumed certain liabilities of stores (the "Acquired Stores") which are included in the division financial statements beginning on their dates of acquisition. The acquisitions of the Acquired Stores were accounted for under the purchase method. As a result, the Divisions recorded approximately $1.0 million of goodwill and $1.4 million of non-compete agreement costs. The assets and liabilities of the Acquired Stores at their dates of acquisition are as follows:

Accounts receivable, net of allowance for doubtful accounts
  of $27,361................................................  $   932,877
Inventories.................................................       45,000
Prepaid expenses and other assets...........................      100,000
Rental equipment............................................    6,780,603
Property and equipment......................................       51,760
Goodwill....................................................      977,833
Non-compete agreements......................................    1,430,000
Accounts payable............................................     (348,726)
Accrued expenses and other liabilities......................   (1,386,018)
Notes payable...............................................   (4,457,796)
                                                              -----------
          Cash paid for acquisitions........................  $ 4,125,533
                                                              ===========

4. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation consist of the following:

                                                            DECEMBER 31,     JUNE 30,
                                                                1997           1998
                                                            ------------    -----------
                                                                            (UNAUDITED)
Rental equipment..........................................  $12,959,442     $12,771,707
Less -- accumulated depreciation..........................     (988,717)     (1,468,413)
                                                            -----------     -----------
          Rental equipment, net...........................  $11,970,725     $11,303,294
                                                            ===========     ===========

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

             NOTES TO DIVISION FINANCIAL STATEMENTS -- (CONTINUED)

5. PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation consist of the following:

                                                              DECEMBER 31,     JUNE 30,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
Property and equipment......................................   $ 507,909       $ 510,975
Less -- accumulated depreciation............................    (115,617)       (149,962)
                                                               ---------       ---------
          Property and equipment, net.......................   $ 392,292       $ 361,013
                                                               =========       =========

6. INTANGIBLE ASSETS

     Goodwill and related accumulated amortization consist of the following:

                                                             DECEMBER 31,     JUNE 30,
                                                                 1997           1998
                                                             ------------    -----------
                                                                             (UNAUDITED)
Goodwill...................................................   $2,138,270     $2,138,270
Less -- accumulated amortization...........................      (70,315)      (105,953)
                                                              ----------     ----------
          Goodwill, net....................................   $2,067,955     $2,032,317
                                                              ==========     ==========

     Goodwill amortization expense was $47,930 for the year ended December 31, 1997 and $31,841 (unaudited) and $35,638 (unaudited) for the six months ended June 30, 1997 and 1998, respectively.

     Non-compete agreements and related accumulated amortization consist of the following:

                                                             DECEMBER 31,     JUNE 30,
                                                                 1997           1998
                                                             ------------    -----------
                                                                             (UNAUDITED)
Non-compete agreements.....................................   $1,580,000     $1,580,000
Less -- accumulated amortization...........................     (190,000)      (348,000)
                                                              ----------     ----------
          Non-compete agreements, net......................   $1,390,000     $1,232,000
                                                              ==========     ==========

     Non-compete agreements amortization expense was $187,500 for the year ended December 31, 1997 and $38,333 (unaudited) and $158,000 (unaudited) for the six months ended June 30, 1997 and 1998, respectively.

     Goodwill and non-compete agreements are amortized over their estimated useful lives of 30 years and 5 years, respectively.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

             NOTES TO DIVISION FINANCIAL STATEMENTS -- (CONTINUED)

7. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consist of the following:

                                                             DECEMBER 31,     JUNE 30,
                                                                 1997           1998
                                                             ------------    -----------
                                                                             (UNAUDITED)
Payroll-related accrued expenses...........................   $  181,893     $  179,255
Non-payroll tax-related accrued expenses...................      144,484        142,388
Non-compete agreement liabilities..........................    1,353,412      1,333,780
Other......................................................      158,193        155,898
                                                              ----------     ----------
          Accrued expenses and other liabilities...........   $1,837,982     $1,811,321
                                                              ==========     ==========

8. REVOLVER DEBT AND NOTES PAYABLE

     The revolver debt and notes payable have been allocated from General as discussed in Note 2. All assets of the Divisions are pledged as collateral for General's debt. As a result of cash flow difficulties at General, all such debt is currently in default and is due on demand. The interest rate on such debt was at a variable rate for the revolver debt and a fixed rate for the notes payable, and approximated 9.5% for all periods presented in the accompanying division financial statements.

9. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Divisions lease rental equipment, real estate, vehicles and certain office equipment under noncancelable operating leases. These leases expire at various dates through January 31, 2011. Certain real estate leases require the Divisions to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 31, 1997:

1998........................................................  $  764,393
1999........................................................     732,495
2000........................................................     782,424
2001........................................................     449,930
2002........................................................     157,550
Thereafter..................................................     339,099
                                                              ----------
                                                              $3,225,891
                                                              ==========

     Rent expense under noncancelable operating leases was $567,163 for the year ended December 31, 1997 and $149,127 (unaudited) and $365,104 (unaudited) for the six months ended June 30, 1997 and 1998, respectively.

10. EMPLOYEE BENEFIT PLAN

     The Divisions participate in a 401(k) plan (the "Plan") which covers certain full-time employees over 21 years old who have worked a minimum of one year for the Divisions. The Plan is funded by employee deferrals of income and matching contributions by the Divisions of $.50 per $1.00 up to a matching contribution of 3% of a participant's compensation. The Divisions' matching contributions totaled $8,000 for the year ended December 31, 1997, and $1,881 (unaudited) and $5,565 (unaudited) for the six months ended June 30, 1997 and 1998, respectively.

              THE FLORIDA PANHANDLE AND SOUTHEAST TEXAS DIVISIONS

                            OF GENERAL RENTAL, INC.

             NOTES TO DIVISION FINANCIAL STATEMENTS -- (CONTINUED)

11. SUBSEQUENT EVENT

     In May 1998, General entered into a definitive agreement to sell the assets of the Divisions to NationsRent, Inc., an unrelated third party, in exchange for cash and the assumption of certain accrued liabilities. General's management intends to utilize the proceeds of the sale to reduce its debt obligations. Such transaction was completed on July 10, 1998.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Associated Rental Equipment Management Company, Inc.:

     We have audited the accompanying balance sheets of Associated Rental Equipment Management Company, Inc. (a Texas Corporation) as of December 31, 1996 and 1997, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Associated Rental Equipment Management Company, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  June 11, 1998.

              ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.

                                 BALANCE SHEETS

                                                               DECEMBER 31,
                                                         -------------------------    JUNE 30,
                                                            1996          1997          1998
                                                         -----------   -----------   -----------
                                                                                     (UNAUDITED)
ASSETS
Cash and cash equivalents..............................  $   337,694   $   828,345   $   857,453
Accounts receivable, net of allowances for doubtful
  accounts of $553,000, $461,000 and $558,000
  (unaudited) for 1996, 1997 and 1998, respectively....    2,904,093     4,436,887     4,318,353
Due from stockholder...................................      315,000        75,000        75,000
Marketable securities..................................    2,235,030     2,612,642     2,897,167
Inventories............................................    1,111,530     1,914,717            --
Prepaid expenses and other assets......................      251,809       573,934     1,223,658
Rental equipment, net..................................   35,287,240    59,982,594    77,127,029
Property and equipment, net............................    2,561,625     4,975,581     6,567,816
                                                         -----------   -----------   -----------
          Total assets.................................  $45,004,021   $75,399,700   $93,066,476
                                                         ===========   ===========   ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
  Accounts payable.....................................  $ 1,156,178   $ 2,027,383   $ 1,552,768
  Accrued expenses and other liabilities...............    2,362,396     2,915,667     2,974,918
  Debt.................................................   36,017,937    61,598,630    78,601,281
                                                         -----------   -----------   -----------
     Total liabilities.................................   39,536,511    66,541,680    83,128,967
                                                         -----------   -----------   -----------
COMMITMENTS AND CONTINGENCIES
  (Notes 7, 8 and 11)
STOCKHOLDER'S EQUITY:
  Common stock -- no par value; 1,000 shares
     authorized, issued and outstanding................        1,000         1,000         1,000
  Paid-in capital......................................       25,134        25,134        25,134
  Unrealized gains on marketable securities............       27,934        96,677       331,546
  Retained earnings....................................    5,413,442     8,735,209     9,579,829
                                                         -----------   -----------   -----------
          Total stockholder's equity...................    5,467,510     8,858,020     9,937,509
                                                         -----------   -----------   -----------
          Total liabilities and stockholder's equity...  $45,004,021   $75,399,700   $93,066,476
                                                         ===========   ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

              ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.

                              STATEMENTS OF INCOME

                                                                          FOR THE SIX-MONTH PERIOD
                                    FOR THE YEAR ENDED DECEMBER 31,            ENDED JUNE 30,
                                ---------------------------------------   -------------------------
                                   1995          1996          1997          1997          1998
                                -----------   -----------   -----------   -----------   -----------
                                                                          (UNAUDITED)   (UNAUDITED)
REVENUE:
  Equipment rentals...........  $20,726,189   $18,930,099   $24,261,338   $10,095,345   $15,241,684
  Sales of equipment..........    4,167,919     4,827,389    16,527,647    8,809,907      7,431,821
                                -----------   -----------   -----------   -----------   -----------
                                 24,894,108    23,757,488    40,788,985   18,905,252     22,673,505
                                -----------   -----------   -----------   -----------   -----------
COST OF REVENUE:
  Cost of equipment rentals,
     excluding depreciation...    2,390,006     2,341,976     4,972,991    2,733,388      4,999,032
  Rental equipment
     depreciation.............    5,867,435     6,369,939     8,625,665    4,604,572      5,815,385
  Cost of sales of
     equipment................    3,041,939     4,233,657    13,463,673    6,483,611      5,698,587
                                -----------   -----------   -----------   -----------   -----------
                                 11,299,380    12,945,572    27,062,329   13,821,571     16,513,004
                                -----------   -----------   -----------   -----------   -----------
          Gross profit........   13,594,728    10,811,916    13,726,656    5,083,681      6,160,501
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES.....    8,114,872     6,751,686     6,144,202    1,593,754      2,250,012
NON-RENTAL DEPRECIATION AND
  AMORTIZATION................      300,697       385,806       466,240      213,577        239,523
                                -----------   -----------   -----------   -----------   -----------
          Operating income....    5,179,159     3,674,424     7,116,214    3,276,350      3,670,966
                                -----------   -----------   -----------   -----------   -----------
OTHER (EXPENSE) INCOME:
  Investment earnings.........       62,767       227,717       344,301       19,762         71,713
  Interest expense............   (2,290,370)   (2,803,824)   (3,748,335)  (1,737,625)    (2,803,998)
  Other, net..................      (66,316)      (14,093)       13,358       16,735          5,939
                                -----------   -----------   -----------   -----------   -----------
          Other (expense)
            income, net.......   (2,293,919)   (2,590,200)   (3,390,676)  (1,701,128)    (2,726,346)
                                -----------   -----------   -----------   -----------   -----------
          Income before
            benefit for income
            taxes.............    2,885,240     1,084,224     3,725,538    1,575,222        944,620
BENEFIT FOR INCOME TAXES......     (836,000)           --            --           --             --
                                -----------   -----------   -----------   -----------   -----------
NET INCOME....................    3,721,240     1,084,224     3,725,538    1,575,222        944,620
PRO FORMA PROVISION FOR INCOME
  TAXES.......................    1,990,096       433,690     1,490,215      890,088        377,848
                                -----------   -----------   -----------   -----------   -----------
PRO FORMA NET INCOME..........  $ 1,731,144   $   650,534   $ 2,235,323   $  685,134    $   566,772
                                ===========   ===========   ===========   ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

              ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                          COMMON STOCK
                                                          NO PAR VALUE
                                                       ------------------             UNREALIZED
                                                        NUMBER              PAID-IN    GAINS ON     RETAINED
                                                       OF SHARES   AMOUNT   CAPITAL   SECURITIES    EARNINGS       TOTAL
                                                       ---------   ------   -------   ----------   ----------   -----------
BALANCE, January 1, 1995.............................    1,000     $1,000   $25,134    $     --    $1,144,683   $ 1,170,817
  Net income.........................................       --        --         --          --     3,721,240     3,721,240
                                                         -----     ------   -------    --------    ----------   -----------
BALANCE, December 31, 1995...........................    1,000     1,000     25,134          --     4,865,923     4,892,057
  Unrealized gains on marketable securities..........       --        --         --      27,934            --        27,934
  Dividends to stockholder...........................       --        --         --          --      (536,705)     (536,705)
  Net income.........................................       --        --         --          --     1,084,224     1,084,224
                                                         -----     ------   -------    --------    ----------   -----------
BALANCE, December 31, 1996...........................    1,000     1,000     25,134      27,934     5,413,442     5,467,510
  Unrealized gains on marketable securities..........       --        --         --      68,743            --        68,743
  Dividends to stockholder...........................       --        --         --          --      (403,771)     (403,771)
  Net income.........................................       --        --         --          --     3,725,538     3,725,538
                                                         -----     ------   -------    --------    ----------   -----------
BALANCE, December 31, 1997...........................    1,000     1,000     25,134      96,677     8,735,209     8,858,020
  Unrealized gains on marketable securities
    (unaudited)......................................       --        --         --     234,869            --       234,869
  Dividends to stockholder (unaudited)...............       --        --         --          --      (100,000)     (100,000)
  Net income (unaudited).............................       --        --         --          --       944,620       944,620
                                                         -----     ------   -------    --------    ----------   -----------
BALANCE, June 30, 1998 (unaudited)...................    1,000     $1,000   $25,134    $331,546    $9,579,829   $ 9,937,509
                                                         =====     ======   =======    ========    ==========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

              ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                 FOR THE SIX-MONTH PERIOD
                                                        FOR THE YEAR ENDED DECEMBER 31,               ENDED JUNE 30,
                                                   ------------------------------------------   ---------------------------
                                                       1995           1996           1997           1997           1998
                                                   ------------   ------------   ------------   ------------   ------------
                                                                                                (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................  $  3,721,240   $  1,084,224   $  3,725,538   $  1,575,222   $    944,620
  Adjustments to reconcile net income to net cash
    provided by operating activities --
    Depreciation and amortization................     6,168,132      6,755,745      9,091,905      4,818,149      6,054,908
    Gain on sale of rental equipment.............    (1,125,980)      (593,732)    (3,063,974)    (2,326,296)    (1,733,234)
    Changes in operating assets and liabilities:
      Accounts receivable........................      (259,253)       182,134     (1,532,794)      (871,313)       118,534
      Prepaid expenses and other assets..........      (117,912)       (45,002)      (322,125)      (257,201)      (649,724)
      Accounts payable...........................      (679,218)       351,343        871,205        (93,614)      (474,615)
      Accrued expenses and other liabilities.....       199,573        (73,953)       553,271        687,236         59,251
                                                   ------------   ------------   ------------   ------------   ------------
        Net cash provided by operating
          activities.............................     7,906,582      7,660,759      9,323,026      3,532,183      4,319,740
                                                   ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment............      (641,045)    (1,548,066)    (2,880,196)    (2,066,946)    (1,831,758)
  Proceeds from sale of rental equipment.........     4,167,919      4,827,389     16,527,647      8,809,907      7,431,821
  Marketable securities..........................        16,954     (2,207,096)      (308,869)        (7,481)       (49,656)
                                                   ------------   ------------   ------------   ------------   ------------
    Net cash provided by investing activities....     3,543,828      1,072,227     13,338,582      6,735,480      5,550,407
                                                   ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt.............................       469,999      1,718,414     12,326,137      2,521,625      4,305,120
  Repayments of debt.............................   (10,671,000)   (11,758,122)   (34,333,323)   (12,261,899)   (14,046,159)
  Dividends to stockholder.......................            --       (536,705)      (403,771)            --       (100,000)
  Due from stockholder...........................      (191,450)        18,133        240,000             --             --
                                                   ------------   ------------   ------------   ------------   ------------
        Net cash used in financing activities....   (10,392,451)   (10,558,280)   (22,170,957)    (9,740,274)    (9,841,039)
                                                   ------------   ------------   ------------   ------------   ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS....................................     1,057,959     (1,825,294)       490,651        527,389         29,108
CASH AND CASH EQUIVALENTS, beginning of period...     1,105,029      2,162,988        337,694        337,694        828,345
                                                   ------------   ------------   ------------   ------------   ------------
CASH AND CASH EQUIVALENTS, end of period.........  $  2,162,988   $    337,694   $    828,345   $    865,083   $    857,453
                                                   ============   ============   ============   ============   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest, net of capitalization
      of $150,000 in 1997........................  $  2,290,405   $  2,798,349   $  3,419,630   $  1,616,841   $  2,941,867
                                                   ============   ============   ============   ============   ============
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
    Rental equipment financing with debt.........  $  7,846,334   $ 17,830,405   $ 47,587,879   $ 24,585,645   $ 26,743,690
                                                   ============   ============   ============   ============   ============
    Transfers of rental equipment to (from)
      inventory, net.............................  $         --   $  1,111,530   $    803,187   $     14,119   $ (1,914,717)
                                                   ============   ============   ============   ============   ============

  The accompanying notes to financial statements are an integral part of these statements.

              ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1996 AND 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     Associated Rental Equipment Management Company, Inc. (the "Company") was incorporated on July 28, 1989 in the state of Texas. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies and others in the states of Texas and Louisiana. The Company also engages in related activities such as selling used rental equipment. The nature of the Company's business is such that short-term obligations are typically met by cash flows generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash Equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 1996 and 1997 and June 30, 1998 (unaudited), the Company had no cash equivalents.

  Marketable Securities

     In accordance with the provisions of Statement of Financial Accounting Standards No. 115, unrealized gains and losses on investments available-for-sale (which are stated at quoted fair value) are included as a separate component of stockholder's equity. All of the Company's marketable securities are held as available-for-sale.

  Inventories

     Inventories consist of used rental equipment held for resale and are stated at the lower of cost or market.

  Rental Equipment

     Rental equipment is recorded at cost and depreciated to zero salvage value over the estimated useful lives of the equipment on a straight-line basis. The average useful life estimated by management for rental equipment is seven years. Ordinary maintenance and repair costs are charged to operations as incurred. Significant improvements that extend the useful life of rental equipment are capitalized.

  Revenue Recognition

     Revenue related to the sale of rental equipment is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Property and Equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using accelerated methods. The range of useful lives estimated by management for property and equipment is five to forty years. Property and equipment is depreciated to a salvage value of zero to twenty percent. Ordinary maintenance and repair costs are charged to operations as incurred. Interest costs incurred during the construction period are capitalized in accordance with generally accepted accounting principles.

  Impairment of Long-Lived Assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

              ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.

  Fair Value of Financial Instruments

     The carrying amounts reported in the accompanying balance sheets for accounts receivable, due from stockholder, accounts payable, accrued expenses and other liabilities approximate fair value due to the short-term nature of these accounts. The fair value of debt is determined using current interest rates for similar instruments as of December 31, 1996 and 1997 and June 30, 1998 (unaudited) and approximates the carrying value of these obligations due to the fact that the underlying instruments bear interest at market rates or include provisions to adjust note balances and interest rates to approximate fair market value.

  Income Taxes

     The Company has been an S corporation for income tax purposes since January 1, 1995. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax return of the stockholder. Therefore, no historical provision or liability for Federal and state income taxes has been included in the accompanying financial statements for the years ended December 31, 1996 and 1997.

     Included in the accompanying statement of income for the year ended December 31, 1995 is a benefit for income taxes of $836,000, which represents the reversal of the deferred income tax liability balance as of December 31, 1994 due to the change in the Company's tax status to an S corporation. The deferred income tax liability as of December 31, 1994 arose due to the use of accelerated depreciation methods for income tax reporting purposes.

     An enterprise that changes from taxable C corporation status to nontaxable S corporation status should continue to recognize a deferred tax liability to the extent that the enterprise would be subject to a corporate-level tax on net unrecognized built-in gains, as defined by Federal tax rules. At the time of the change in tax status, the Company determined that it had no net unrecognized built-in gains.

     The pro forma adjustment to reflect income taxes in the accompanying statements of income is for informational purposes only. The pro forma provision for income taxes has been provided so that the estimated effective Federal and state income rate will be 40% for all periods presented.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

  Interim Financial Information

     In the opinion of management, the unaudited financial information as of June 30, 1998 and for the six-month periods ended June 30, 1997 and 1998 furnished herein reflects all adjustments, consisting of normal recurring accruals that are necessary for a fair presentation of the results for the interim periods. The results of

              ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.

operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the entire year.

  Comprehensive Income

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). This statement establishes standards for reporting and display of comprehensive income. Comprehensive income is defined as the change in equity during the financial reporting period of a business enterprise resulting from non-owner sources. Comprehensive income was $3,721,240, $1,112,158, $3,794,281, $1,774,539 (unaudited) and $1,179,489 (unaudited) for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998, respectively.

3. MARKETABLE SECURITIES

     The cost and estimated fair market value of marketable securities are as follows:

                                                        DECEMBER 31,
                                                   -----------------------    JUNE 30,
                                                      1996         1997         1998
                                                   ----------   ----------   -----------
                                                                             (UNAUDITED)
Cost.............................................  $2,207,096   $2,515,965   $2,565,621
Unrealized gains.................................      27,934       96,677      331,546
                                                   ----------   ----------   ----------
Estimated market value...........................  $2,235,030   $2,612,642   $2,897,167
                                                   ==========   ==========   ==========

     The Company uses the specific identification method to determine cost of securities upon sale. The net change in unrealized appreciation on the securities available for sale of $27,934, $68,743 and $234,869 (unaudited) for the years ended December 31, 1996 and 1997 and the six-month period ended June 30, 1998, respectively, has been reflected in the accompanying statements of stockholder's equity.

4. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation consists of the following:

                                                      DECEMBER 31,
                                               ---------------------------     JUNE 30,
                                                   1996           1997           1998
                                               ------------   ------------   ------------
                                                                             (UNAUDITED)
Rental equipment.............................  $ 46,551,847   $ 69,017,032   $ 88,319,802
Less -- accumulated depreciation.............   (11,264,607)    (9,034,438)   (11,192,773)
                                               ------------   ------------   ------------
          Rental equipment, net..............  $ 35,287,240   $ 59,982,594   $ 77,127,029
                                               ============   ============   ============

     Net rental equipment under rental equipment financing obligations was $27,801,496, $43,501,198 and $63,116,616 (unaudited) as of December 31, 1996 and
1997 and June 30, 1998, respectively.

              ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.

5. PROPERTY AND EQUIPMENT

     A summary of property and equipment is as follows:

                                                                DECEMBER 31,
                                                           -----------------------    JUNE 30,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
                                                                                     (UNAUDITED)
Land.....................................................  $       --   $  144,013   $  144,013
Buildings................................................      39,244    2,703,212    2,696,472
Leaseholds...............................................     553,616      980,102      963,847
Furniture and fixtures...................................     206,051      383,720      383,720
Machinery and equipment..................................     120,912      171,876      194,876
Vehicles.................................................   1,915,599    2,175,748    2,650,465
Construction in process..................................     849,507           --    1,410,878
                                                           ----------   ----------   ----------
                                                            3,684,929    6,558,671    8,444,271
Less -- accumulated depreciation and amortization........  (1,123,304)  (1,583,090)  (1,876,455)
                                                           ----------   ----------   ----------
  Property and equipment, net............................  $2,561,625   $4,975,581   $6,567,816
                                                           ==========   ==========   ==========

     Buildings include structures and improvements constructed on land that is leased from the stockholder (see Note 9). Interest costs of $150,000 were capitalized in 1997.

6. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities are as follows:

                                                                DECEMBER 31,
                                                           -----------------------    JUNE 30,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
                                                                                     (UNAUDITED)
Accrued payroll and related expenses.....................  $  125,334   $  161,089   $   67,086
Interest accrual.........................................      25,440      354,145      216,276
Accrued taxes............................................   1,621,679    1,293,892    1,229,114
Bank overdrafts..........................................     584,740    1,096,046    1,435,826
Other....................................................       5,203       10,495       26,616
                                                           ----------   ----------   ----------
          Total accrued expenses and other liabilities...  $2,362,396   $2,915,667   $2,974,918
                                                           ==========   ==========   ==========

              ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.

7. DEBT

     Debt consists of the following:

                                                               DECEMBER 31,
                                                         -------------------------    JUNE 30,
                                                            1996          1997          1998
                                                         -----------   -----------   -----------
                                                                                     (UNAUDITED)
LINES OF CREDIT:
Rental equipment financing line of credit from a
  financing company with borrowings up to $4,000,000
  (increased to $5,484,000 on March 26, 1998); interest
  at 1.25% over the greater of prime or commercial
  paper rates (changed to 3.25% over the commercial
  paper rate effective March 26, 1998) and payable
  monthly; collateralized by equipment held for sale
  and personally guaranteed by the stockholder.........  $        --   $ 2,258,900   $    55,188
Working capital line of credit from a bank with
  borrowings up to $2,000,000; interest at prime plus
  1/2% with interest payable monthly; collateralized by
  accounts receivable, inventory and property and
  equipment and personally guaranteed by the
  stockholder; the underlying credit agreement expires
  September 1, 1998....................................      768,207     1,231,407     1,607,907
Working capital line of credit from a financial
  services institution with borrowings up to
  $2,000,000; interest at 2.40% over the 30-day
  commercial paper rate; collateralized by marketable
  securities; the underlying credit agreement expires
  October 31, 1999.....................................           --            --            --
                                                         -----------   -----------   -----------
          Subtotal.....................................      768,207     3,490,307     1,663,095
NOTES PAYABLE:
Various notes payable, secured by equipment, payable in
  monthly principal and interest installments; interest
  ranging from 3.99% to 7.9%; due between April 1997
  and January 2002.....................................    8,055,522    15,364,724    14,480,226

                                  (CONTINUED)

              ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.

                                  (CONTINUED)

                                                               DECEMBER 31,
                                                         -------------------------    JUNE 30,
                                                            1996          1997          1998
                                                         -----------   -----------   -----------
                                                                                     (UNAUDITED)
RENTAL EQUIPMENT FINANCING OBLIGATIONS:
Rental equipment financing obligations, secured by
  equipment, payable in monthly installments,
  capitalized at the Company's incremental borrowing
  rate of approximately 8%, due between January 1998
  and October 2002.....................................   27,194,208    42,743,599    62,457,960
                                                         -----------   -----------   -----------
          Total debt...................................  $36,017,937   $61,598,630   $78,601,281
                                                         ===========   ===========   ===========

     Maturities of the Company's debt at December 31, 1997 for the years ended December 31, are as follows:

                                                            RENTAL EQUIPMENT
                                                               FINANCING
                          LINES OF CREDIT   NOTES PAYABLE     OBLIGATIONS         TOTAL
                          ---------------   -------------   ----------------   -----------
1998....................    $ 3,490,307      $ 4,069,770      $30,934,508      $38,494,585
1999....................             --        5,271,727        6,446,122       11,717,849
2000....................             --        4,058,990        5,393,486        9,452,476
2001....................             --        1,951,908        4,114,374        6,066,282
2002....................             --           12,329        1,863,571        1,875,900
                            -----------      -----------      -----------      -----------
                            $ 3,490,307      $15,364,724       48,752,061       67,607,092
                            ===========      ===========
     Less amount representing interest                         (6,008,462)      (6,008,462)
                                                              -----------      -----------
                                                              $42,743,599      $61,598,630
                                                              ===========      ===========

     Each of the above lines of credit agreements subject the Company to certain restrictive covenants including financial ratios, minimum net worth requirements and payment of dividend restrictions. As of December 31, 1997, the Company was not in compliance with certain of these restrictive covenants. The existence of these events of default permits the lenders to take certain actions, including increasing interest rates and accelerating repayment of the debt obligations. Although the lenders have not exercised any of these rights, there is no assurance that they will not do so in the future.

     Rental equipment financing obligations include leases and rental purchase option agreements, both of which meet the criteria for treatment as capital leases under generally accepted accounting principles. The rental purchase option agreements are noncancellable and have terms up to one year. Substantially all rental equipment is purchased during or at the conclusion of the option period and subsequently refinanced through third party leasing arrangements with terms up to 60 months.

     Interest expense related to rental equipment under rental equipment financing leases for the years ended December 31, 1995, 1996 and 1997 and for the six month period ended June 30, 1998 was $1,884,180, $2,142,810, $2,746,663 and $2,219,911 (unaudited), respectively.

8. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases real estate, certain office equipment and vehicles under noncancelable operating leases. These leases expire at various dates through September 30, 2002. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

              ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.

Future minimum lease payments, by year and in the aggregate, for noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 31, 1997:

1998.............................................  $  396,813
1999.............................................     414,886
2000.............................................     329,701
2001.............................................     378,199
2002.............................................     295,796
2003 and thereafter..............................      94,046
                                                   ----------
                                                   $1,909,441
                                                   ==========

     Rent expense under noncancelable operating leases for the years ended December 31, 1995, 1996 and 1997 was $312,083, $329,776 and $403,226,
respectively.

  Sales and Use Tax Audit

     During the three years ended December 31, 1997, various taxing authorities conducted and completed audits of sales and use tax with respect to the Company's equipment rental activities. The additional sales and use tax payable by the Company resulting from the ultimate audit settlements was less than the amounts accrued during the periods covered by the audits. The Company recorded these differences in the period in which the settlements were reached. Included in selling, general and administrative expenses for the year ended December 31, 1997 is a $655,000 credit that arose from the reversal of sales and use tax provided for in 1995. The Company believes that its remaining sales and use tax accruals are adequate.

  Litigation, Claims and Disputes

     The Company is involved in routine litigation, claims and disputes arising in the normal course of business. Management has reviewed these matters with legal counsel and believes that the ultimate liability, if any, resulting from these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

9. RELATED PARTY TRANSACTIONS

     The Company leases land and buildings used in its operations from its stockholder. The leases cover several operating locations and expire annually on December 31. The total rent paid related to these leases for the years ended December 31, 1995, 1996 and 1997 was $252,000, $262,500 and $240,000,
respectively.

     The Company leases rental equipment from an affiliated company. The total rent paid for the years ended December 31, 1995, 1996 and 1997 was $322,648, $361,742 and $288,687, respectively. The Company also guarantees certain debt of the affiliate. Such debt had a balance of $226,295 at December 31, 1997.

     The Company had the following balances due from/payable to affiliated companies at December 31, 1996 and 1997:

                                                     DECEMBER 31,
                                                  -------------------
                                                    1996       1997
                                                  --------    -------
Due from........................................  $108,861    $62,028
                                                  ========    =======
Payable to......................................  $ 58,624    $61,684
                                                  ========    =======

              ASSOCIATED RENTAL EQUIPMENT MANAGEMENT COMPANY, INC.

10. EMPLOYEE BENEFIT PLAN

     The Company sponsors a 401(k) plan (the "Plan") which covers full-time employees over 21 years old who have worked a minimum of one year for the Company. The Plan is funded by employee deferrals of income and discretionary contributions by the Company. The Company's matching contributions totaled $20,998, $25,741 and $27,675 for the years ended December 31, 1995, 1996 and
1997, respectively. Amounts due to the Plan at December 31, 1996 and 1997 were $25,127 and $29,020, respectively.

11. SUBSEQUENT EVENT

     In June 1998, the stockholder entered into an asset purchase agreement whereby substantially all of the Company's operating assets and liabilities, except for real property and certain equipment, will be purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and a convertible promissory note. Completion of this transaction is subject to customary closing conditions.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Revco Equipment Rentals, Inc.:

     We have audited the accompanying balance sheet of Revco Equipment Rentals, Inc. (a Florida corporation) as of December 31, 1997, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Revco Equipment Rentals, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  July 11, 1998.

                         REVCO EQUIPMENT RENTALS, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
Cash and cash equivalents...................................   $  104,038    $   70,576
Accounts receivable.........................................      283,747       269,246
Inventories.................................................       42,600        51,527
Other assets................................................       51,797        50,629
Rental equipment, net.......................................    1,831,082     1,693,161
Property and equipment, net.................................      303,335       302,575
                                                               ----------    ----------
          Total assets......................................   $2,616,599    $2,437,714
                                                               ==========    ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Accrued expenses and other liabilities....................       11,680        11,243
  Debt......................................................    1,525,991     1,336,347
                                                               ----------    ----------
          Total liabilities.................................    1,537,671     1,347,590
COMMITMENTS AND CONTINGENCIES (Notes 6 and 7)
STOCKHOLDERS' EQUITY:
  Common stock -- $10 par value, 1,000 shares authorized,
     100 issued and outstanding.............................        1,000         1,000
  Treasury stock, at cost...................................     (150,000)     (150,000)
  Additional paid-in capital................................      131,243       131,243
  Retained earnings.........................................    1,096,685     1,107,881
                                                               ----------    ----------
          Total stockholders' equity........................    1,078,928     1,090,124
                                                               ----------    ----------
          Total liabilities and stockholders' equity........   $2,616,599    $2,437,714
                                                               ==========    ==========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                         REVCO EQUIPMENT RENTALS, INC.

                              STATEMENTS OF INCOME

                                                             FOR THE      FOR THE THREE MONTH PERIOD
                                                            YEAR ENDED         ENDED MARCH 31,
                                                           DECEMBER 31,   --------------------------
                                                               1997          1997           1998
                                                           ------------   -----------    -----------
                                                                          (UNAUDITED)    (UNAUDITED)
REVENUE:
  Equipment rentals......................................   $2,128,701     $566,346       $492,627
  Sales of rental equipment, parts and supplies..........      495,146      154,380         40,314
                                                            ----------     --------       --------
                                                             2,623,847      720,726        532,941
COST OF REVENUE:
  Cost of equipment rentals..............................    1,004,217      240,983        189,115
  Rental equipment depreciation..........................      612,634      133,993        139,390
  Cost of sales of rental equipment, parts and
     supplies............................................      222,818       65,172         27,216
                                                            ----------     --------       --------
                                                             1,839,669      440,148        355,721
                                                            ----------     --------       --------
          Gross profit...................................      784,178      280,578        177,220
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...............................................      312,470       79,465         79,246
NONRENTAL EQUIPMENT DEPRECIATION.........................       24,743        5,438            760
                                                            ----------     --------       --------
          Operating income...............................      446,965      195,675         97,214
                                                            ----------     --------       --------
OTHER INCOME (EXPENSE), net:
  Interest expense.......................................     (122,252)     (32,885)       (31,010)
  Interest income........................................        3,304           --             --
                                                            ----------     --------       --------
          Total other income (expense), net..............     (118,948)     (32,885)       (31,010)
                                                            ----------     --------       --------
          Net income.....................................      328,017      162,790         66,204
PRO FORMA PROVISION FOR INCOME TAX.......................      131,207       65,116         26,482
                                                            ----------     --------       --------
PRO FORMA NET INCOME.....................................   $  196,810     $ 97,674       $ 39,722
                                                            ==========     ========       ========

  The accompanying notes to financial statements are an integral part of these statements.

                         REVCO EQUIPMENT RENTALS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                  COMMON STOCK
                               ------------------
                                NUMBER                 TREASURY        ADDITIONAL       RETAINED
                               OF SHARES   AMOUNT   STOCK, AT COST   PAID-IN CAPITAL    EARNINGS      TOTAL
                               ---------   ------   --------------   ---------------   ----------   ----------
BALANCE, January 1, 1997.....     100      $1,000     $(150,000)        $131,243       $  932,030   $  914,273
  Distributions..............      --          --            --               --         (163,362)    (163,362)
  Net income.................      --          --            --               --          328,017      328,017
                                  ---      ------     ---------         --------       ----------   ----------
BALANCE, December 31, 1997...     100       1,000      (150,000)         131,243        1,096,685    1,078,928
  Distributions
     (unaudited).............      --          --            --               --          (55,008)     (55,008)
  Net income (unaudited).....      --          --            --               --           66,204       66,204
                                  ---      ------     ---------         --------       ----------   ----------
BALANCE, March 31, 1998
  (unaudited)................     100      $1,000     $(150,000)        $131,243       $1,107,881   $1,090,124
                                  ===      ======     =========         ========       ==========   ==========

  The accompanying notes to financial statements are an integral part of these statements.

                         REVCO EQUIPMENT RENTALS, INC.

                            STATEMENTS OF CASH FLOWS

                                                          FOR THE       FOR THE THREE MONTH PERIOD
                                                         YEAR ENDED           ENDED MARCH 31,
                                                        DECEMBER 31,    ---------------------------
                                                            1997           1997            1998
                                                        ------------    -----------     -----------
                                                                        (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................   $ 328,017       $ 162,790       $  66,204
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation.....................................     637,377         139,431         140,150
     Gain on sale of rental equipment.................    (229,374)        (93,176)        (10,584)
     Changes in operating assets and liabilities:
       Accounts receivable............................     (49,063)        (47,463)         14,501
       Inventories....................................     (17,942)        (21,300)         (8,927)
       Other assets...................................        (714)             26           1,168
       Accrued expenses and other liabilities.........       1,372              85            (437)
                                                         ---------       ---------       ---------
          Net cash provided by operating activities...     669,673         140,393         202,075
                                                         ---------       ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of rental equipment.......................    (948,004)       (140,698)         (9,198)
  Purchases of property and equipment.................     (13,716)             --              --
  Proceeds from sales of rental equipment.............     458,514         150,034          18,313
                                                         ---------       ---------       ---------
          Net cash provided by (used in) investing
            activities................................    (503,206)          9,336           9,115
                                                         ---------       ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of distributions............................    (126,792)        (60,212)        (55,008)
  Additional borrowings of debt.......................     716,630         179,158              --
  Repayments of debt..................................    (702,694)       (256,730)       (189,644)
                                                         ---------       ---------       ---------
          Net cash used in financing activities.......    (112,856)       (137,784)       (244,652)
                                                         ---------       ---------       ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.........................................      53,611          11,945         (33,462)
CASH AND CASH EQUIVALENTS, beginning of period........      50,427          50,427         104,038
                                                         ---------       ---------       ---------
CASH AND CASH EQUIVALENTS, end of period..............   $ 104,038       $  62,372       $  70,576
                                                         =========       =========       =========
SUPPLEMENTAL DISCLOSURE OF
  NON-CASH TRANSACTIONS:
  Distributions of property and equipment.............   $  36,570       $  36,570       $      --
                                                         =========       =========       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest..............................   $ 122,252       $  32,885       $  31,010
                                                         =========       =========       =========

  The accompanying notes to financial statements are an integral part of these statements.

                         REVCO EQUIPMENT RENTALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     Revco Equipment Rentals, Inc. (the "Company") was incorporated on April 15, 1980, as a Florida S Corporation. The Company rents a broad array of equipment to a customer base that includes principally construction industry participants and industrial companies. The Company also engages in related activities such as selling used rental equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying audited and unaudited balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents at December 31, 1997 and March 31, 1998 (unaudited).

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related supply items and are stated at the lower of weighted average cost or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using an accelerated method. The range of useful lives estimated by management for rental equipment is five to ten years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using an accelerated method. The range of useful lives estimated by management for property and equipment is five to thirty-nine years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Fair value of financial instruments

     The carrying amounts reported in the balance sheets for accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value due to the short-term nature of these accounts. The fair value of debt is determined using current applicable interest rates as of December 31, 1997 and March 31, 1998 (unaudited) and approximates the carrying value of such debt.

  Income taxes

     The Company is an S Corporation for income tax purposes. Accordingly, income, losses, and related temporary differences which arise in the recording of income and expense items for financial reporting and tax

                         REVCO EQUIPMENT RENTALS, INC.

reporting purposes are included in the individual tax returns of the stockholders. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

     The pro forma adjustment to reflect income taxes in the accompanying statements of income is for information purposes only. The pro forma provision for income tax has been provided at the estimated rate of 40%.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base.

3. RENTAL EQUIPMENT

     Rental equipment and related accumulated depreciation consist of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Rental equipment............................................  $ 3,582,745    $ 3,567,215
Less -- accumulated depreciation............................   (1,751,663)    (1,874,054)
                                                              -----------    -----------
          Rental equipment, net.............................  $ 1,831,082    $ 1,693,161
                                                              ===========    ===========

4. PROPERTY AND EQUIPMENT

     A summary of property and equipment is as follows:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Furniture, fixtures and office equipment....................   $  33,396      $  33,396
Vehicles....................................................     241,528        241,528
Buildings...................................................     176,810        176,810
Leasehold improvements......................................      27,750         27,750
Land........................................................     101,600        101,600
                                                               ---------      ---------
                                                                 581,084        581,084
Less -- accumulated depreciation............................    (277,749)      (278,509)
                                                               ---------      ---------
          Property and equipment, net.......................   $ 303,335      $ 302,575
                                                               =========      =========

                         REVCO EQUIPMENT RENTALS, INC.

5. DEBT

     Debt consists of the following:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
Term loans, secured by accounts receivable, inventories and
  rental equipment, interest at rates ranging from 6.32% to
  10.9%, payable in monthly installments....................   $1,322,456    $1,137,672
Mortgage, secured by building and land, interest at 8.25%,
  Payable in monthly installments through December 1,
  2007......................................................      120,130       118,167
Unsecured note payable to a former stockholder, interest at
  8.5%, payable in monthly installments through August 25,
  2003......................................................       83,405        80,508
                                                               ----------    ----------
          Total debt........................................   $1,525,991    $1,336,347
                                                               ==========    ==========

     Debt maturities at December 31, 1997, are as follows:

1998........................................................  $  607,270
1999........................................................     435,368
2000........................................................     235,259
2001........................................................     135,976
2002........................................................      28,051
Thereafter..................................................      84,067
                                                              ----------
          Total.............................................  $1,525,991
                                                              ==========

6. COMMITMENTS AND CONTINGENCIES

     The Company leases certain equipment used for rental purposes under a noncancellable operating lease. Future minimum lease payments, by year and in the aggregate, for this lease are as follows:

1998........................................................  $ 37,740
1999........................................................    37,740
2000........................................................    37,740
2001........................................................    37,740
2002........................................................    31,422
                                                              --------
          Total.............................................  $182,382
                                                              ========

7. SUBSEQUENT EVENT

     Effective April 3, 1998, substantially all of the Company's operating assets and liabilities were purchased by NationsRent, Inc. in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To High Reach Company, Inc. and
   High Reach Leasing Company:

     We have audited the accompanying combined balance sheet of High Reach Company, Inc. (a Florida corporation) and High Reach Leasing Company (an unincorporated entity wholly owned by Rodger A. Renzulli) as of September 30, 1997 and the related combined statements of income, stockholder's equity and owner's capital, and cash flows for the year then ended. These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of High Reach Company, Inc. and High Reach Leasing Company as of September 30, 1997 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
   September 4, 1998.

                            HIGH REACH COMPANY, INC.
                                      AND
                           HIGH REACH LEASING COMPANY

                            COMBINED BALANCE SHEETS

                                                              SEPTEMBER 30,     JUNE 30,
                                                                  1997            1998
                                                              -------------    -----------
                                                                               (UNAUDITED)
ASSETS
Cash and cash equivalents...................................   $ 1,314,872     $ 1,642,254
Accounts receivable, net of allowances for doubtful accounts of $90,000 and $110,000 (unaudited) at September 30, 1997
  and June 30, 1998, respectively...........................     2,630,784       3,315,566
Inventories.................................................       355,128         565,973
Trading securities..........................................            --       1,986,971
Due from affiliates.........................................       773,043       1,093,982
Rental equipment, net.......................................    33,678,259      40,677,638
Land, property and equipment, net...........................     4,047,129       5,176,161
Other assets................................................       326,702         166,439
                                                               -----------     -----------
          Total assets......................................   $43,125,917     $54,624,984
                                                               ===========     ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
  AND OWNER'S CAPITAL
LIABILITIES:
  Accounts payable..........................................   $   573,521     $   421,540
  Accrued expenses and other liabilities....................       889,036         870,423
  Debt......................................................    31,071,691      40,663,144
  Deferred income taxes.....................................     2,815,780       3,416,855
                                                               -----------     -----------
          Total liabilities.................................    35,350,028      45,371,962
                                                               -----------     -----------
COMMITMENTS AND CONTINGENCIES (Notes 3, 8 and 11)
STOCKHOLDER'S EQUITY AND OWNER'S CAPITAL:
     Common stock - $1 par value; 7,500 shares authorized;
       100 shares issued and outstanding....................           100             100
     Additional paid-in capital.............................        41,406          41,406
     Retained earnings......................................     7,734,383       9,211,516
                                                               -----------     -----------
          Total stockholder's equity and owner's capital....     7,775,889       9,253,022
                                                               -----------     -----------
          Total liabilities and stockholder's equity and
            owner's capital.................................   $43,125,917     $54,624,984
                                                               ===========     ===========

            The accompanying notes to combined financial statements
             are an integral part of these combined balance sheets.

                            HIGH REACH COMPANY, INC.
                                      AND
                           HIGH REACH LEASING COMPANY

                         COMBINED STATEMENTS OF INCOME

                                                          FOR THE YEAR    FOR THE NINE MONTH PERIOD
                                                              ENDED            ENDED JUNE 30,
                                                          SEPTEMBER 30,   -------------------------
                                                              1997           1997          1998
                                                          -------------   -----------   -----------
                                                                                 (UNAUDITED)
Revenue:
  Equipment rentals.....................................   $15,138,252    $11,048,680   $14,977,675
  Sales of equipment, parts and supplies................     2,551,688      2,223,083     1,787,415
  Other.................................................       532,689        197,831        75,658
                                                           -----------    -----------   -----------
                                                            18,222,629     13,469,594    16,840,748
Cost of revenue:
  Cost of equipment rentals, excluding depreciation.....     6,007,162      4,224,494     5,264,014
  Rental equipment depreciation.........................     3,152,484      2,313,396     3,021,190
  Cost of sales of equipment, parts and supplies........     1,703,227      1,449,352     1,294,022
                                                           -----------    -----------   -----------
                                                            10,862,873      7,987,242     9,579,226
                                                           -----------    -----------   -----------
     Gross profit.......................................     7,359,756      5,482,352     7,261,522
Selling, general and administrative expenses............     2,739,286      2,071,330     2,961,852
Nonrental depreciation and amortization.................       343,627        239,627       267,859
                                                           -----------    -----------   -----------
     Operating income...................................     4,276,843      3,171,395     4,031,811
                                                           -----------    -----------   -----------
Other income (Expense), net:
  Interest expense......................................    (2,185,187)    (1,563,294)   (2,163,455)
  Interest income.......................................        13,014             --        57,042
  Net gain on sale of trading securities................            --             --       152,810
                                                           -----------    -----------   -----------
                                                            (2,172,173)    (1,563,294)   (1,953,603)
                                                           -----------    -----------   -----------
     Income before provision for income taxes...........     2,104,670      1,608,101     2,078,208
Provision for income taxes..............................       720,603        456,000       601,075
                                                           -----------    -----------   -----------
Net income..............................................     1,384,067      1,152,101     1,477,133
Pro forma provision for income taxes....................       220,624        198,759       211,867
                                                           -----------    -----------   -----------
Pro forma net income....................................   $ 1,163,443    $   953,342   $ 1,265,266
                                                           ===========    ===========   ===========

            The accompanying notes to combined financial statements
               are an integral part of these combined statements.

                            HIGH REACH COMPANY, INC.
                                      AND
                           HIGH REACH LEASING COMPANY

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
                              AND OWNER'S CAPITAL

                                               COMMON STOCK                          RETAINED EARNINGS
                                            ------------------   ADDITIONAL   -------------------------------
                                             NUMBER               PAID-IN      HIGH REACH       HIGH REACH
                                            OF SHARES   AMOUNT    CAPITAL     COMPANY, INC.   LEASING COMPANY     TOTAL
                                            ---------   ------   ----------   -------------   ---------------   ----------
BALANCE, October 1, 1996..................     100       $100     $41,406      $5,170,712       $1,179,604      $6,391,822
  Net income..............................      --         --          --         832,508          551,559       1,384,067
                                               ---       ----     -------      ----------       ----------      ----------
BALANCE, September 30, 1997...............     100        100      41,406       6,003,220        1,731,163       7,775,889
  Net income (unaudited)..................      --         --          --         947,464          529,669       1,477,133
                                               ---       ----     -------      ----------       ----------      ----------
BALANCE, June 30, 1998 (unaudited)........     100       $100     $41,406      $6,950,684       $2,260,832      $9,253,022
                                               ===       ====     =======      ==========       ==========      ==========

The accompanying notes to combined financial statements are an integral part of these combined statements.

                            HIGH REACH COMPANY, INC.
                                      AND
                           HIGH REACH LEASING COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                          FOR THE NINE MONTH PERIOD
                                                     FOR THE YEAR ENDED         ENDED JUNE 30,
                                                       SEPTEMBER 30,      --------------------------
                                                            1997             1997           1998
                                                     ------------------   -----------   ------------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.........................................     $  1,384,067      $ 1,152,101   $  1,477,133
Adjustments to reconcile net income to net cash
  Provided by operating activities-
       Depreciation and amortization...............        3,496,111        2,553,023      3,289,049
       Deferred income tax provision...............          720,603          456,000        601,075
       Gain on sale of assets......................         (660,854)        (605,423)      (296,577)
       Unrealized loss on trading securities.......               --               --         91,616
       Changes in operating assets and liabilities:
          Accounts receivable......................         (182,467)          (5,544)      (684,782)
          Inventories..............................          (58,376)         (35,065)      (210,845)
          Other assets.............................         (264,762)          19,100        151,448
          Accounts payable.........................           (1,753)        (178,780)      (151,981)
          Accrued expenses and other liabilities...          206,718           20,441        (18,613)
                                                        ------------      -----------   ------------
          Net cash provided by operating
            activities.............................        4,639,287        3,375,853      4,247,523
                                                        ------------      -----------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Net purchases of trading securities................               --               --     (2,078,587)
Purchases of property and equipment................       (1,314,334)        (715,555)    (1,413,134)
Proceeds from sale of property and equipment.......           15,234            1,500         32,250
Purchases of rental equipment......................      (12,222,032)      (8,324,695)   (10,582,060)
Proceeds from sale of rental equipment.............        1,600,529        1,401,367        861,659
                                                        ------------      -----------   ------------
          Net cash used in investing activities....      (11,920,603)      (7,637,383)   (13,179,872)
                                                        ------------      -----------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt, net of costs...................       17,288,784       12,817,335     11,545,773
Repayments of debt.................................       (8,624,596)      (7,638,280)    (1,965,103)
Advances to affiliates, net........................         (422,661)        (463,369)      (320,939)
                                                        ------------      -----------   ------------
       Net cash provided by financing activities...        8,241,527        4,715,686      9,259,731
                                                        ------------      -----------   ------------
Net increase in cash and cash equivalents..........          960,211          454,156        327,382
Cash and cash equivalents, beginning of period.....          354,661          354,661      1,314,872
                                                        ------------      -----------   ------------
Cash and cash equivalents, end of period...........     $  1,314,872      $   808,817   $  1,642,254
                                                        ============      ===========   ============
Supplemental disclosure of cash flow information:
     Cash paid for interest........................     $  2,131,616      $ 1,549,882   $  2,170,418
                                                        ============      ===========   ============
     Cash paid for income taxes....................     $    173,200      $   127,800   $      8,400
                                                        ============      ===========   ============

            The accompanying notes to combined financial statements
               are an integral part of these combined statements.

                            HIGH REACH COMPANY, INC.
                                      AND
                           HIGH REACH LEASING COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               September 30, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     High Reach Company, Inc. was incorporated in 1978 in the State of Florida and High Reach Leasing Company, an unincorporated entity wholly-owned by Rodger
A. Renzulli, was formed in the same year. High Reach Company, Inc. and High Reach Leasing Company, collectively referred to as the "Companies", do business in Florida as High Reach, a dealer/distributor of off-road, hydraulic self-propelled aerial work platforms. The Companies rent, sell and service self-propelled aerial work platforms. Operations are conducted throughout Florida from operating facilities in Sanford, Tampa, Jacksonville, and Deerfield Beach. The customer base includes the construction trades employed in all types of vertical building. Other customers include those in the business of maintaining existing residential, commercial and industrial structures, including Central Florida area attractions and the motion picture and television industries. Rental periods are generally less than one year and the related contracts are cancelable at the discretion of the customer. The nature of the Companies' business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying combined balance sheets are presented on an unclassified basis.

     The combined financial statements include High Reach Company, Inc. and High Reach Leasing Company, both of which are wholly owned by the same person. All significant intercompany accounts and transactions have been eliminated in combination.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash Equivalents

     The Companies consider all highly liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 1997 and June 30, 1998, $963,314 and $1,000,990 (unaudited), respectively, of the total cash and cash equivalents was interest bearing.

  Marketable Securities

     In accordance with the provisions of Statement Financial Accounting Standards No. 115, unrealized gains and losses on trading securities (which are stated at quoted fair value) are included in income. All of the Companies marketable securities are classified as trading securities.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related rental equipment supplies and accessories. Inventories are stated at the lower of cost, using the first-in, first-out method, or market.

  Rental Equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The useful lives estimated by management for rental equipment is seven or ten years. Ordinary maintenance and repair costs are charged to operations as incurred. Betterments which substantially extend the useful life of rental equipment are capitalized.

                            HIGH REACH COMPANY, INC.
                                      AND
                           HIGH REACH LEASING COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

  Land, Property and Equipment

     Land is stated at cost. Property and equipment are stated at cost less accumulated depreciation and are depreciated on the straight-line method using the following estimated useful lives:

Buildings and improvements..................................  7-40 years
Transportation equipment....................................  5-10 years
Office and shop equipment...................................   3-7 years

     The cost of additions and improvements which substantially extend the useful life of a particular asset are capitalized. Upon sale, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in other income.

  Loan Costs

     Loan costs are amortized on a straight-line basis over the term of the related loan or mortgage, which range from 12 to 120 months.

  Impairment of Long-Lived Assets

     The Companies periodically review their valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Companies record impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

  Fair Value of Financial Instruments

     The carrying amounts reported in the accompanying combined balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value as of September 30, 1997 and June 30, 1998 (unaudited) due to the short-term nature of these amounts. The fair value of debt is determined using current applicable interest rates as of September 30, 1997 and June 30, 1998 (unaudited) and approximates the carrying value of such debt.

  Revenue Recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Equipment rental revenue is recognized as earned over the respective contract term.

  Income Taxes

     High Reach Leasing Company, a proprietorship, is not a tax paying entity for purposes of federal and state income taxes. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax return of the proprietor. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying combined financial statements.

     The pro forma adjustment to reflect income taxes in the accompanying combined statements of income is for informational purposes only. The pro forma provision for income tax has been provided at the estimated effective rate of 40% on the proprietorship's income only.

                            HIGH REACH COMPANY, INC.
                                      AND
                           HIGH REACH LEASING COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

     High Reach Company, Inc. follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires, among other things, recognition of future tax effects measured at enacted rates attributable to deductible temporary differences between the financial statement and income tax bases of assets and liabilities to the extent that realization of said effects is more likely than not.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Companies to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Companies' customer base. No single customer represents greater than 10% of total accounts receivable. The Companies control credit risk through credit approvals, credit limits and monitoring procedures.

  Interim Financial Information

     In the opinion of management, the unaudited interim financial information as of June 30, 1998 and for the nine month periods ended June 30, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim periods. The results of operations for the nine months ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ended December 31, 1998.

3. RENTAL EQUIPMENT, NET

     Rental equipment consists of the following:

                                                      SEPTEMBER 30,    JUNE 30,
                                                          1997           1998
                                                      -------------   -----------
                                                                      (UNAUDITED)
Rental equipment, at cost...........................   $42,265,893    $51,656,967
Less- Accumulated depreciation......................    (8,587,634)   (10,979,329)
                                                       -----------    -----------
  Rental equipment, net.............................   $33,678,259    $40,677,638
                                                       ===========    ===========

     Through September 4, 1998, the Companies had purchased or committed to purchase approximately $3,000,000 of additional rental equipment.

                            HIGH REACH COMPANY, INC.
                                      AND
                           HIGH REACH LEASING COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

4. LAND, PROPERTY AND EQUIPMENT, NET

     Land, property and equipment consist of the following:

                                                       SEPTEMBER 30,    JUNE 30,
                                                           1997           1998
                                                       -------------   -----------
                                                                       (UNAUDITED)
Land.................................................   $   977,623    $1,074,485
Buildings and improvements...........................     1,430,499     2,178,503
Transportation equipment.............................     2,019,086     2,151,203
Office and shop equipment............................       355,274       394,531
Construction in progress.............................       574,371       884,611
                                                        -----------    ----------
                                                          5,356,853     6,683,333
Less - accumulated depreciation......................    (1,309,724)   (1,507,172)
                                                        -----------    ----------
Land, property and equipment, net....................   $ 4,047,129    $5,176,161
                                                        ===========    ==========

     As of September 30, 1997, the Companies were in the process of expanding their Sanford operating facility and were obtaining the permits necessary to begin construction of a Tampa operating facility. The Sanford operating facility was completed in January, 1998 for a total cost of $785,050, excluding land. The total cost incurred on the Tampa facility as of September 4, 1998 was $1,268,969.

     Construction in progress includes $13,346 of capitalized interest in conjunction with the expansion of the Companies' Sanford facilities.

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following:

                                                        SEPTEMBER 30,    JUNE 30,
                                                            1997           1998
                                                        -------------   -----------
                                                                        (UNAUDITED)
Personal property taxes...............................    $102,547       $282,244
Payroll-related.......................................     212,876        252,310
Interest..............................................     208,523        224,655
Real estate property taxes............................     268,470         28,830
Other.................................................      96,620         82,384
                                                          --------       --------
  Accrued expenses and other liabilities..............    $889,036       $870,423
                                                          ========       ========

                            HIGH REACH COMPANY, INC.
                                      AND
                           HIGH REACH LEASING COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

6. DEBT

     Debt consists of the following:

                                                              SEPTEMBER 30,    JUNE 30,
                                                                  1997           1998
                                                              -------------   -----------
                                                                              (UNAUDITED)
Revolving credit facility with borrowings up to $27,000,000
  based on specified assets; collateralized by substantially all assets of the Companies and the personal guarantee of
  the sole owner of the
Companies; interest payable monthly at LIBOR plus 2.25%
  (7.97% at September 30, 1997); maturing in June 1999......   $24,065,646    $25,923,660
Equipment obligations with total borrowings up to $7,850,000 and $22,850,000 for 1997 and 1998, respectively;
  collateralized by the related equipment and the personal
  guarantee of the sole owner of the Companies; interest
  payable monthly at rates ranging from 7.97% to 8.50%;
  maturing through September 2004...........................     6,632,261     13,969,902
Mortgage loans; collateralized by land, buildings and
  improvements; payable in monthly installments of $7,788
  and $19,539 as of September 30, 1997 and June 30, 1998,
  respectively; interest at LIBOR plus 2.56% (8.28% at
  September 30, 1997); maturities to May 2003...............       373,784        769,582
                                                               -----------    -----------
                                                               $31,071,691    $40,663,144
                                                               ===========    ===========

     A substantial portion of the Companies' rental fleet is financed under the $27,000,000 revolver. The revolver is renewable annually at the option of the lender. Should the revolver not be renewed, the loan agreement specifies the lender may convert the outstanding balance into a five-year term loan at a mutually agreed upon interest rate.

     The Companies were in compliance with all debt covenants as of September 30, 1997 and June 30, 1998 (unaudited).

     Maturities of the Companies' debt at September 30, 1997, are as follows:

1998........................................................  $25,716,530
1999........................................................    1,525,887
2000........................................................    1,399,251
2001........................................................    1,290,905
2002........................................................      645,833
  2003 and thereafter.......................................      493,285
                                                              -----------
                                                              $31,071,691
                                                              ===========

                            HIGH REACH COMPANY, INC.
                                      AND
                           HIGH REACH LEASING COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

7. INCOME TAXES

     The provision for federal and state income taxes for High Reach Company, Inc. is as follows:

                                                                 YEAR ENDED
                                                                SEPTEMBER 30,
                                                                    1997
                                                                -------------
Current.....................................................      $     --
Deferred....................................................       720,603
                                                                  --------
                                                                  $720,603
                                                                  ========
Federal.....................................................      $629,181
State.......................................................        91,422
                                                                  --------
                                                                  $720,603
                                                                  ========

     A reconciliation of the difference between the expected provision for income taxes using the statutory federal income tax rate of 34% and High Reach Company, Inc.'s actual provision is as follows:

                                                               YEAR ENDED
                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
Income tax at federal statutory rate........................    $715,588
Exclusion of proprietorship income..........................    (187,530)
State income tax............................................      45,788
Other, net..................................................     146,757
                                                                --------
                                                                $720,603
                                                                ========

     Deferred income taxes arise primarily due to the carryforward of net operating losses and tax credits, temporary differences in recognizing certain revenues and expenses for tax purposes and the use of accelerated depreciation for tax purposes. The components of the deferred income taxes are as follows:

                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
Deferred tax assets:
  Allowance for doubtful accounts...........................   $   26,341
  Accrued expenses..........................................       29,601
  Federal and state net operating loss carryforwards........      978,382
  Alternative minimum tax credit carryforwards..............      666,726
                                                               ----------
                                                                1,701,050
Deferred tax liability:
  Depreciation..............................................    4,491,953
  Other.....................................................       24,877
                                                               ----------
                                                                4,516,830
                                                               ----------
Net deferred tax liability..................................   $2,815,780
                                                               ==========

     The Corporation has available federal and state net operating loss carryforwards of $351,752 and $2,282,189, which expire in 2011 and 2012, respectively, and federal and state alternative minimum tax credit

                            HIGH REACH COMPANY, INC.
                                      AND
                           HIGH REACH LEASING COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

carryforwards of $593,022 and $73,704, respectively, which do not expire and therefore may be carried forward indefinitely, to reduce regular federal and state income taxes.

8. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Companies lease certain office and service facilities in Tampa and Jacksonville, Florida under operating leases. The Tampa lease was canceled during September 1998 as operations were moved to new Company-owned facilities. Certain real estate leases require the Company to pay maintenance, insurance, taxes, and certain other expenses in addition to the stated rentals.

     Future minimum lease payments to unrelated third parties at September 30, 1997 for the noncancelable operating leases are as follows:

                        FISCAL YEAR
                        -----------
1998........................................................  $ 76,860
1999........................................................    38,340
2000........................................................     6,390
                                                              --------
          Total.............................................  $121,590
                                                              ========

     Under the terms of the above operating leases and other short-term, month-to-month rentals, rent expenses amounted to $71,594 for the year ended September 30, 1997.

  Litigation, Claims and Assessments

     From time to time, the Companies may be engaged in routine litigation and disputes incidental to their business. The Companies do not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying combined financial statements.

  Self-Insurance

     Due to the rising cost of insurance, the Companies have elected to be self-insured for a substantial portion of the risk of rental and transportation equipment damage or loss. As of September 30, 1997, coverage by insurance companies for such equipment was $8,000,000.

9. RELATED PARTY TRANSACTIONS

     Various personal expenses and cash advances are periodically paid to the shareholder and the employees of the Companies and are included as due from affiliates in the accompanying combined balance sheets. The receivable from the shareholder is an interest bearing open credit arrangement. Amounts due from affiliates consist of the following:

                                                              SEPTEMBER    JUNE 30,
                                                              30, 1997       1998
                                                              ---------   -----------
                                                                          (UNAUDITED)
Shareholder.................................................  $728,866    $   56,063
Employees...................................................    44,177     1,037,919
                                                              --------    ----------
                                                              $773,043    $1,093,982
                                                              ========    ==========

                            HIGH REACH COMPANY, INC.
                                      AND
                           HIGH REACH LEASING COMPANY

              NOTES TO COMBINED FINANCIAL STATEMENTS -- CONTINUED

10. EMPLOYEE BENEFIT PLAN

     High Reach Company, Inc. has adopted a defined contribution employee benefit plan under Section 401(k) of the Internal Revenue Code. All employees who have met minimum age and length of service requirements are qualified to participate. Employee contributions are voluntary and employer contributions are made at the discretion of the Board of Directors in an amount not to exceed the amount deductible for income tax purposes. Plan expense was $68,918 for fiscal year 1997.

11. SUBSEQUENT EVENT

     Effective September 4, 1998, all of the outstanding stock of High Reach Company, Inc. and substantially all of the operating assets and related liabilities of High Reach Leasing Company were purchased by NationsRent, Inc., an unrelated third party, in exchange for cash.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Reliable Rental & Supply Co., Inc.:

     We have audited the accompanying balance sheet of Reliable Rental & Supply Co., Inc. (an Alabama S corporation) as of December 31, 1997, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reliable Rental & Supply Co., Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
   September 18, 1998.

                       RELIABLE RENTAL & SUPPLY CO., INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,    JUNE 30,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                           ASSETS
Cash and cash equivalents...................................   $  202,074    $       --
Accounts receivable, net of allowances for doubtful accounts of $25,000 for both December 31, 1997 and June 30, 1998
  (unaudited)...............................................    1,041,815     1,392,179
Inventories.................................................      120,241       191,163
Rental equipment, net.......................................    4,838,244     7,284,873
Property and equipment, net.................................      744,682       917,811
Other assets................................................          800        78,192
                                                               ----------    ----------
          Total assets......................................   $6,947,856    $9,864,218
                                                               ==========    ==========
            LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Accounts payable..........................................   $  390,661    $  673,117
  Accrued expenses and other liabilities....................      375,076       455,998
  Debt......................................................    4,602,766     6,859,316
                                                               ----------    ----------
          Total liabilities.................................    5,368,503     7,988,431
COMMITMENTS AND CONTINGENCIES (Notes 7 and 9)
STOCKHOLDERS' EQUITY:
  Common stock $1.00 par value, 5,000 shares authorized,
     1,666 shares issued and outstanding....................        1,666         1,666
  Additional paid-in capital................................      343,333       343,333
  Retained earnings.........................................    1,234,354     1,530,788
                                                               ----------    ----------
          Total stockholders' equity........................    1,579,353     1,875,787
                                                               ----------    ----------
          Total liabilities and stockholders' equity........   $6,947,856    $9,864,218
                                                               ==========    ==========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                       RELIABLE RENTAL & SUPPLY CO., INC.

                              STATEMENTS OF INCOME

                                                                             FOR THE SIX MONTH PERIOD
                                                        FOR THE YEAR ENDED        ENDED JUNE 30,
                                                           DECEMBER 31,      -------------------------
                                                               1997             1997          1998
                                                        ------------------   -----------   -----------
                                                                                    (UNAUDITED)
Revenue:
  Equipment rentals...................................      $8,315,475       $3,896,252    $5,110,775
  Sales of equipment, parts and supplies..............       1,150,832          456,788       552,610
                                                            ----------       ----------    ----------
                                                             9,466,307        4,353,040     5,663,385
Cost of revenue:
  Cost of equipment rentals, excluding depreciation...       4,183,338        1,867,855     2,306,355
  Rental equipment depreciation.......................       1,291,306          652,543       844,370
  Cost of sales of equipment, parts and supplies......         625,438          222,450       282,461
                                                            ----------       ----------    ----------
                                                             6,100,082        2,742,848     3,433,186
                                                            ----------       ----------    ----------
     Gross profit.....................................       3,366,225        1,610,192     2,230,199
Selling, general and administrative
  expenses............................................       2,040,860          917,709     1,237,401
Nonrental depreciation and amortization...............         297,649          144,000       182,000
                                                            ----------       ----------    ----------
     Operating income.................................       1,027,716          548,483       810,798
                                                            ----------       ----------    ----------
Other income (expense), net:
  Interest expense....................................        (419,379)        (196,128)     (228,346)
  Other, net..........................................          15,350           12,446        13,982
                                                            ----------       ----------    ----------
          Total other income (expense), net...........        (404,029)        (183,682)     (214,364)
                                                            ----------       ----------    ----------
Net income............................................         623,687          364,801       596,434
Pro forma provision for income taxes..................         249,475          145,920       238,574
                                                            ----------       ----------    ----------
Pro forma net income..................................      $  374,212       $  218,881    $  357,860
                                                            ==========       ==========    ==========

  The accompanying notes to financial statements are an integral part of these statements.

                       RELIABLE RENTAL & SUPPLY CO., INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                 COMMON STOCK
                                              ------------------   ADDITIONAL
                                               NUMBER               PAID-IN      RETAINED
                                              OF SHARES   AMOUNT    CAPITAL      EARNINGS      TOTAL
                                              ---------   ------   ----------   ----------   ----------
Balance, December 31, 1996..................    1,666     $1,666    $343,333    $1,151,489   $1,496,488
  Net income................................       --         --          --       623,687      623,687
  Distributions.............................       --         --          --      (540,822)    (540,822)
                                                -----     ------    --------    ----------   ----------
Balance, December 31, 1997..................    1,666      1,666     343,333     1,234,354    1,579,353
  Net income (unaudited)....................       --         --          --       596,434      596,434
  Distributions (unaudited).................       --         --          --      (300,000)    (300,000)
                                                -----     ------    --------    ----------   ----------
Balance, June 30, 1998 (unaudited)..........    1,666     $1,666    $343,333    $1,530,788   $1,875,787
                                                =====     ======    ========    ==========   ==========

  The accompanying notes to financial statements are an integral part of these statements.

                       RELIABLE RENTAL & SUPPLY CO., INC.

                            STATEMENTS OF CASH FLOWS

                                                                           FOR THE SIX MONTH PERIOD
                                                      FOR THE YEAR ENDED        ENDED JUNE 30,
                                                         DECEMBER 31,      -------------------------
                                                             1997             1997          1998
                                                      ------------------   -----------   -----------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..........................................  $          623,687   $   364,801   $   596,434
Adjustments to reconcile net income to net cash
  provided by operating activities-
       Depreciation and amortization................           1,588,955       796,543     1,026,370
       (Gain) loss on sale of assets................            (435,347)     (280,834)      108,554
       Changes in operating assets and liabilities:
          Accounts receivable.......................            (240,171)     (102,542)     (350,364)
          Inventories...............................             (25,404)        3,687       (70,922)
          Other assets..............................              21,045         2,227       (77,392)
          Accounts payable..........................            (179,692)     (329,188)      607,730
          Accrued expenses and other liabilities....             177,006       (13,712)       80,922
                                                      ------------------   -----------   -----------
          Net cash provided by operating
            activities..............................           1,530,079       440,982     1,921,332
                                                      ------------------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment.................            (277,061)      (89,206)     (198,178)
Proceeds from sale of property and equipment........             124,771         7,507         6,398
Purchases of rental equipment.......................          (1,397,815)   (1,201,054)   (3,875,379)
Proceeds from sale of rental equipment..............             684,670       293,948       312,477
                                                      ------------------   -----------   -----------
          Net cash used in investing activities.....            (865,435)     (988,805)   (3,754,682)
                                                      ------------------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt..................................  $        3,037,983   $ 1,246,698   $ 6,032,687
  Repayments of debt................................          (2,974,559)     (388,935)   (4,101,411)
  Distributions.....................................            (540,822)     (245,916)     (300,000)
                                                      ------------------   -----------   -----------
          Net cash provided by (used in) financing
            activities..............................            (477,398)      611,847     1,631,276
                                                      ------------------   -----------   -----------
Net increase (decrease) in cash and cash
  equivalents.......................................             187,246        64,024      (202,074)
Cash and cash equivalents, beginning of period......              14,828        14,828       202,074
                                                      ------------------   -----------   -----------
Cash and cash equivalents, end of period............  $          202,074   $    78,852   $        --
                                                      ==================   ===========   ===========
Supplemental disclosure of cash flow
  information:
     Cash paid for interest.........................  $          410,629   $   192,265   $   194,124
                                                      ==================   ===========   ===========
Supplemental schedule of noncash
  investing and financing activities:
     Rental equipment acquired under capital lease
       obligations..................................  $          543,517   $        --   $        --
                                                      ==================   ===========   ===========
     Transfers of property and equipment to rental
       equipment....................................  $          131,044   $        --   $        --
                                                      ==================   ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                       RELIABLE RENTAL & SUPPLY CO., INC.

                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     Reliable Rental & Supply Co., Inc. (the "Company") was incorporated in Alabama for the purpose of creating a local diversified equipment rental company in Birmingham, Alabama. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling used rental equipment and related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheets are presented on an unclassified basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 1997 and June 30, 1998 (unaudited), the Company had no cash equivalents.

  Inventories

     Inventory consists of equipment, tools, parts, fuel and related supply items. Inventories are stated at the lower of cost, using the first-in, first-out method, or market.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The range of useful lives estimated by management for rental equipment is five to seven years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Property and equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The range of useful lives estimated by management for property and equipment is three to ten years. Ordinary maintenance and repair costs are charged to operations as incurred.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value as of December 31, 1997 and June 30, 1998 (unaudited) due to the short-term nature of these accounts. The fair value of debt at December 31, 1997 and June 30, 1998 (unaudited) approximate the carrying value of debt.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

                       RELIABLE RENTAL & SUPPLY CO., INC.

  Income taxes

     The Company is an S Corporation for income tax purposes. Accordingly, income, losses, and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the individual tax returns of the stockholders. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

     The pro forma adjustment to reflect income taxes in the accompanying statements of income is for information purposes only. The pro forma provision for income taxes has been provided at the estimated rate of 40%.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

  Interim financial information

     In the opinion of management, the unaudited interim financial information as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim periods. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

3. RENTAL EQUIPMENT, NET

     Rental equipment and related accumulated depreciation consist of the following:

                                                                        JUNE 30,
                                                   DECEMBER 31, 1997      1998
                                                   -----------------   -----------
                                                                       (UNAUDITED)
Rental equipment.................................     $8,147,662       $11,068,825
Less - accumulated depreciation..................     (3,309,418)       (3,783,952)
                                                      ----------       -----------
  Rental equipment, net..........................     $4,838,244       $ 7,284,873
                                                      ==========       ===========

                       RELIABLE RENTAL & SUPPLY CO., INC.

4. PROPERTY AND EQUIPMENT, NET

Property and equipment, consists of the following:

                                                                         JUNE 30,
                                                    DECEMBER 31, 1997      1998
                                                    -----------------   -----------
                                                                        (UNAUDITED)
Furniture, fixtures and office equipment..........  $         636,813   $  647,647
Vehicles..........................................            892,451    1,071,109
Less - accumulated depreciation...................           (784,582)    (800,945)
                                                    -----------------   ----------
  Property and equipment, net.....................  $         744,682   $  917,811
                                                    =================   ==========

5. ACCRUED EXPENSES AND OTHER LIABILITIES:

     Accrued expenses and other liabilities consists of the following:

                                                                          JUNE 30,
                                                     DECEMBER 31, 1997      1998
                                                     -----------------   -----------
                                                                         (UNAUDITED)
Personal property taxes............................  $         155,151    $178,217
Payroll-related....................................            167,557     200,676
Sales and rental taxes.............................             34,019      42,941
Other..............................................             18,349      34,164
                                                     -----------------    --------
     Accrued expenses and other liabilities........  $         375,076    $455,998
                                                     =================    ========

6. DEBT

     Debt consists of the following:

                                                                                   JUNE 30,
                                                              DECEMBER 31, 1997      1998
                                                              -----------------   -----------
                                                                                  (UNAUDITED)
Notes payable, secured by equipment and vehicles, interest
  at 8.50% to 9.67%, payable in various monthly installments
  through June 2001.........................................     $3,561,932       $5,535,168
Capital lease obligation, secured by equipment, with monthly payments of $6,728 plus interest at 6.98%, maturing in
  January 2006..............................................        543,517          521,559
Notes payable to related parties, unsecured, interest at 8%
  to 10%, payable in annual or semi-annual installments
  through December 2000.....................................        497,317          477,315
Bank overdraft..............................................             --          325,274
                                                                 ----------       ----------
                                                                 $4,602,766       $6,859,316
                                                                 ==========       ==========

                       RELIABLE RENTAL & SUPPLY CO., INC.

     Maturities of the Company's debt at December 31, 1997, are as follows:

                                                                           CAPITAL LEASE
                                                           NOTES PAYABLE    OBLIGATION       TOTAL
                                                           -------------   -------------   ----------
1998.....................................................   $1,253,623       $  80,738     $1,334,361
1999.....................................................      892,296          80,738        973,034
2000.....................................................    1,141,969          80,738      1,222,707
2001.....................................................      771,361          80,738        852,099
2002.....................................................           --          80,738         80,738
2003 and thereafter......................................           --         328,877        328,877
                                                            ----------       ---------     ----------
                                                             4,059,249         732,567      4,791,816
Less- amounts representing interest......................           --        (189,050)      (189,050)
                                                            ----------       ---------     ----------
                                                            $4,059,249       $ 543,517     $4,602,766
                                                            ==========       =========     ==========

7. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases real estate for storage and office space and rental equipment under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. The real estate leases cover several operating locations and expire at various dates through December 2002. The rental equipment leases expire at various dates through September 2005. Future minimum lease payments to related and unrelated third parties, by year and in the aggregate, at December 31, 1997 for noncancelable operating leases with initial or remaining terms of one year or more are as follows:

                                                             RELATED       UNRELATED
                                                             PARTIES     THIRD PARTIES     TOTAL
                                                            ----------   -------------   ----------
1998......................................................  $  252,000    $  450,754     $  702,754
1999......................................................     252,000       403,969        655,969
2000......................................................     252,000       403,969        655,969
2001......................................................     252,000       377,278        629,278
2002......................................................     252,000       377,278        629,278
2003 and thereafter.......................................          --       571,191        571,191
                                                            ----------    ----------     ----------
          Total...........................................  $1,260,000    $2,584,439     $3,844,439
                                                            ==========    ==========     ==========

     Rent expense for the storage and office space under noncancellable operating leases for the year ended December 31, 1997 and for the six months ended June 30, 1998 (unaudited) is $293,604 and $141,114, respectively. Included in total rent expense for the year ended December 31, 1997 and for the six months ended June 30, 1998 (unaudited) is rent to a related party of approximately $216,000 and $126,000, respectively.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

8. EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) defined contribution profit-sharing plan under which employees having worked a minimum of twelve months are eligible to participate. Employer contributions, which are

                       RELIABLE RENTAL & SUPPLY CO., INC.

discretionary and depend on the Company's profitability, were approximately $33,882 and $18,145 for the year ended December 31, 1997 and the six months ended June 30, 1998 (unaudited), respectively.

9. SUBSEQUENT EVENT

     Effective September 4, 1998, substantially all of the Company's operating assets and related liabilities were purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and debt.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Ray L. O'Neal, Inc. and Arenco, LLC:

     We have audited the accompanying combined balance sheets of Ray L. O'Neal, Inc. (a Texas S corporation) and Arenco, LLC (a Texas limited liability company) as of December 31, 1996 and 1997, and the related combined statements of income, stockholders' and members' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ray L. O'Neal, Inc. and Arenco, LLC as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  September 4, 1998.

                      RAY L. O'NEAL, INC. AND ARENCO, LLC

                            COMBINED BALANCE SHEETS

                                                                DECEMBER 31,
                                                          -------------------------   SEPTEMBER 30,
                                                             1996          1997           1998
                                                          -----------   -----------   -------------
                                                                                       (UNAUDITED)
                         ASSETS
Cash and cash equivalents...............................  $ 2,217,546   $ 2,073,743    $   252,334
Accounts receivable, net of allowances for doubtful
  accounts of $235,000, $300,000 and $384,000
  (unaudited) for December 31, 1996, 1997, and September
  30, 1998, respectively................................    3,998,540     5,593,499      7,010,391
Inventories.............................................    2,015,560     1,689,786      2,230,794
Rental equipment, net...................................   23,156,614    30,316,374     38,277,607
Property, plant and equipment, net......................    2,421,920     2,735,947      2,970,875
Other assets............................................      461,503       718,131      1,919,802
                                                          -----------   -----------    -----------
          Total assets..................................  $34,271,683   $43,127,480    $52,661,803
                                                          ===========   ===========    ===========
   LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY
LIABILITIES:
  Accounts payable......................................  $   954,419   $   820,004    $   920,011
  Accrued expenses and other liabilities................    1,398,433     2,685,278      3,018,734
  Debt..................................................    9,880,862    14,190,466     14,682,708
                                                          -----------   -----------    -----------
          Total liabilities.............................   12,233,714    17,695,748     18,621,453

COMMITMENTS AND CONTINGENCIES
(Notes 8 and 10)
STOCKHOLDERS' AND MEMBERS' EQUITY:
  Voting common stock; no par value, 100,000 shares
     authorized, 60,200 shares issued in 1996; 10,000
     shares authorized, 6,020 shares issued in 1997 and
     1998...............................................       62,000         6,200          6,200
  Nonvoting common stock; 90,000 shares authorized,
     54,180 shares issued in 1997 and 1998..............           --        55,800         55,800
  Members' contributed capital..........................      200,000       200,000        200,000
  Retained earnings.....................................   21,870,944    25,264,707     33,873,325
  Less: treasury stock-at cost: Voting common
     stock -- 838 shares in 1996 and 84 shares in 1997
     and 1998; nonvoting common stock -- 754 shares in
     1997 and 1998......................................      (94,975)      (94,975)       (94,975)
                                                          -----------   -----------    -----------
          Total stockholders' and members' equity.......   22,037,969    25,431,732     34,040,350
                                                          -----------   -----------    -----------
          Total liabilities and stockholders' and
            members' equity.............................  $34,271,683   $43,127,480    $52,661,803
                                                          ===========   ===========    ===========

          The accompanying notes to combined financial statements are an integral part of these combined balance sheets.

                      RAY L. O'NEAL, INC. AND ARENCO, LLC

                         COMBINED STATEMENTS OF INCOME

                                                                                               FOR THE
                                                      FOR THE YEAR ENDED               NINE MONTH PERIOD ENDED
                                                         DECEMBER 31,                       SEPTEMBER 30,
                                            ---------------------------------------   -------------------------
                                               1995          1996          1997          1997          1998
                                            -----------   -----------   -----------   -----------   -----------
                                                                                      (UNAUDITED)   (UNAUDITED)
REVENUE:
  Equipment rentals.......................  $31,388,940   $33,326,317   $40,690,605   $30,141,995   $37,439,537
  Sales of equipment, parts and
    supplies..............................    4,799,559     6,784,677     7,390,683     4,928,679     7,166,127
  Other...................................       31,615        33,641       159,098       143,555       140,282
                                            -----------   -----------   -----------   -----------   -----------
                                             36,220,114    40,144,635    48,240,386    35,214,229    44,745,946
COST OF REVENUE:
  Cost of equipment rentals, excluding
    depreciation..........................    9,503,785    10,629,936    14,514,537    10,136,211    12,713,436
  Rental equipment depreciation...........    9,732,033    11,383,135    14,740,582    11,115,205    13,761,737
  Cost of sales of equipment, parts and
    supplies..............................    2,079,980     3,200,905     3,608,098     2,294,080     1,957,702
                                            -----------   -----------   -----------   -----------   -----------
                                             21,315,798    25,213,976    32,863,217    23,545,496    28,432,875
                                            -----------   -----------   -----------   -----------   -----------
    Gross profit..........................   14,904,316    14,930,659    15,377,169    11,668,733    16,313,071
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES................................    9,942,586     9,806,372    11,241,495     2,935,079     3,744,783
NONRENTAL DEPRECIATION AND AMORTIZATION...      258,507       390,030       372,108       247,659       238,326
                                            -----------   -----------   -----------   -----------   -----------
    Operating income......................    4,703,223     4,734,257     3,763,566     8,485,995    12,329,962
OTHER INCOME (EXPENSE), net
  Interest expense........................     (602,032)     (524,004)     (698,175)     (550,592)     (788,634)
  Interest income.........................      163,220       266,681       292,536       117,648       124,929
  Other, net..............................       71,118       113,046        35,836        92,461       172,361
                                            -----------   -----------   -----------   -----------   -----------
NET INCOME................................    4,335,529     4,589,980     3,393,763     8,145,512    11,838,618
PRO FORMA PROVISION FOR INCOME TAXES......    1,734,212     1,835,992     1,357,505     3,258,205     4,735,447
                                            -----------   -----------   -----------   -----------   -----------
PRO FORMA NET INCOME......................  $ 2,601,317   $ 2,753,988   $ 2,036,258   $ 4,887,307   $ 7,103,171
                                            ===========   ===========   ===========   ===========   ===========

          The accompanying notes to combined financial statements are an integral part of these combined statements.

                      RAY L. O'NEAL, INC. AND ARENCO, LLC

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                              AND MEMBERS' CAPITAL

                                             COMMON STOCK - NO PAR VALUE
                                      -----------------------------------------
                                      NUMBER OF             NUMBER OF
                                       VOTING               NONVOTING             MEMBERS'    RETAINED     TREASURY
                                       SHARES     AMOUNT     SHARES     AMOUNT    CAPITAL     EARNINGS      STOCK        TOTAL
                                      ---------   -------   ---------   -------   --------   -----------   --------   -----------
Balance, January 1, 1995............    60,200    $62,000         --    $     -   $      -   $12,945,435   $(94,975)  $12,912,460
  Net income........................        --         --         --         --         --     4,335,529         --     4,335,529
                                      --------    -------    -------    -------   --------   -----------   --------   -----------
Balance, December 31, 1995..........    60,200     62,000         --         --         --    17,280,964    (94,975)   17,247,989
  Contributions.....................        --         --         --         --    200,000            --         --       200,000
  Net income........................        --         --         --         --         --     4,589,980         --     4,589,980
                                      --------    -------    -------    -------   --------   -----------   --------   -----------
Balance, December 31, 1996..........    60,200     62,000         --         --    200,000    21,870,944    (94,975)   22,037,969
  Recapitalization..................   (54,180)   (55,800)    54,180     55,800         --            --         --            --
  Net income........................        --         --         --         --         --     3,393,763         --     3,393,763
                                      --------    -------    -------    -------   --------   -----------   --------   -----------
Balance, December 31, 1997..........     6,020      6,200     54,180     55,800    200,000    25,264,707    (94,975)   25,431,732
  Distributions (unaudited).........        --         --         --         --         --    (3,230,000)        --    (3,230,000)
  Net income (unaudited)............        --         --         --         --         --    11,838,618         --    11,838,618
                                      --------    -------    -------    -------   --------   -----------   --------   -----------
Balance, September 30, 1998
  (unaudited).......................     6,020    $ 6,200     54,180    $55,800   $200,000   $33,873,325   $(94,975)  $34,040,350
                                      ========    =======    =======    =======   ========   ===========   ========   ===========

          The accompanying notes to combined financial statements are an integral part of these combined statements.

                      RAY L. O'NEAL, INC. AND ARENCO, LLC

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                                                FOR THE
                                                                                                        NINE MONTH PERIOD ENDED
                                                                      FOR THE YEAR ENDED                     SEPTEMBER 30,
                                                          ------------------------------------------   --------------------------
                                                              1995           1996           1997           1997          1998
                                                          ------------   ------------   ------------   ------------   -----------
                                                                                                       (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................  $  4,335,529   $  4,589,980   $  3,393,763   $  8,145,512   $11,838,618
  Adjustments to reconcile net income to net cash
     provided by operating activities --
       Depreciation and amortization....................     9,990,540     11,773,165     15,112,690     11,362,864    14,000,063
       (Gain) loss on sale of assets....................    (2,721,534)    (3,723,363)    (3,640,008)    (1,369,650)   (4,375,680)
       Changes in operating assets and liabilities:
          Accounts receivable...........................      (957,026)       201,512     (1,594,959)    (3,192,318)   (1,416,892)
          Inventories...................................       (95,524)      (697,742)       325,774        255,439      (541,008)
          Other assets..................................        22,768        (26,462)      (256,628)      (241,811)   (1,201,671)
          Accounts payable..............................     1,022,092       (635,211)      (134,415)      (128,828)      100,007
          Accrued expenses and other liabilities........        53,286        100,974      1,286,845      1,864,227       333,456
                                                          ------------   ------------   ------------   ------------   -----------
          Net cash provided by operating activities.....    11,650,131     11,582,853     14,493,062     16,695,435    18,736,893
                                                          ------------   ------------   ------------   ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment............      (391,093)    (1,011,024)      (630,768)      (525,079)     (473,254)
  Purchases of rental equipment.........................   (13,828,294)   (15,711,033)   (22,853,187)   (18,543,953)  (23,311,151)
  Proceeds from sale of rental equipment................     2,826,187      4,410,066      4,537,486      2,695,154     5,963,861
                                                          ------------   ------------   ------------   ------------   -----------
          Net cash used in investing activities.........   (11,393,200)   (12,311,991)   (18,946,469)   (16,373,878)  (17,820,544)
                                                          ------------   ------------   ------------   ------------   -----------

                                  (Continued)

                      RAY L. O'NEAL, INC. AND ARENCO, LLC

                       COMBINED STATEMENTS OF CASH FLOWS

                                  (Continued)

                                                                                                               FOR THE
                                                                       FOR THE YEAR ENDED              NINE MONTH PERIOD ENDED
                                                                          DECEMBER 31,                      SEPTEMBER 30,
                                                              -------------------------------------   -------------------------
                                                                 1995         1996         1997          1997          1998
                                                              ----------   ----------   -----------   -----------   -----------
                                                                                                      (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt........................................  $5,883,634   $5,710,619   $10,354,246   $6,112,025    $23,299,072
  Repayments of debt........................................  (4,505,071)  (5,575,127)   (6,044,642)  (4,481,432)   (22,806,830)
  Capital contribution......................................          --      200,000            --           --             --
  Distributions to owners...................................          --           --            --           --     (3,230,000)
                                                              ----------   ----------   -----------   ----------    -----------
     Net cash provided by (used in) financing activities....   1,378,563      335,492     4,309,604    1,630,593     (2,737,758)
                                                              ----------   ----------   -----------   ----------    -----------
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS......................................   1,635,494     (393,646)     (143,803)   1,952,150     (1,821,409)
CASH AND CASH EQUIVALENTS, beginning of period..............     975,698    2,611,192     2,217,546    2,217,546      2,073,743
                                                              ----------   ----------   -----------   ----------    -----------
CASH AND CASH EQUIVALENTS, end of period....................  $2,611,192   $2,217,546   $ 2,073,743   $4,169,696    $   252,334
                                                              ==========   ==========   ===========   ==========    ===========
SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
     Cash paid for interest.................................  $  600,092   $  519,407   $   654,503   $  456,444    $   532,759
                                                              ==========   ==========   ===========   ==========    ===========
     Cash paid for income taxes.............................  $  121,017   $  211,966   $   233,772   $  233,772    $   207,432
                                                              ==========   ==========   ===========   ==========    ===========

          The accompanying notes to combined financial statements are an integral part of these combined statements.

                      RAY L. O'NEAL, INC. AND ARENCO, LLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

     Ray L. O'Neal, Inc. was incorporated on December 23, 1968 in the State of Texas and Arenco, LLC was formed on August 19, 1996 as a limited liability corporation in the State of Texas. Ray L. O'Neal, Inc. and Arenco, LLC, do business collectively as A-1 Rental (the "Company"). The Company operates thirteen stores in the Dallas/Fort Worth metropolitan area renting a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling new and used rental equipment and related merchandise and parts. Rental periods are generally less than one year and the related contracts are cancelable at the discretion of the customer. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying combined balance sheets are presented on an unclassified basis.

     The accompanying combined financial statements include Ray L. O'Neal, Inc. and Arenco, LLC. Ownership of both entities is closely held. All significant intercompany accounts and transactions have been eliminated in combination.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and cash equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. Cash in interest-bearing accounts was $2,178,170 and $1,254,579 as of December 31, 1996 and 1997 at interest rates in the ranges of 3%-5.07% and 3.18%-5.28%, respectively. At December 31, 1996 and 1997 and September 30, 1998 (unaudited), the Company had no cash equivalents.

  Inventories

     Inventories consist of equipment, tools, parts, fuel and related merchandise supply items. Inventories are stated at the lower of cost or market. Cost is determined using the weighted average method.

  Rental equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using an accelerated method. The useful life estimated by management for rental equipment is five years. Rental equipment having a cost below a capitalization threshold is charged to rental equipment depreciation expense at the time of purchase. Ordinary maintenance and repair costs are charged to operations as incurred.

  Property, plant and equipment

     Property is stated at cost. Plant and equipment are recorded at cost and depreciated over their estimated useful lives using an accelerated method. The range of useful lives estimated by management for plant and equipment is five to thirty nine years. The cost of additions and improvements which substantially extend the useful life of a particular asset is capitalized. Upon sale, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in other income. Ordinary maintenance and repair costs are charged to expense as incurred.

  Impairment of long-lived assets

     The Company periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than

                      RAY L. O'NEAL, INC. AND ARENCO, LLC
the assets' carrying amount, the Company records impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

  Fair value of financial instruments

     The carrying amounts reported in the accompanying combined balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate fair value as of December 31, 1996 and 1997 and September 30, 1998 (unaudited) due to the short term nature of these accounts. The carrying amount of the vendor financing debt approximates fair value due to their short maturity of up to one year. The fair value of notes payable is determined using current applicable interest rates as of December 31, 1996 and 1997 and September 30, 1998 (unaudited) and approximates the carrying value of such debt.

  Revenue recognition

     Revenue related to the sale of equipment, parts and supplies is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

  Income taxes

     Ray L. O'Neal, Inc. became an S Corporation for tax purposes effective November 1, 1987. Arenco, LLC is classified as a partnership for income tax purposes. Accordingly, income, losses and related temporary differences which arise in the recording of income and expense items for financial reporting and tax reporting purposes are included in the tax returns of the stockholders of Ray L. O'Neal, Inc. and the members of Arenco, LLC. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying combined financial statements.

     The pro forma adjustment to reflect income taxes in the accompanying combined statements of income is for informational purposes only. The pro forma provision for income taxes has been provided at the estimated effective rate of 40%.

     Ray L. O'Neal, Inc. was liable for income taxes imposed on any built-in gain resulting from the disposition, within 10 years, of any asset held on the first day of the S Corporation election. A built-in gain is the difference between the net book value and the fair market value of an asset, on hand, as of the S Corporation election date. The income tax on the built-in gains is computed at the highest corporate tax rate effective for that year. Provisions for the built-in gains income tax are made in the accompanying combined balance sheet in accrued expenses and other liabilities for the year ended December 31, 1996. No further provision is required for disposition of assets after October 31, 1997.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits and monitoring procedures.

                      RAY L. O'NEAL, INC. AND ARENCO, LLC

  Interim Financial Information

     In the opinion of management, the unaudited interim financial information as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim periods. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

3. RENTAL EQUIPMENT, NET

     Rental equipment and related accumulated depreciation consists of the following:

                                                        DECEMBER 31,
                                                  -------------------------   SEPTEMBER 30,
                                                     1996          1997           1998
                                                  -----------   -----------   -------------
                                                                               (UNAUDITED)
Rental equipment................................  $57,292,733   $71,891,633    $83,834,303
Less -- accumulated depreciation................   34,136,119    41,575,259     45,556,696
                                                  -----------   -----------    -----------
  Rental equipment, net.........................  $23,156,614   $30,316,374    $38,277,607
                                                  ===========   ===========    ===========

4. PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment consists of the following:

                                                         DECEMBER 31,
                                                    -----------------------   SEPTEMBER 30,
                                                       1996         1997          1998
                                                    ----------   ----------   -------------
                                                                               (UNAUDITED)
Land..............................................  $   78,567   $   78,567    $   78,567
Building and leasehold Improvements...............   3,961,651    4,363,848     4,686,937
Office equipment..................................   1,006,514    1,236,742     1,389,294
Less- accumulated depreciation and amortization...   2,624,812    2,943,210     3,183,923
                                                    ----------   ----------    ----------
     Property, plant and equipment, net...........  $2,421,920   $2,735,947    $2,970,875
                                                    ==========   ==========    ==========

5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consists of the following:

                                                         DECEMBER 31,
                                                    -----------------------   SEPTEMBER 30,
                                                       1996         1997          1998
                                                    ----------   ----------   -------------
                                                                               (UNAUDITED)
Payroll and related benefits......................  $  432,952   $  519,098    $  428,170
Employee benefit plan.............................     447,817    1,559,100     1,335,846
Sales taxes payable...............................     223,538      276,385       369,410
Accrual for income tax on built-in gains..........      36,535           --            --
Accrued interest..................................      18,352       62,024       317,899
Other.............................................     239,239      268,671       567,409
                                                    ----------   ----------    ----------
  Accrued expenses and other liabilities..........  $1,398,433   $2,685,278    $3,018,734
                                                    ==========   ==========    ==========

                      RAY L. O'NEAL, INC. AND ARENCO, LLC

6. DEBT

     Debt consists of the following:

                                                         DECEMBER 31,
                                                   ------------------------   SEPTEMBER 30,
                                                      1996         1997           1998
                                                   ----------   -----------   -------------
                                                                               (UNAUDITED)
Notes payable, secured by specific equipment,
  interest at prime minus 50 basis points (8.0%
  at December 31, 1997), payable in monthly
  installments ranging from $21,667 to $77,930
  through March 2002.............................  $4,581,799   $ 8,447,429    $ 2,941,640
Vendor financing, secured by specific equipment,
  non-interest bearing, payable within one
  year...........................................   1,749,063     2,443,037      2,691,068
Notes payable to a related parties substantially
  unsecured, interest at 7.5% and 8.0%, payable
  through January 2002...........................   3,550,000     3,300,000      3,500,000
Lines of credit, with borrowings up to $11.5
  million, secured by specific equipment,
  interest at prime less .50%, payable in monthly
  installments through August 1, 1999............          --            --      5,550,000
                                                   ----------   -----------    -----------
                                                   $9,880,862   $14,190,466    $14,682,708
                                                   ==========   ===========    ===========

     The indebtedness with the related party is, in the opinion of management, at terms not more or less favorable than could have been obtained if the indebtedness was with an unrelated party.

     Maturities of the Company's debt at December 31, 1997, are as follows:

1998........................................................  $ 5,086,558
1999........................................................    4,456,019
2000........................................................    2,393,520
2001........................................................    1,934,719
2002........................................................      319,650
                                                              -----------
          Total debt........................................  $14,190,466
                                                              ===========

7. RECAPITALIZATION

     Effective December 29, 1997, the articles of incorporation for Ray L. O'Neal, Inc. were amended to authorize the issuance of voting and nonvoting shares of common stock in lieu of a single class of common stock. The 60,200 common shares issued prior to the amendment were changed and reclassified to 6,020 shares of voting common stock and 54,180 shares of nonvoting common stock. The stated capital of the corporation was not changed by the amendment.

                      RAY L. O'NEAL, INC. AND ARENCO, LLC

8. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases real estate under operating leases from related parties and from a third party on a month to month basis. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. The leases cover several operating locations and expire at various dates through July 31, 2005. Future minimum lease payments to related parties, by year and in the aggregate, at December 31, 1997 for noncancelable operating leases with initial or remaining terms of one year or more are as follows:

1998........................................................  $  987,616
1999........................................................     918,684
2000........................................................     692,684
2001........................................................     772,116
2002........................................................     704,066
2003 and thereafter.........................................     741,516
                                                              ----------
          Total.............................................  $4,816,682
                                                              ==========

     Rent expense under noncancellable operating leases for the years ended December 31, 1995, 1996 and 1997 was $781,400, $804,476 and $1,027,525,
respectively, all of which was paid to related parties, except for $30,000 paid to an unrelated third party in 1997.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying combined financial statements.

9. EMPLOYEE BENEFIT PLANS

     The Company has adopted a defined contribution employee benefit plan under
Section 401(k) of the Internal Revenue Code. All employees who have met minimum age and length of service requirements are qualified to participate. Employee contributions are voluntary and employer contributions are made at the discretion of the Board of Directors in an amount not to exceed the amount deductible for income tax purposes. Plan expense was $225,000, $250,000 and $320,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

     The Company had a defined benefit pension plan covering substantially all of its employees which was terminated effective December 31, 1997. The benefits were based on years of service and compensation of the employee. Payment of accrued benefits under the plan was only available upon death, disability or retirement. The Company's policy was to annually expense and contribute a minimum required contribution as determined by a consulting actuary. Annual expenses and contributions related to the pension plan were $337,370, $459,768 and $552,796 for the years ended December 31, 1995, 1996 and 1997, respectively. In addition, the estimated cost of terminating the plan of $906,985 was expensed in 1997 and is included in accrued expenses and other liabilities on the accompanying combined balance sheet as of December 31, 1997.

10. SUBSEQUENT EVENT

     Effective September 9, 1998, substantially all of the Company's operating assets and liabilities were purchased by NationsRent, Inc. an unrelated third party, in exchange for cash and debt.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Action Equipment Company, Inc.
and Action Supply Co., Inc.:

     We have audited the accompanying combined balance sheet of Action Equipment Company, Inc. and Action Supply Co., Inc. (the "Companies"), both New Hampshire S Corporations, as of December 31, 1997 and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Action Equipment Company, Inc. and Action Supply Co., Inc. as of December 31, 1997 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Boston, Massachusetts,
   November 13, 1998.

                       ACTION EQUIPMENT COMPANY, INC. AND
                            ACTION SUPPLY CO., INC.

                            COMBINED BALANCE SHEETS

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
                                                                              (UNAUDITED)
                                          ASSETS
CASH AND CASH EQUIVALENTS...................................  $   190,171     $   265,543
ACCOUNTS RECEIVABLE, net of allowances for doubtful accounts of $435,000 and $329,000 at December 31, 1997 and
  September 30, 1998 (unaudited), respectively..............    2,899,637       2,832,781
INVENTORIES.................................................    1,353,174       1,557,659
DUE FROM AFFILIATES.........................................       27,514         461,444
RENTAL EQUIPMENT, NET.......................................    4,267,389       8,649,446
PROPERTY AND EQUIPMENT, NET.................................      722,989         857,301
OTHER ASSETS, NET...........................................      170,087         404,365
                                                              -----------     -----------
          Total assets......................................  $ 9,630,961     $15,028,539
                                                              ===========     ===========

                          LIABILITIES AND STOCKHOLDERS' DEFICIT
DEBT........................................................  $ 6,642,922     $ 9,398,776
OBLIGATIONS UNDER CAPITAL LEASES............................      297,484         259,425
ACCOUNTS PAYABLE............................................    1,574,026       4,162,889
ACCRUED EXPENSES AND OTHER LIABILITIES......................      291,186         511,585
SUBORDINATED DEBT...........................................    1,229,978       1,247,497
                                                              -----------     -----------
          Total liabilities.................................   10,035,596      15,580,172
COMMITMENTS AND CONTINGENCIES (Notes 7, 8, 9 and 13)
PUT WARRANTS................................................      278,700       1,875,000
                                                              -----------     -----------
STOCKHOLDERS' DEFICIT:
  Stockholders' investment..................................    1,529,648       1,633,650
  Accumulated deficit.......................................   (2,212,983)     (4,060,283)
                                                              -----------     -----------
          Total stockholders' deficit.......................     (683,335)     (2,426,633)
                                                              -----------     -----------
          Total liabilities and stockholders' deficit.......  $ 9,630,961     $15,028,539
                                                              ===========     ===========

    The accompanying notes are an integral part of these combined financial statements.

                       ACTION EQUIPMENT COMPANY, INC. AND
                             ACTION SUPPLY CO., INC

                       COMBINED STATEMENTS OF OPERATIONS

                                                                               FOR THE
                                                        FOR THE YEAR      NINE MONTHS ENDED
                                                           ENDED            SEPTEMBER 30,
                                                        DECEMBER 31,   ------------------------
                                                            1997          1997         1998
                                                        ------------   ----------   -----------
                                                                             (UNAUDITED)
REVENUE:
  Equipment rentals...................................  $ 6,114,187    $4,203,380   $ 5,626,434
  Sale of equipment, parts and supplies...............    7,396,734     5,001,628     5,249,394
  Service and Other...................................      334,751       196,791       215,029
                                                        -----------    ----------   -----------
          Total Revenue...............................   13,845,672     9,401,799    11,090,857
COST OF REVENUE:
  Cost of equipment rentals, excluding depreciation...    3,187,304     2,376,958     2,657,283
  Rental equipment depreciation.......................      660,750       314,014       598,236
  Cost of sales of equipment, parts and supplies......    6,315,063     4,224,843     4,689,604
                                                        -----------    ----------   -----------
          Total Cost of Revenue.......................   10,163,117     6,915,815     7,945,123
                                                        -----------    ----------   -----------
          Gross profit................................    3,682,555     2,485,984     3,145,734
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..........    3,432,129     2,456,364     2,450,721
NONRENTAL DEPRECIATION AND AMORTIZATION...............      189,636        90,122       153,378
                                                        -----------    ----------   -----------
  Operating income (loss).............................       60,790       (60,502)      541,635
OTHER INCOME (EXPENSE), NET:
  Interest expense....................................     (779,796)     (524,745)   (2,393,725)
  Interest income.....................................       27,608        21,058         4,790
                                                        -----------    ----------   -----------
          Total other expense.........................     (752,188)     (503,687)   (2,388,935)
                                                        -----------    ----------   -----------
          Loss before extraordinary item..............     (691,398)     (564,189)   (1,847,300)
EXTRAORDINARY ITEM :
  Gain on extinguishment of debt......................      651,354            --            --
                                                        -----------    ----------   -----------
NET LOSS..............................................  $   (40,044)   $ (564,189)  $(1,847,300)
                                                        ===========    ==========   ===========

    The accompanying notes are an integral part of these combined financial statements.

                       ACTION EQUIPMENT COMPANY, INC. AND
                            ACTION SUPPLY CO., INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                        TOTAL
                                                      STOCKHOLDERS'   ACCUMULATED   STOCKHOLDERS'
                                                       INVESTMENT       DEFICIT        DEFICIT
                                                      -------------   -----------   -------------
  BALANCE, JANUARY 1, 1997..........................   $1,015,163     $(2,172,939)   $(1,157,776)
    Capital contribution............................      514,485             --         514,485
    Net loss........................................           --        (40,044)        (40,044)
                                                       ----------     -----------    -----------
  BALANCE, DECEMBER 31, 1997........................    1,529,648     (2,212,983)       (683,335)
    Capital contribution (unaudited)................      104,002             --         104,002
    Net loss (unaudited)............................           --     (1,847,300)     (1,847,300)
                                                       ----------     -----------    -----------
  BALANCE, SEPTEMBER 30, 1998 (unaudited)...........   $1,633,650     $(4,060,283)   $(2,426,633)
                                                       ----------     -----------    -----------

    The accompanying notes are an integral part of these combined financial statements.

                       ACTION EQUIPMENT COMPANY, INC. AND
                            ACTION SUPPLY CO., INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                             SEPTEMBER 30,
                                                        DECEMBER 31,   -------------------------
                                                            1997          1997          1998
                                                        ------------   -----------   -----------
                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................................  $   (40,044)   $  (564,189)  $(1,847,300)
  Adjustments to reconcile net loss to net cash (used
     in) provided by operating activities --
       Depreciation and amortization..................      850,386        404,136       751,614
       Gain on extinguishment of debt.................     (651,354)            --            --
       Accretion of put warrants......................           --             --     1,596,300
       Accretion of subordinated debt.................        8,678             --        17,519
       Changes in assets and liabilities --
          Accounts receivable.........................   (1,020,433)      (331,889)       66,856
          Inventories.................................      (79,330)        17,841      (204,485)
          Due from affiliates.........................      557,788       (117,635)     (433,930)
          Other assets................................       33,803       (136,802)     (234,278)
          Accounts payable............................     (136,172)      (498,608)    2,588,863
          Accrued expenses and other liabilities......       91,391        (89,948)      220,399
                                                        -----------    -----------   -----------
            Net cash provided by (used in) operating
               activities.............................     (385,287)    (1,317,094)    2,521,558
                                                        -----------    -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net purchase of rental equipment....................     (205,215)      (156,000)   (2,200,000)
  Net purchase of property and equipment..............      (66,649)       (50,000)     (197,432)
                                                        -----------    -----------   -----------
            Net cash used in investing activities.....     (271,864)      (206,000)   (2,397,432)
                                                        -----------    -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) of debt.................     (719,967)        91,431       (48,754)
  Proceeds from subordinated debt issuance............    1,221,300      1,221,300            --
  Issuance of put warrants............................      278,700        278,700            --
                                                        -----------    -----------   -----------
            Net cash provided by (used in) financing
               activities.............................      780,033      1,591,431       (48,754)
                                                        -----------    -----------   -----------
            Net increase in cash and cash
               equivalents............................      122,882         68,337        75,372
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........       67,289         67,289       190,171
                                                        -----------    -----------   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............  $   190,171    $   135,626   $   265,543
                                                        ===========    ===========   ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  Acquisition of equipment financed by debt and
     capital leases...................................  $ 1,061,398    $   760,188   $ 2,870,551
                                                        ===========    ===========   ===========
  Conversion of debt to capital.......................  $   514,485    $   514,485   $   104,002
                                                        ===========    ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for taxes.................................  $    14,500    $     7,107   $    12,950
                                                        ===========    ===========   ===========
  Cash paid for interest..............................  $   817,485    $   612,509   $   712,852
                                                        ===========    ===========   ===========

    The accompanying notes are an integral part of these combined financial statements.

                       ACTION EQUIPMENT COMPANY, INC. AND
                            ACTION SUPPLY CO., INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

(1) ORGANIZATION AND BASIS OF PRESENTATION

     Action Equipment Company, Inc. was incorporated in 1980 in the state of New Hampshire. Action Supply Co., Inc. was incorporated in 1985 in the state of New Hampshire. Action Equipment Company, Inc. and Action Supply Co., Inc., collectively referred to hereafter as the "Companies," do business in New Hampshire, Massachusetts, Vermont and Maine. The Companies rent and sell a broad array of equipment to a customer base that includes principally construction industry participants and industrial companies. The nature of the Companies' business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying audited and unaudited balance sheets are presented on an unclassified basis.

     The combined financial statements include Action Equipment Company, Inc. and Action Supply Co., Inc., both of which are closely held by the same shareholder group. All significant intercompany accounts and transactions have been eliminated in combination.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Interim Financial Information

     The accompanying combined financial statements as of September 30, 1998 and for the nine-month periods ended September 30, 1997 and 1998 are unaudited, but in the opinion of management, include all adjustments consisting of normal recurring adjustments necessary for a fair presentation of results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted with respect to the interim periods, although the Companies believe that the disclosures included are adequate to make the information presented not misleading. Results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

  (b) Cash and Cash Equivalents

     The Companies consider all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 1997, $82,022 of the total cash and cash equivalents was interest bearing at approximately 2.5%, of which $51,449 was restricted to comply with loan covenants (see Note 6).

  (c) Inventories

     Inventories consist of equipment, tools, parts and related rental equipment supplies and accessories. Inventories are stated at the lower of cost, using the specific identification method, or market.

  (d) Rental Equipment

     Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The useful lives estimated by management for rental equipment are 3 to 12 years. Ordinary maintenance and repair costs are charged to operations as incurred. Betterments, which substantially extend the useful life of rental equipment, are capitalized. Upon sale of rental equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.

  (e) Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation and are depreciated on the straight-line method using the following estimated useful lives:

                       ACTION EQUIPMENT COMPANY, INC. AND
                            ACTION SUPPLY CO., INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Transportation equipment...............................  3 -- 12 years

Furniture and fixtures.................................  5 -- 12 years

Computer equipment.....................................  3 --  5 years
Leasehold improvements.................................        5 years

     The cost of additions and improvements, which substantially extend the useful life of a particular asset, is capitalized.

  (f) Other Assets

     Included in other assets are deferred financing costs and costs incurred in relation to the possible sale of the Companies (Note 15). Deferred financing costs are amortized on a straight-line basis over the term of the related loan or mortgage, which ranges from 24 to 84 months.

  (g) Impairment of Long-Lived Assets

     The Companies periodically review the valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts, the Companies record impairment as required under generally accepted accounting principles. No such impairment losses were incurred for the periods presented.

  (h) Fair Value of Financial Instruments

     The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities approximate fair value as of December 31, 1997 and September 30, 1998 (unaudited) due to the short-term nature of these amounts. The fair value of debt is determined using current applicable interest rates as of December 31, 1997 and September 30, 1998 (unaudited) and approximates the carrying value of such debt.

  (i) Revenue Recognition

     Revenues from the sales and service of equipment, parts and accessories are recognized upon shipment or as the services are provided. Rental revenues are recognized ratably over the contractual periods, which are typically less than one year. Allowances are established to recognize estimated bad debts and adjustments to revenues.

  (j) Income Taxes

     The Companies have elected under the Internal Revenue Code to be S corporations. For federal income tax purposes, income, losses and other tax attributes are primarily passed through to the stockholders. Therefore, no provision or liability for federal income taxes has been included in the combined financial statements. The Companies have operating facilities in various states and provide for state income tax liability based upon the respective taxable income and statutory requirements of each state.

     The Companies follow Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires, among other things, recognition of future tax effects measured at enacted rates attributable to deductible temporary differences between the financial statement and income tax bases of assets and liabilities to the extent that realization of said effects is more likely than not.

     As of December 31, 1997, the Companies had net operating loss carryforwards of approximately $300,000 and tax credits of $20,000, which begin to expire in 1998. The deferred tax asset associated with these tax attributes has a 100% offsetting valuation allowance due to the uncertainty of usage prior to expiration.

                       ACTION EQUIPMENT COMPANY, INC. AND
                            ACTION SUPPLY CO., INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  (k) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (l) Concentrations of Credit Risk

     Financial instruments that potentially subject the Companies to significant concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Companies maintain cash and cash equivalents with high-quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of diverse customers make up the Companies' customer base. No single customer represents greater than 10% of total accounts receivable. The Companies control credit risk through credit approvals, credit limits and monitoring procedures.

(3) RENTAL EQUIPMENT

     Rental equipment consists of the following:

                                                         DECEMBER 31,   SEPTEMBER 30,
                                                             1997           1998
                                                         ------------   -------------
                                                                         (UNAUDITED)
Rental equipment.......................................  $ 6,102,028     $10,790,160
Less accumulated depreciation..........................   (1,834,639)     (2,140,714)
                                                         -----------     -----------
Rental equipment, net..................................  $ 4,267,389     $ 8,649,446
                                                         ===========     ===========

(4) PROPERTY AND EQUIPMENT, NET

     Property and equipment consists of the following:

                                                         DECEMBER 31,   SEPTEMBER 30,
                                                             1997           1998
                                                         ------------   -------------
                                                                         (UNAUDITED)
Transportation equipment...............................  $   921,322     $ 1,091,689
Furniture and fixtures.................................      303,265         303,883
Computer equipment.....................................       48,195          52,956
Leasehold improvements.................................       38,731         123,609
                                                         -----------     -----------
                                                           1,311,513       1,572,137
Less accumulated depreciation..........................     (588,524)       (714,836)
                                                         -----------     -----------
Property and equipment, net............................  $   722,989     $   857,301
                                                         ===========     ===========

                       ACTION EQUIPMENT COMPANY, INC. AND
                            ACTION SUPPLY CO., INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(5) ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities consist of the following:

                                                         DECEMBER 31,   SEPTEMBER 30,
                                                             1997           1998
                                                         ------------   -------------
                                                                         (UNAUDITED)
Interest...............................................  $    39,241     $    97,617
Professional Fees......................................      136,181         197,699
Payroll-related........................................       37,793          21,130
Deferred Taxes.........................................       30,000          30,000
Inventory received, but not invoiced...................       24,604         113,081
Other..................................................       23,367          52,058
                                                         -----------     -----------
                                                         $   291,186     $   511,585
                                                         ===========     ===========

(6) DEBT

     Debt consists of the following:

                                                         DECEMBER 31,   SEPTEMBER 30,
                                                             1997           1998
                                                         ------------   -------------
                                                                         (UNAUDITED)
Lines of credit. Revolving loan with borrowings up to
  $2,000,000 ($1,996,780 at December 31, 1997); final
  maturity November 1999; variable rate (10% at
  December 31, 1997); collateralized by all personal
  property; guaranteed by stockholders and Action
  Supply Co., Inc......................................  $ 1,996,780     $ 1,985,274
Demand note ($154,000 at December 31, 1997) with
  variable rate (10.5% at December 31, 1997);
  collateralized by inventories and receivables;
  guaranteed by stockholders...........................      154,000         140,000
Equipment obligations; collateralized by the related
  equipment and the personal guarantee of the majority
  owner of the Companies; interest payable monthly at
  rates ranging from 3.21% to 22.91% at December 31,
  1997.................................................    3,604,993       6,484,197
Note Payable; interest at prime plus 1.5% (10.0% at
  December 31, 1997); monthly payments of $10,000
  principal plus interest maturing March 2002;
  collateralized by equipment, life insurance policy
  and certificate of deposit; guaranteed by stockholder
  and affiliated companies.............................      887,149         789,305
                                                         -----------     -----------
          Debt.........................................  $ 6,642,922     $ 9,398,776
                                                         ===========     ===========

     The terms of some of the Companies' debt instruments contain financial covenants with respect to total net worth, current ratio, debt to equity ratio, debt service coverage and other debt and capital ratios. As of December 31, 1997 the Companies are not in compliance with such requirements. The Companies have received waivers from their creditors with respect to compliance with these covenants.

                       ACTION EQUIPMENT COMPANY, INC. AND
                            ACTION SUPPLY CO., INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Maturities of long-term debt for each of the next five years as of December 31, 1997 are as follows:

1998.....................................................  $4,026,469
1999.....................................................   1,244,401
2000.....................................................     696,227
2001.....................................................     497,107
2002.....................................................     178,718
                                                           ----------
          Total..........................................  $6,642,922
                                                           ==========

(7) LEASE OBLIGATIONS

  (a) Capital Leases

     The Companies have entered into long-term capital lease agreements related to certain revenue-earning equipment. As of December 31, 1997, the present value of future minimum lease payments under the capital leases was as follows:

1998.....................................................  $  79,086
1999.....................................................     79,086
2000.....................................................     79,086
2001.....................................................     79,086
2002.....................................................     58,959
                                                           ---------
Total future minimum lease payments......................    375,303
Less amounts representing interest.......................    (77,819)
                                                           ---------
Present value of net minimum capital lease payments......  $ 297,484
                                                           =========

  (b) Operating Leases

     The Companies have obligations under operating leases primarily for office space and equipment that expire through August 2001 including obligations to related parties. Rent expense for 1997 amounted to $251,720, including $184,600 paid to a related party.

     Minimum future rental obligations for noncancellable operating leases as of December 31, 1997 are as follows:

                                            EQUIPMENT    PROPERTY                RELATED
                YEAR ENDED                    LEASES      LEASES      TOTAL       PARTY
                ----------                  ----------   --------   ----------   --------
  1998....................................  $ 497,506    $223,300   $  720,806   $247,420
  1999....................................    479,526     229,300      708,826    253,420
  2000....................................    411,064     218,100      629,164    242,220
  2001....................................    381,255     107,100      488,355    131,220
  2002....................................    150,374          --      150,374     20,100
                                            ----------   --------   ----------   --------
Total future minimum lease payments.......  $1,919,725   $777,800   $2,697,525   $894,380
                                            ==========   ========   ==========   ========

(8) SUBORDINATED DEBT AND COMMON STOCK PUT WARRANTS

     In August 1997, the Company issued 12% subordinated debentures maturing August 2004 to a venture capital firm. Principal payments, which are subordinate to all senior debt, are subject to mandatory or optional prepayment under certain conditions, as defined. In conjunction with the debentures, common stock purchase warrants were issued for 39,588 shares of common stock for each company, respectively. Both the exercise price ($10.93 per share for Action Equipment Company, Inc. and $2.19 per share for Action Supply Co., Inc.)

                       ACTION EQUIPMENT COMPANY, INC. AND
                            ACTION SUPPLY CO., INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

and the number of shares available are subject to adjustment based upon certain terms. The warrant certificates fully expire in August 2007.

     Under the warrant agreement, the warrant holder may put the warrant back to the Companies at any time after August 31, 2004, or earlier if the debenture has been repaid in full. The put feature expires at the earlier of the event of an initial public offering of stock by the Companies from which the Companies receive net proceeds in excess of $10,000,000 and in which the price per share of common stock would yield net proceeds in respect of shares covered by the warrants in excess of $3,000,000, or the expiration date. The redemption price, in the event of a put, is equal to the appraised fair market value of the Companies multiplied by the shares issuable under the warrant, divided by the total shares outstanding at the time of the put, plus the number of shares represented by the warrant, or will be based on a formula in which the fair value of the Companies is determined based on six times EBITDA, less the amount of outstanding debt at the time of redemption.

     The initial allocation of value assigned to the notes and warrants was determined using the Black-Scholes option valuation model. The assumptions used were as follows: dividend yield of 0%, risk-free interest rate of 6.13%, expected warrant life of 10 years, and expected volatility of 25%.

     As a result of this valuation of the warrants, the Companies have recorded a discount on the subordinated note and are accreting this discount using the effective yield method over the term of the debt. The Companies recognize changes in the estimated fair value of the warrants in earnings. During the period ended September 30, 1998 the Company recognized $1,596,300 of interest related to an increase in the estimated fair value of the warrants.

(9) COMMITMENTS AND CONTINGENCIES

  Litigation, Claims and Assessments

     From time to time, the Companies may be engaged in routine litigation and disputes incidental to their business. The Companies do not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying combined financial statements.

(10) RELATED PARTY TRANSACTIONS AND BALANCES

     By virtue of common ownership and/or control, the Companies have several relationships with certain entities. Some entities are involved in services or sales within the construction industry, while others provide administrative services or lease real estate. Sales and services charged to related parties were approximately $1.4 million for 1997, while approximately $3.3 million in products and services were purchased from related parties in 1997 and included as cost of equipment rentals. Management believes these to be arm's-length transactions done at fair market value.

     In addition, the Companies hold various notes receivable, a note payable, and open accounts with related parties, which are included within due to/from related parties.

(11) CAPITAL STOCK

     Common stock consists of the following:

                                                          ACTION
                                                        EQUIPMENT       ACTION SUPPLY
                                                      COMPANY, INC.       CO., INC.
                                                     ----------------  ----------------
Common stock, no par value:
  Authorized.......................................  1,000,000 shares  1,000,000 shares
  Issued and outstanding...........................     65,000 shares     65,000 shares

                       ACTION EQUIPMENT COMPANY, INC. AND
                            ACTION SUPPLY CO., INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     In August 1997, both Companies increased their authorized common stock, no par value, from 300 shares to 1,000,000 shares. In conjunction with the subordinated debt and common stock warrant issuance (Note 8), the Companies declared a stock split (303.3 shares for each share held by Action Equipment Company, Inc. stockholders; 650 shares for each share held by Action Supply, Inc. stockholders), and each company reserved 39,588 shares for common stock warrants.

     In 1997, the majority stockholder assumed $514,485 of debt owed by the Companies to related parties. In 1998, the majority stockholder forgave $104,002 of the Companies' debt. Both transactions are recorded as capital contributions in the combined statements of stockholders' deficit.

(12) EXTRAORDINARY ITEM

     In 1997, a settlement of an outstanding note payable was negotiated with the lender, resulting in a gain of $651,354, included as extraordinary income.

(13) CHAPTER 11 PLAN OF REORGANIZATION

     On October 18, 1990, Action Equipment Company, Inc. filed a petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the District of New Hampshire. On January 31, 1992, the Bankruptcy Court confirmed the Plan of Reorganization, which included provision for installment payments on certain priority tax claims and equipment obligations, pro-rata payout on unsecured obligations, and subordinated debt issuance of $514,485. Future installments of approximately $20,000 for tax claims are included within accrued expenses at December 31, 1997.

(14) EMPLOYEE BENEFIT PLAN

     The Companies have adopted a defined contribution employee benefit plan under Section 401(k) of the Internal Revenue Code. All employees who have met minimum age and length of service requirements are qualified to participate. Employee contributions are voluntary and the Companies do not match employee contributions.

(15) SUBSEQUENT EVENTS

     In August 1998, the Companies purchased certain rental equipment assets from related parties for approximately $2.5 million. Prior to the acquisition, the Companies leased the equipment from the sellers which were used in the Companies' operations. The Companies issued debt to the sellers as consideration. This asset purchase is subject to a call provision if the Companies do not enter into an agreement to be acquired by November 15, 1998. Under the terms of this call provision, the seller has the option to reacquire these assets in return for the consideration received from the Companies. This feature is subject to certain requirements and expires on October 31, 1998. Included in the December 31, 1997 and September 30, 1998 statement of operations is $1,459,200 and $844,420, respectively, of rent expense related to the operating leases of these assets.

     Effective October 1998, the Companies signed a letter of intent for substantially all of the Companies' operating assets and liabilities to be purchased by NationsRent, Inc., an unrelated third party, in exchange for cash and debt.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
  Logan Equipment Corporation:

     We have audited the accompanying balance sheet of Logan Equipment Corporation (the Company) as of December 31, 1997, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Logan Equipment Corporation at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Ernst & Young LLP

February 20, 1998,
  Boston, Massachusetts.

                          LOGAN EQUIPMENT CORPORATION

                                 BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                DECEMBER 31,    SEPTEMBER 30,
                                                                    1997            1998
                                                                  -------          -------
                                                                                 (UNAUDITED)
ASSETS
Cash........................................................      $   240          $ 1,760
Accounts receivable, net of allowance for doubtful accounts
  of $33 and $274 for December 31, 1997 and September 30,
  1998, respectively........................................        6,068            8,169
Inventories.................................................        2,735            5,871
Other assets................................................          105              785
Rental equipment inventory, net of accumulated depreciation
  of $3,505 and $5,950 for December 31, 1997 and September
  30, 1998, respectively....................................       18,439           35,343
Property and equipment, net of accumulated depreciation of
  $380 and $1,109 for December 31, 1997 and September 30,
  1998, respectively........................................          978            2,396
Goodwill, net of accumulated amortization of $31............           --            1,831
                                                                  -------          -------
          Total assets......................................      $28,565          $56,155
                                                                  =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Accounts payable and other accrued expenses.................      $ 3,011          $ 8,882
Bank debt and other obligations.............................       22,871           42,359
                                                                  -------          -------
          Total liabilities.................................       25,882           51,241
                                                                  -------          -------
Redeemable preferred stock..................................          200               --

STOCKHOLDERS' EQUITY:
  Common stock, no par value; 100 shares authorized, issued
     and outstanding........................................            5                5
  Additional paid-in capital................................          507              507
  Retained earnings.........................................        1,971            4,402
                                                                  -------          -------
          Total stockholders' equity........................        2,483            4,914
                                                                  -------          -------
          Total liabilities and stockholders' equity........      $28,565          $56,155
                                                                  =======          =======

                            See Accompanying Notes.

                          LOGAN EQUIPMENT CORPORATION

                              STATEMENTS OF INCOME

                                 (IN THOUSANDS)

                                                                               FOR THE NINE
                                                                FOR THE        MONTHS ENDED
                                                               YEAR ENDED      SEPTEMBER 30,
                                                              DECEMBER 31,   -----------------
                                                                  1997        1997      1998
                                                              ------------   -------   -------
                                                                                (UNAUDITED)
REVENUES:
  Equipment rentals.........................................    $ 5,882      $ 4,536   $12,881
  Sales of equipment........................................      7,297        4,419    13,250
  Sales of merchandise, parts and service...................      2,335        1,382     4,798
                                                                -------      -------   -------
          Total revenues....................................     15,514       10,337    30,929

COST OF REVENUES:
  Depreciation, equipment rentals...........................      1,297          927     3,253
  Cost of sales equipment...................................      6,200        3,659    10,779
  Cost of sales of merchandise, parts and service...........      1,018          714     2,709
  Cost of equipment rentals, excluding depreciation.........        358          310       360
  Direct operating expenses.................................        839          616     1,747
                                                                -------      -------   -------
          Total cost of revenues............................      9,712        6,226    18,848
                                                                -------      -------   -------
          Gross profit......................................      5,802        4,111    12,081
Selling, general and administrative expense.................      3,466        2,463     7,518
Nonrental depreciation and amortization.....................         74           52       176
                                                                -------      -------   -------
Operating income............................................      2,262        1,596     4,387
Interest expense............................................        922          606     1,912
                                                                -------      -------   -------
Income before income taxes..................................      1,340          990     2,475
Provision for income taxes..................................         --           --        44
                                                                -------      -------   -------
          Net income........................................    $ 1,340      $   990   $ 2,431
                                                                =======      =======   =======

                            See Accompanying Notes.

                          LOGAN EQUIPMENT CORPORATION

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                       COMMON STOCK     ADDITIONAL                  TOTAL
                                                      ---------------    PAID-IN     RETAINED   STOCKHOLDERS'
                                                      SHARES   AMOUNT    CAPITAL     EARNINGS      EQUITY
                                                      ------   ------   ----------   --------   -------------
Balance at December 31, 1996........................    100      $5        $507       $  631       $1,143
  Net income........................................     --      --          --        1,340        1,340
                                                       ----      --        ----       ------       ------
Balance at December 31, 1997........................    100       5         507        1,971        2,483
  Net income (unaudited)............................     --      --          --        2,431        2,431
                                                       ----      --        ----       ------       ------
Balance at September 30, 1998 (unaudited)...........    100      $5        $507       $4,402       $4,914
                                                       ====      ==        ====       ======       ======

                            See Accompanying Notes.

                          LOGAN EQUIPMENT CORPORATION

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                            FOR THE NINE MONTH
                                                               FOR THE         PERIOD ENDED
                                                              YEAR ENDED       SEPTEMBER 30,
                                                             DECEMBER 31,   -------------------
                                                                 1997         1997       1998
                                                             ------------   --------   --------
                                                                                (UNAUDITED)
OPERATING ACTIVITIES
Net income...............................................      $  1,340     $    990   $  2,431
Adjustments to reconcile net income to net cash provided
  by operating activities:
     Depreciation and amortization.......................         1,371          979      3,429
     Gain on sale of equipment...........................        (1,099)        (367)      (875)
     Provision for losses on accounts receivable.........            18           --         --
     Changes in operating assets and liabilities, net of
       effects of asset acquisition:
     Accounts receivable.................................        (1,880)        (350)    (1,341)
     Inventories.........................................           321           (6)    (2,701)
     Other current assets................................           (91)          (5)      (534)
     Accounts payable and other accrued expenses.........         1,291          760      5,571
                                                               --------     --------   --------
     Net cash provided by operating activities...........         1,271        2,001      5,980
INVESTING ACTIVITIES
Purchases of equipment...................................       (10,126)      (4,944)   (16,361)
Cash acquired from asset acquisition.....................           134           --        242
Capital expenditures.....................................          (187)        (133)      (749)
Proceeds from sale of equipment..........................         7,320        1,810      4,818
                                                               --------     --------   --------
          Net cash used in investing activities..........        (2,859)      (3,267)   (12,050)
FINANCING ACTIVITIES
Payments to preferred stockholders.......................            --           --       (200)
Proceeds from bank debt and long-term obligations........         1,635        1,343      7,790
                                                               --------     --------   --------
Net cash provided by financing activities................         1,635        1,343      7,590
                                                               --------     --------   --------
Net increase in cash and cash equivalents................            47           77      1,520
Cash and cash equivalents at beginning of year...........           193          193        240
                                                               --------     --------   --------
Cash and cash equivalents at end of year.................      $    240     $    270   $  1,760
                                                               ========     ========   ========
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
     Interest............................................      $    919     $    606   $  1,912
                                                               ========     ========   ========
     Income taxes........................................      $     37     $     --   $     44
                                                               ========     ========   ========
Noncash investing and financing activities:
  Acquisition of assets, net of cash received............      $ 13,963     $     --   $ 11,757
                                                               ========     ========   ========
Liabilities incurred as a result of asset acquisition....      $ 14,097     $     --   $ 11,998
                                                               ========     ========   ========

                            See Accompanying Notes.

                          LOGAN EQUIPMENT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     Logan Equipment Corporation (Logan or Company), was founded in 1963. The Company operates in a single industry segment: the short-term rental and sale of equipment, including sales of parts, supplies and service through a network of full service center locations in Massachusetts, Rhode Island, Vermont and Maine. The nature of the Company's business is such that short-term obligations are generally met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheet is presented on an unclassified basis.

  Revenue Recognition

     Equipment rental revenue is recorded as earned over the contract term. Revenue from the sale of equipment, parts and service is recorded at the time of delivery to or pick-up by the customer.

  Inventory and Rental Equipment

     Inventory consists of new equipment, parts and accessories held for sale. Fleet rental equipment inventory is depreciated to a salvage value of 20% of cost. Depreciation is provided on the fleet rental equipment using the straight-line method over the estimated useful lives of the assets, generally 5 to 7 years. Inventory is recorded at the lower of cost using the first-in, first-out (FIFO) method or market.

  Property and Equipment

     Property and equipment is recorded at cost. Depreciation is provided using the straightline method over the estimated useful lives of the assets, generally 3 to 10 years.

  Income Taxes

     The Company uses the liability method of accounting for income taxes as set forth in the Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not to be realized in future periods.

  Fair Value of Financial Instruments

     The carrying amounts reported in the balance sheet for cash, accounts receivable, and accounts payable and other accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of the revolving credit agreement is determined using current interest rates as of the balance sheet date and approximates the carrying value of such debt because the underlying instruments are at variable rates which are repriced frequently.

  Concentrations of Credit Risk

     The Company maintains cash with various financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions and limits the amount of exposure with any institution.

                          LOGAN EQUIPMENT CORPORATION

     The Company's customers are located throughout New England and are concentrated in the construction industry. No single customer accounted for greater than 10% of the Company's revenues and there were no accounts receivable from any single customer greater than 10% of total accounts receivable. The Company reviews a customer's credit history before extending credit. The Company's allowance for doubtful accounts is based upon factors surrounding the credit risk of its customers, historical trends and other information.

  Collective Bargaining Agreements

     At December 31, 1997, the Company had approximately 115 employees. Approximately 15% of the Company's employees are covered by collective bargaining agreements negotiated with a local union that is affiliated with an international union. The Agreement has a three-year term that expires in August 2000. The Company is currently negotiating with the same local union to cover an additional 15% of its employees. The Company considers its relationship with its employees and the representatives of the union to be excellent.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in its financial statements and accompanying notes. Actual results could differ from these estimates.

2. ACQUISITION OF BUSINESS

     On January 31, 1998, the Company completed its acquisition of a company that sells and rents equipment to the construction industry. The effective date of the acquisition was December 31, 1997.

                          LOGAN EQUIPMENT CORPORATION

     The following pro forma balance sheet reflects the purchase accounting adjustments included in the December 31, 1997 balance sheet. The following pro forma balance sheet also reflects the borrowings entered into on January 31, 1998 to effect the transaction as more fully described in Note 4:

                            PRO FORMA BALANCE SHEET
                                 (IN THOUSANDS)

                                                                          CONSOLIDATED
                                              LOGAN          ACQUIRED        LOGAN        PRO FORMA
                                            EQUIPMENT        COMPANY       EQUIPMENT     ADJUSTMENTS      PRO FORMA
                                           DECEMBER 31,    DECEMBER 31,   DECEMBER 31,       FOR         DECEMBER 31,
                                               1997            1997           1997       REFINANCING         1997
                                           ------------    ------------   ------------   ------------    ------------
ASSETS
Cash.....................................    $   106         $   134(a)     $   240                        $   240
Accounts receivable, net.................      3,289           2,779(a)       6,068                          6,068
Inventories..............................      1,016           1,719(a)       2,735                          2,735
Other current assets.....................        100               5(a)         105                            105
Rental equipment, net....................      9,282           9,157(a)      18,439                         18,439
Property and equipment, net..............        675             303(a)         978                            978
                                             -------         -------        -------                        -------
        Total assets.....................    $14,468         $14,097(a)     $28,565                        $28,565
                                             =======         =======        =======                        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued
  expenses...............................    $ 2,411         $   600(b)     $ 3,011        $  (320)(b)     $ 2,691
Long-term debt/revolving credit
  agreement..............................      9,374          13,497(c)      22,871            520(c)       23,391
                                             -------         -------        -------        -------         -------
        Total liabilities................     11,785          14,097         25,882            200          26,082
Redeemable preferred stock...............        200                            200           (200)(d)           0
Stockholder's equity:
  Common stock, no par value; 100 shares
    authorized, issued and outstanding...          5                              5                              5
  Additional paid-in capital.............        507                            507                            507
  Retained earnings......................      1,971                          1,971                          1,971
                                             -------         -------        -------                        -------
        Total stockholders' equity.......      2,483                          2,483                          2,483
                                             -------         -------        -------                        -------
        Total liabilities and
          stockholders' equity...........    $14,468         $14,097        $28,565                        $28,565
                                             =======         =======        =======                        =======

                          LOGAN EQUIPMENT CORPORATION

     The following pro forma income statement is intended to reflect the results of operations of the Company as if the transaction had occurred at the beginning of the year:

                           PRO FORMA INCOME STATEMENT
                                 (IN THOUSANDS)

                                       LOGAN         ACQUIRED
                                     EQUIPMENT       COMPANY                      PRO FORMA
                                    DECEMBER 31,   DECEMBER 31,    PRO FORMA     DECEMBER 31,
                                        1997           1997       ADJUSTMENTS        1997
                                    ------------   ------------   -----------    ------------
REVENUES:
  Equipment rentals...............    $ 5,882        $ 4,848                       $10,730
  Sales of equipment..............      7,297         10,177                        17,474
  Sales of merchandise, parts and
     service......................      2,335          4,367                         6,702
                                      -------        -------        -------        -------
          Total revenues..........     15,514         19,392                        34,906
COST OF REVENUES:
  Depreciation, equipment
     rentals......................      1,297          3,141        $(1,786)(e)      2,652
  Cost of sales equipment.........      6,200          7,237                        13,437
  Cost of sales of merchandise,
     parts and service............      1,018          2,944                         3,962
  Cost of equipment rentals,
     excluding depreciation.......        358                                          358
  Direct operating expenses.......        839            841                         1,680
                                      -------        -------        -------        -------
          Total cost of
            revenues..............      9,712         14,163         (1,786)        22,089
                                      -------        -------        -------        -------
Gross Profit......................      5,802          5,229          1,786         12,817
Selling, general and
  administrative costs............      3,466          3,789                         7,255
Nonrental depreciation and
  amortization....................         74            114                           188
                                      -------        -------        -------        -------
          Operating income........      2,262          1,326          1,786          5,374
Interest expense..................        922            441            717(f)       2,080
                                      -------        -------        -------        -------
Income before income taxes........      1,340            885          1,069(g)       3,294
Provision for income taxes........         --            250                           250
                                      -------        -------        -------        -------
          Net income..............    $ 1,340        $   635        $ 1,069        $ 3,044
                                      =======        =======        =======        =======

---------------

(a) All current assets were recorded at their respective fair values on the date of acquisition and the remaining purchase price of $9,157,000 has been allocated to rental equipment.

(b) Reflects expenses incurred in connection with the purchase of which $320,000 was paid with proceeds from the financing described in Note (c) below.

(c) Reflects payment of $9,273,000 in various debt instruments bearing interest at rates ranging from 8% to 11.25% payable in various installments through 2001. Adjustment also reflects the issuance of $23,290,000 in new debt in the form of a revolving credit facility of $21,290,000 bearing interest at the Prime Rate (currently 8.5%) with payment of interest only until maturity in February 2001, and $2,000,000 in subordinated debt bearing interest at the LIBOR rate plus 4% (currently 10%) with payment of interest only until maturity in February 2000.

(d) Reflects the payment of $200,000 in preferred stock.

                          LOGAN EQUIPMENT CORPORATION

(e) Adjustments reflect charges to conform acquired company depreciation policies to those of Logan Equipment.

(f) Reflects interest expense under the new credit facilities, assuming they had been in place since January 1, 1997.

(g) There has been no pro forma income tax provision due to the Company's net operating loss carryforwards.

3. REVOLVING LINE OF CREDIT AGREEMENT

     The Company had a $600,000 revolving line of credit agreement with First Massachusetts Bank, of which $600,000 was outstanding at December 31, 1997. Under the terms of the agreement, the Company could borrow 80% of accounts receivable less than 90 days old at the Prime Rate plus 1.5% (10.0% at December 31, 1997). The line is secured by accounts receivable and parts inventory. This loan was repaid with the initial advance from the revolving credit facility described in Note 2.

4. BANK DEBT AND LONG-TERM OBLIGATIONS

     Prior to the refinancing described in Note 2, the Company had $9,374,000 in bank debt and other long-term obligations payable to ten lenders and related parties with interest rates ranging from 0% to 12% and various maturities through December 2002. Subsequent to December 31, 1997, all of the above loans were repaid with the initial advance from the line described in Note 2.

     Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of the long-term debt approximates its carrying value.

     On January 31, 1998, the Company entered into a Credit Facilities Agreement with Deutsche Financial Services Corp. The total amount of credit available under the Agreement is limited to the lesser of $25 million or a borrowing base consisting of eligible receivables, inventory and vehicles. The credit facility bears interest at the prime rate as defined in the agreement (currently 8.5%). The Agreement expires on January 31, 2001. The obligation of the lender to make advances under the Agreements is subject to certain customary conditions. In addition the Agreement contains financial covenants for the Company regarding interest coverage, maximum indebtedness, minimum net worth, maximum inventory and capital expenditures and minimum fleet utilization. Borrowings under the Agreement are secured by all the real and personal property of the Company. The Agreement also restricts the Company from making certain distributions, including cash dividends. on its common stock.

5. PROPERTY AND EQUIPMENT

     Fixed assets consist of the following at December 31, 1997:

                                                                (IN THOUSANDS)
                                                                --------------
Motor vehicles..............................................        $  380
Furniture and fixtures......................................            33
Communications and computer equipment.......................           190
Shop equipment..............................................            35
Leasehold improvements......................................           720
                                                                    ------
                                                                     1,358
Less accumulated depreciation and amortization..............          (380)
                                                                    ------
                                                                    $  978
                                                                    ======

                          LOGAN EQUIPMENT CORPORATION

6. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases certain operating premises and equipment under operating leases. The property leases require the Company to pay maintenance, insurance, taxes and other expenses in addition to the rental amounts. Rental expense under such operating leases totaled $306,000 for the year ended December 31, 1997. Future minimum lease payments, by year and in the aggregate, for noncancellable operating leases with initial or remaining terms of one year or more are as follows at December 31, 1997:

                                                              (IN THOUSANDS)
                        YEAR ENDING                               AMOUNT
                        -----------                           --------------
1998........................................................       $201
1999........................................................        183
2000........................................................        124
2001........................................................        106
2002........................................................         30
Thereafter..................................................          6
                                                                   ----
          Total.............................................       $650
                                                                   ====

7. INCOME TAXES

     The components of income tax expense for the year ended December 31, 1997 are as follows:

                                                                (IN THOUSANDS)
                                                                    AMOUNT
                                                                --------------
Current:
  Federal...................................................         $ 42
  State.....................................................           35
                                                                     ----
          Total.............................................           77
Deferred:
  Federal...................................................          (42)
  State.....................................................          (35)
                                                                     ----
                                                                      (77)
                                                                     ----
          Income tax expense................................         $  0
                                                                     ====

     Deferred taxes are principally attributable to temporary differences relating to basis differences of the rental fleet, resulting in a deferred tax liability of $1,200,000, and net operating loss carryforwards, resulting in a deferred tax asset of $1,280,000. The Company has recorded a 100% valuation allowance on the net deferred tax assets. For federal income tax purposes, the Company has net operating loss carryforwards of approximately $3,200,000 and tax credit carryforwards of approximately $200,000 at December 31, 1997. Accordingly, because of the use of the net operating loss carryforwards, there is no tax provision recorded for the year ended December 31, 1997. These carryforwards will expire at various times from 2005 to 2008.

8. RELATED-PARTY TRANSACTIONS

     At December 31, 1994, $395,203 of related-party debt was converted to equity along with $111,600 of loans payable to officers. This amount of $506,803 has been classified in the equity section of the balance sheet at December 31, 1997 as "Additional Paid-In Capital."

     Included in long-term debt are $322,689 of notes payable to related parties of the stockholders of the Company at December 31, 1997 which were paid off as part of the refinancing described in Notes 2 and 4.

                          LOGAN EQUIPMENT CORPORATION

     The Company leases its headquarters in Shrewsbury, Massachusetts and a branch facility in Boston, Massachusetts from one of its stockholders. These leases are on a "tenant-at-will" arrangement. Real estate taxes and operating costs are included in the base monthly rent. Rental expense for 1997 was approximately $101,000,

9. REDEEMABLE PREFERRED STOCK

     As part of a debt restructuring with Concord Commercial Corporation, the Company issued 200 shares of $.01 par value preferred stock on April 27, 1992. The stock was redeemable upon the termination of the debt with the lender, and was repaid subsequent to December 31, 1997, with the initial advance from the revolving credit facility described in Note 2.

10. SUBSEQUENT EVENT

     On January 20, 1998, the Articles of Incorporation of the Company were amended to change the authorized number of shares outstanding from 100 shares of no par common stock and 200 shares of $.01 preferred stock to 100,000 shares of no par common stock.

             ------------------------------------------------------
             ------------------------------------------------------

  WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN
THIS PROSPECTUS IS CURRENT AS OF           , 1998.

                       ---------------------------------

                               TABLE OF CONTENTS
                       ---------------------------------

                                                  PAGE
                                                  ----
Available Information...........................    ii
Summary.........................................     1
Risk Factors....................................    13
The Exchange Offer..............................    20
Use of Proceeds.................................    28
Capitalization..................................    29
Selected Consolidated Historical and Pro Forma
  Financial Information and Operations Data.....    30
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................    33
Business........................................    40
Management......................................    49
Principal Stockholders..........................    55
Certain Relationships and Transactions..........    56
Description of Certain Indebtedness.............    58
Description of Notes............................    60
Registration Rights.............................    92
Book-Entry, Delivery and Form...................    94
Plan of Distribution............................    96
Certain United States Federal Income
  Tax Considerations............................    96
Legal Matters...................................   100
Experts.........................................   100
Index to Pro Forma Consolidated Financial
  Statements....................................  PF-1
Index to Consolidated Financial
  Statements....................................   F-1

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                            NATIONSRENT, INC. (LOGO)

                                  $175,000,000

                          10 3/8% SENIOR SUBORDINATED
                                 NOTES DUE 2008

                     --------------------------------------

                                   PROSPECTUS
                     --------------------------------------

                                          , 1998

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Certificate of Incorporation, as amended provides that the Company shall indemnify to the fullest extent permitted by Section 145 of the DGCL, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Bylaws, as amended, provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

     The Company has obtained primary and excess insurance policies insuring the directors and officers of the Company and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     A. Exhibits

 EXHIBIT
  NUMBER                              DESCRIPTION
----------                            -----------
 1.1          Purchase Agreement dated December 8, 1998, between the
              Company and the Initial Purchasers.
 3.1**        Amended and Restated Certificate of Incorporation of the
              Company.
 3.2*         Amended and Restated By-Laws of the Company.
 4.1          10 3/8% Global Senior Subordinated Note due 2008.
 4.2***       Form of 10 3/8% Senior Subordinated Notes to be issued upon consummation of the Exchange Offer.
 4.3          Senior Subordinated Guarantee dated December 11, 1998 of the
              Guarantors.
 4.4          Indenture dated December 11, 1998, between the Company, the
              Guarantors and The Bank of New York, including table of
              contents and cross-reference table.
 4.5          Registration Rights Agreement dated December 11, 1998,
              between the Company, the Guarantors and the Initial
              Purchasers.
 4.6****      Second Amended and Restated Revolving Credit Agreement,
              dated as of September 24, 1998, by and among the Company,
              BankBoston, N.A., LaSalle National Bank, Fleet Bank N.A.,
              NationsBank, N.A., BancBoston Securities, Inc. and other
              lending institutions named therein.
 4.7          Amendment No. 1 and Consent to Second Amendment and Restated
              Revolving Credit and Term Loan Agreement dated as of October
              9, 1998 among the Company, its named subsidiaries therein
              and BankBoston, N.A., LaSalle National Bank, and other
              lending institutions and parties named therein.
 4.8          Second Amendment to the Second Amended and Restated
              Revolving Credit Agreement dated as of November 2, 1998 by and among the Company, its named subsidiaries therein and
              Citicorp Del-Lease, Erste Bank Der Oesterreichischen
              Sparkassen AG and other lending institutions and parties
              named therein.
 4.9          Amendment No. 3 to the Second Amended and Restated Revolving
              Credit and Term Loan Agreement dated as of November 4, 1998 among the Company, its subsidiaries named therein and
              BankBoston, N.A. and lending institutions and other parties named therein.
 4.10*        Security Agreement, dated as of March 18, 1998, between the
              Company and Bank Boston, N.A.
 4.11*        Omnibus Amendment to Security Documents, dated as of June
              29, 1998, among the Company, its subsidiaries and Bank
              Boston, N.A.
 4.12****     Omnibus Amendment No. 2 to Security Documents, dated as of
              September 24, 1998, among the Company, its subsidiaries and
              Bank Boston, N.A.
 5.1          Opinion of Akerman, Senterfitt & Eidson, P.A.
10.1*         Stock Purchase Agreement dated August 15, 1997, among the
              Company, Sam's and the shareholders of Sam's, together with
              Amendment Nos. 1 - 6.
10.2*         Form of Unsecured Subordinated Promissory Notes -- Sam's
10.3*         Form of Unsecured Convertible Subordinated Promissory
              Note -- Sam's
10.4*         Form of Unsecured Contingent Convertible Subordinated
              Promissory Notes -- Sam's
10.5*         Agreement, dated September 22, 1997, between the Company and
              Gary L. Gabriel
10.6*         Asset Purchase Agreement dated December 8, 1997 among
              NationsRent of Ohio, Inc., R&R and the shareholder of R&R, together with an Amendment dated December 10, 1997.

 EXHIBIT
  NUMBER                              DESCRIPTION
----------                            -----------
10.7*         Form of Unsecured Subordinated Promissory Note -- R&R
10.8*         Asset Purchase Agreement dated December 8, 1997, as amended, among NationsRent of Indiana, Inc. and C&E, together with an
              Amendment dated December 23, 1997.
10.9*         Form of Unsecured Convertible Subordinated Promissory
              Note -- C&E
10.10*        Stock Purchase Agreement dated December 20, 1997, as
              amended, among NationsRent of West Virginia, Inc., Titan and the shareholders of Titan, together with an Amendment dated
              December 31, 1997.
10.11*        Form of Unsecured Convertible Subordinated Promissory
              Notes -- Titan
10.12*        Stock Purchase Agreement dated March 24, 1998 among the
              Company, Bode-Finn and the shareholders of Bode-Finn,
              together with Amendment No. 1 dated April 6, 1998 and
              Amendment No. 2 dated April 17, 1998.
10.13*        Form of Unsecured Convertible Subordinated Promissory
              Notes -- Bode-Finn
10.14*        Form of Warrant -- Bode-Finn
10.15*        Registration Rights Agreement dated May 5, 1998 among the
              Company, Bode-Finn, L.P. and Raymond E. Mason Foundation
10.16*        Asset Purchase Agreement dated March 25, 1998 among
              NationsRent of Indiana, Inc., RFL and the shareholder of RFL
10.17*        Asset Purchase Agreement dated April 21, 1998 among
              NationsRent of Florida, Inc. and Naples
10.18*        Form of Unsecured Convertible Subordinated Promissory
              Note -- Naples
10.19*        Stock Purchase Agreement dated May 7, 1998 among the
              Company, Jobs and the shareholders of Jobs
10.20*        Form of Unsecured Subordinated Promissory Notes -- Jobs
10.21*        Form of Unsecured Convertible Subordinated Promissory
              Note -- Jobs
10.22*        Asset Purchase Agreement dated May 14, 1998 among the
              Company and General Rental
10.23*        Stock Purchase Agreement dated May 30, 1998 among the
              Company, J. Kelly and the shareholders of J. Kelly
10.24*        Form of Unsecured Convertible Subordinated Promissory
              Note -- J. Kelly
10.25*        Form of Registration Rights Agreement among the Company and the shareholders of J. Kelly
10.26*        Asset Purchase Agreement dated June 7, 1998 among the
              Company, Associated and the sole shareholder of Associated
10.27*        Form of Unsecured Convertible Subordinated Promissory
              Note -- Associated
10.28*        Form of Registration Rights Agreement -- Associated
10.29*        Form of Subscription Agreement, dated May 1998, between the
              Company and certain subscribers
10.30*        NationsRent 1998 Stock Option Plan
10.31*        Form of Stock Option Agreement
10.32*****    Amended and Restated Purchase Agreement dated as of
              September 9, 1998, by and among NationsRent, Inc., Ray L.
              O'Neal, Inc., Arenco, L.L.C., Don R. O'Neal, Elizabeth M.
              O'Neal and the O'Neal Revocable Trust dated December 29,
              1987.
10.33*****    Unsecured Convertible Subordinated Promissory Note dated as of October 23, 1998 from NationsRent, Inc. to Ray L. O'Neal,
              Inc.
12.1          Statement of Computation of Ratio of Earnings to Fixed
              Charges

 EXHIBIT
  NUMBER                              DESCRIPTION
----------                            -----------
21.1          Subsidiaries of the Company
23.1          Consent of Arthur Andersen LLP
23.2          Consent of Ernst & Young LLP
23.3          Consent of Akerman, Senterfitt & Eidson, P.A. (included in
              Exhibit 5.1 above)
24.1          Powers of Attorney (included as part of the signature page hereto)
25.1          Form T-1 Statement of Eligibility of Trustee
99.1          Letter of Transmittal relating to the Exchange Offer.
99.2          Notice of Guaranteed Delivery relating to the Exchange
              Offer.

---------------

    * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended, Commission File No. 333-56233.

   ** Incorporated by reference to the Registrant's Quarterly Report on Form
      10-Q for the period ended June 30, 1998.

  *** Included in Exhibit 4.3 hereto as Exhibit A.2.

 **** Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998.

***** Incorporated by reference to the Company's Current Report on Form 8-K filed on November 9, 1998.

     (B) Financial Statement Schedule. The following financial statement schedule together with report of independent certified public accountants is filed on pages S-1 and S-2 herewith:

          Financial Statement Schedule II, Valuation and Qualifying Accounts and Reserves, for the Period Ended December 31, 1997.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement on any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT, INC.

                                          By: /s/ JAMES L. KIRK
                                            ------------------------------------
                                            James L. Kirk
                                            Chairman of the Board and
                                            Chief Executive Officer

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ JAMES L. KIRK                                    Chairman of the Board and       December 23, 1998
---------------------------------------------------  Chief Executive Officer
James L. Kirk

/s/ GENE J. OSTROW                                   Executive Vice President and    December 23, 1998
---------------------------------------------------  Chief Financial Officer
Gene J. Ostrow

/s/ KRIS E. HANSEL                                   Vice President and              December 23, 1998
---------------------------------------------------  Controller
Kris E. Hansel

/s/ H. WAYNE HUIZENGA                                Director                        December 23, 1998
---------------------------------------------------
H. Wayne Huizenga

/s/ HARRIS W. HUDSON                                 Director                        December 23, 1998
---------------------------------------------------
Harris W. Hudson

/s/ GARY L. GABRIEL                                  Director                        December 23, 1998
---------------------------------------------------
Gary L. Gabriel

/s/ THOMAS H. BRUINOOGE                              Director                        December 23, 1998
---------------------------------------------------
Thomas H. Bruinooge

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          A-ACTION RENTAL, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board and       December 23, 1998
---------------------------------------------------  Sole Director (Principal
Gene J. Ostrow                                       Executive Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          ACME RENTAL, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          A TO Z RENTS IT, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board and       December 23, 1998
---------------------------------------------------  Sole Director (Principal
Gene J. Ostrow                                       Executive Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          A TO Z RENTS IT, INC. #2

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board and       December 23, 1998
---------------------------------------------------  Sole Director (Principal
Gene J. Ostrow                                       Executive Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          CENTRAL ALABAMA RENTAL CENTER, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board and       December 23, 1998
---------------------------------------------------  Sole Director (Principal
Gene J. Ostrow                                       Executive Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          GABRIEL TRAILER MANUFACTURING
                                          COMPANY, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Executive Vice President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----

/s/ GENE J. OSTROW                                   Executive Vice President,       December 23, 1998
---------------------------------------------------  Chief Financial Officer and
Gene J. Ostrow                                       Sole Director (Principal
                                                     Executive Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          GOLD COAST AERIAL LIFT, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board and       December 23, 1998
---------------------------------------------------  Sole Director (Principal
Gene J. Ostrow                                       Executive Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          HIGH REACH COMPANY, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----

/s/ GENE J. OSTROW                                   Chairman of the Board and       December 23, 1998
---------------------------------------------------  Sole Director (Principal
Gene J. Ostrow                                       Executive Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF ALABAMA, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF CALIFORNIA, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF GEORGIA, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF FLORIDA, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF INDIANA, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF KENTUCKY, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF LOUISIANA, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF MICHIGAN, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF NEW HAMPSHIRE, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF OHIO, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF TENNESSEE, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF TEXAS, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NATIONSRENT OF WEST VIRGINIA, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          NRI/LEC MERGER CORP., INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          RAYMOND EQUIPMENT CO.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          SAM'S EQUIPMENT RENTAL, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Executive Vice President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----

/s/ GENE J. OSTROW                                   Executive Vice President,       December 23, 1998
---------------------------------------------------  Chief Financial Officer and
Gene J. Ostrow                                       Sole Director (Principal
                                                     Executive Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          SOUTHEAST RENTAL & LEASING, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board and       December 23, 1998
---------------------------------------------------  Sole Director (Principal
Gene J. Ostrow                                       Executive Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          TENNESSEE TOOL & SUPPLY, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board and       December 23, 1998
---------------------------------------------------  Sole Director (Principal
Gene J. Ostrow                                       Executive Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          THE BODE-FINN COMPANY

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Executive Vice President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----

/s/ GENE J. OSTROW                                   Executive Vice President,       December 23, 1998
---------------------------------------------------  Chief Financial Officer and
Gene J. Ostrow                                       Sole Director (Principal
                                                     Executive Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          THE J. KELLY CO., INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Sole Director and President     December 23, 1998
---------------------------------------------------  (Principal Executive
Gene J. Ostrow                                       Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 23, 1998.

                                          TITAN RENTALS, INC.

                                          By: /s/ GENE J. OSTROW
                                            ------------------------------------
                                            Gene J. Ostrow
                                            Chairman of the Board and President

     Know all persons by these presents, that each person whose signature appears below hereby severally constitutes and appoints Gene J. Ostrow and Kris
E. Hansel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                      DATE
                     ---------                                  -----                      ----
/s/ GENE J. OSTROW                                   Chairman of the Board, Sole     December 23, 1998
---------------------------------------------------  Director and President
Gene J. Ostrow                                       (Principal Executive
                                                     Officer)

/s/ KRIS E. HANSEL                                   Vice President -- Controller    December 23, 1998
---------------------------------------------------
Kris E. Hansel

/s/ PAMELA K.M. BEALL                                Treasurer                       December 23, 1998
---------------------------------------------------  (Prinicipal Financial
Pamela K.M. Beall                                    Officer)

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SCHEDULE

To the Stockholders of NationsRent, Inc.:

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of NationsRent, Inc., and subsidiaries included in this registration statement and have issued our report thereon dated June 3, 1998, except with respect to the matters referred to in the third and fifth paragraphs of Note 10 as to which the date is July 15, 1998. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule included under Item (16)(b) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  June 3, 1998.

                               NATIONSRENT, INC.

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                  SCHEDULE II
                                 (IN THOUSANDS)

                                            BALANCE AT    CHARGED TO   ACCOUNTS              BALANCE AT
                                            BEGINNING     COSTS AND    WRITTEN                  END
              DESCRIPTIONS                 OF PERIOD(1)    EXPENSES      OFF      OTHER(2)    OF YEAR
              ------------                 ------------   ----------   --------   --------   ----------
Period ended December 31, 1997
  Allowance for Doubtful Accounts........    $     --            --        (40)        627      $587

---------------

(1) August 14, 1997 (inception).
(2) Represents the historical allowances of the acquired companies.

 EXHIBIT
  NUMBER                              DESCRIPTION
----------                            -----------
 1.1          Purchase Agreement dated December 8, 1998, between the
              Company and the Initial Purchasers.
 3.1**        Amended and Restated Certificate of Incorporation of the
              Company.
 3.2*         Amended and Restated By-Laws of the Company.
 4.1          10 3/8% Global Senior Subordinated Note due 2008.
 4.2***       Form of 10 3/8% Senior Subordinated Notes to be issued upon consummation of the Exchange Offer.
 4.3          Senior Subordinated Guarantee dated December 11, 1998 of the
              Guarantors.
 4.4          Indenture dated December 11, 1998, between the Company, the
              Guarantors and The Bank of New York, including table of
              contents and cross-reference table.
 4.5          Registration Rights Agreement dated December 11, 1998,
              between the Company, the Guarantors and the Initial
              Purchasers.
 4.6****      Second Amended and Restated Revolving Credit Agreement,
              dated as of September 24, 1998, by and among the Company,
              BankBoston, N.A., LaSalle National Bank, Fleet Bank N.A.,
              NationsBank, N.A., BancBoston Securities, Inc. and other
              lending institutions named therein.
 4.7          Amendment No. 1 and Consent to Second Amendment and Restated
              Revolving Credit and Term Loan Agreement dated as of October
              9, 1998 among the Company, its named subsidiaries therein
              and BankBoston, N.A., LaSalle National Bank, and other
              lending institutions and parties named therein.
 4.8          Second Amendment to the Second Amended and Restated
              Revolving Credit Agreement dated as of November 2, 1998 by and among the Company, its named subsidiaries therein and
              Citicorp Del-Lease, Erste Bank Der Oesterreichischen
              Sparkassen AG and other lending institutions and parties
              named therein.
 4.9          Amendment No. 3 to the Second Amended and Restated Revolving
              Credit and Term Loan Agreement dated as of November 4, 1998 among the Company, its subsidiaries named therein and
              BankBoston, N.A. and lending institutions and other parties named therein.
 4.10*        Security Agreement, dated as of March 18, 1998, between the
              Company and Bank Boston, N.A.
 4.11*        Omnibus Amendment to Security Documents, dated as of June
              29, 1998, among the Company, its subsidiaries and Bank
              Boston, N.A.
 4.12****     Omnibus Amendment No. 2 to Security Documents, dated as of
              September 24, 1998, among the Company, its subsidiaries and
              Bank Boston, N.A.
 5.1          Opinion of Akerman, Senterfitt & Eidson, P.A.
10.1*         Stock Purchase Agreement dated August 15, 1997, among the
              Company, Sam's and the shareholders of Sam's, together with
              Amendment Nos. 1 - 6.
10.2*         Form of Unsecured Subordinated Promissory Notes -- Sam's
10.3*         Form of Unsecured Convertible Subordinated Promissory
              Note -- Sam's
10.4*         Form of Unsecured Contingent Convertible Subordinated
              Promissory Notes -- Sam's
10.5*         Agreement, dated September 22, 1997, between the Company and
              Gary L. Gabriel
10.6*         Asset Purchase Agreement dated December 8, 1997 among
              NationsRent of Ohio, Inc., R&R and the shareholder of R&R, together with an Amendment dated December 10, 1997.
10.7*         Form of Unsecured Subordinated Promissory Note -- R&R
10.8*         Asset Purchase Agreement dated December 8, 1997, as amended, among NationsRent of Indiana, Inc. and C&E, together with an
              Amendment dated December 23, 1997.

 EXHIBIT
  NUMBER                              DESCRIPTION
----------                            -----------
10.9*         Form of Unsecured Convertible Subordinated Promissory
              Note -- C&E
10.10*        Stock Purchase Agreement dated December 20, 1997, as
              amended, among NationsRent of West Virginia, Inc., Titan and the shareholders of Titan, together with an Amendment dated
              December 31, 1997.
10.11*        Form of Unsecured Convertible Subordinated Promissory
              Notes -- Titan
10.12*        Stock Purchase Agreement dated March 24, 1998 among the
              Company, Bode-Finn and the shareholders of Bode-Finn,
              together with Amendment No. 1 dated April 6, 1998 and
              Amendment No. 2 dated April 17, 1998.
10.13*        Form of Unsecured Convertible Subordinated Promissory
              Notes -- Bode-Finn
10.14*        Form of Warrant -- Bode-Finn
10.15*        Registration Rights Agreement dated May 5, 1998 among the
              Company, Bode-Finn, L.P. and Raymond E. Mason Foundation
10.16*        Asset Purchase Agreement dated March 25, 1998 among
              NationsRent of Indiana, Inc., RFL and the shareholder of RFL
10.17*        Asset Purchase Agreement dated April 21, 1998 among
              NationsRent of Florida, Inc. and Naples
10.18*        Form of Unsecured Convertible Subordinated Promissory
              Note -- Naples
10.19*        Stock Purchase Agreement dated May 7, 1998 among the
              Company, Jobs and the shareholders of Jobs
10.20*        Form of Unsecured Subordinated Promissory Notes -- Jobs
10.21*        Form of Unsecured Convertible Subordinated Promissory
              Note -- Jobs
10.22*        Asset Purchase Agreement dated May 14, 1998 among the
              Company and General Rental
10.23*        Stock Purchase Agreement dated May 30, 1998 among the
              Company, J. Kelly and the shareholders of J. Kelly
10.24*        Form of Unsecured Convertible Subordinated Promissory
              Note -- J. Kelly
10.25*        Form of Registration Rights Agreement among the Company and the shareholders of J. Kelly
10.26*        Asset Purchase Agreement dated June 7, 1998 among the
              Company, Associated and the sole shareholder of Associated
10.27*        Form of Unsecured Convertible Subordinated Promissory
              Note -- Associated
10.28*        Form of Registration Rights Agreement -- Associated
10.29*        Form of Subscription Agreement, dated May 1998, between the
              Company and certain subscribers
10.30*        NationsRent 1998 Stock Option Plan
10.31*        Form of Stock Option Agreement
10.32*****    Amended and Restated Purchase Agreement dated as of
              September 9, 1998, by and among NationsRent, Inc., Ray L.
              O'Neal, Inc., Arenco, L.L.C., Don R. O'Neal, Elizabeth M.
              O'Neal and the O'Neal Revocable Trust dated December 29,
              1987.
10.33*****    Unsecured Convertible Subordinated Promissory Note dated as of October 23, 1998 from NationsRent, Inc. to Ray L. O'Neal,
              Inc.
12.1          Statement of Computation of Ratio of Earnings to Fixed
              Charges
21.1          Subsidiaries of the Company
23.1          Consent of Arthur Andersen LLP
23.2          Consent of Ernst & Young LLP

 EXHIBIT
  NUMBER                              DESCRIPTION
----------                            -----------
23.3          Consent of Akerman, Senterfitt & Eidson, P.A. (included in
              Exhibit 5.1 above)
24.1          Powers of Attorney (included as part of the signature page hereto)
25.1          Form T-1 Statement of Eligibility of Trustee
99.1          Letter of Transmittal relating to the Exchange Offer.
99.2          Notice of Guaranteed Delivery relating to the Exchange
              Offer.

---------------

    * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended, Commission File No. 333-56233.

   ** Incorporated by reference to the Registrant's Quarterly Report on Form
      10-Q for the period ended June 30, 1998.

  *** Included in Exhibit 4.3 hereto as Exhibit A.2.

 **** Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998.

***** Incorporated by reference to the Company's Current Report on Form 8-K filed on November 9, 1998.

     (B) Financial Statement Schedule. The following financial statement schedule together with report of independent certified public accountants is filed on pages S-1 and S-2 herewith:

          Financial Statement Schedule II, Valuation and Qualifying Accounts and Reserves, for the Period Ended December 31, 1997.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.